Prospectus Supplement No. 2 Filed Pursuant to Rule 424(b)(3) File No. 333-132132

VELOCITY EXPRESS CORPORATION

Prospectus Supplement No. 2

(to Prospectus dated April 11, 2006)

This Prospectus Supplement No. 2 supplements and amends the Prospectus dated April 11, 2006, as supplemented and amended by Supplement No. 1 thereto dated June 19, 2006 (collectively, the “Prospectus”), relating to the sale from time to time of up to 25,355,172 shares of our common stock by certain selling shareholders.

On July 3, 2006, Velocity Express Corporation (the “Company”) and CD&L, Inc. (“CD&L”) signed a merger agreement pursuant to which CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L. The Company created the Series Q Convertible Preferred Stock described in the Form 8-K filed on July 6, 2006, attached hereto, in anticipation of the transactions contemplated by the merger agreement. That current report disclosed certain matters relating to the above-referenced merger agreement that became effective on June 29, 2006 and June 30, 2006. In addition, the Company filed a Form 8-K on July 10, 2006, attached hereto, relating to, among other things, the merger agreement and the issuance of Series Q Convertible Preferred Stock. The attached information supplements and supersedes, in part, the information contained in the Prospectus.

This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus.

Our shares of common stock are quoted on the NASDAQ Capital Market and trade under the ticker symbol “VEXP.” On July 10, 2006, the closing price of a share on the NASDAQ Capital Market was $1.50.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 5 of the Prospectus dated April 11, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 2 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is July 11, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 29, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 3, 2006, Velocity Express Corporation (the “Company”) and CD&L, Inc. (“CD&L”) signed a merger agreement pursuant to which CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L. The Company created the Series Q Convertible Preferred Stock described herein in anticipation of the transactions contemplated by the merger agreement. This current report discloses certain matters relating to the above-referenced merger agreement that became effective on June 29, 2006 and June 30, 2006. A current report relating to, among other things, the merger agreement and the issuance of Series Q Convertible Preferred Stock will be filed no later than July 10, 2006.

Item 1.01 Entry into a Material Definitive Agreement

Reimbursement Agreement with TH Lee

Effective June 29, 2006, the Company entered into a reimbursement agreement (the “Reimbursement Agreement”) with the holder of approximately 62.3% of its common stock, TH Lee Putnam Ventures (“TH Lee”). Under the terms of the Reimbursement Agreement:

(a)	The Company acknowledges its indebtedness to TH Lee for: (i) costs and expenses of approximately $90,000 incurred by TH Lee on behalf of the Company; (ii) an overfunding in the amount of $130,000 on a prior credit facility maintained by TH Lee for the Company; (iii) merger and acquisition services rendered by TH Lee to the Company; and (iv) credit enhancements provided by TH Lee to the Company in the form of loan guarantees. Under the terms of the Reimbursement Agreement, the Company agreed to satisfy the obligations described above through the payment of cash in the amount of $89,551, 11,818 shares of Series Q Convertible Preferred Stock (described below) and the issuance of warrants to purchase 797,500 shares of common stock at an exercise price of $0.01 per share. The Company agreed to register for resale the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock and the warrants simultaneously with the registration of conversion shares underlying the shares of Series Q Convertible Preferred Stock issued to purchaser investors.

(b)	The Company acknowledges an obligation to a law firm for fees and expenses aggregating $149,000 for work arranged by TH Lee on behalf of the Company and the Company agreed to satisfy such obligation in cash.

(c)	The Company agreed to promptly pay on demand and in cash all future out of pocket costs and expenses incurred by TH Lee for the benefit of the Company, subject to certain terms and conditions, including the prior written consent of the Company and the proper substantiation of such costs and expenses.

The foregoing description is qualified in its entirety by the Reimbursement Agreement set forth at Exhibit 10.1 to this current report.

Voting, Consent, Amendment and Waiver Agreements with Holders of Common Stock and Series M, N, O and P Convertible Preferred Stock

Effective June 29, 2006, the Company entered into voting, consent, amendment and waiver agreements (the “Consent Agreements”) with holders of the Company’s common stock and each of its Series M, N, O and P Convertible Preferred Stock. A description of the principal terms and conditions of the Consent Agreements follows. The following description is qualified in its entirety by the Consent Agreements set forth at Exhibits 10.2 and 10.3 to this current report.

Under the Consent Agreements, the holders of a majority of the Company’s issued and outstanding shares of voting capital stock (common stock and Series M, N, and O Convertible Preferred Stock) consented to the Company’s issuance of:

(a)	up to 4,500,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $0.004 per share, (“Series Q Convertible Preferred Stock”) to certain new investors;

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(b)	additional shares of Series Q Convertible Preferred Stock in payment of dividends on issued and outstanding shares of Series Q Convertible Preferred Stock (“PIK Shares”);

(c)	four-year warrants (“Note Warrants”) to purchase an aggregate of approximately 26,000,000 shares of common stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment, to purchasers of the Company’s 12% Senior Secured Notes due 2010;

(d)	shares of common stock, or securities convertible into or exercisable for common stock or a combination thereof with an aggregate fair value of approximately $3,200,000 for use in effecting the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of CD&L (the “Exeter Securities”);

(e)	approximately 270,000 shares of Series Q Convertible Preferred Stock to Jefferies and Company, Broadband Capital Management, LLC, Context Capital Management, LLC, Meritage Capital Advisors, LLC and Luther Capital Management, LLC, in payment of placement agent and finders fees;

(f)	four-year warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of common stock at a price of $.01 per share, to TH Lee Putnam Ventures, a stockholder of the Company, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

(g)	four-year warrants to purchase up to 400,000 shares of common stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees;

(h)	up to approximately 500,000 shares of common stock to certain individuals in payment for consulting services (“Consultants’ Shares”);

(i)	41,250 shares of Series Q Convertible Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company; and

(j)	the shares of common stock issuable upon the conversion of the Series Q Convertible Preferred Stock referred to above (including any PIK Shares issuable as dividends on the Series Q Convertible Preferred Stock), and upon the exercise of the Note Warrants, Exeter Securities, THLPV Warrants, and Scura Rise Warrants.

The holders of a majority of the Company’s issued and outstanding shares of voting capital stock consented to an amendment to the Company’s Amended and Restated Certificate of Incorporation to adjust the rights and preferences of the Series M, N O and P Convertible Preferred Stock in relation to the Company’s designation of the Series Q Convertible Preferred Stock, together with certain other modifications (the “Amendment”) and the holders of a majority of the Company’s issued and outstanding shares of Series P Convertible Preferred Stock consented to that portion of the Amendment pertaining to the Certificate of Designation of Preferences and Rights of Series P Convertible Preferred Stock.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N, O and P Convertible Preferred Stock consented to the Company’s designation of the preferences and rights of the Series Q Convertible Preferred Stock, including without limitation the superiority of the Series Q Convertible Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, the proposed issuance and sale of the Series Q Convertible Preferred Stock, and the Amendment.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N and O Convertible Preferred Stock waived, in connection with the proposed securities issuances described above, the application of conversion price adjustment mechanisms contained in their respective Certificates of Designation of Preferences and Rights to reduce the conversion price for their shares Series M, N and O and P Convertible Preferred Stock below $2.10.

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The Company and the holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock agreed to reduce the Series P Convertible Preferred Stock conversion price (subject to future adjustment under the Certificates of Designation of Preferences and Rights of Series P Convertible Preferred Stock, but not as a result of the securities issuances described in (a) through (j) above) to $1.23 per share.

The holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock also waived a contractual right of participation in connection with the Company’s proposed issuance of Series Q Convertible Preferred Stock and consented to amendments of contractual provisions pertaining to participation in future financings and incidental registration rights.

The Amendment will not be filed with the Secretary of State of the State of Delaware until 20 days after the Company mails an information statement to its stockholders in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

Amendments to 2004 Stock Incentive Plan

On June 29, 2006, the Company’s Board of Directors took action to amend the 2004 Stock Incentive Plan (the “Plan”) as follows: (a) the maximum number of shares that may be granted to any individual in a calendar year pursuant to awards was increased from 250,000 shares to 1,200,000 shares; and (b) the maximum number of shares that may be granted as incentive stock options (“ISOs”) was increased from 1,000,000 shares to 2,000,000 shares. The Board of Directors made these changes applicable to existing awards as well as proposed awards under the Plan. The foregoing amendments did not affect the total number of shares reserved for issuance under the Plan.

Upon preparation and execution of the amended plan formalizing the above-referenced amendments, the Company will amend this report to file such amended plan as an exhibit.

Issuance of Stock Options

Effective June 29, 2006, the Company’s Board of Directors awarded a non-qualified stock option for the purchase of 500,000 shares of common stock to Edward W. Stone, the Company’s Chief Financial Officer, and ISOs for the purchase of an aggregate of 500,000 shares of common stock to other key employees. The foregoing options were issued under the Plan. Such options vest to the extent of 50% per year, commencing on the first anniversary of the date of grant. They are exercisable at $1.363 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on June 29, 2006. These options expire on June 29, 2016, and provide for accelerated vesting in the event of a change in control of the Company.

Upon preparation and execution of written option agreements formalizing the above-referenced awards, the Company will amend this report to file the form of such agreement as an exhibit.

Item 3.03 Material Modification to Rights of Security Holders

Designation of Series Q Convertible Preferred Stock

The Amended and Restated Certificate of Incorporation of the Company authorizes it to issue 299,515,270 shares of preferred stock, $0.004 par value per share, and allows the Board of Directors, without shareholder approval, to designate the preferences and rights of the preferred stock. The Company’s Board of Directors adopted and approved a Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation (the “Certificate of Designation”). The Certificate of Designation creates 9,704,813 shares of Series Q Convertible Preferred Stock with the preferences and rights described below. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on June 30, 2006, and amended on July 3, 2006. The following description is qualified in its entirety by the Certificate of Designation and the amendment thereto set forth at Exhibits 3.1 and 3.2 to this current report.

Reasons for the Creation of the Preferred Stock. On July 3, 2006, the Company and CD&L signed a merger agreement pursuant to which CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L. The Company created the Series Q Convertible Preferred Stock described herein in anticipation of the transactions contemplated by the merger agreement.

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Description of the Series Q Convertible Preferred Stock. The Certificate of Designation creates 9,704,813 shares of Series Q Convertible Preferred Stock, par value $0.004 per share. Each share of Series Q Convertible Preferred Stock is initially convertible into 9.0909 shares of common stock, subject to adjustment. Additional terms of the Series Q Convertible Preferred Stock include the following:

•	Cumulative dividends at the rate of six percent per annum on the stated value of $10.00 per share are payable quarterly in arrears. Dividends on the Series Q Convertible Preferred Stock are in preference to, and priority over, distributions with respect to all other outstanding classes or series of the Company’s capital stock (other than dividends payable solely in shares of common stock). At the election of the Company, dividends on the Series Q Convertible Preferred Stock are payable in shares of Series Q Convertible Preferred Stock (“PIK Shares”); provided, however, that PIK Shares may not be issued without the consent of the holders of at least 70 percent of the outstanding Series Q Convertible Preferred Stock unless the shares of common stock into which the PIK Shares are convertible have been registered for immediate resale under the Securities Act of 1933, as amended.

•	Upon the liquidation, dissolution or winding up of the Company, holders of shares of Series Q Convertible Preferred Stock are entitled to a payment equal to the shares’ stated value plus any accrued and unpaid dividends before payment is made with respect to any other outstanding classes or series of the Company’s capital stock.

•	The Company may elect to redeem the outstanding shares of Series Q Convertible Preferred Stock at any time for an amount equal to 125 percent of their stated value plus accrued and unpaid dividends. Upon the occurrence of any of the following events, the Company shall be obligated to redeem all outstanding shares of Series Q Convertible Preferred Stock (subject to the right of each holder of Series Q Convertible Preferred Stock to reject redemption) at a price equal to their stated value, all accrued and unpaid dividends, and a redemption premium of 50 percent of the annual dividend payable with respect to the Series Q Convertible Preferred Stock:

(i)	the acquisition of CD&L by a party other than the Company;

(ii)	the termination of the Company’s agreement to acquire CD&L; or

(iii)	the failure of the Company to consummate the acquisition of CD&L within 270 days following the Company’s issuance of the Series Q Convertible Preferred Stock.

•	The price at which the Series Q Convertible Preferred Stock may be converted into shares of common stock is subject to reduction as a result of subsequent issuances of common stock (or securities convertible into or exercisable for common stock) at a price per share of common stock less than the Series Q Convertible Preferred Stock Conversion Price, excluding: (i) issuances of common stock pursuant to employee stock option grants; (ii) issuances of common stock upon exercise or conversion of options or convertible securities outstanding on the date shares of Series Q Convertible Preferred Stock are issued; (iii) issuances of PIK Shares; and (iv) issuances of payment-in-kind dividends made with respect to other outstanding classes or series of the Company’s preferred stock.

•	The Company is entitled to force holders of the Series Q Convertible Preferred Stock to convert their shares into common stock if and when the daily weighted average market price of the common stock is equal to or greater than 200 percent of the then applicable Series Q Convertible Preferred Stock conversion price for a specified period of time and the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock have been registered for resale under applicable federal and state securities laws.

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•	The Series Q Convertible Preferred Stock will not be convertible until the issuance of the common stock upon conversion has been approved by the stockholders of the Company in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Securities Exchange Act of 1934, as amended.

Effect on Holders of Common Stock. Holders of the Company’s common stock will be subordinate to the holders of the Company’s Series Q Convertible Preferred Stock in the distribution of dividends and liquidation. Furthermore, holders of the Company’s Series Q Convertible Preferred Stock may convert their shares of preferred stock into common stock. The Company’s shareholders will experience significant dilution if the holders of its Series Q Convertible Preferred Stock exercise their rights to convert. In addition, the issuance of Series Q Convertible Preferred Stock can make any attempt to gain control of the Company or remove management more difficult, costly or time consuming since the voting power of the shares of Series Q Convertible Preferred Stock will increase the number of voting shares necessary to acquire control or to meet the voting requirements imposed by state law with respect to certain corporate activities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The contents of Item 3.03 above are incorporated herein by reference in their entirety.

A complete copy of the Company’s Amended and Restated Certificate of Incorporation, as amended to date, will be attached as an exhibit to the Company’s next periodic report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006	Velocity Express Corporation

	By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed June 30, 2006.

3.2	Amended Certificate of Designation of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed July 3, 2006.

4	See Exhibits 3.1 and 3.2.

10.1	Reimbursement Agreement by and between Velocity Express Corporation and TH Lee Putnam Ventures, dated effective June 29, 2006.

10.2	Form of Voting, Consent, Amendment and Waiver Agreement for Holders of Common Stock and Series M, N, and O Convertible Preferred Stock, dated effective June 29, 2006.

10.3	Form of Consent, Amendment and Waiver Agreement for Holders of Series P Convertible Preferred Stock, dated effective June 29, 2006.

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EXHIBIT 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES Q CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of June 26, 2006 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 9,704,813 shares which shall be issued in and constitute a single series to be known as “Series Q Convertible Preferred Stock” (hereinafter referred to as the “Series Q Preferred Stock”). The shares of Series Q Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Additional Rights” has the meaning set forth in Section 5E(6).

“Additional Shares of Common Stock” has the meaning set forth in Section 5E.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” or “Board” means the board of directors of the Company.

“Bulletin Board” has the meaning set forth in Section 5G.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 5D.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

“Closing Date” means the Closing Date as defined in the Series Q Preferred Stock Purchase Agreement.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series Q Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitled the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, Options (as defined in Section 5E(1)), warrants, Convertible Securities (as defined in Section 5E(1)) or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Conversion Price” has the meaning set forth in Section 5A.

“Convertible Securities” has the meaning set forth in Section 5E(1).

“Corporate Transaction” has the meaning set forth in Section 3.

“Dividend Payment Date” has the meaning set forth in Section 2(a).

“Equity Line of Credit” has the meaning set forth in Section 6.

“Excluded Stock” means (A) Capital Stock, Options or Convertible Securities issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities or other rights issued on or prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock

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(but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series Q Preferred Stock) and (D) PIK Shares (as defined in Section 2(b)), the Warrant Shares and shares issued as payment-in–kind dividends with respect to other series of the Company’s Preferred Stock.

“Forced Conversion” has the meaning set forth in Section 5B.

“Junior Capital Stock” shall mean (A) the Common Stock, (B) Common Stock Equivalents of the Company, (C) all existing or hereafter created series of Preferred Stock of the Company and (D) all other existing or hereinafter created equity securities of the Company.

“Liquidation Preference” has the meaning set forth in Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 4B.

“Mandatory Redemption Price” has the meaning set forth in Section 4B.

“Market Price” has the meaning set forth in Section 5G.

“Nasdaq” has the meaning set forth in Section 5G.

“Notes” shall mean the Company’s 12% Senior Secured Notes due 2010 issued pursuant to the Indenture dated June 30, 2006 by and between the Company and Wells Fargo, N.A., as Trustee (the “Indenture”).

“Offered Shares” has the meaning set forth in Section 7(a).

“Options” has the meaning set forth in Section 5E(1).

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“PIK Shares” has the meaning set forth in Section 2(b).

“Price Reset” has the meaning set forth in Section 6.

“Readjustment Event” has the meaning set forth in Section 5E(3).

“Redemption Date” has the meaning set forth in Section 4A.

“Redemption Premium” has the meaning set forth in Section 4B.

“Redemption Price” has the meaning set forth in Section 4A.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of June 30, 2006 by and among the Company, the purchasers of Series Q Preferred Stock, the purchasers of the Company’s 12% Senior Secured Notes and Warrants and the other parties named therein.

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“Registration Statement” means that certain shelf registration statement required to be filed pursuant to the terms of the Registration Rights Agreement.

“Sale Notice” has the meaning set forth in Section 7(a).

“Securities Act” has the meaning set forth in Section 2(b).

“Series Q Dividends” has the meaning set forth in Section 2(a).

“Series Q Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement dated June 30, 2006 by and among the Company and the investors named therein for the purchase and sale of Series Q Preferred Stock.

“Special Redemption Trigger” shall mean the earliest to occur of the following:

(i) the closing or consummation of a Target Alternative Transaction; or

(ii) effectiveness of termination of the Merger Agreement by any party or for any reason; or

(iii) failure for any other reason of the closing under the Merger Agreement to occur on or prior to the date 270 days after the date hereof, regardless of the disposition or status at such time of the Merger Agreement.

“Stated Value” has the meaning set forth in Section 2(a).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Target” means CD&L, Inc., a Delaware corporation.

“Target Acquisition” means the merger of Cobra Acquisition Corp., a newly-formed wholly-owned Subsidiary of the Company (“Merger Sub”), and Target, pursuant to the terms of an Agreement and Plan of Merger dated June 30, 2006 (“Merger Agreement”), by and among the Company, Merger Sub and Target.

“Target Alternative Transaction” means the merger or acquisition of or with respect to Target, as directed by Target’s Board of Directors in the exercise of its fiduciary responsibilities, consummated or to be consummated by or with any Person, on any terms or otherwise in any manner other than consummation of the closing pursuant to the terms and conditions as documented and agreed in the Merger Agreement.

“Threshold Trading Period” has the meaning set forth in Section 5B.

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“Trigger Issuance” has the meaning set forth in Section 5E.

“Variable Priced Equity Linked Instruments” has the meaning set forth in Section 6.

“Valuation Date” has the meaning set forth in Section 5G.

“VWAP” shall mean, with respect to any date of determination, the daily volume weighted average price (determined using data provided by Bloomberg L.P. (or, if Bloomberg L.P. terminates such reporting, then using such other reporting system as the Board of Directors may designate in good faith)) of the Common Stock on the NASDAQ Capital Market (or any other securities exchange on which the Common Stock is then traded or included for quotation) on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price of the Common Stock on the date nearest preceding such date.

“Warrants” shall mean stock purchase warrants of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated June 30, 2006 by and among the Company and the investors named therein.

“Warrant Shares” shall mean Common Stock of the Company issued upon exercise of the Warrants.

2. Dividends.

(a) The holders of shares of Series Q Preferred Stock shall be entitled, in preference to the holders of any Junior Capital Stock to receive when and as declared by the Board of Directors out of funds legally available therefor dividends (the “Series Q Dividends”) on the Series Q Preferred Stock in cash, subject to any payment restrictions contained in any indenture, note or other agreement evidencing the Company’s indebtedness, at the rate of six percent (6%) per annum on the stated value of each share of Series Q Preferred Stock of $10.00, adjusted proportionately for any stock split, reverse stock split, stock dividend or other reclassification or combination occurring after the date hereof (the “Stated Value”). The Series Q Dividends shall be cumulative, whether or not earned or declared, and shall be payable quarterly in arrears on the first day of October, January, April and July in each year (each a “Dividend Payment Date”) and if such date is not a Business Day then the next succeeding Business Day.

(b) At the election of the Company, the Series Q Dividends may be paid: (i) by issuing each holder of Series Q Preferred Stock such number of shares of Series Q Preferred Stock equal to the Series Q Dividend divided by the Series Q Preferred Stock Stated Value (hereinafter “PIK Shares”); or (ii) in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series Q Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series Q Preferred Stock for a given dividend period. The Company shall deliver written notice to each holder indicating the manner in which it intends to pay the Series Q Dividend at least five Business Days prior to each Dividend Payment Date, but may indicate in such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised. Failure to provide timely written notice shall be deemed an election by the Company to pay such dividends in cash. The Company may not deliver PIK Shares at any time when the shares of Common Stock into which such PIK

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Shares are convertible shall not be registered for immediate resale by the holders thereof under the Securities Act of 1933, as amended (the “Securities Act”) and/or other applicable federal or state securities law, rules and regulations; provided, that, with the approval of at least 70% of the Series Q Preferred Stock then outstanding given prior to the relevant Dividend Payment Date, the Company may pay the Series Q Dividend by delivering PIK Shares when the shares of Common Stock into which such PIK Shares are convertible are not registered for immediate resale. In addition to the foregoing, the Company shall be entitled to effect such election to pay Series Q Dividends using PIK Shares only for so long as the Common Stock of the Company is listed or quoted, without any stop-trade order or other suspension in trading (whether or not initiated by the Company), on such exchanges or trading systems as permit the resale of the Common Stock on the applicable dividend payment date.

(c) No cash or other value dividends shall be paid on any Junior Capital Stock of the Company during any fiscal year of the Company until all accumulated Series Q Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid to the holders of Series Q Preferred Stock.

(d) In the event that the Company declares or pays any dividends upon any class or series of its Capital Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, and other than cumulative dividends payable with respect to any other series of the Company’s Preferred Stock in accordance with the terms of the Company’s Certificate of Incorporation, the Company shall also declare and pay to the holders of the Series Q Preferred Stock at the same time that it declares and pays such dividends to the holders of the Capital Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Q Preferred Stock had all of the outstanding Series Q Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Capital Stock entitled to such dividends are to be determined.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series Q Preferred Stock shall rank senior to the holders of all Junior Capital Stock of the Company and shall be entitled to be paid an amount per share equal to the Series Q Preferred Stock Stated Value plus any accumulated, accrued, earned or declared and unpaid Series Q Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of holders of at least a majority of the then outstanding Series Q Preferred Stock. If, upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series Q Preferred Stock and any class or series of Capital Stock ranking on a parity with the Series Q Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series Q Preferred Stock and such class or series of Capital Stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series Q Preferred Stock. Prior to the time of any liquidation, dissolution, dissolution or winding up of the Company, the Company shall declare, or shall be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends with respect to the Series Q Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5% of the Series Q Preferred Stock then outstanding,

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voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3.

4. Redemption.

4A. Redemption at the Option of the Company. The Company shall have the right and option to redeem all of the Series Q Preferred Stock on the following terms and conditions:

(a) The Series Q Preferred Stock is redeemable at the option of the Company at any time after the date on which the registration statement has been declared effective out of funds legally available for redemptions. Immediately prior to authorizing or making any such redemption with respect to the Series Q Preferred Stock (and in no event later than the date specified for redemption in the redemption notice described below), the Company, by resolution of its Board of Directors, shall declare, or be deemed to have declared, a dividend on the Series Q Preferred Stock to be redeemed, which shall be in an amount equal to any accrued, accumulated or earned and unpaid Series Q Dividends up to and including the date designated for such redemption (the “Redemption Date”). Redemption shall be made on the Redemption Date at a redemption price per share of Series Q Preferred Stock equal to 125 percent of the Stated Value thereof as of the Redemption Date plus the amount in cash equal to all Series Q Dividends unpaid, accumulated, accrued or earned thereon and declared (or deemed declared) by the Board pursuant to the preceding sentence (the “Redemption Price”).

(b) Notice of any redemption pursuant to this Section 4A shall be mailed at least 20 days in advance of the Redemption Date to the holders of record of Series Q Preferred Stock at their respective addresses shown in the records of the Company. Each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price per share; (iii) the place or places where certificates for such shares of Series Q Preferred Stock are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares of Series Q Preferred Stock to be redeemed will cease to accrue as of the Redemption Date. To facilitate the redemption of the Series Q Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series Q Preferred Stock to be redeemed not more than 60 days prior to the Redemption Date.

(c) On or before the Redemption Date, each holder of Series Q Preferred Stock shall surrender to the Company the certificates representing the shares redeemed, duly endorsed or assigned to the Company, and the holder shall thereafter be entitled to receive payment of the Redemption Price. In case fewer than the total number of Series Q Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series Q Preferred Stock shall be issued to the holder thereof without cost to such holder within 3 Business Days after surrender of the certificate representing the Series Q Preferred Stock.

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(d) On the Redemption Date and subject to the complete satisfaction by the Company of its obligations due to the holders of the Series Q Preferred Stock including without limitation the Company’s obligation to make in full the deposit described in Section 4A(e) below: (i) dividends on the Series Q Preferred Stock called for redemption shall cease to accrue; (ii) such shares of Series Q Preferred Stock shall be deemed no longer outstanding; and (iii) all rights of such holder as a holder of Series Q Preferred Stock (except the right to receive from the Company the Redemption Price payable upon surrender of certificates representing such shares of Series Q Preferred Stock), including the right to convert the Series Q Preferred Stock, shall cease. Notwithstanding the delivery to any holder of Series Q Preferred Stock of a redemption notice described above, if, prior to the close of business on the Business Day preceding the Redemption Date, such holder gives written notice to the Company of its election to convert all of any part of such holder’s shares of Series Q Preferred Stock into shares of Common Stock, pursuant to Section 5 below (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then such shares of Series Q Preferred Stock that were otherwise scheduled to be redeemed shall instead be converted into shares of Common Stock as provided in Section 5 hereof as of the Redemption Date. The Company shall be prohibited from redeeming any holder’s Series Q Preferred Stock under this Section 4A at any time the holder is unable to convert such Series Q Preferred Stock under Section 5A into shares of Common Stock registered for immediate resale under the Securities Act and/or other applicable federal or state securities law, rules and regulations.

(e) The Company shall, on or after any Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum to redeem, on the Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Redemption Price on or after the Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Redemption Price only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(f) So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise acquire any Series Q Preferred Stock, except as expressly authorized in this Series Q Certificate of Designations. So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise repurchase any Junior Capital Stock.

4B. Mandatory Redemption. Upon the Special Redemption Trigger, the Company shall be required to effect the redemption of all outstanding shares of Series Q Preferred Stock as of the date which is twenty (20) Business Days after the date of the Special Redemption Trigger (the “Mandatory Redemption Date”) at a redemption price per share of Series Q Preferred Stock equal to the Stated Value thereof, together with accrued, accumulated, earned or declared and unpaid Series Q Dividends prorated to the Mandatory Redemption Date (the “Mandatory Redemption Price”), together with a redemption premium per share of Series Q Preferred Stock equal to 50 percent of the annual dividend payable with respect to such share of Series Q

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Preferred Stock (the “Redemption Premium”). The Mandatory Redemption Price per share of Series Q Preferred Stock shall be paid in cash by the Company. The Redemption Premium shall, at the option of the Company, be payable in either cash or shares of the Company’s Common Stock, which shares shall be valued at the VWAP for ten trading days ending on the date preceding the Mandatory Redemption Date; provided, that the Company may not deliver Common Stock in payment of the Redemption Premium at any time when such shares of Common Stock shall not be registered for immediate resale by the holders thereof under the Securities Act and/or other applicable federal or state securities law, rules and regulations. On and after the Mandatory Redemption Date, subject to each holder’s option to decline redemption pursuant to Section 4B(b) below, all rights of holders of the Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist except for the right to receive the Mandatory Redemption Price and the Redemption Premium. The Company shall not redeem any Series Q Preferred Stock pursuant to this Section 4B until all of the Company’s obligations to effect a Special Mandatory Redemption (as defined in the Indenture) under the terms of the Indenture have been satisfied.

(a) Upon the occurrence of a Special Redemption Trigger, notice of the Mandatory Redemption Date will be promptly delivered by nationally recognized overnight courier to each holder of the Series Q Preferred Stock at his, her or its last address as the same appears on the register maintained by the Company. The notice shall state that the Series Q Preferred Stock will be redeemed (including the CUSIP Number thereof) and shall set forth:

(i) The Mandatory Redemption Date;

(ii) The Mandatory Redemption Price and the Redemption Premium;

(iii) A statement that certificates representing the shares of Series Q Preferred Stock must be surrendered to the Company to receive the Mandatory Redemption Price and the Redemption Premium;

(iv) A statement that unless the Company defaults in the making of the Special Mandatory Redemption (including the payment in full of the Mandatory Redemption Price and the Redemption Premium), all rights of holders of Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist on and after the Mandatory Redemption Date; and

(v) A statement that the Special Mandatory Redemption is being effected pursuant to Section 4B hereof.

The Company shall, promptly following delivery of the notice of the Mandatory Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum of cash and, to the extent used to pay the Redemption Premium, shares of the Company’s Common Stock, to redeem, on the Mandatory Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Mandatory Redemption Price and Redemption Premium on or after the Mandatory Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds

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and shares so deposited and unclaimed at the end of two years from such Mandatory Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Mandatory Redemption Price and Redemption Premium only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(b) Once the Notice of Special Redemption described in Section 4B(a) is mailed, the Company shall be obligated to redeem the Series Q Preferred Stock on the Mandatory Redemption Date at the Mandatory Redemption Price plus the Redemption Premium; provided, however, that each holder of Series Q Preferred Stock may, by written notice to the Company given not later than five (5) Business Days preceding the Mandatory Redemption Date, decline to have its shares of Series Q Preferred Stock redeemed by the Company under this Section 4B, and to retain ownership of its Series Q Preferred Stock following the Mandatory Redemption Date. If the Mandatory Redemption Date is a legal holiday, payment shall be made on the next succeeding Business Day and no interest or dividends shall accrue thereon for the period from such Mandatory Redemption Date to such succeeding Business Day.

5. Conversion.

5A. Right to Convert. Subject to the terms and conditions of this Section 5A, the holder of any share or shares of Series Q Preferred Stock shall be entitled, at any time and from time to time, to convert any such shares of Series Q Preferred Stock into the number of fully paid and nonassessable whole shares of Common Stock obtained by multiplying the number of shares of Series Q Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by the initial conversion price of $1.10 per share or, if there has been an adjustment of the initial conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series Q Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate(s) representing the Series Q Preferred Stock shares), to the Company at its principal office and to the Company’s transfer agent (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series Q Preferred Stock) at any time during their usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the Company’s transfer agent and the certificate or certificates for such shares of Series Q Preferred Stock shall have been surrendered as aforesaid. Within five Business Days following receipt of such certificates, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct (subject to compliance with applicable laws to the extent such designation shall involve a transfer) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Q Preferred Stock.

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No conversion of the Series Q Preferred Stock may be effected by the holders thereof or by the Company pursuant to Section 5 hereof unless and until the issuance of the Common Stock upon conversion of the Series Q Preferred Stock has been approved by the stockholders of the Company in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If such stockholder approval is not effective within 120 days following the Closing Date (the “Approval Deadline”), then the Company will make pro rata payments to each holder of Series Q Preferred Stock, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the aggregate purchase price paid for the Series Q Preferred Stock then held by such holder (which amount shall include the original purchase price paid by such holder pursuant to the Series Q Preferred Stock Purchase Agreement for the Series Q Preferred Stock) for each 30-day period or pro rata for any portion thereof following the Approval Deadline until such stockholder approval is effective. Such payments shall be in partial compensation to the holders, and shall not constitute the holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) business days of the last day of each month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to each holder in cash.

5B. Forced Conversion.

(a) All or any part of the Series Q Preferred Stock may be converted into shares of Common Stock at the option of the Company at any time after the first anniversary of the Closing Date (the “Forced Conversion”): (i) when the average daily VWAP of the Common Stock for 20 out of 30 consecutive trading days (the “Threshold Trading Period”) is equal to or greater than 200 percent of the Conversion Price; and (ii) a registration statement has been filed and has become effective with the U.S. Securities and Exchange Commission to permit resale of the Common Stock issuable upon the conversion of the Series Q Preferred Stock. There may be successive Forced Conversions; provided, however, that the value of the number of shares of Series Q Preferred Stock that may be subject to Forced Conversion in any calendar month may not exceed 20 percent of the notional value of the Common Stock traded during the previous Threshold Trading Period. In the event that the Company opts to convert less than all outstanding shares of Series Q Preferred Stock in respect of any Forced Conversion, the shares of Series Q Preferred Stock subject to such Forced Conversion shall be selected on a pro rata basis from the shares of Series Q Preferred Stock held by all holders of Series Q Preferred Stock.

(b) Upon any Forced Conversion, each holder of certificates for shares of Series Q Preferred Stock that are subject to such Forced Conversion shall, following receipt of the notice specified in Section 5(B)(c) hereof, promptly surrender to the Company’s transfer agent such certificates in exchange for appropriate stock certificates representing the number of shares of Common Stock of the Company into which such shares of Series Q Preferred Stock are to be converted. Each holder of shares of Series Q Preferred Stock that is subject to a Forced Conversion shall be entitled to receive the full number of shares of Common Stock into which such shares of Series Q Preferred Stock held by such holder could be converted if such holder had exercised its conversion right pursuant to Section 5A on the last day of the applicable Threshold Trading Period.

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(c) In the event that the Company opts to effect a Forced Conversion, the Company shall mail written notice to each holder of record of the shares of Series Q Preferred Stock subject to such Forced Conversion a notice setting forth:

(i) A statement that the average daily VWAP for the Common Stock of the Company was equal or greater than 200% of the Conversion Price during the Threshold Trading Period specified in the notice;

(ii) That the conditions for a Forced Conversion have occurred and that the Company has opted to effect a Forced Conversion of the aggregate number of shares of Series Q Preferred Stock specified in the notice as of the date specified in the notice (the “Forced Conversion Date”);

(iii) The number of shares of Series Q Preferred Stock held by that holder that are subject to the Forced Conversion; the then applicable Conversion Price; the number of shares of Common Stock into which such shares of Series Q Preferred Stock will be converted; and a Letter of Transmittal to the Company’s transfer agent.

5C. Issuance of Certificates; Time Conversion Effected. In connection with any conversion of Series Q Preferred Stock pursuant to Section 5B each holder of share of Series Q Preferred Stock to be converted shall promptly after receipt of the notice specified in Section 5(B)(c) above deliver to the Company’s transfer agent certificates representing the Series Q Preferred Stock shares so converted, duly endorsed for transfer (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate representing the Series Q Preferred Stock shares), together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the Forced Conversion Date. Within five Business Days following receipt of such certificates, (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent will credit such aggregate number of shares of Common Stock to which the converting holder of shares of Series Q Preferred Stock shall be entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Subject to the last sentence of this Section 5C, upon the effective date of any conversion pursuant to this Section 5, the rights of the holder of the shares of Series Q Preferred Stock being converted shall cease, and such holders shall be deemed to be holders of the shares of Common Stock issued or issuable upon such conversion. The Company understands that a delay in the delivery of Common Stock upon: (i) conversion of the Series Q Preferred Stock pursuant to this Section 5; or (ii) in response to a proper request to have a restrictive legend removed under Rule 144 of the Securities Act, could result in economic loss to the holder. As compensation to the holder for such loss, the

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Company agrees to pay (as liquidated damages and not as a penalty) to the holder for such late delivery of Common Stock upon conversion of the Series Q Preferred Stock in the amount of $100 per Business Day after the third Business Day after a request for conversion, or a legend removal, has been made for each $10,000 of Series Q Preferred Stock and accrued dividends being converted, or the corresponding Common Stock, for which a legend removal has been requested, which is not timely delivered. The Company shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails for any reason to effect timely delivery of shares of Common Stock in connection with a conversion pursuant to Section 5A, the holder will be entitled to revoke all or part of the relevant notice of conversion by delivery of a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

5D. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued as a result of any conversion hereunder, and any holder entitled to a fractional share of Common Stock upon the date of such conversion shall be entitled, upon surrender to the Company of the certificates presented for conversion, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the Market Price of a share of Common Stock. In addition to any other rights available to the holder, if the Company fails to make timely delivery in accordance with the provisions of Section 5C above, to a holder of a certificate or certificates representing the shares of Common Stock into which such holder’s shares of Series Q Preferred Stock have been converted, and if within seven Business Days thereafter such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the Common Stock which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the holder (in addition to any remedies available to or elected by the holder) within five Business Days after written notice from the holder, the amount by which (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Stated Value of the shares of Series Q Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15 percent per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series Q Preferred Stock, the Company shall be required to pay the holder $1,000, plus interest. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

5E. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 5E(1) through 5E(8) below, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

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Adjusted Conversion Price =	(A x B) + D
A + C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 5E, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 5E, other than Excluded Stock.

For purposes of this subsection 5E, the following Sections 5E(1) to 5E(8) shall also be applicable:

5E(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon

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conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5E(3) no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5E(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that: (a) except as otherwise provided in subsection 5E(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities; and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 5E.

5E(3) Change in Option Price or Conversion Rate. If: (i) the purchase price provided for in any Right or Option referred to in subsection 5E(l) hereof; (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5E(l) or 5E(2); (iii) or the rate at which Convertible Securities referred to in subsections 5E(l) or 5E(2) are convertible into Common Stock shall change at any time (each, a “Readjustment Event”) (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect had such Readjustment Event occurred at the time the Options or Convertible Securities still outstanding were initially granted, issued or sold. Upon the termination of any Option for which any adjustment was made pursuant to this subsection 5(E) or any right to convert Convertible Securities for which any adjustment was made pursuant to this subsection 5(E) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five calendar days notice to the holder, the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

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5E(4) Stock Dividends In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Conversion Price then in effect shall be adjusted accordingly.

5E(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. In case the Company at any time shall combine its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to any inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

5E(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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5E(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 5E.

5F. Reorganization or Reclassification; Consolidation or Merger.

(a) If the Company shall, at any time or from time to time while the Series Q Preferred Stock is outstanding, issue by reorganization or by reclassification of its outstanding shares of Common Stock any shares of its Capital Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series Q Preferred Stock shall be entitled to receive the number of shares of Common Stock or other Capital Stock which the such holder would have received if the shares of Series Q Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization or reclassification of the Capital Stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series Q Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series Q Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series Q Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

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5G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation or any distribution made in connection with a sale of the Company’s assets) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding three trading day period prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series Q Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

5H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

5I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series Q Preferred Stock shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series Q Preferred Stock shall be

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subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein with respect to the shares of Common Stock receivable upon conversion of the Series Q Preferred Stock.

5J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the Capital Stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such occurrences, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company: (i) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series Q Preferred Stock as herein provided, 150 percent of such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Q Preferred Stock.

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All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to insure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series Q Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation, or result in a Conversion Price less than the par value.

(2) The Company will at all times reserve and keep available out of its authorized but unissued Series Q Preferred Stock such number of shares of Series Q Preferred Stock as is equal to the number of shares of Series Q Preferred Stock then outstanding for use as PIK Shares. All shares of Series Q Preferred Stock, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

5M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series Q Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Q Preferred Stock which is being converted.

5N. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series Q Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Q Preferred Stock in any manner which interferes with the timely conversion of such Series Q Preferred Stock; provided, however, that nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5O. Limitation on Conversion. A holder of Series Q Preferred Stock shall not have the right to convert any shares of Series Q Preferred Stock that would result in such holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates after giving effect to such conversion, and (ii) the number of shares of Common Stock issuable upon the conversion of such holder’s Series Q Preferred Stock, which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For the purposes of this Section 5O, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Subject to the foregoing, the holder shall not be limited to successive conversions which would result in the

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aggregate issuance of more than 4.99% (the “Maximum Percentage”). By written notice to the Company, a holder may, from time to time, increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder providing such written notice and not to any other holder of Series Q Preferred Stock. Notwithstanding the foregoing, any holder may revoke the application of the conversion limitation described in this Section 5O to such holder, in whole or in part, upon 61 days prior notice to the Company.

6. Offering Restrictions. For so long as any shares of Series Q Preferred Stock remain outstanding, the Company will not enter into any Equity Line of Credit (as defined below) or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with Price Reset Rights. For purposes of such restriction:

(a) the term “Equity Line of Credit” means a financing structure that would allow the Company to “draw down” against a pre-determined amount of capital committed to by a purchaser during a specified period of time (the Company “draws down” the Equity Line of Credit by making periodic sales of its securities to the purchaser); and

(b) “Variable Priced Equity Linked Instruments” is a transaction involving the purchase of common stock or the conversion price of a convertible security which fluctuates in relation to the market price of the stock of a corporate issuer, and in which the effective price will ultimately depend upon the direction of the market price of an issuer’s stock; and

(c) “Price Reset” means where the price of common stock or the conversion price of a convertible security is set after a closing date and subject to adjustment (downward or upward) based on various criteria that can include fundamental performance, a specified event, or the stock price of a corporate issuer at a given point in time after closing.

7. Rights of First Refusal.

(a) Sale Notice. If at any time during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company proposes to issue and sell Capital Stock (a “Equity Offering”) to one or more third parties in a transaction, the primary purpose of which is a financing (an “Equity Financing”), then the Company shall give written notice (the “Sale Notice”) to the holders of shares of Series Q Preferred Stock of the Company’s intention to consummate such Equity Financing. The Sale Notice shall state (i) a description of the Capital Stock to be sold (“Offered Shares”), (ii) the identity of the prospective purchaser(s) and (iii) the consideration and the material terms and conditions upon which the proposed Equity Financing is to be made. The Sale Notice shall certify that the Company has received a firm offer from the prospective purchaser(s) and in good faith believes a binding agreement for the Equity Financing is obtainable on the terms set forth in the Sale Notice. The Sale Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Equity Financing. An Equity Financing shall not include any issuance of Excluded Stock.

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(b) Purchase Option. Each holder of Series Q Preferred Stock shall have the option for a period of twenty (20) days from such holder’s receipt of the Sale Notice from the Company set forth in Section 7(a) to elect to purchase such holder’s pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Sale Notice. Each holder may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any reallotments as provided below) of the Offered Shares, by notifying the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which he, she or it wishes to purchase (including any reallotment). Each holder’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock owned by such holder on the date of the Sale Notice shall be the numerator and the total number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock held by all holders of Series Q Preferred Stock on the date of the Sale Notice shall be the denominator. Each holder shall have a right of reallotment such that, if any other holder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the other participating holders may exercise an additional right to purchase, on a pro rata basis, the Offered Shares not previously purchased. Each holder shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates, provided that such holder notifies the Company of such allocation. If a holder gives the Company notice that it desires to purchase its pro rata share of the Offered Shares and, if applicable, its reallotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the holder’s receipt of the Sale Notice, unless the Sale Notice contemplated a later closing with the prospective third party purchaser(s).

8. No Waiver. Except as otherwise modified or provided for herein, the holders of Series Q Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

9. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series Q Preferred Stock against impairment.

10. Amendment; Waiver. Except as expressly provided for otherwise herein, any term of the Series Q Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5E hereof) upon the vote or written consent of the Company and the holders of at least 70% of the Series Q Preferred Stock then outstanding; provided, however that an amendment or waiver relating to the right to convert the Series Q Preferred Stock or the Conversion Price thereof shall only be binding upon a holder who has given a vote or written consent in favor thereof.

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11. Action By holders. Any action or consent to be taken or given by the holders of the Series Q Preferred Stock may be given either at a meeting of the holders of the Series Q Preferred Stock called and held for such purpose or by written consent.

12. Notice of Stockholder Approval. Within two (2) Business Days after stockholder approval of the issuance of the Common Stock upon conversion of the Series Q Preferred Stock is effective in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Exchange Act, the Company will (i) send written notification to each holder of Series Q Preferred Stock that such holder may exercise its conversion rights in accordance with the terms of the Series Q Preferred Stock and (ii) amend the Certificate of Designations, Rights and Preferences for the Series Q Preferred Stock to reflect such stockholder approval.

13. Registration Rights Agreement. Holders of the Series Q Preferred Stock shall be entitled to the benefits of the Registration Rights Agreement (subject to the terms and conditions set forth therein). The Company shall provide to each holder of Series Q Preferred Stock, upon request, and without charge, a copy of the Registration Rights Agreement.

[Execution Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations, Preferences and Rights this 30th day of June, 2006.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

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EXHIBIT 3.2

AMENDED CERTIFICATE OF DESIGNATION

OF

VELOCITY EXPRESS CORPORATION

Velocity Express Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby certifies that no shares of the Company’s Series Q Convertible Preferred Stock have been issued and that the following resolution was adopted by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

RESOLVED, that Section 1 of the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by amending the following definitions (changes from the current Certificate are marked):

“Notes” shall mean the Company’s 12% Senior Secured Notes due 2010 issued pursuant to the Indenture dated July 3, 2006 by and between the Company and Wells Fargo, N.A., as Trustee (the “Indenture”).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 3, 2006 by and among the Company, the purchasers of Series Q Preferred Stock, the purchasers of the Company’s 12% Senior Secured Notes and Warrants and the other parties named therein.

“Series Q Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein for the purchase and sale of Series Q Preferred Stock.

“Target Acquisition” means the merger of Cobra Acquisition Corp., a newly-formed wholly-owned Subsidiary of the Company (“Merger Sub”), and Target, pursuant to the terms of an Agreement and Plan of Merger dated July 3, 2006 (“Merger Agreement”), by and among the Company, Merger Sub and Target.

“Warrants” shall mean stock purchase warrants of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein.

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment at 8:00 a.m. EDT this 3rd day of July, 2006.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

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EXHIBIT 10.1

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”) is entered into as of the 29th day of June, 2006 (the “Effective Date”), by and between Velocity Express Corporation, a Delaware corporation (the “Company”), and TH Lee Putnam Ventures, a Delaware partnership (the “Sponsor”).

WHEREAS, certain affiliates of the Sponsor have provided equity financing to the Company.

WHEREAS, Sponsor and its affiliates have incurred costs and expenses in connection with providing such services to the Company and expect to incur future costs and expenses on the Company’s behalf.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Prior Costs and Expenses. The Company and Sponsor agree that the Company is indebted to Sponsor as of the Effective Date for:

(a) for costs and expenses incurred on behalf of the Company in the amount of $89,551.47;

(b) Sponsor’s overfunding of a credit facility provided by Sponsor for the benefit of the Company in the amount of $130,000;

(c) merger and acquisition services provided by Sponsor to the Company in connection with the pending CD&L merger; and

(d) credit enhancements provided to the Company in the form of loan guarantees.

The Company shall reimburse Sponsor in cash for the amount set forth in (a) above promptly upon demand made by Sponsor. The Company’s obligation to Sponsor with respect to (b) above shall be paid by the Company’s issuance to Sponsor of approximately 118,181 shares of the Company’s Series Q Convertible Preferred Stock. The Company shall compensate Sponsor for the services described in (c) and (d) above by issuing to Sponsor four-year warrants to purchase 250,000 and 547,500 shares, respectively, of the Company’s common stock, $.004 par value per share, at a price of $.01 per share. Such warrants will be substantially similar to the warrant instruments issuable to purchasers of the Company’s 12 percent senior secured notes.

2. Legal Fees and Expenses.

(a) Sponsor and the Company acknowledge and agree that the Company is obligated to pay to Kirkland & Ellis LLP fees and expenses in the amount of $149,489.86 for legal work related to strategic planning and corporate finance arranged by Sponsor for the exclusive benefit of the Company.

(b) Sponsor and the Company acknowledge and agree that the Company is to pay all reasonable legal fees and expenses incurred by Sponsor with respect to its investment in the Company’s Series Q Preferred Stock.

3. Reimbursement of Future Costs and Expenses. Subject to the terms and conditions set forth herein, the Company shall pay on demand and in cash all out of pocket and other third-party costs and expenses incurred by Sponsor on behalf of the Company. Prior to incurring any costs or expenses reimbursable by the Company, Sponsor shall obtain the written consent of the Company’s Chief Executive Officer or Chief Financial Officer, who shall take such actions necessary to ensure that such consent is not provided unless and until:

(a) all conditions for approval of transactions with affiliates and stockholders contained in the Certificates of Designation of Preferences and Rights for the Company’s Series M and Series N Convertible Preferred Stock have been satisfied;

(b) the Company has complied with the terms and conditions of the Company’s Senior Secured Note Indenture, including without limitation Section 4.14 thereof; and

(c) the Company has satisfied any and all contractual and other restrictions imposed on such transactions by documents and instruments governing the Company’s debt and equity financing arrangements.

Sponsor shall provide to the Company copies of all invoices and other documentation substantiating the nature and amount of all costs and expenses for which reimbursement is requested pursuant to this Agreement. The Company shall effect such reimbursements via wire transfer of immediately available funds to an account(s) specified in writing by the Sponsor for such purpose.

4. Registration Rights. The Company shall register the Common Stock underlying the Company’s Series Q Convertible Preferred Stock and the four-year warrants referred to in Section 1 of this agreement at the same time as it registers the securities of other purchasers of Series Q Convertible Preferred Stock and warrants, pursuant to the terms of a registration rights agreement between the Company and such purchasers.

5. Term. The term of this Agreement commence on the Effective Date and continue in full force and effect until terminated: (a) by Sponsor on at least 30 days prior written notice to the Company, or (b) automatically on the date which Sponsor no longer beneficially owns equity securities of the Company. Upon any termination of this Agreement, any and all owed and unpaid obligations of the Company under Sections 1, 2 and 3 above survive.

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6. Indemnification.

(a) The Company will indemnify and hold harmless Sponsor, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such entities and persons being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (the “Liabilities”), related to, arising out of or in connection with: (i) any action taken within the scope of this Agreement in good faith by an Indemnified Party on behalf of the Company and (ii) any breach by the Company of any of the terms of this Agreement, except, in each case, if a court, in a final judgment from which no further appeal may be taken, determines that the Liability resulted primarily from the gross negligence or willful misconduct by an Indemnified Party (an “Indemnified Party Fault”).

(b) The Company will reimburse any Indemnified Party for all costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification hereunder, subject to repayment by the Indemnified Party in the case of an Indemnified Party Fault.

7. Assignment. Neither the Company nor Sponsor shall have the right to assign this Agreement without the written consent of the other party, which consent may be withheld for any reason.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by Sponsor and the Company. No course of dealing of any party nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Miscellaneous.

(a) Choice of Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of New York without giving effect to any choice or conflict of law provision or rule contained therein.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof: (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof; and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, any defense to such jurisdiction.

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(c) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

(d) Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced to the maximum extent permitted by law.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

(f) Prevailing Party. If any legal action or other proceedings is brought for a breach of this Agreement or any of the warranties herein, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

(g) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to train by jury in any action, matter, or proceeding regarding this Agreement or any provision hereof.

10. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party’s copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied Person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

If to the Company, to it at:

One Morningside Drive North,
Building B, Suite 200
Westport, CT 06880
Attention: Edward W. Stone
Telecopier: (203) 349-4160

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with a copy (which shall not constitute notice) to:

Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Avron L. Gordon or Brett D. Anderson
Telephone: (612) 977-8400
Telecopy: (612) 977-8650

If to the Sponsor:

TH Lee Putnam Fund Ventures
200 Madison Avenue
New York, New York 10016
Attention: Jim Brown / Fred Coulson
fred.coulson@thlpv.com
Telecopier: (212) 951-8655

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, NY 10022
Attention: Andrew C. Peskoe, Esq.
apeskoe@golenbock.com
Telecopier: (212) 754-0330

* * * * *

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the Effective Date by its officer or representative thereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Sponsor:

TH LEE PUTNAM VENTURES

By:	TH Lee Putnam Fund Advisors, L.P., its general partner

By:	/s/ Fred Coulson
Title:	Vice President

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EXHIBIT 10.2

VOTING, CONSENT, AMENDMENT AND WAIVER AGREEMENT

This VOTING, CONSENT, AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is dated effective June 29, 2006, and entered into by and among Velocity Express Corporation, a Delaware corporation (the “Company”) and each of the stockholder signatories hereto constituting the holders (collectively, the “Holders”) of at least: (i) 62.5 percent of the issued and outstanding Series M Convertible Preferred Stock, par value $.004 per share (the “Series M Holders”), (ii) 62.5 percent of the issued and outstanding Series N Convertible Preferred Stock, par value $.004 per share (the “Series N Holders”), and (iii) 62.5 percent of the issued and outstanding Series O Convertible Preferred Stock, par value $.004 per share (the “Series O Holders”) (such series of preferred stock are referred to collectively herein as the “Existing Preferred”), together with the Holders of at least 50.1 percent of the Company’s issued and outstanding common stock (“Common Stock”), par value $.004 per share (including outstanding shares of other classes or series of the Company’s capital stock entitled to vote on any matter on which the holders of Common Stock are entitled to vote (collectively, the “Common Stock Holders”)).

W I T N E S S E T H:

WHEREAS, the Company and certain new investors (the “Series Q Purchasers”) intend to enter into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company will issue to the Series Q Purchasers up to 45,000,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share, (“Series Q Preferred Stock”) convertible into an equal number of shares of Common Stock, subject to adjustment, on the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, the proposed Certificate of Designations, Preferences and Rights of the Series Q Preferred Stock provides for the payment of dividends thereon, at the option of the Company, in the form of shares of Series Q Preferred Stock (“PIK Shares”);

WHEREAS, certain rights and preferences set forth in the proposed Series Q Preferred Stock Certificate of Designations, Preferences and Rights are inconsistent with the rights and preferences of each series of the Existing Preferred, necessitating amendments to the Certificates of Designations, Preferences and Rights of each of the Existing Preferred;

WHEREAS, the Certificates of Designations, Preferences and Rights of the Existing Preferred preclude the designation of the preferences and rights of the Series Q Preferred Stock and the issuance of the Series Q Preferred Stock in the absence of prior written consent from the holders of not less than 62.5 percent of the outstanding shares of each series of the Existing Preferred;

WHEREAS, the purchase agreements governing the Company’s sale of the Existing Preferred to the Holders provide for rights of participation applicable to the Company’s proposed issuance and sale of the Series Q Preferred Stock;

WHEREAS, the Company intends to enter into purchase agreements (the “Note and Warrant Purchase Agreements”) with certain investors (the “Senior Note Investors”), pursuant to which the Company will issue Senior Secured Notes (the “Notes”) and four-year warrants (each a “Note Warrant”) to purchase an aggregate of approximately 26,000,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the Company entering into the Stock Purchase Agreement and the Note and Warrant Purchase Agreements;

WHEREAS, proceeds from the issuance and sale of the Series Q Preferred, the Notes and the Warrants, together with the issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock or a combination thereof with an aggregate fair value of approximately $3,200,000 (“Exeter Securities”), will be used to effect the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of another company (the “Proposed Acquisition”);

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, the Company proposes to issue to Jefferies and Company, Broadband Capital, Meritage Funds and Terra Nova Trading, LLC, in payment of placement agent and finders fees, an aggregate of approximately 2,550,000 shares of Series Q Preferred Stock;

WHEREAS, the Company proposes to issue to TH Lee Putnam Ventures, a stockholder of the Company, warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of Common Stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

WHEREAS, in connection with the Proposed Acquisition, the Company intends to issue: (i) warrants to purchase up to 400,000 shares of Common Stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees; and (ii) up to approximately 500,000 shares of Common Stock to certain individuals in payment for consulting services;

WHEREAS, the Company proposes to issue 375,000 shares of Series Q Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company;

WHEREAS, the shares of Common Stock issuable: (a) upon conversion of the Series Q Preferred Stock, (b) upon conversion of PIK Shares issuable as dividends on the Series Q Preferred Stock, (c) upon exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and (d) in connection with the Exeter Securities, together with the shares of Common Stock issuable in payment for consulting services: (i) will have aggregate voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock; (ii) will have an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and (iii) may result in a change of control of the Company;

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WHEREAS, certain of the proposed issuances of securities described above may result in the issuance of Common Stock at an effective price less than the greater of the book value or market value of the Company’s Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock that will result in the acquisition of the stock or assets of another company if: (i) the present or potential issuance of Common Stock will have upon issuance voting power equal to or in excess of 20 percent of the voting power outstanding before such issuance or potential issuance, or (ii) the number of shares of Common Stock to be issued is or will be equal to or greater than 20 percent of the Company’s presently issued and outstanding shares of Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock a price less than the greater of the book value or market value of the Company’s Common Stock if: (i) the Common Stock will have upon issuance voting power equal to or in excess of 20 percent of the voting power outstanding before such issuance or potential issuance, or (ii) the number of shares of Common Stock to be issued is or will be equal to or greater than 20 percent of the Company’s presently issued and outstanding shares of Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) also requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock that will result in a change of control of the Company;

WHEREAS, in order to induce the Series Q Purchasers and the Senior Note Investors to consummate their proposed investment transactions for the benefit of all stockholders of the Company, including the Holders, the Company has requested, and the Holders have agreed, to enter into this Agreement; and

WHEREAS, it is the intent of the parties to this Agreement that the consents set forth herein are provided pursuant to, and in compliance with, Section 228 of the General Corporation Law of the state of Delaware.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

(1) Common Stock Holder Consents. Each Common Stock Holder hereby consents to the Company’s issuance of: (i) the Series Q Preferred Stock as described in the preceding paragraphs, together with any PIK Shares issuable in payment of dividends on the Series Q Preferred Stock, (ii) the Note Warrants, THLPV Warrants and Scura Rise Warrants, (iii) the Exeter Securities, and (iv) effective upon the 20th calendar day following the Company’s mailing

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to its stockholders a related information statement prepared in compliance with Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the shares of Common Stock issuable upon conversion of the Series Q Preferred Stock and any PIK Shares, and upon the exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and the shares of Common Stock issuable in consideration for consulting services and in connection with the Exeter Securities, with the understanding that the issuance of such securities by the Company:

(a) may be at an effective price per share of Common Stock less than the greater of the book value or market value of the Company’s Common Stock;

(b) will result in the issuance of Common Stock with voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock;

(c) will result in the issuance of Common Stock in an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and

(d) may result in a change in control of the Company.

Each Common Stock Holder hereby consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto.

(2) Series M Holder Consent, Waiver, and Amendment. Each of the undersigned Series M Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto;

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of Section 4D of the Series M Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and

(d) consents to and ratifies each of the transactions described in the Company’s Proxy Statement for Annual Meeting of Stockholders to be held June 28, 2006 under the caption “Certain Relationships and Related Transactions.”

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(3) Series N Holder Consent, Waiver, and Amendment. Each of the undersigned Series N Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto;

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of Section 4D of the Series N Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and

(d) consents to and ratifies each of the transactions described in the Company’s Proxy Statement for Annual Meeting of Stockholders to be held June 28, 2006 under the caption “Certain Relationships and Related Transactions.”

(4) Series O Holder Consent, Waiver, and Amendment. Each of the undersigned Series O Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto; and

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of: (i) Section 4D of the Series O Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and (ii) the Right of First Refusal on Future Financings set forth in Section 5 of the stock purchase agreement governing the sale of the Series O Convertible Preferred Stock to the Series O Holder.

(5) Notice to Holders. Within 30 days following the issuance of the Series Q Preferred Stock as contemplated in the preceding paragraphs, the Company shall deliver written notice to the undersigned Holders of the Existing Preferred that the Conversion Price for their shares of Series M, N and O Preferred Stock has been reduced to $2.10 per share pursuant to the terms of this Agreement.

(6) Voting and Support. At all times throughout the four-month period commencing on the date of the first signature appearing on the signature pages hereto (the “Term”), each Holder does hereby irrevocably agree to consent or vote (or cause to be voted) all of the Shares

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beneficially owned by such Holder at every annual, special or adjourned meeting of the stockholders (including any written consent in lieu of a meeting) of the Company: (i) in favor of the adoption of each of the Proposals substantially as set forth on Exhibit B attached hereto, (ii) against any proposal relating to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Stock Purchase Agreement or the Note and Warrant Purchase Agreements or which would result in any of the conditions to the Company’s obligations under the Stock Purchase Agreement or the Note and Warrant Purchase Agreements not being fulfilled, (iii) in favor of any other matter relating to the consummation of the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, and (iv) except as specifically requested in writing by the Company in advance, against any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements or the contemplated economic benefits of any of the foregoing. During the Term, the Holders will not enter into any agreement or understanding with any Person to vote in any manner inconsistent with this Section (5).

(7) IRREVOCABLE PROXY. EACH HOLDER DOES HEREBY GRANT TO, AND APPOINT VINCENT WASIK AND EDWARD STONE, AND EACH OF THEM INDIVIDUALLY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OR REPRESENTATIVES OF THE COMPANY, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY OFFICE OF THE COMPANY HELD THEREBY, AS ITS IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE ITS SHARES OR PROVIDE ANY CONSENT AS PROVIDED IN SECTION (5) ABOVE AND WITH RESPECT TO ANY OTHER VOTE OR CONSENT SET FORTH IN SECTIONS (1) THROUGH (4) ABOVE (TO THE EXTENT NOT ALREADY GIVEN AND EFFECTIVE) AND ANY OF THE TERMS, CONDITIONS AND OTHER PROVISIONS CONTAINED IN THIS AGREEMENT DURING THE TERM. EACH HOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE AND DELIVER SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS IRREVOCABLE PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH HOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, THIS IRREVOCABLE PROXY WILL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF THE HOLDERS OR THE COMPANY AT THE END OF THE TERM.

(8) Conduct of Holders. None of the Holders will: (i) take, agree or commit to take any action that would make any representation and warranty of the Holders hereunder inaccurate in any respect at any time during the Term, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any representation or warranty from being inaccurate in any respect at any time during the Term, in each case except to the extent required by applicable law.

(9) Further Assurances. During the Term, the Holders will take such further actions and execute such further documents and instruments as may reasonably be requested by the Company to further and facilitate the purposes of this Agreement.

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(10) Representations and Warranties. Each Holder represents and warrants, severally and not jointly, to the Company as follows:

(a) Access to Information. Such Holder has been provided with any and all documents describing the proposed transactions contemplated by this Agreement requested by such Holder, and has been provided access to officers of the Company and other members of its management to obtain any other information deemed relevant to the Holder’s decision whether or not to enter into this Agreement.

(b) Valid Title, etc. With respect to the Existing Preferred and Common Stock such Holder beneficially owns (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934 (each a “Share” and collectively, the “Shares”) there are no restrictions on the rights of disposition pertaining thereto, except for any restrictions contemplated herein or arising under applicable securities laws, such Holder has exclusive power to vote, exclusive power of disposition and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares with no limitations, qualifications or restrictions on these rights. Each Holder represents that neither the Holder nor any of the Holder’s affiliates is party to or bound by any agreement with respect to the voting (by proxy or otherwise), sale or other disposition of the Shares (other than this Agreement).

(c) Non-Contravention. The execution and delivery of this Agreement by such Holder and the performance by such Holder of such Holder’s obligations under this Agreement: (i) are within such Holder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Holder or to a loss of any material benefit of such Holder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on him or result in the imposition of any lien on any asset of such Holder other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not: (x) impair the ability of such Holder to perform the Holder’s obligations under this Agreement or (y) prevent or delay the consummation of any of the transactions contemplated hereby.

(11) Binding Effect; Indemnification. This Agreement has been duly executed and delivered by such Holder, and this Agreement is the valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity. Holder acknowledges and agrees that the provisions of this Agreement are enforceable against Holder, subject to the limitations referred to above, regardless of the effect of this Agreement on persons not a party hereto. Holder may not sell, transfer or otherwise dispose of, in any manner (“Transfer”) any shares of Existing Preferred without delivering to the Company the written consent of the transferee binding the transferee to the terms and conditions of this Agreement and Holder shall indemnify the Company from and against any costs, expenses, liabilities, losses or damages of any other kind or nature arising from any Transfer of Holder’s shares of Existing Preferred in contravention of this covenant.

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(12) Notices. Any notices provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, faxed or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

if to the Company:

One Morningside Drive
Suite 200
Westport, CT 06880
Telecopy: (203) 349-4198
Attention: Edward Stone

if to a Holder:

At the address for such Holder as set forth in the records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(13) Miscellaneous.

(a) Each Holder acknowledges and agrees that this Agreement constitutes a binding agreement of such Holder and that the Company may be irreparably damaged if for any reason such Holder fails to perform any of its obligations hereunder, and that the Company would not have an adequate remedy at law for money damages in that event. Accordingly, the Company will be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Holders. This provision is without prejudice to any other rights that the Company may have against any Holder for any failure to perform its respective obligations under this Agreement.

(b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) This Agreement, together with any Exhibit hereto, embodies the complete agreement and understanding among the parties concerning the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

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(e) Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EFFECTIVELY, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(f) This Agreement shall be binding upon and inure solely to the benefit of: (i) each party hereto, (ii) the Series Q Purchasers, (iii) the Senior Note Investors, and (iv) all other proposed recipients of the Company’s securities identified herein, together with the respective successors, assigns and transferees of each of the above, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Confidentiality. Each Holder acknowledges that this Agreement and its terms, until otherwise disclosed by the Company are confidential information and that the Holder has received and will continue to receive additional confidential information regarding the Company. Accordingly, the Holders agree to use their reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the Company that has been or is disclosed to it or its agents in connection with the entry of the parties in to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, any Holder may make confidential information available to the Holder’s counsel, accountants and financial advisors; provided, however, the disclosing Holder shall remain liable to the Company and all other parties hereto damaged by any unauthorized disclosure by the Holder’s representative.

(h) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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(i) All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(j) No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least 62.5 percent of each series of Existing Preferred outstanding, voting as a separate class, and a majority of the outstanding Common Stock (including other classes or series of capital stock entitled to vote on any matter on which the holders of Common Stock are entitled to vote) at the time such action is taken.

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Voting, Consent, Amendment and Waiver Agreement as of the dates indicated below.

VELOCITY EXPRESS CORPORATION

By:
Its:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

VELOCITY EXPRESS CORPORATION

Velocity Express Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

SECOND: The Amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the state of Delaware.

THIRD: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series M Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series M Preferred Stock then outstanding and held by such holder of Series M Preferred Stock, dividends, commencing from the date of issuance of such share of Series M Preferred Stock, at the rate of six percent (6%) per annum of the Series M Stated Value (the “Series M Preferred Dividends”). The Series M Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series M Preferred Dividends shall be paid by issuing to each holder of Series M Preferred Stock such number of shares of Series M Preferred Stock equal to the Series M Preferred Dividend divided by the Series M Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series M Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series M Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series M Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series Q Preferred during any fiscal year of the Company until all outstanding Series M Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series M Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series M Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series M Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series M Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series Q Preferred and (ii) junior to the holders of the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series M Stated Value plus any accrued and unpaid Series M Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series M Preferred Stock and any class or Series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series M Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series M Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series M Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series M Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series M Preferred Stock for an amount equal to such holder’s Liquidation Preference.

FOURTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(E)” with a comma “,” and inserting at the end of the sentence: “and (F) any issuance of shares of Series N, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

FIFTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

SIXTH: The Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

SEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series N Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series N Preferred Stock then outstanding and held by such holder of Series N Preferred Stock, dividends, commencing from the date of issuance of such share of Series N Preferred Stock, at the rate of six percent (6%) per annum of the Series N Stated Value (the “Series N Preferred Dividends”). The Series N Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series N Preferred Dividends shall be paid by issuing to each holder of Series N Preferred Stock such number of shares of Series N Preferred Stock equal to the Series N Preferred Dividend divided by the Series N Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series N Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series N Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series N Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series N Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series N Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series N Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series N Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series N Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred and (ii) junior to the holders of the Series M Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N Stated Value plus any accrued and unpaid Series N Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series N Preferred Stock and any class or Series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series N Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series N Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series N Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series N Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series N Preferred Stock for an amount equal to such holder’s Liquidation Preference.

EIGHTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

NINTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

TENTH: The Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

ELEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series O Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series N Convertible Preferred Stock (“Series N Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series O Preferred Stock then outstanding and held by such holder of Series O Preferred Stock, dividends, commencing from the date of issuance of such share of Series O Preferred Stock, at the rate of six percent (6%) per annum of the Series O Stated Value (the “Series O Preferred Dividends”). The Series O Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series O Preferred Dividends shall be paid by issuing to each holder of Series O Preferred Stock such number of shares of Series O Preferred Stock equal to the Series O Preferred Dividend divided by the Series O Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series O Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series O Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series O Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series O Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series O Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series O Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series O Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series O Preferred Stock shall rank (i) senior to the holders of the Common Stock, and (ii) junior to the holders of the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O Stated Value plus any accrued and unpaid Series O Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series O Preferred Stock and any class or Series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series O Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series O Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series O Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series O Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series O Preferred Stock for an amount equal to such holder’s Liquidation Preference.

TWELFTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, N, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

THIRTEENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each Holder of Series P Preferred Stock, in preference and priority to the Holders of all other classes of stock other than Holders of the Company’s Series M Convertible Preferred Stock (the “Series M Preferred”) and the Series Q Convertible Preferred Stock (the “Series Q Preferred”), shall be entitled to receive, with respect to each share of Series P Preferred Stock then outstanding and held by such Holder of Series P Preferred Stock, dividends, commencing from the date of issuance of such share of Series P Preferred Stock, at the rate of eight percent (8%) per annum of the Series P Stated Value (the “Series P Preferred Dividends”); provided, however, that from and after the Company’s issuance of not less than 36,000,000 shares of Series Q Preferred, the Series P Preferred dividend rate shall be reduced to six percent (6%) per annum. The Series P Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of February, May, August and November in each year. At the election of the Company, the Series P Preferred Dividends shall be paid by (a) issuing each Holder of Series P Preferred Stock such number of shares of Series P Preferred Stock equal to the Series P Preferred Dividend divided by the Series P Stated Value (“PIK Shares”), or (b) cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series P Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series P Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series P Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the Holders of Series P Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Company other than the Series M Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each Holder of Series P Preferred Stock a dividend equal to the dividend that would have been payable to such Holder if the shares of Series P Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of Holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the shares of Series P Preferred Stock shall rank (i) senior to the Holders of the Common Stock and the Company’s Series N Convertible Preferred Stock and Series O Convertible Preferred, (ii) junior to the Holders of Series Q Preferred, and (iii) on parity with the Holders of the Series M Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series P Stated Value plus any accrued and unpaid Series P Preferred Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of at least 62.5% of the then outstanding Series P Preferred. If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the Holders of the Series P Preferred Stock and any class or Series P capital stock ranking on a parity with the Series P Preferred Stock as to such distributions shall be insufficient to permit payment to the Holders of the Series P Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the Holders of Series P Preferred Stock and the Holders of such class or series of capital stock ranking on a parity with the Series P Preferred Stock as to such distributions according to the preferential amounts due thereon.

FOURTEENTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(C)” with a comma “,” and inserting at the end of the sentence: “and (D) any issuance of shares of Series M, N, O or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

FIFTEENTH: The defined term “Event of Default” and the definition of such term appearing thereafter in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock, together with Section 4(c) thereof are hereby stricken in their entirety.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this      day of June, 2006.

By:
Name:
Title:

EXHIBIT B

PROPOSALS

(1) To approve the designation of the preferences and rights of the Series Q Convertible Preferred Stock, and the issuance of up to 50,000,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share, convertible into an equal number of shares of Common Stock, subject to adjustment, together with the potential future issuance of additional shares of Series Q Preferred Stock in payment of dividends, which shares shall also be convertible into shares of Common Stock.

(2) To approve the issuance of four-year warrants to purchase up to 26,000,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment, in connection with the Company’s issuance of its senior secured notes.

(3) To approve the issuance of issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock or a combination thereof with an aggregate fair value of approximately $3,200,000, in connection with the acquisition of the capital stock and securities convertible into the capital stock of another company.

(4) To approve the issuance of four-year warrants to purchase up to 250,000 and 547,500 shares, respectively, of Common Stock, subject to adjustment, at an exercise price of $.01 per share in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees.

(5) To approve the issuance of four-year warrants to purchase up to 400,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.50 per share in satisfaction of investment banking fees.

(6) To approve the issuance of up to 500,000 shares of Common Stock in consideration for consulting services.

B-1

EXHIBIT 10.3

CONSENT, AMENDMENT AND WAIVER AGREEMENT

This CONSENT, AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is dated effective June 29, 2006, and entered into by and among Velocity Express Corporation, a Delaware corporation (the “Company”) and each of the stockholder signatories hereto constituting the holders (collectively, the “Holders”) of a majority of the issued and outstanding Series P Convertible Preferred Stock, par value $.004 per share (the “Series P Preferred Stock”).

W I T N E S S E T H:

WHEREAS, the Company and certain new investors (the “Series Q Purchasers”) intend to enter into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company will issue to the Series Q Purchasers up to 45,000,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share, (“Series Q Preferred Stock”) convertible into an equal number of shares of Common Stock, subject to adjustment, on the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, the proposed Certificate of Designations, Preferences and Rights of the Series Q Preferred Stock provides for the payment of dividends thereon, at the option of the Company, in the form of shares of Series Q Preferred Stock (“PIK Shares”);

WHEREAS, certain rights and preferences set forth in the proposed Series Q Preferred Stock Certificate of Designations, Preferences and Rights are inconsistent with the rights and preferences of the Series P Preferred Stock, necessitating an amendment to the Certificate of Designations, Preferences and Rights of the Series P Preferred Stock;

WHEREAS, the Certificate of Designations, Preferences and Rights of the Series P Preferred Stock precludes the designation of the preferences and rights of the Series Q Preferred Stock and the issuance of the Series Q Preferred Stock in the absence of prior written consent from the holders of a majority of the Series P Preferred Stock;

WHEREAS, the purchase agreements governing the Company’s sale of the Series P Preferred Stock to the Holders provide for rights of participation and exchange applicable to the Company’s proposed issuance and sale of the Series Q Preferred Stock;

WHEREAS, the Company intends to enter into purchase agreements (the “Note and Warrant Purchase Agreements”) with certain investors (the “Senior Note Investors”), pursuant to which the Company will issue Senior Secured Notes (the “Notes”) and four-year warrants (each a “Note Warrant”) to purchase an aggregate of approximately 26,000,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the Company entering into the Stock Purchase Agreement and the Note and Warrant Purchase Agreements;

WHEREAS, proceeds from the issuance and sale of the Series Q Preferred, the Notes and the Warrants, together with the issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock or a combination thereof with an aggregate fair value of approximately $3,200,000 (“Exeter Securities”) , will be used to effect the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of another company (the “Proposed Acquisition”);

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, the Company proposes to issue to Jefferies and Company, Broadband Capital, Meritage Funds and Terra Nova Trading, LLC, in payment of placement agent and finders fees, an aggregate of approximately 2,550,000 shares of Series Q Preferred Stock;

WHEREAS, the Company proposes to issue to TH Lee Putnam Ventures, a stockholder of the Company, warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of Common Stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

WHEREAS, in connection with the Proposed Acquisition, the Company intends to issue: (i) warrants to purchase up to 400,000 shares of Common Stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees; and (ii) up to approximately 500,000 shares of Common Stock to certain individuals in payment for consulting services;

WHEREAS, the Company proposes to issue 375,000 shares of Series Q Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company;

WHEREAS, the shares of Common Stock issuable upon: (a) conversion of the Series Q Preferred Stock, (b) conversion of PIK Shares issuable as dividends on the Series Q Preferred Stock, (c) upon exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and (d) in connection with the Exeter Securities, together with the shares of Common Stock issuable in payment for consulting services: (i) will have aggregate voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock; (ii) will have an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and (iii) may result in a change of control of the Company;

WHEREAS, in order to induce the Series Q Purchasers and the Senior Note Investors to consummate their proposed investment transactions for the benefit of all stockholders of the Company, including the Holders, the Company has requested, and the Holders have agreed, to enter into this Agreement; and

WHEREAS, it is the intent of the parties to this Agreement that the consents set forth herein are provided pursuant to, and in compliance with, Section 228 of the General Corporation Law of the state of Delaware.

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NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

(1) Consent, Waiver, and Amendment. Each of the undersigned Holders (together with the Company as to item (c) below) hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the issuance and sale of the Series Q Preferred Stock;

(b) consents to and ratifies the amendment to the Series P Certificate of Designations, Preferences and Rights set forth on Exhibit A attached hereto;

(c) consents to the establishment of a Conversion Price of $1.23 per share, subject to adjustment as a result of applicable future transactions, if any (but not pursuant to, or in connection with, any of the transactions described in the preceding paragraphs), in compliance with the terms of the Series P Certificate of Designations, Preferences and Rights, as amended;

(d) waives, in connection with the issuance and sale of the Series Q Preferred Stock the application of the Right of First Refusal on Future Financings set forth in Section 6 of the stock purchase agreement governing the sale of the Series P Preferred Stock to the Holder; and

(e) consents to an amendment of the stock purchase agreement governing the sale of the Series P Preferred Stock to the Holder to delete Section 6 thereof in its entirety effective upon the closing of the sale of the Series Q Preferred Stock contemplated by the Stock Purchase Agreement; and

(f) consents to an amendment of Section 2(a)(iii) of that certain Registration Rights Agreement, dated October 14, 2005, by and among the Company and each of the Investors (as defined therein), pursuant to which the following text is hereby inserted at the end of the sentence appearing in such Section 2(a)(iii): “; provided, however, that in connection with any underwritten Piggyback Registration of securities, the right of holders of Registrable Securities to participate in such registration shall be subject to: (i) the judgment of the managing underwriter regarding the number of Registrable Securities that may participate without adversely affecting the public offering; and (ii) the right of holders of Common Stock issued or issuable upon conversion of Series Q Preferred Stock to participate in the underwritten offering in priority over the holders of Registrable Securities.”

(2) Binding Effect; Indemnification. This Agreement has been duly executed and delivered by such Holder, and this Agreement is the valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity. Holder

3

acknowledges and agrees that the provisions of this Agreement are enforceable against Holder, subject to the limitations referred to above, regardless of the effect of this Agreement on persons not a party hereto. Holder may not sell, transfer or otherwise dispose of, in any manner (“Transfer”) any shares of Series P Preferred Stock without delivering to the Company the written consent of the transferee binding the transferee to the terms and conditions of this Agreement and Holder shall indemnify the Company from and against any costs, expenses, liabilities, losses or damages of any other kind or nature arising from any Transfer of Holder’s shares of Series P Preferred Stock in contravention of this covenant.

(3) Representations and Warranties. Each Holder represents and warrants, severally and not jointly, to the Company as follows:

(a) Access to Information. Such Holder has been provided with any and all documents describing the proposed transactions contemplated by this Agreement requested by such Holder, and has been provided access to officers of the Company and other members of its management to obtain any other information deemed relevant to the Holder’s decision whether or not to enter into this Agreement.

(b) Valid Title, etc. With respect to the Series P Preferred Stock such Holder beneficially owns (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934 (each a “Share” and collectively, the “Shares”) there are no restrictions on the rights of disposition pertaining thereto, except for any restrictions contemplated herein or arising under applicable securities laws, such Holder has exclusive power to vote, exclusive power of disposition and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares with no limitations, qualifications or restrictions on these rights. Each Holder represents that neither the Holder nor any of the Holder’s affiliates is party to or bound by any agreement with respect to the voting (by proxy or otherwise), sale or other disposition of the Shares (other than this Agreement).

(c) Non-Contravention. The execution and delivery of this Agreement by such Holder and the performance by such Holder of such Holder’s obligations under this Agreement: (i) are within such Holder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Holder or to a loss of any material benefit of such Holder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on him or result in the imposition of any lien on any asset of such Holder other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not: (x) impair the ability of such Holder to perform the Holder’s obligations under this Agreement or (y) prevent or delay the consummation of any of the transactions contemplated hereby.

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(d) Notices. Any notices provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, faxed or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

if to the Company:

One Morningside Drive

Suite 200

Westport, CT 06880

Telecopy: (203) 349-4198

Attention: Edward Stone

if to a Holder:

At the address for such Holder as set forth in the records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(4) Miscellaneous.

(a) Each Holder acknowledges and agrees that this Agreement constitutes a binding agreement of such Holder and that the Company may be irreparably damaged if for any reason such Holder fails to perform any of its obligations hereunder, and that the Company would not have an adequate remedy at law for money damages in that event. Accordingly, the Company will be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Holders. This provision is without prejudice to any other rights that the Company may have against any Holder for any failure to perform its respective obligations under this Agreement.

(b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) This Agreement, together with any Exhibit hereto, embodies the complete agreement and understanding among the parties concerning the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

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(e) Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EFFECTIVELY, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(f) This Agreement shall be binding upon and inure solely to the benefit of: (i) each party hereto, (ii) the Series Q Purchasers, (iii) the Senior Note Investors, and (iv) all other proposed recipients of the Company’s securities identified herein, together with the respective successors, assigns and transferees of each of the above, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Confidentiality. Each Holder acknowledges that this Agreement and its terms, until otherwise disclosed by the Company are confidential information and that the Holder has received and will continue to receive additional confidential information regarding the Company. Accordingly, the Holders agree to use their reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the Company that has been or is disclosed to it or its agents in connection with the entry of the parties in to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, any Holder may make confidential information available to the Holder’s counsel, accountants and financial advisors; provided, however, the disclosing Holder shall remain liable to the Company and all other parties hereto damaged by any unauthorized disclosure by the Holder’s representative.

(h) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(j) No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least a majority of the Series P Preferred Stock outstanding at the time such action is taken.

* * *

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Consent, Amendment and Waiver Agreement as of the dates indicated below.

VELOCITY EXPRESS CORPORATION

By:
Its:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

EXHIBIT A

AMENDMENTS TO CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES

OF SERIES P CONVERTIBLE PREFERRED STOCK

Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each Holder of Series P Preferred Stock, in preference and priority to the Holders of all other classes of stock other than Holders of the Company’s Series M Convertible Preferred Stock (the “Series M Preferred”) and the Series Q Convertible Preferred Stock (the “Series Q Preferred”), shall be entitled to receive, with respect to each share of Series P Preferred Stock then outstanding and held by such Holder of Series P Preferred Stock, dividends, commencing from the date of issuance of such share of Series P Preferred Stock, at the rate of eight percent (8%) per annum of the Series P Stated Value (the “Series P Preferred Dividends”); provided, however, that from and after the Company’s issuance of not less than 36,000,000 shares of Series Q Preferred, the Series P Preferred dividend rate shall be reduced to six percent (6%) per annum. The Series P Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of February, May, August and November in each year. At the election of the Company, the Series P Preferred Dividends shall be paid by (a) issuing each Holder of Series P Preferred Stock such number of shares of Series P Preferred Stock equal to the Series P Preferred Dividend divided by the Series P Stated Value (“PIK Shares”), or (b) cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series P Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series P Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series P Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the Holders of Series P Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Company other than the Series M Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each Holder of Series P Preferred Stock a dividend equal to the dividend that would have been payable to such Holder if the shares of Series P Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of Holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the shares of Series P Preferred Stock shall rank (i) senior to the Holders of the Common Stock and the Company’s Series N

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Convertible Preferred Stock and Series O Convertible Preferred, (ii) junior to the Holders of Series Q Preferred, and (iii) on parity with the Holders of the Series M Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series P Stated Value plus any accrued and unpaid Series P Preferred Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of at least 62.5% of the then outstanding Series P Preferred. If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the Holders of the Series P Preferred Stock and any class or Series P capital stock ranking on a parity with the Series P Preferred Stock as to such distributions shall be insufficient to permit payment to the Holders of the Series P Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the Holders of Series P Preferred Stock and the Holders of such class or series of capital stock ranking on a parity with the Series P Preferred Stock as to such distributions according to the preferential amounts due thereon.

The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(C)” with a comma “,” and inserting at the end of the sentence: “and (D) any issuance of shares of Series M, N, O or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

The defined term “Event of Default” and the definition of such term appearing thereafter in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock, together with Section 4(c) thereof are hereby stricken in their entirety.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 3, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Velocity Express Corporation filed a current report on Form 8-K on July 6, 2006, reporting certain events relating to, but preceding, the signing of the agreement and plan of merger and the financing transactions disclosed herein.

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2006, Velocity Express Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) providing for the Company’s acquisition of CD&L, Inc. (“CD&L”), a corporation engaged in the same business as the Company. The terms of the Merger Agreement provide that, upon consummation of a merger of CD&L Acquisition Corp. with and into CD&L (the “Merger”), the holders of CD&L common stock will receive $3.00 per share in cash in consideration for their shares. The transaction is subject to approval by CD&L’s stockholders. In separate transactions, the Company has purchased common stock, convertible securities and warrants from investors and certain current and former members of the management of CD&L, resulting in the Company’s acquisition of a 49% beneficial ownership interest in CD&L’s common stock. In addition, the holders of approximately 7% of CD&L’s common stock have agreed to vote their shares in favor of the Merger.

CD&L is one of the leading national full-service providers of customized, same-day, time-critical, delivery services to a wide range of commercial, industrial and retail customers throughout the United States. Its services include rush delivery service, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point to point on an “as needed” basis; distribution services providing same-day delivery for pharmaceutical and office supply wholesalers, manufacturers and retailers; facilities management, including providing and supervising mailroom personnel and internal and outside delivery services; and dedicated contract logistics providing comprehensive solutions to customers that want control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

The Company’s response to Item 1.01 is divided into the following sections:

•	The Merger Agreement;

•	Acquisition Financing; and

•	Acquisition of 49% Beneficial Interest in Common Stock of CD&L.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary does not describe all the terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this current report and is incorporated herein by reference.

Structure of the Merger

At the effective time of the Merger, CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L, and each issued and outstanding share of CD&L capital stock, other than shares of stock whose holders have asserted appraisal rights, will be converted into the right to receive $3.00 per share in cash. As the surviving corporation, CD&L will continue to operate as a wholly owned subsidiary of the Company and continue to be governed by the laws of the State of Delaware, and the corporate existence of CD&L, with all its rights, privileges, immunities, powers, and franchises, will continue unaffected by the Merger.

Effective Time

Assuming all conditions to the Merger are met or waived by the appropriate parties, it is anticipated that the Merger will be completed shortly after approval is obtained from CD&L’s stockholders. The Merger will be effective at the date and time designated in the certificate of merger filed with the office of the Secretary of State of the State of Delaware.

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Merger Consideration

Each share of CD&L’s common stock issued and outstanding immediately before the Merger (other than shares held by the Company or its subsidiaries) will be converted into the right to receive $3.00, payable to the holder thereof in cash, without interest. After the Merger is effective, each holder of a certificate representing shares of CD&L common stock will no longer have any rights with respect to those shares, except for the right to receive the $3.00 per share merger consideration.

Treatment of CD&L’s Stock Options, Warrants and Restricted Stock Units

If the Merger is completed, each outstanding stock option and warrant to purchase shares of CD&L common stock will be cancelled and converted into the right to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

•	the excess, if any, of $3.00 over the exercise price of the option; and

•	the number of shares then subject to the option or warrant.

If the Merger is completed, each outstanding performance unit award granted under a CD&L employer equity plan will be cancelled and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

•	$3.00; and

•	the number of shares than subject to the performance award.

As of the effective time of the Merger, CD&L’s stock option and stock incentive plans will be terminated and all rights under any provision of any other plan, program or arrangement providing for the issuance of grant of any other interest in respect of CD&L’s capital stock will be cancelled.

Significant Covenants Under the Merger Agreement

No Solicitation of Competing Transactions by CD&L. Under the “no solicitation” provisions of the Merger Agreement, CD&L has agreed that it will not take any of the following actions:

•	solicit or initiate any inquiries relating to, or the submission of, any proposal or offer from a third party to acquire beneficial ownership of more than 10% of the assets of CD&L or 10% or more of any class of equity securities of CD&L pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions;

•	participate in any discussions or negotiations regarding a competing transaction or furnish any information or data or take any other action to knowingly facilitate the making of any proposal for a competing transaction; and

•	enter into any agreement with respect to any competing transaction, approve or recommend any competing transaction or enter into any agreement requiring CD&L to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Notwithstanding the provisions of the Merger Agreement described above, CD&L may engage in discussions or negotiations with, or provide information to, a person who makes an unsolicited bona fide written proposal for a competing transaction if CD&L’s board of directors determines in good faith, after consultation with its financial advisor, that the proposal constitutes, or is reasonably likely to constitute, a superior competing transaction. A “superior competing transaction” is defined as an alternative transaction structured to permit any third party to acquire beneficial ownership of more than 10% of the assets of or any class of equity securities of CD&L that the CD&L board of directors determines in good faith (i) will result in, or is reasonably likely to lead to, terms that are more favorable to CD&L’s stockholders than the Merger, and that failure to pursue the competing transaction would result in a breach of the fiduciary duties of CD&L’s board of directors; (ii) is reasonably capable of being consummated; and (iii) is subject to a confidentiality agreement with the third party on terms no

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less favorable to CD&L than the confidentiality agreement entered into with the Company. CD&L has agreed to provide the Company with information about any proposal for a competing transaction CD&L receives and to keep the Company informed on a prompt basis of the status of any such proposals.

CD&L’s board of directors may withhold, withdraw or modify its recommendation to its stockholders to approve the Merger, and may adopt or recommend a competing transaction, and CD&L may enter into an agreement for a competing transaction only if (i) a third party submits an unsolicited competing transaction that CD&L’s board of directors determines is reasonably likely to result in a superior competing transaction and determines that failure to take such action would result in a breach of its fiduciary duties; (ii) CD&L has delivered to the Company prior written notice that it intends to take such action, including the identity of the third party and the terms and conditions of the competing transaction; (iii) seven business days have elapsed since CD&L has delivered the written notice and CD&L has given the Company reasonable opportunity to discuss the competing transaction and to propose amendments to the Merger Agreement during the seven business day period; and (iv) at the end of the seven business day period, CD&L’s board of directors determines that the competing transaction continues to be reasonably likely to result in a superior competing transaction.

The Company has agreed not to vote any more than 25% of the outstanding CD&L shares it owns against a superior competing transaction. Any shares that CD&L does not vote against a superior competing transaction must be voted, abstained or not voted in the same proportion as all other shares not held by the Company are voted, abstained or not voted.

Indemnification and Insurance for CD&L’s Officers and Directors. The Merger Agreement obligates both the Company and CD&L to indemnify and hold harmless, to the fullest extent of applicable law, any person who served CD&L as an officer, director, employee or any other fiduciary capacity during any period prior to CD&L’s execution and delivery of the Merger Agreement from and against any losses, damages, claims, costs and expenses of any kind arising out of the person’s service to CD&L in such capacity. In addition, the Company and CD&L are obligated to purchase for the benefit of such indemnified persons a six-year insurance policy against officers’ and directors’ liability commensurate with the terms and conditions of CD&L’s existing policy.

Other Covenants. Each of the Company and CD&L has agreed to use reasonable efforts to take all actions necessary to cause the conditions to closing of the Merger to be satisfied, and to obtain all necessary waivers, consents and approvals in connection therewith.

Each of the Company and CD&L has agreed to provide the other with reasonable access to its books, records, employees, advisors and other representatives.

The Company and CD&L are prohibited from soliciting each other’s employees until the earlier of the consummation of the Merger or the one-year anniversary of the termination of the Merger Agreement.

Representations and Warranties

The Merger Agreement is intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger. In particular, the representations and warranties made by the parties in the Merger Agreement define their respective rights with respect to their obligation to close the Merger if events or circumstances differ from those stated in the representations and warranties.

Each of the Company and CD&L has made customary representations and warranties to the other in the Merger Agreement regarding, among other things:

•	organization and similar corporate matters;

•	the authorization, execution, delivery and performance of the Merger Agreement; and

•	consents and approvals in connection with performance of the Merger Agreement.

The Company and CD&L Acquisition Corp. have made additional representations and warranties to CD&L regarding, among other things:

•	the accuracy of the information supplied by it for inclusion in the proxy statement for CD&L’s special meeting to approve the Merger Agreement; and

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•	that the Company has sufficient funds to complete the Merger and make required payments under the Merger Agreement; operate its business as presently contemplated after giving effect to the Merger; and to pay its debts as they come due.

CD&L has made additional representations and warranties to the Company regarding, among other things:

•	CD&L’s capital structure;

•	the absence of conflicts, violations or defaults under its organizational documents and other agreements and documents as a result of executing the Merger Agreement;

•	reports and financial statements filed by CD&L with the Securities and Exchange Commission and the accuracy of the information contained in those documents;

•	the absence of certain changes or events since March 31, 2006 affecting CD&L;

•	the absence of material litigation or other legal proceedings involving CD&L;

•	third party consents, waivers and notices necessary to complete the Merger;

•	its insurance coverage;

•	the filing of tax returns, payment of taxes and other tax matters;

•	its employee benefits plans and labor matters;

•	environmental laws and regulations;

•	its ownership, use and non-infringement of intellectual property rights;

•	compliance with laws, governmental regulations and orders;

•	absence of certain agreements triggering rights upon a change of control of CD&L and actions taken under state anti-takeover laws;

•	brokers and finders employed in connection with the Merger;

•	the opinion of CD&L’s financial advisor;

•	customers and suppliers;

•	no defaults under its organizational documents and applicable laws;

•	material contracts;

•	transactions with affiliates;

•	licensees;

•	information supplied to the Company;

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•	title to and condition of assets;

•	real property; and

•	independent contractors.

Conduct of CD&L’s Business Prior to the Merger

Under the Merger Agreement, CD&L has agreed that, until the Merger is effective, it will conduct its operations according to its ordinary and usual course of business consistent with past practice and seek to preserve intact its current business organization, keep available the services of its current officers, employees and independent contractors and preserve its relations with customers, suppliers and others having business with it. CD&L has also agreed that it will not take any of the following actions without the prior written consent of the Company:

•	issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of any additional shares of capital stock or any convertible securities or any other securities in respect of, in lieu of, or in substitution for, shares of capital stock outstanding on the date of the Merger Agreement;

•	redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock or any convertible securities, provided that CD&L may repurchase outstanding stock options in accordance with the terms of its stock option plans;

•	split, combine, subdivide or reclassify any shares of capital stock or convertible securities or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of capital stock or convertible securities or otherwise make any payments to security holders in their capacity as such, except for dividends by a wholly owned subsidiary of CD&L to CD&L;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CD&L or any of its subsidiaries;

•	adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary, except as expressly required or permitted by the Merger Agreement;

•	make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

•	incur any indebtedness or guarantee any indebtedness, except for (i) indebtedness incurred in the ordinary course of business and consistent with past practice or (ii) indebtedness in replacement of existing indebtedness on customary commercial terms;

•	make any loans, advances or capital contributions in excess of $250,000 in the aggregate;

•	grant any increases in the compensation of any of its directors, officers or employees, except (i) in the ordinary course of business and consistent with past practice, (ii) as required under any existing benefit plan or written severance, termination or employment agreement, or (iii) to the extent reflected in certain change in control payments;

•	pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any existing benefit, severance, termination, pension or employment plans, agreements or arrangements;

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•	except as expressly provided by the Merger Agreement, enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

•	become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, or amend any such existing plan or arrangement;

•	make or agree to make any material capital expenditures or material commitments not in the ordinary course of business and consistent with past practice;

•	take any action or fail to take any action which could reasonably be expected to result in any of the covenants or conditions to the Merger not being satisfied; or

•	enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Conditions to the Merger

The obligations of each of the Company and CD&L to consummate the Merger are subject to the following conditions:

•	the approval of Merger and the Merger Agreement by CD&L’s stockholders;

•	the absence of any statutes, regulations, governmental orders or injunctions that prevent or prohibit the Merger; and

•	the receipt of all required governmental consents, orders and approvals.

Termination of the Merger Agreement

The Merger Agreement can be terminated and the Merger abandoned, either before or after CD&L stockholder approval, by the mutual written consent of the Company and CD&L.

Either the Company or CD&L can terminate the Merger Agreement, either before or after CD&L stockholder approval, if:

•	any court of competent jurisdiction or other governmental entity or regulatory authority permanently restrains, enjoins or otherwise prohibits the Merger;

•	if CD&L’s stockholders fail to approve the Merger at the special meeting held for such purpose; or

•	if the Merger has not occurred on or before the 180th day following the date of the Merger Agreement unless extended by the mutual agreement of the parties.

The Company can terminate the Merger Agreement, either before or after CD&L stockholder approval, if:

•	CD&L breaches its covenant not to solicit another transaction in competition with the Merger; or

•	CD&L’s board of directors withholds, modifies or withdraws its recommendation to CD&L’s stockholders to vote in favor of the Merger.

If the Company terminates the Merger Agreement in either circumstance, a termination fee of $2.5 million will be payable by CD&L to the Company.

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CD&L can terminate the Merger Agreement prior to CD&L stockholder approval if CD&L’s board of directors withholds, modifies or withdraws its recommendation in favor of the Merger to the CD&L stockholders in response to a superior competing transaction, but only if:

•	CD&L provides the Company an opportunity to propose modifications to the terms of the Merger Agreement in response to the superior competing transaction;

•	CD&L has paid the Company a termination fee of $2.5 million; and

•	CD&L has entered into a definitive agreement for a superior competing transaction.

Amendments and Waivers

Subject to applicable law and as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of CD&L’s stockholders, by written agreement, by action taken by the respective boards of directors of the Company and CD&L. However, after the approval of the Merger Agreement by CD&L’s stockholders, no amendment may be made which by applicable law requires further CD&L stockholder approval without obtaining such further approval.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, the Company entered into a voting agreement with Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell J. Reardon, Matthew J. Morahan, Vincent P. Brana and Jack McCorkell, stockholders of CD&L (the “Stockholders”), who represented themselves as the record and beneficial owners of an aggregate of 1,346,270 shares of common stock of CD&L. Each of the Stockholders has agreed that until (x) the effective time of the Merger, (y) the date of an adverse recommendation change by the Board of Directors of CD&L in connection with a superior competing transaction and a termination of the Merger Agreement, or (z) the date of termination of the Merger Agreement for any other reason, at any meeting of the Stockholders of CD&L they will vote their shares of CD&L of record or beneficially owned in favor of approval of the Merger, adoption of the Merger Agreement and any actions required in furtherance thereof; against any action or agreement that would result in a breach of a covenant, representation or warranty or any other obligation of CD&L under the Merger Agreement or any Stockholder under the voting agreement; and against certain actions that would adversely affect the Merger and the transactions contemplated by the voting agreement and the Merger Agreement (but such restrictions will not apply to a vote in connection with a superior competing offer if the vote is made subsequent to a Company adverse recommendation change by the Board attributable to a superior competing transaction). Each of the Stockholders made other covenants, representations and warranties, waived appraisal rights under Section 262 of the Delaware General Corporation Law and agreed to execute additional documents and take other actions as may be necessary or desirable to make effective the transactions contemplated by the voting agreement. Each of the Stockholders has granted the Company an irrevocable proxy to secure the obligations of each Stockholders under the voting agreement. The foregoing summary of the voting agreement is qualified in its entirety by reference to the voting agreement, a copy of which is attached as Exhibit 10.7 to this current report and is incorporated herein by reference.

ACQUISITION FINANCING

On July 3, 2006, the Company entered into a purchase agreement (the “Senior Secured Note Purchase Agreement”) and Indenture (as defined below) pursuant to which it sold $75.0 million aggregate principal amount of 12% senior secured notes due 2010 (the “Senior Notes”) to the purchasers named therein (the “Unit Purchasers”) in a private placement transaction. The Senior Notes were sold at a discount of 5.66% of face value. The net proceeds from the sale of the Senior Notes, after deducting the Unit Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $65.2 million. The Senior Notes were issued in units comprised of (a) $1,000 aggregate principal amount at maturity of Senior Notes and (b) a warrant to purchase 345 shares of the Company’s common stock exercisable at $1.45 per share (the “Warrant”).

On July 3, 2006, the Company entered into a Stock Purchase Agreement (the “SPA”) by and among the Company and certain investors named therein (the “Investors”), pursuant to which the Company sold for cash an aggregate of 4,000,000 shares of Series Q Convertible Preferred Stock (the “Series Q Preferred Stock”) for a total purchase price of $40,000,000.

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The descriptions contained herein are qualified in their entirety by reference to the Senior Secured Note Purchase Agreement (including the form of Senior Note), the form of Warrant issued to the Unit Purchasers and the SPA, copies of which are attached as Exhibits 10.1, 10.2 and 10.4, respectively, to this current report and are incorporated herein by reference.

Terms of Senior Secured Notes and Indenture

The Company issued the Senior Notes pursuant to an Indenture entered into on July 3, 2006 between the Company and Wells Fargo Bank, N.A. as trustee (the “Indenture”). The summary set forth below is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this current report and is incorporated herein by reference. Article and section numbers below refer to the relevant provisions in the Indenture.

The Senior Notes accrue interest from and after December 30, 2006 at a rate of 12% per annum. Interest is payable semi-annually in arrears, commencing June 30, 2007.

The Senior Notes may be redeemed at the option of the Company after June 30, 2009, upon payment of the then applicable optional redemption price. (Section 3.01(a)) Beginning 90 days after issuance of the Senior Notes, the Company may also redeem Senior Notes, in an aggregate principal amount not to exceed 35% of the principal amount of the Senior Notes issued, with proceeds derived from the sale of the Company’s capital stock. (Section 3.01(b)) The Company may also redeem Senior Notes with proceeds derived from the exercise of Warrants, provided that the aggregate principal amount of Senior Notes so redeemed, plus the aggregate amount redeemed as described in the preceding sentence, may not exceed 50% of the principal amount of the Senior Notes issued. (Section 3.01(c)) In each instance, the optional redemption price is 112% of the principal balance of the Senior Notes redeemed if the redemption occurs before June 30, 2007; 106% if between June 30 2007 and June 29, 2009; and 100% thereafter, plus in each case all accrued and unpaid interest.

If a special redemption trigger occurs, the Company is obligated to effect a special mandatory redemption of the outstanding Senior Notes, except with respect to Senior Notes of any holders who have elected to forego the special mandatory redemption. (Section 3.07) Special redemption trigger means the earliest to occur of (a) the closing of a merger or acquisition of or with respect to CD&L, other than pursuant to the Merger Agreement, (b) termination of the Merger Agreement, or (c) failure for any other reason of the Merger to occur on or before the 270th day following the date of issuance of the Senior Notes. The special mandatory redemption price equals 106% of the original principal amount of the Senior Notes, plus accrued and unpaid interest.

Holders of Senior Notes will have the right to cause the Company to redeem, at par, up to 25% of the original principal amount of Senior Notes issued if the Company’s consolidated cash flow (as defined in the Indenture), for the period of four consecutive fiscal quarters preceding the second anniversary of the issue date, is less than $20 million. The holders will have the right to cause the Company to redeem, at par, up to an additional 25% of the original principal amount of Senior Notes issued if the Company’s consolidated cash flow, for the period of four consecutive fiscal quarters preceding the third anniversary of the issue date, is less than $25 million. Such rights of the holders to cause the Company to redeem Senior Notes will terminate under certain circumstances, if at or prior to such second or third anniversary date the volume-weighted average trading price for the Company’s common stock exceeds $2.75 per share for any 20 trading days falling within any consecutive 30-trading-day period from the issue date through such anniversary date. (Section 3.11)

Upon a change of control of the Company, holders of the Senior Notes will have the right to require the Company to repurchase all or any part of their Notes at an offer price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. (Section 4.08)

The Senior Notes are guaranteed by the Company’s domestic subsidiaries. The Senior Notes are secured by a first-priority lien, subject to permitted liens, on collateral consisting of substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries. The trustee is required by the Indenture to subordinate the lien securing the Senior Notes to the lien securing a working capital facility if and when the Company enters into such a facility in compliance with the terms of the Indenture. The foregoing description of the security for payment of the Senior Notes is qualified in its entirety by reference to the security agreement between the Company and its subsidiaries and the trustee, a copy of which is attached as Exhibit 10.3 to this current report and is incorporated herein by reference.

The Company is obligated to comply with certain other covenants including the obligation to maintain its legal existence and comply with applicable laws and regulations (Sections 4.03 and 4.04); limitation on incurring additional

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indebtedness and issuance of preferred stock (Section 4.09); limitation on restricted payments (Section 4.10); limitation on liens (Section 4.11); limitation on asset sales (Section 4.12); limitation on transactions with affiliates (Section 4.14); limitation on sale and leaseback transactions (Section 4.15); limitation on consolidation, merger and sale of assets (Section 5.01); and other covenants customary for similar transactions (Sections 4.17 to 4.20, 4.23 and 4.24). In addition, the Indenture contains certain financial covenants under which the Company must maintain cash and cash equivalents at specified levels and cash, cash equivalents and qualified accounts receivable at specified levels (Sections 4.21 and 4.22). At least two business days prior to the consummation of the Merger and application of the proceeds of the Senior Notes for the purposes relating to the Merger as described in the Indenture, the Company must deliver to the holders an officer’s certificate certifying that no default then exists or will exist upon consummation of the Merger (Section 4.25). If the Merger has not occurred by the 180th day following the Senior Notes issue date, the Company agrees to enter into an agreement sufficient to perfect the trustee’s security interest in the cash held in escrow for payment of the remainder of the purchase price payable upon consummation of the Merger (Section 4.26).

Events of default under the Indenture include the failure of the Company to make payments on the Senior Notes when due, the failure to comply with covenants, the occurrence of certain defaults under other debt instruments, failure to pay one or more final judgments aggregating in excess of $2.5 million and certain events of bankruptcy or insolvency. Upon the occurrence of an event of default, the maturity of the Notes may be accelerated and the Trustee may pursue other remedies. (Article 6)

The Indenture and related security documents may be amended without the consent of any holder to cure any ambiguity, omission, defect or inconsistency and in other limited circumstances. Except for certain changes requiring the consent of each affected holder, the Company and the trustee may otherwise amend the Indenture and related security documents with the consent of the holders of at least 50% in aggregate principal amount of the Senior Notes at such time outstanding. (Sections 8.01 and 8.02)

Warrants

On July 3, 2006, the Company issued Warrants to the Unit Purchasers to purchase an aggregate of 25,875,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.004 per share, at an initial exercise price of $1.45 per share, subject to adjustment from time to time as provided in the Warrant. Each Warrant was issued in connection with the offering of units, each unit consisting of a Warrant to purchase 345 shares of common stock and a $1,000.00 aggregate principal amount of the Company’s Senior Notes. The Warrants may be exercised at the option of the holder commencing on the approval by the stockholders of the Company of the issuance of the Warrant Shares in accordance with the rules of the NASDAQ Stock Market, and ending at 5:00 P.M. Eastern Time on July 3, 2010.

If stockholder approval is obtained and becomes effective, and if at any time after July 3, 2008: (i) the daily volume weighted average price of a share of the Company’s common stock is equal to or exceeds $2.75 per share (as such price may be adjusted pursuant to the terms of the Warrant), for 20 out of any 30 consecutive trading-day period (the “Automatic Exercise Value Trigger”); (ii) the Warrant Shares issuable upon occurrence of the Automatic Exercise Value Trigger are available for immediate resale without registration or pursuant to an effective registration statement under the Securities Act of 1933 on the date the Automatic Exercise Value Trigger occurs and the date Notice of Automatic Exercise is delivered to a holder of Warrants; (iii) on each day during such 30-day period the common stock is designated for quotation on the principal market on which it is listed and has not been suspended from trading on such market (other than suspensions of not more than 2 trading days due to business announcements by the company); (iv) delisting or suspension of the common stock by the principal market on which it is listed shall not have been threatened or be pending on either of such dates; (v) during the 30-day trading period in and each of such evaluation dates there shall not have occurred the public announcement of a pending or proposed or intended merger which has not been abandoned, terminated or consummated, an event of default under the Indenture related to the Senior Notes or an event that with the passage of time or giving of notice would constitute an event of default thereunder; and (vi) the Company has no knowledge on either of the evaluation dates of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement (as defined below) not to be effective and available for the resale of all remaining Warrant Shares in accordance with the terms of the Registration Rights Agreement or any Warrant Shares issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to SEC Rule 144(k) and any applicable state securities laws, then the Warrant will be deemed to be exercised automatically at the applicable exercise price.

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If the Company does not obtain stockholder approval of the issuance of the Warrant Shares on or before an approval deadline of October 31, 2006, then it is obligated to pay to the holder of each Warrant as liquidated damages an amount equal to 1% of the aggregate exercise price for the Warrant Shares subject to the Warrant for each 30-day period after the approval deadline until stockholder approval is effective. The payments are to be made to the holder in cash. The Company’s stockholders have approved the issuance of the Warrant Shares, however, such approval will not be effective until the Company prepares an Information Statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), mails such Information Statement to the Company’s stockholders and 20 calendar days have elapsed after such mailing.

The Company is obligated to give written notice to the holders of a Warrant of the automatic exercise of the Warrants within 10 business days after the occurrence of an Automatic Exercise Value Trigger. The amount of the Warrant to be exercised upon occurrence of an Automatic Exercise with respect to the first 30-day period in which the Automatic Exercise Value Trigger has been achieved shall not exceed the number of Warrant Shares equal to 20% of the average of the dollar value of the common stock traded each day during such measurement period divided by the exercise price in effect at the end of the measurement period; and multiplied by the fraction whose numerator is the number of Warrant Shares for which the Warrant is exercisable as of the end of the measurement period; and whose denominator is the aggregate number of shares of common stock issuable upon the full exercise of the then outstanding class of Warrants as of the end of the measurement period.

The exercise price of Warrants may be paid by the holder by delivery to the Company of cash, tender of Senior Notes, or a combination of cash and Senior Notes. Senior Notes delivered in payment of the exercise price of Warrants are deemed to have a value equal to 100% of the principal amount of a note tendered. A holder of Warrants tendering Notes is entitled to be paid accrued but unpaid interest on the Senior Note to and including the date the notice of exercise is delivered to the Company or the date notice of automatic exercise is delivered to the holder and the amount of any premium over the principal amount of the Note if any that would be paid to the holder if the note delivered in payment of the exercise price was redeemed pursuant to a redemption call. If at any time Warrant Shares are not available for immediate resale as required under the terms of the Warrant, the holder of a Warrant may exercise the Warrant in whole or in part pursuant to a cashless exercise formula.

If the Company fails to deliver Warrant Shares upon exercise of the Warrant, it has agreed to pay liquidated damage to a holder for such late delivery the amount of $100.00 per business day after the third business day after the Warrant has been properly exercised for each $10,000 of common stock and continuing until the date on which the certificate representing such Warrant Shares are delivered to the holder. In addition, if the Company fails to make timely delivery of certificates representing Warrant Shares for which a Warrant has been exercised, and if within 7 business days thereafter the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of common stock which the holder anticipated receiving upon exercise, then the Company is obligated to pay to the holder within 5 business days the amount by which (i) the holders total purchase price (including brokerage commissions) for the shares of common stocks so purchased exceeds (ii) the aggregate current market price for the common stock for which the exercise was not timely honored together with interest thereon at the rate of 15% per annum, accruing from the date of deemed issue until the amount and any accrued interest is paid in full.

The Company may not effect the exercise of a Warrant, and the holder of a Warrant does not have the right to exercise the Warrant, to the extent that after giving effect to the exercise the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of common stock of the Company outstanding immediately after giving effect to the exercise. By written notice to the Company, any holder of a Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that such increase will not be effective until the 61st day after such notice is delivered to the Company.

The Warrants constitute restricted securities as defined under Regulation D under the Securities Act. The holder of a Warrant may not transfer the Warrant unless such transfer is exempt from registration, except transfers to: (i) the Company or any of its subsidiaries; (ii) pursuant to a registration statement declared effective under the Securities Act; (iii) to a “Qualified Institutional Buyer” as defined in Rule 144A if the Warrant is eligible for resale under such rule; (iv) pursuant to offers and sales to non-U.S. Purchasers that occur outside the United States within the meaning of Regulation S under the Securities Act; (v) to an institutional “accredited investor” as defined under Rule 501 under the Securities Act; or (vi) pursuant to another available exemption from registration requirements of the Securities Act. The Warrants bear a legend restricting transfer unless the Warrant and Warrant Shares have been registered or are sold in transactions exempt from registration.

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The exercise price of the Warrants and the number of shares purchasable are subject to adjustment on a weighted average basis if the Company issues or sells any class of capital stock without consideration or for a consideration per share less than the current market price of the capital stock immediately prior to the time of issuance. No adjustment is made upon conversion of shares of the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Preferred Stock in each case at the exercise price in effect on July 3, 2006; or as payment of dividends in lieu of cash with respect to such series; upon exercise of warrants of the Company outstanding as of July 3, 2006 to purchase up to 30,630,538 shares of common stock; or upon the exercise of options or other rights to purchase up to 3,361,365 shares of common stock outstanding as of July 3, 2006 under the Company’s stock option plans. Similar adjustments in the exercise price and number of shares issuable upon exercise will be made if the Company grants or issues warrants, options or other rights to subscribe for or to purchase capital stock or convertible securities or upon the additional conversion or exchange of convertible securities, and the price per share for which the capital stock is issuable upon exercise of options or convertible securities is less than the current market price of the Company’s capital stock immediately preceding the time of grant or issue; and the exercise price of the Warrants will be adjusted if the purchase price provided in any right or option or the rate at which convertible securities are convertible into capital stock is changed.

The Warrants also provide for customary anti-dilution provisions arising out of stock splits, combinations, dividends, distributions and similar events; and provide for rights to Warrant holders to receive a supplemental Warrant entitling a holder of a Warrant to receive securities and/or other property receivable upon a reclassification, consolidation, merger, sale or conveyance by the Company. Upon an adjustment of the exercise price, the number of shares of common stock issuable upon exercise at the adjusted exercise price are adjusted to the nearest full amount by multiplying a number equal to the exercise price in effect immediately prior to an adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to the adjustment and dividing the product so obtained by the adjusted exercise price.

Upon occurrence of a Special Redemption Trigger (as defined in the Indenture), then on the Special Mandatory Redemption Date (defined in the Indenture), the number of Warrant Shares for which a Warrant will be exercisable following the Special Mandatory Redemption Date will be adjusted to one-half of the number of Warrant Shares that were initially issuable pursuant to the Warrant. If a holder had exercised more than one-half of the Warrant prior to the Special Mandatory Redemption Date, then the Warrant will be cancelled in its entirety, but Warrant Shares issued pursuant to such prior exercise of the Warrant are not affected.

The Warrants contain other customary terms and provisions. The foregoing description of the Warrants is qualified in its entirety by reference to the form of Warrant issued to the Unit Purchasers, a copy of which is attached as Exhibit 10.6 to this current report and is incorporated herein by reference.

On July 3, 2006, the Company also issued warrants for the purchase of an aggregate of 797,500 shares of common stock to TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., TH Li Co-investment Partners, LLC, Thomas H. Lee, and TH Lee Putnam Fund Advisors, L.P. (“TH Lee Parties”). The warrants were issued in consideration of services provided by one or more of the TH Lee Parties and are exercisable at $.01 per share. The warrants issued to the TH Lee Parties have terms similar to the Warrants issued to the Unit Purchasers, but do not provide for automatic exercise upon the occurrence of an Automatic Exercise Value Trigger. The warrants issued to TH Lee Parties may be exercised on a cash or cashless exercise basis. The TH Lee Parties beneficially owned 62.3% of the Company’s common stock as of May 26, 2006. James G. Brown, Founder and Managing Director of TH Lee Putnam Ventures L.P., is a director of the Company.

Stock Purchase Agreement

In connection with the SPA, the Company’s Board of Directors adopted and approved a Certificate of Designations, Preferences and Rights of Series Q Preferred Stock of Velocity Express Corporation, as amended (the “Certificate of Designation”). The Certificate of Designation creates 9,704,813 shares of Series Q Preferred Stock with the preferences and rights described below. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on June 30, 2006, and amended on July 3, 2006. The descriptions of the SPA, Certificate of Designation and Registration Rights Agreement below are qualified in their entirety by reference to the SPA, Certificate of Designation and Registration Rights Agreement, copies of which are attached as Exhibits 10.4, 3.1, 3.2 and 10.5 to this current report and are incorporated herein by reference.

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Description of the Series Q Preferred Stock

Each share of Series Q Preferred Stock sold under the SPA was issued at a price of $10.00 per share and is convertible into 9.0909 shares of the Company’s common stock, representing an initial conversion price of $1.10 per share, subject to adjustment. Additional terms of the Series Q Preferred Stock include the following:

•	Cumulative dividends at the rate of six percent per annum on the stated value of $10.00 per share are payable quarterly in arrears. Dividends on the Series Q Preferred Stock are in preference to, and have priority over, distributions with respect to all other outstanding classes or series of the Company’s capital stock (other than dividends payable solely in shares of common stock). At the election of the Company, dividends on the Series Q Preferred Stock are payable in shares of Series Q Preferred Stock (“PIK Shares”); provided, however, that PIK Shares may not be issued without the consent of the holders of at least 70 percent of the outstanding Series Q Preferred Stock, unless the shares of common stock into which the PIK Shares are convertible have been registered for immediate resale under the Securities Act of 1933, as amended.

•	Upon the liquidation, dissolution or winding up of the Company, holders of shares of Series Q Preferred Stock are entitled to a payment equal to the shares’ stated value plus any accrued and unpaid dividends before payment is made with respect to any other outstanding classes or series of the Company’s capital stock.

•	The Company may elect to redeem the outstanding shares of Series Q Preferred Stock at any time for an amount equal to 125 percent of their stated value plus accrued and unpaid dividends. Upon the occurrence of any of the following events, the Company shall be obligated to redeem all outstanding shares of Series Q Preferred Stock (subject to the right of each holder of Series Q Preferred Stock to reject redemption) at a price equal to their stated value, all accrued and unpaid dividends, and a redemption premium of 50 percent of the annual dividend payable with respect to the Series Q Preferred Stock:

(i)	the acquisition of CD&L by a party other than the Company;

(ii)	the termination of the Merger Agreement; or

(iii)	the failure of the Company to consummate the acquisition of CD&L within 270 days following the Company’s issuance of the Series Q Preferred Stock.

•	The price at which the Series Q Preferred Stock may be converted into shares of common stock is subject to reduction as a result of subsequent issuances of common stock (or securities convertible into or exercisable for common stock) at a price per share of common stock less than the Series Q Preferred Stock conversion price, excluding: (i) issuances of common stock pursuant to employee stock option grants; (ii) issuances of common stock upon exercise or conversion of options or convertible securities outstanding on the date shares of Series Q Preferred Stock are issued; (iii) issuances of PIK Shares; and (iv) issuances of payment-in-kind dividends made with respect to other outstanding classes or series of the Company’s preferred stock.

•	The Company is entitled to force holders of the Series Q Preferred Stock to convert their shares into common stock if and when the daily weighted average market price of the common stock is equal to or greater than 200 percent of the then applicable Series Q Preferred Stock conversion price for a specified period of time and the shares of common stock issuable upon conversion of the Series Q Preferred Stock have been registered for resale under applicable federal and state securities laws.

Significant Covenants of the Company

Information Statement. On or before August 1, 2006, the Company must prepare and file with the SEC an Information Statement in compliance with Regulation 14C and Schedule 14C under the Securities Exchange Act of 1934, as amended, with respect to the written consents given by the Company’s stockholders to approve the issuance of the Series Q Preferred Stock. Pursuant to the terms of the Certificate of Designation, if the stockholder approvals set forth in the Information Statement are not effective on or prior to October 31, 2006, the Company will pay liquidated damages to each holder of Series Q Preferred Stock in an amount equal to one percent of the aggregate purchase price paid for the Series Q Preferred Stock then held by such holder for each 30-day period or pro rata portion thereof following October 31, 2006, until such stockholder approval is effective.

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Restriction on Certain Financings. For so long as any Series Q Preferred Stock purchased under the SPA is outstanding, the Company may not enter into any equity line of credit, variable or “future-priced” resetting, self-liquidating, adjusting or conditional fund raising, or similar financing arrangements.

Maintenance of Nasdaq Listing. The Company must use its best efforts to maintain the listing of its common stock on the Nasdaq Capital Market or a recognized securities exchange registered with the Securities and Exchange Commission.

Provide SEC Filings. Until July 3, 2011, the Company must furnish to the investors holding shares of Series Q Preferred Stock all reports, documents, information and financial statements filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

Indemnification. The Company has agreed to indemnify and hold harmless each investor and its affiliates and their respective officers, directors, managers, members, partners, employees and agents, to the fullest extent lawful, from any claims, liabilities, losses, damages and expenses arising out of or based upon:

•	any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to the investors by, or with the approval in writing of, the Company in connection with the marketing of the shares of Series Q Preferred Stock, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

•	any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained in the SPA.

The Company has also agreed to indemnify and hold harmless Jefferies & Company, Inc. for serving as closing agent under the SPA from any and all reasonable costs and expenses it incurs in connection with such service.

Registration Rights Agreement

The investors have been granted certain registration rights with respect to the shares of the Company’s common stock underlying the Series Q Preferred Stock (the “Conversion Shares”) pursuant to the terms of a Registration Rights Agreement, dated as of July 3, 2006, by and between the Company, the Investors and the other parties thereto (the “Registration Rights Agreement”). In addition to the Conversion Shares, the Registration Rights Agreement covers the following securities of the Company (the “Registrable Securities”):

•	PIK Shares;

•	shares of the Company’s common stock underlying the Warrants issued under the Senior Secured Note Purchase Agreement and the Unit Purchase Agreement, dated July 3, 2006, by and between the Company and Exeter Capital Partners IV, L.P.;

•	shares of the Company’s common stock underlying the Warrants issued to placement agents, affiliates and financial advisors in exchange for services rendered;

•	shares of the Company’s common stock underlying the Company’s Series M, N, O and P Convertible Preferred Stock (including shares of each such series issued as payment-in-kind dividends);

•	approximately 462,000 shares of the Company’s common stock issued to two advisors of CD&L for services rendered in connection with the Merger Agreement; and

•	approximately 2,465,418 shares of the Company’s common stock issued to Exeter Capital Partners IV, L.P. pursuant to the Series A Preferred Stock, Common Stock and Warrant Purchase Agreement (Share Consideration), dated as of July 3, 2006, by and between Velocity Express Corporation and Exeter Capital Partners IV, L.P., a copy of which is attached as Exhibit 10.11 to this current report and is incorporated herein by reference.

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Shelf Registration Statement. The Company is obligated to file a registration statement with the Securities and Exchange Commission, promptly after July 3, 2006 but no later than October 31, 2006 (the “Filing Deadline”), registering for resale the Conversion Shares. If the registration statement is not filed by the Filing Deadline or the registration is not declared effective by the Securities and Exchange Commission by December 29, 2006, or if after the registration statement is declared effective sales cannot be made pursuant to such registration statement for any reason other than certain delays permitted under the Registration Rights Agreement, the Company will make a pro rata payments to each holder of Registrable Securities in an amount equal to 1.0% (0.5% for holders of Warrants issued under the Senior Secured Note Purchase Agreement) of the aggregate amount invested by such holder for the Registrable Securities then held for each 30-day period or pro rata portion thereof following the date the registration statement should have been effective.

Piggyback Rights. The holders of Registrable Securities are also entitled to piggyback registration rights whenever the Company proposes to file a registration statement with respect to an offering for its own securities or for the account of others of any class of securities of the Company, subject to customary limitations imposed by the managing underwriter of such offering.

Other Provisions. The Registration Rights Agreement also contains customary indemnity provisions in favor of the holders of the Registrable Securities and the Company. The Company is responsible for paying the costs associated with registration of the Registrable Securities, including the fees and expenses of one counsel for the holders of Warrants and one counsel for the holders of Series Q Preferred Stock, but excluding all other expenses of the holders, including discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

Other Issuances of Series Q Preferred Stock

Effective July 3, 2006, the Company issued an aggregate of 309,770 shares of Series Q Preferred Stock, in consideration of services, determined by the Company to have a value of not less than $10.00 per share, to the following parties:

Context Capital Management, LLC	45,000
Broadband Capital Management, LLC	55,840
Pequot Capital Management	41,250
Meritage Capital Advisors, LLC	45,000
Luther Capital Management, LLC	20,000
Jefferies & Company, Inc.	102,680

The Company also issued an aggregate of 13,000 shares of Series Q Preferred Stock to TH Lee Putnam Ventures, L.P. (7,171 shares), TH Lee Putnam Parallel Ventures, L.P. (5,246 shares), TH Li Coinvestment Partners, LLC (420 shares) and Thomas H. Lee (163 shares) at $10.00 per share, payment for which was made by application of a credit from an overfunding in connection with a previous financing. The TH Lee Parties beneficially owned 62.3% of the Company’s common stock as of May 26, 2006. James G. Brown, Founder and Managing Director of TH Lee Putnam Ventures L.P., is a director of the Company.

Use of Proceeds from Financing

The net proceeds from the sale of the Senior Notes and Series Q Preferred Stock will be $103,006,319. Of such amount: (a) $27,175,000 was used to retire indebtedness to Bank of America, N.A. in the amount of $21,284,758 and to BET Associates, LP, in the amount of $5,890,250; and (b) $33,117,714 has been deposited with a paying agent to fund the Company’s obligations under the Merger Agreement.

An aggregate of $19,012,478 of the proceeds from the financing were used to purchase Series A Convertible Notes, Series A Convertible Preferred shares, certain warrants and common stock of CD&L representing, on an as converted basis, 49% of CD&L’s outstanding common stock. These securities were acquired from private investors and certain current and former members of CD&L’s management, as described below. The Company made cash payments of legal and investment banking fees associated with the acquisition of these securities of approximately $1.1 million.

The increase in the Company’s working capital, after reduction of debt, deposits with paying agents, acquisition of notes, shares and warrants, and paying associated fees, was approximately $23.7 million.

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ACQUISITION OF 49% BENEFICIAL

INTEREST IN COMMON STOCK OF CD&L

On July 3, 2006, the Company entered into a Series A Preferred Stock and Warrant Purchase Agreement with BNP Paribas (“Paribas”) and two Series A Preferred Stock, Common Stock and Warrant Purchase Agreements with Exeter Capital Partners IV, L.P. (“Exeter IV”), one of which related to securities purchased on the same date by Exeter IV from the United States Small Business Administration as receiver for Exeter Venture Lenders, L.P. (“Exeter I”) and one relating to CD&L securities held by Exeter IV prior to that date (collectively, the “Preferred Purchase Agreements”). The description of the Company’s purchase of CD&L’s securities is qualified in its entirety by reference to the applicable purchase agreements, copies of which are attached as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12 to this current report and are incorporated herein by reference. Under the Preferred Purchase Agreements, the Company purchased the following securities of CD&L at the following prices:

	Series A Preferred Stock
	Number of Preferred Shares	As Converted to Common	Per Common Share Price	Aggregate Price
Paribas	262,467	2,624,670	2.10	$5,511,807
Exeter IV	131,234	1,312,340	3.00	$3,937,020

	Common Stock Purchase Warrants (exercisable at $.01 per share)
	Number of Warrants	Per Share Price	Aggregate Price
Paribas	337,500	2.10	$705,375
Exeter IV	168,750	3.00	$506,250

	Common Stock
	Number of Shares	Per Share Price	Aggregate Price
Exeter IV	656,168	3.00	$1,968,504

All payments to Paribas were made in cash. Payments to Exeter was made as follows: (a) as to the shares it historically owned, Exeter IV received 3,205 units, with each unit consisting of a 12% senior note in the principal amount of $1,000 and warrants to purchase up to 345 shares of the Company common stock at a price of $1.45 per share. These units were simultaneously being sold to investors by the Company at an aggregate price of $1,000 (i.e., so that the Company paid Exeter IV $3.00 per CD&L common share based on such value) and (b) as to the securities acquired on July 3, 2006 from Exeter I, Exeter IV received 2,465,418 shares of the Company common stock at an agreed-on price of $1.30 per share (so that the Company paid Exeter IV $3.00 per share for such CD&L securities, based on such value).

Shortly after consummation of such purchases, the Company provided notice of the conversion of the Series A preferred stock into an aggregate of 3,937,010 shares of CD&L common stock, and exercised the 506,250 warrants on a cashless basis for an aggregate exercise price of $506.25, so that it received 506,075 shares of CD&L common stock. As a result, under the preferred purchase agreements, the Company acquired, in the aggregate, 5,099,253 shares of CD&L common stock.

Series A Convertible Subordinated Debenture Purchase Agreement

On July 3, 2006, Velocity entered into a Series A Convertible Subordinated Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with the 14 individuals who held all of the Company’s Series A debentures in the aggregate principal amount of $4 million, including Albert W. Van Ness, Jr., Chairman and Chief Executive Officer, William T. Brannan, President and director, Michael Brooks, Group Operations President and director, Russell Reardon, Chief Financial Officer, Mark Carlesimo, General Counsel, Matthew Morahan, director, Peter Young, an employee of CD&L, other officers of subsidiaries of CD&L, a consultant to CD&L, and other individuals (the “Series A Debenture Sellers”). Under the Debenture Purchase Agreement, the Company purchased the Series A debentures as follows:

Seller	Principal Amount of Debentures	As Converted Common Shares	Per Common Share Price	Aggregate Price
Albert W. VanNess, Jr.	$600,000	590,551	$3.25	$1,919,291.34
William T. Brannan	600,000	590,551	3.25	1,919,291.34
Michael Brooks	600,000	590,551	3.25	1,919,291.34
Russell Reardon	600,000	590,551	3.25	1,919,291.34
Mark Carlesimo	100,000	98,425	3.25	319,881.89
Matthew Morahan	200,000	196,850	3.25	639,763.78
Peter Young	100,000	98,425	3.25	319,881.89
Other Persons	1,200,000	1,181,102	3.25	3,838,581.50

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The Series A Debenture Sellers had been parties to a shareholders agreement with CD&L and the holders of the Series A preferred stock under which they had a right of first refusal to acquire the Series A preferred stock. As a condition to the Debenture Purchase Agreement, the Series A Debenture Sellers also enter into an agreement whereby they waived those rights of first refusal.

Shortly after consummation of the debenture purchase, the Company converted the Series A Debentures into an aggregate of 3,937,008 shares of CD&L common stock. As a result of this conversion and the Preferred Purchase Agreements, the Company owns 9,036,261 shares of CD&L common stock, representing 49% of outstanding shares of common stock of CD&L.

The foregoing summary is qualified in its entirety by reference to the Series A Convertible Subordinated Debenture Purchase Agreement, a copy of which is attached as Exhibit 10.12 to this current report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The contents of Item 1.01 under the caption “Acquisition of 49% Beneficial Interest in Common Stock of CD&L” above are incorporated herein by reference in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The contents of Item 1.01 under the caption “Acquisition Financing – Terms of Senior Notes and Indenture” above are incorporated herein by reference in their entirety.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of stock purchase agreements entered into on July 3, 2006, the Company issued 4,332,770 shares of Series Q Preferred Stock, which are convertible into an aggregate of 39,388,818 shares of the Company’s common stock. Of the amount of Series Q Preferred Stock sold, 4,000,000 shares were sold for $10.00 per share, and 332,770 were issued in consideration of services. In connection with the Company’s sale on July 3, 2006 of $75,000,000 principal amount of 12% Senior Secured Notes, the Company sold Warrants to the Unit Purchasers for the purchase of an aggregate of 25,875,000 shares of common stock. In connection with the Company’s acquisition of CD&L Series A Preferred Stock, common stock and warrants from an investor, the Company issued 3,205 units consisting of Senior Notes and Warrants to purchase an aggregate of 1,105,725 shares of the Company’s common stock at an exercise price of $1.45 per share. The Company also issued warrants to purchase 797,500 shares of common stock to the TH Lee Parties in consideration of services provided to the Company. The warrants issued to the TH Lee Parties are exercisable at $.01 per share. On July 3, 2006, the Company issued 2,465,418 shares of common stock to an investor in CD&L, in exchange for the following securities of CD&L: 656,170 shares of CD&L Series A Preferred Stock; 328,084 shares of CD&L common stock; and a Warrant for the purchase of 84,375 shares of common stock of CD&L. The Company engaged Broadband Capital Management, LLC (“Broadband”) as lead agent in connection with the sale of the Series Q Preferred Stock and, in addition to cash compensation, issued to Broadband 55,840 shares of Series Q Preferred Stock. The Company engaged Jefferies & Company, Inc. (“Jefferies”) as lead agent in connection with sale of the Senior Notes and, in addition to cash compensation, issued to Jefferies 102,680 shares of Series Q Preferred Stock.

Further details regarding these unregistered sales of equity securities are set forth in Item 1.01 above. The contents of Item 1.01 above are incorporated by reference in response to this Item 3.02.

All of the foregoing were offered and sold to a limited group of institutional and individual purchasers in private placement transactions effected in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of the investors is an accredited investor as defined under Rule 501 of Regulation D under the Securities Act.

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Item 8.01 Other Events

On July 5, 2006, Velocity and CD&L issued a press release regarding the transactions described herein. Such press release, which appears at Exhibit 99 to this current report, is incorporated by reference in response to this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(a) The financial statements required by this item will be filed by amendment to this current report no later than 71 calendar days after July 10, 2006.

(b) The pro forma financial information required by this item will be filed by amendment to this current report no later than 71 calendar days after July 10, 2006.

(c) Not applicable.

(d) See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	Velocity Express Corporation

	By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 3, 2006, by and among Velocity Express Corporation, CD&L Acquisition Corp., and CD&L, Inc.

3.1	Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed June 30, 2006 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28452) filed July 6, 2006).

3.2	Amended Certificate of Designation of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed July 3, 2006 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28452) filed July 6, 2006).

4.1	Indenture, dated as of July 3, 2006, between Velocity Express Corporation and Wells Fargo Bank, N.A., as trustee.

4.2	See Exhibits 3.1 and 3.2.

10.1	Purchase Agreement for 12% Senior Secured Notes and Warrants, dated as of July 3, 2006, by and among Velocity Express Corporation, CD&L Acquisition Corp., Corporate Express Distribution Services, Inc., Velocity Express Leasing, Inc., Velocity Express, Inc., VXP Leasing Mid-West, Inc., VXP Mid-West, Inc. and each of the purchasers party thereto (including form of Senior Note).

10.2	Form of Warrant issued together with the 12% Senior Secured Notes of Velocity Express Corporation as a Unit.

10.3	Security Agreement, dated as of July 3, 2006, by and among Velocity Express Corporation, CD&L Acquisition Corp., Corporate Express Distribution Services, Inc., Velocity Express Leasing, Inc., Velocity Express, Inc., VXP Leasing Mid-West, Inc., VXP Mid-West, Inc. and Wells Fargo Bank, N.A., as Trustee.

10.4	Stock Purchase Agreement for Series Q Convertible Preferred Stock, dated as of July 3, 2006, by and among Velocity Express Corporation and each of the purchasers party thereto.

10.5	Registration Rights Agreement, dated as of July 3, 2006, by and among Velocity Express Corporation and each of the other parties thereto.

10.6	Form of Warrant issued in connection with services provided to Velocity Express Corporation or its affiliates.

10.7	Voting Agreement, dated July 3, 2006, by and between Velocity Express Corporation and the individuals party thereto.

10.8	Series A Preferred Stock and Warrant Purchase Agreement, dated as of July 3, 2006, by and between Velocity Express Corporation and BNP Paribas.

10.9	Series A Preferred Stock, Common Stock and Warrant Purchase Agreement (Note and Warrant Consideration), dated as of July 3, 2006, by and between Velocity Express Corporation and Exeter Capital Partners IV, L.P.

10.10	Unit Purchase Agreement, dated as of July 3, 2006, by and among Velocity Express Corporation, CD&L Acquisition Corp., Corporate Express Distribution Services, Inc., Velocity Express Leasing, Inc., Velocity Express, Inc., VXP Leasing Mid-West, Inc., VXP Mid-West, Inc. and Exeter Capital Partners IV, L.P.

10.11	Series A Preferred Stock, Common Stock and Warrant Purchase Agreement (Share Consideration), dated as of July 3, 2006, by and between Velocity Express Corporation and Exeter Capital Partners IV, L.P.

10.12	Series A Convertible Subordinated Debenture Purchase Agreement, dated as of July 3, 2006, by and between Velocity Express Corporation and each of the other parties thereto.

99	Press Release dated July 5, 2006.

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EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “AGREEMENT”), dated as of July 3, 2006 (the “SIGNING DATE”), by and among VELOCITY EXPRESS CORPORATION, a Delaware corporation (“PURCHASER”), CD&L ACQUISITION CORP., a Delaware corporation and wholly owned Subsidiary of Purchaser (“NEWCO”), and CD&L, INC., a Delaware corporation (the “COMPANY”). For a listing of where the definitions of capitalized terms used in this Agreement can be found, see Section 9.11 below.

RECITALS

WHEREAS, the Board of Directors of the Company (the “BOARD OF DIRECTORS”) has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of the stockholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the Delaware General Corporation Law, as amended (the “DGCL”); and

WHEREAS, the Board of Directors has caused the Company Rights Plan to be amended pursuant to an amendment in the form attached as Exhibit A hereto (the “COMPANY RIGHTS PLAN AMENDMENT”), which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger), or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company’s securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company’s securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period; and

WHEREAS, the Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company’s outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on “business combinations” with “interested stockholders” (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies; and

WHEREAS, the board of directors of each of Purchaser and Newco has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of its respective stockholders and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the DGCL; and

WHEREAS, Purchaser, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

WHEREAS, the holders of all of the outstanding shares of Company Series A Preferred have consented to the execution and delivery of this Agreement and the consummation of transactions contemplated hereby; and

WHEREAS, pursuant to purchase agreements with certain securityholders of the Company, copies of which were previously provided to the Company (the “SECURITIES PURCHASE AGREEMENTS”), Purchaser has acquired the following securities of the Company prior to the execution of this Agreement and subsequent to the aforesaid amendments to the Company Rights Plan and approval of the Board of Directors for purposes of Section 203 of the DGCL (the “PURCHASER ACQUIRED SECURITIES”): (i) shares of Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock (which represents all of the outstanding shares of Company Series A Preferred as of the Signing Date), (ii) Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock (which represents all of the outstanding Company Notes as of the Signing Date), (iii) Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock (which represents all of the outstanding Company Warrants as of the Signing Date), and (iv) 656,000 shares of Company Common Stock; and

WHEREAS, Purchaser has obtained a voting agreement, a copy of which was previously provided to the Company, from the stockholders listed on Exhibit B, which voting agreement provides, among other things, that until the date of termination of this Agreement (whether as a result of a Superior Competing Transaction or for any other reason), such stockholders shall vote the shares of Company Common Stock owned by them in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (the “COMPANY VOTING AGREEMENT”) and irrevocable proxies from such stockholders giving Purchaser the right to vote the shares of Company Common Stock owned by them in accordance with the requirements of the Company Voting Agreement (collectively, the “IRREVOCABLE PROXIES”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Purchaser, Newco and the Company hereby agree as follows:

ARTICLE 1 —

THE MERGER; EFFECTIVE TIME; CLOSING

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Newco shall, in accordance with Section 251 of the DGCL,

consummate a merger (the “MERGER”) in which Newco shall be merged with and into the Company, with the Company being the surviving corporation, and the separate corporate existence of Newco shall thereupon cease. The corporation surviving the Merger shall be governed by the laws of the state of Delaware and is sometimes hereinafter referred to as the “SURVIVING CORPORATION.” In accordance with Section 251 of the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Newco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the DGCL and file with the Delaware Secretary of State a certificate of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the “EFFECTIVE TIME.”

1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 251 of the DGCL.

1.4 Closing. The closing of the Merger (the “CLOSING”) shall take place (a) at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey, at 10:00 a.m. as promptly as practicable after the last of the conditions set forth in Section 7.1 hereof shall be fulfilled or waived in accordance with this Agreement, or (b) at such other place, time and date as Purchaser and the Company may agree.

ARTICLE II —

SURVIVING CORPORATION

2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended in its entirety to read as set forth in Exhibit C hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

2.2 Bylaws. From and after the Effective Time, the Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with DGCL.

2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

2.4 Officers. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

ARTICLE III —

MERGER CONSIDERATION; CONVERSION OR CANCELLATION

OF COMPANY SHARES IN THE MERGER

3.1 Merger Consideration; Conversion or Cancellation of Company Shares in the Merger.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of capital stock of the Company (the “COMPANY SHARES”) or capital stock of Newco, each share of the Company’s common stock, par value $.001 per share (the “COMPANY COMMON STOCK”) and each share of the Company’s Series A Convertible Redeemable Preferred Stock, par value $.001 per share (the “COMPANY SERIES A PREFERRED”), issued and outstanding immediately prior to the Effective Time (other than (A) Company Shares owned by Purchaser, Newco or any direct or indirect wholly owned Subsidiary of Purchaser (collectively, “PURCHASER COMPANIES”), (B) Company Shares owned by any of the Company’s direct or indirect wholly owned Subsidiaries or held in the treasury of the Company (“TREASURY SHARES”) and (C) Dissenting Shares) shall, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) an amount in cash equal to Three Dollars ($3.00) (as adjusted pursuant to Section 3.10 below, the “MERGER CONSIDERATION”).

(b) Any Company Shares owned by the Purchaser Companies and all Treasury Shares shall be cancelled and retired at the Effective Time and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

(c) On or after the Effective Time, (i) holders of certificates representing Company Shares (the “CERTIFICATES”) immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration in accordance with Section 3.4 hereof for each share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) held by them and (ii) holders of certificates, agreements or other instruments representing Convertible Securities (the “CONVERTIBLE SECURITY INSTRUMENTS”) immediately prior to the Effective Time shall be treated in accordance with Section 3.7 below.

3.2 Conversion of Newco Shares. Each share of common stock, par value $.004, of Newco (“NEWCO COMMON STOCK”) issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $.004 per share, of the Surviving Corporation.

3.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, (A) Company Shares held by holders thereof who are entitled to vote on the Merger and who have not voted such Company Shares in favor of the adoption of this Agreement and the Merger, and (B) shares of Series A Preferred, even if their holders are not entitled to vote on the Merger, in each case with respect to which appraisal rights shall have been properly exercised and perfected in accordance with Section 262 of the DGCL (the “DISSENTING SHARES”), shall not be converted into or represent the right to receive the Merger Consideration which the holders of Company Shares are entitled to receive pursuant to Section 3.1 above, and holders of such Dissenting Shares shall be entitled to receive only the payment provided for by Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to be entitled to receive the Merger Consideration, without interest, per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred). The Company shall give Purchaser (i) prompt notice of any demands for payment for Dissenting Shares pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Purchaser or as otherwise required by applicable Law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands.

3.4 Exchange of Certificates and Convertible Security Instruments; Payment.

(a) On or prior to the Signing Date, Purchaser shall appoint a bank or trust company reasonably acceptable to the Company as the Person to receive Letters of Transmittal and to act as paying agent under this Agreement (the “PAYING AGENT’), pursuant to an agreement in form and substance reasonably acceptable to Purchaser and the Company (the “PAYING AGENT AGREEMENT”). On the Signing Date, Purchaser shall deposit with the Paying Agent, pursuant to the Paying Agent Agreement, an amount of cash equal to the aggregate amount of Merger Consideration payable under this Agreement to all holders of Company Shares and Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies) (collectively, the “COMPANY EQUITY HOLDERS”).

(b) Purchaser shall use commercially reasonable efforts to cause the Paying Agent to mail to each stockholder of record of the Company and all other Company Equity Holders as of the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Convertible Security Instruments shall pass, only upon delivery of the Certificates and Convertible Security Instruments to the Paying Agent) (a “LETTER OF TRANSMITTAL”) and (ii) instructions for effecting the surrender of the Certificates and Convertible Security Instruments and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 3.1.

(c) Upon surrender of a Certificate or Convertible Security Instrument for cancellation to the Paying Agent, together with a duly executed Letter of Transmittal, the holder of such Certificate or Convertible Security Instruments shall be entitled to receive in exchange therefor, and shall promptly receive, the Merger Consideration to which such holder is entitled in accordance with Section 3.1 in the form of a bank check.

(d) In the event that the Merger Consideration is to be delivered to any Person in whose name the Certificate or Convertible Security Instrument surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer.

(e) Until surrendered as contemplated by Section 3.4(c), each Certificate (other than a Certificate to be canceled in accordance with Section 3.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 3.4. No interest will be paid or will accrue on any cash payable to holders of Certificates or Convertible Security Instruments pursuant to the provisions of this Article III.

(f) Neither the Paying Agent nor any party hereto shall be liable to a holder of Company Shares or Convertible Securities for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) In the case of any Company Shares that are not represented by Certificates but are included in the Company Shares disclosed in Sections 4.2(a) and (b) below, such Company Shares shall be treated identically to Company Shares that are represented by Certificates for purposes of this Agreement (subject to evidence of ownership thereof reasonably satisfactory to Purchaser) and for purposes of the Paying Agent Agreement (subject to evidence of ownership thereof reasonably satisfactory to the Paying Agent).

(h) Purchaser shall be entitled, in accordance with Section 3.4(i) below, to receive all interest earned in respect of the funds deposited with the Paying Agent.

(i) Purchaser shall receive any remaining Merger Consideration on deposit with the Paying Agent on the date which is one year after the Effective Time, and any Company Equity Holder who has not surrendered his Certificate(s) or Convertible Security Instrument(s) to the Paying Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such Certificate(s) to Purchaser, subject to applicable escheat or abandoned property laws.

3.5 Missing Certificates. If any holder of Company Shares convertible into the right to receive the Merger Consideration is unable to deliver the Certificate which represents such Company Shares, or any Company Equity Holder is unable to deliver the Convertible Security Instrument which represents such Convertible Securities, the Paying Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:

(i) evidence to the reasonable satisfaction of Purchaser that any such Certificate or Convertible Security Instrument, as applicable, has been lost, wrongfully taken or destroyed;

(ii) such security or indemnity as may be reasonably requested by Purchaser to indemnify and hold harmless Purchaser and the Paying Agent; and

(iii) evidence reasonably satisfactory to Purchaser that such Person is the owner of the Company Shares theretofore represented by each Certificate claimed to be lost, wrongfully taken or destroyed, or the Convertible Securities theretofore represented by each Convertible Security Instrument claimed to be lost, wrongfully taken or destroyed, and that the holder is the Person who would be entitled to present such Certificate or Convertible Security Instrument for payment pursuant to this Agreement.

3.6 No Further Rights or Transfers. At and after the Effective Time, except for the surrender of the Certificate(s) in exchange for the right to receive the Merger Consideration with respect thereto (or, in the case of holders of Dissenting Shares, the right to receive the payment provided for by Section 262 of the DGCL), (i) each holder of Company Shares shall cease to have any rights as a stockholder of the Company, and (ii) no transfer of Company Shares shall thereafter be made on the stock transfer books of the Surviving Corporation.

3.7 Convertible Securities.

(a) The Company shall take all action necessary to ensure that (i) each option or other right to purchase shares of Company Common Stock pursuant to stock options (a “COMPANY OPTION”) which is outstanding at the Effective Time, whether granted by the Company under the Company’s Amended and Restated 2002 Stock Option Plan for Independent Directors, the Company’s 1995 Stock Option Plan for Independent Directors, the Company’s Year 2000 Stock Incentive Plan or the Company’s Employee Stock Compensation Program (collectively, the “COMPANY OPTION PLANS”) or any other plan or agreement, (ii) each warrant to purchase shares of Company Common Stock (a “COMPANY WARRANT”) which is outstanding at the Effective Time, and (iii) each Performance Unit granted by the Company under the Company’s Year 2000 Stock Incentive Plan which is outstanding at the Effective Time, in any such case, shall be fully vested and exercisable in full immediately prior to the consummation of the Merger and all Company Options, Company Warrants and Performance Units that are not exercised prior to the consummation of the Merger will be cancelled as of the Effective Time in exchange for the Merger Consideration described in Section 3.7(b) (other than Company Options, Company Warrants and Performance Units that are owned by Purchaser Companies, which will be cancelled without consideration); provided, however, that all Company Options, Company Warrants and Performance Units that cannot be so cancelled by the Company (“REMAINING EQUITY-BASED AWARDS”) shall remain outstanding but, at all times after the Effective Time, shall be deemed to refer to a cash payment to the holder thereof in an amount equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of such Remaining Equity-Based Awards immediately prior to the Effective Time multiplied by (y) the Merger Consideration without any interest thereon, less the applicable exercise price for the Company Option, Company Warrant or Performance Unit, if any.

(b) Each Convertible Security that is outstanding immediately prior to the Effective Time (other than Remaining Equity-Based Awards) shall be cancelled as of the Effective Time and converted into the right to receive, for each Company Share issuable upon exercise of such Convertible Security, the Merger Consideration, without interest, less the applicable exercise price for the Convertible Securities, if any (other than Convertible Securities that are owned by Purchaser Companies, which will be cancelled without consideration). Thereafter, without impairing the rights of the holders of the Convertible Security to receive payments of Merger Consideration to the extent set forth herein, the holders of Convertible Securities shall, as of the Effective Time, cease to have any further right or entitlement to acquire any shares of capital stock of the Company, Purchaser or the Surviving Corporation under the cancelled Convertible Securities. Holders of Convertible Securities will be required to deliver their Convertible Security Instruments in accordance with Section 3.4 above or, if unable to do so, otherwise meet the requirements set forth in Section 3.5 above. The Seller Notes will not be cancelled in the Merger and will remain outstanding at the Effective Time.

(c) The Company agrees to take all other actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger, except as permitted above, (i) no Convertible Securities are outstanding, (ii) no Person other than Purchaser shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by the Company or the Surviving Corporation, (iii) the holders of Convertible Securities prior to the Closing, shall, on and after the Closing, have no right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than the rights to payment of Merger Consideration in the manner described in this Section 3.7 or rights in respect of Dissenting Shares as described in Section 3.3 above, and (iv) no Person holding Convertible Securities shall by virtue of any such securities have any right to acquire any securities of Purchaser.

3.8 Employee Stock Purchase Plan. There are no active participants or participant accumulated cash balances in the Company’s Employee Stock Purchase Plan (the “ESPP”), and, after the Signing Date, the Company will not permit any participation in the ESPP or offer any plan, program or arrangement for the purchase of shares of Company Common Stock.

3.9 Withholding. Notwithstanding anything in this Agreement to the contrary, the Paying Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Options, Company Warrants or Performance Units such amounts as the Paying Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Internal Revenue Code of 1986, as amended (the “CODE”) or any provisions of state, local or foreign tax Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Options, Company Warrants or Performance Units in respect of which such deduction and withholding was made. The Company agrees to provide the Paying Agent and Purchaser with such information as they may reasonably require in order to calculate such amounts required to be withheld. After the Effective Time, Purchaser will timely remit, or cause the timely remission of, these withheld amounts to the taxing authorities entitled to receive the same.

3.10 Adjustments to Merger Consideration.

(a) In the event of any change for any reason (including without limitation as a result of a forward or reverse stock split, stock dividend or distribution, reclassification, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction) in the number of Company Shares or Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies, and other than any matter set forth on Part 4.2(b) of the Company Disclosure Memorandum) issued and outstanding at any time after the Signing Date and prior to the Effective Time (excluding changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Shares or Convertible Securities), the Merger Consideration shall be appropriately adjusted to provide to the holders of Company Shares and Convertible Securities the same aggregate amount of consideration (i.e., Three Dollars ($3.00) multiplied by the number of As Converted Total Company Shares as in effect at the Signing Date, as appropriately adjusted to reflect any changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Common Stock or Company Options after the Signing Date) (the “TOTAL MERGER CONSIDERATION”) (for the avoidance of doubt, Total Merger Consideration excludes any Merger Consideration payable in respect of Company Shares or Convertible Securities owned by Purchaser Companies) which they would have received had such change not occurred; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10.

(b) In the event that Section 4.2(c) below as in effect at the Signing Date misstates the As Converted Company Total Shares, then the Merger Consideration shall be appropriately reduced or increased as appropriate to provide to the holders of Company Common Stock and Convertible Securities the aggregate amount of Total Merger Consideration which they would have received if Section 4.2(c) as in effect at the Signing Date had been accurate; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10; provided, however, that no adjustment pursuant to this paragraph shall be made for any matter set forth on Part 4.2(b) of the Company Disclosure Memorandum.

(c) Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 3.10 unless all of the adjustments to be made pursuant to this Section 3.10 would in the aggregate cause an adjustment in the Merger Consideration of more than $.01 per share (i.e., if the adjustment would result in Merger Consideration of $2.99 per share or $3.01 per share, the Merger Consideration shall remain at $3.00 per share).

(d) Notwithstanding any adjustment to the per share Merger Consideration made pursuant to this Section 3.10, the aggregate Merger Consideration to be received by any holder of Company Shares or Convertible Securities in the Merger will be rounded up or down to the nearest one cent ($.01).

ARTICLE IV —

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Purchaser and Newco a Company Disclosure Memorandum dated as of the date of this Agreement and signed by the Company (the “COMPANY DISCLOSURE MEMORANDUM”) setting forth certain information regarding the Company and its business. To induce Purchaser and Newco to enter into and perform this Agreement, the Company hereby represents and warrants to Purchaser and Newco that, except (i) as set forth in the Company Disclosure Memorandum (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Company Disclosure Memorandum relates; provided, however, that any information set forth in one Section or subsection of the Company Disclosure Memorandum shall be deemed to apply to each other Section or subsection thereof to which its relevance is readily apparent on its face) or (ii) as set forth in the Company SEC Reports, each of the representations and warranties in the following paragraphs of this Article IV is true and correct as of the Signing Date:

4.1 Corporate Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Subsidiaries is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Set forth as exhibits to the Company SEC Reports are complete and correct copies of the Company’s Certificate of Incorporation and Bylaws, each as amended to date.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, of which, as of the Signing Date, 10,017,479 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which, as of the Signing Date, 393,701 shares were designated as Company Series A Preferred, and 393,701 shares of Company Series A Preferred were issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Set forth on Part 4.2(b) of the Company Disclosure Memorandum is a list of all Company Options issued and outstanding as of the Signing Date, together with a description of (i) the number of shares of Company Common Stock issuable upon exercise or conversion thereof, (ii) the applicable exercise or conversion price therefor, and (iii) the expiration date thereof. The Company does not have any Performance Shares or Shares of Restricted Stock issued or outstanding. All outstanding shares of capital stock of the Subsidiaries are owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims, options, rights of third parties and other encumbrances of any kind or nature (“LIENS”). Except for (i) this Agreement and as permitted or contemplated hereby, (ii) the Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock, (iii) the Company Options that represented as of the Signing Date the right to acquire up to an aggregate of 4,244,223 shares of Company Common Stock, (iv) the Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock, (v) the Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock, (vi) the Seller Notes, and (vii) the Company Rights, there are not, as of the Signing Date, any outstanding or authorized options, warrants, calls, Performance Units, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party, or by which they may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exercisable or exchangeable for, or evidencing the right to subscribe for or otherwise acquire, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

(c) The aggregate number of shares of Company Common Stock (i) which are issued and outstanding as of the Signing Date, and (ii) which would be issued and outstanding as of the Signing Date assuming a cashless exercise or cashless conversion of all Convertible Securities, using the actual exercise price of such Convertible Securities (in each case excluding shares of Company Common Stock and Convertible Securities that are owned by Purchaser Companies) (the sum of (i) and (ii) are hereinafter collectively referred to as the “AS CONVERTED TOTAL COMPANY SHARES”) is 11,039,238. For purposes of calculating said cashless exercise, the value of each share of Company Common Stock shall be equal to the Merger Consideration. In addition, for purposes of calculating the As Converted Total Company Shares, it shall be deemed that all Convertible Securities which have an exercise or conversion price in excess of the Merger Consideration would not be converted into any Company Common Stock.

(d) Except for the Company Voting Agreement, the Irrevocable Proxies, the Company Stockholders Agreement and the Company Registration Rights Agreement, there are not as of the Signing Date and there will not be at the Effective Time any registration rights agreements, stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound (or, to the Company’s Knowledge, to which any of its stockholders are a party or by which they are bound) relating to the voting of any Company Shares. There are no restrictions on the Company with respect to voting the stock of any of its Subsidiaries.

4.3 Authority Relative to This Agreement.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of the Merger and this Agreement by holders of the Company Shares in accordance with the DGCL and the Company Stockholders Agreement. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by holders of the Company Shares in accordance with the DGCL and by the holders of the Company Series A Preferred in accordance with the Company Stockholders Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Purchaser and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Board of Directors has caused the Company Rights Plan to be amended pursuant to the Company Rights Plan Amendment, which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) the approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger) or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company’s securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company’s securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period. The Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company’s outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on “business combinations” with “interested stockholders” (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies.

4.4 Consents and Approvals; No Violation.

(a) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will:

(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws, each as amended, of the Company or any of its Subsidiaries;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) and the Securities Act of 1933, as amended (the “SECURITIES ACT”), (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (C) as may be required by any applicable state securities or “blue sky” laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby, or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Purchaser and/or Newco;

(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any Contracts to which the Company or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease; or

(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made and, with respect to the Merger, this Agreement is adopted by the Company’s stockholders, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets.

(b) The affirmative vote of (i) a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement at a meeting at which a quorum is present (the “COMPANY STOCKHOLDER APPROVAL”) and (ii) a majority of the outstanding shares of Company Series A Preferred in favor of the approval and adoption of this Agreement (the “COMPANY SERIES A APPROVAL”) in accordance with the terms of the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the stockholders of the Company listed as “Stockholders” therein (the “COMPANY

STOCKHOLDERS AGREEMENT”) are the only votes of the holders of any class or series of the Company’s or its Subsidiaries’ securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

4.5 SEC Reports; Financial Statements; Undisclosed Liabilities; Disclosure Controls and Procedures.

(a) SEC Reports. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (“SEC”) since December 31, 2004 (including, without limitation, the Company’s Annual Reports on Form 10-K for the year ended December 31, 2004 and Form 10-K/A for the year ended December 31, 2005 (the “COMPANY 2005 AUDIT DATE”), the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and for the quarter ended March 31, 2006, and the Company’s proxy statement for its 2005 and 2006 Annual Meetings of Stockholders and all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOX”)) with respect to any Annual Reports), pursuant to the federal securities laws and the SEC’s rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by the Company with the SEC after the date of this Agreement, including any amendments thereto, the “COMPANY SEC REPORTS”). The Company SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC.

(b) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

(c) Financial Statements. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied, or in the case of the Company SEC Reports filed after the date hereof, will comply, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared, or in the case of the Company SEC Reports filed after the date hereof, will be prepared, in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, or in the case of the Company SEC Reports filed after the date hereof, will present fairly, in all material respects, the consolidated financial position of the

Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not, or with respect to any such financial statements contained in any of the Company SEC Reports to be filed subsequent to the Signing Date are not reasonably expected to be, material in amount or effect).

(d) SOX Certifications. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither the Company nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(e) Undisclosed Liabilities. Except (i) as reflected in the Company’s unaudited consolidated balance sheet at March 31, 2006 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) for liabilities incurred in the ordinary course of business since March 31, 2006 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable laws, in each case to the extent arising after the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a financial statement or in the notes thereto.

(f) Off-Balance Sheet Arrangements. The Company and its Subsidiaries have not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) since the Company 2005 Audit Date. The Company has delivered or made available to Purchaser copies of the documentation creating or governing all such all securitization transactions and off-balance sheet arrangements.

(g) Loans to Executives and Directors. The Company has not, since the effective date of SOX, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company in violation of SOX. The Company has not made any loan or extension of credit to which the second sentence of Section 13(k)(I) of the Exchange Act applies.

(h) Auditors. J.H. Cohn LLP has not performed any non-audit services for the Company and its Subsidiaries since the Company 2005 Audit Date. There has been no change in the Company’s accountants since the Company 2005 Audit Date. The Company has not been in any material disputes with J.H. Cohn LLP since the Company 2005 Audit Date, which, in any such case, were required to be disclosed in the Company SEC Reports and were not so disclosed.

4.6 Absence of Certain Changes or Events. Except as expressly required or permitted by this Agreement or as set forth on Part 4.6 of the Company Disclosure Memorandum, since March 31, 2006, there has not been:

(i) through the Signing Date, any Company Material Occurrence;

(ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any Company Shares;

(iii) any (A) granting by the Company or any of its Subsidiaries to any officer, employee or independent contractor of the Company or any of its Subsidiaries of any increase in compensation or payments, except in the ordinary course of business consistent with prior practice, (B) granting by the Company or any of its Subsidiaries to any such officer, employee or independent contractor of any increase in severance or termination pay, (C) entry by the Company or any of its Subsidiaries into any severance or termination agreement with any director or officer or employee of the Company or any of its Subsidiaries, or (D) entry by the Company or any of its Subsidiaries into any employment, independent contractor or consulting agreement with any director or officer or employee of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with prior practice, subject to the following exceptions:

(x) except, in the case of any of such clauses (A), (B), (C) or (D) above, as was required under employment agreements with Key Officers previously provided or made available to Purchaser, and

(y) except, in the case of any of clauses (B) and (C) above, for severance or termination payments made in the ordinary course of business consistent with past practice that did not or do not exceed $10,000 for any individual or $200,000 in the aggregate;

(iv) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary;

(v) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by Company Benefit Plans;

(vi) any material damage, destruction or other property loss, whether or not covered by insurance;

(vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or by applicable Laws;

(viii) any entry by either the Company or any Subsidiary thereof into any transaction which was not in the ordinary course of business;

(ix) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company or any Subsidiary thereof, except for obsolete assets or in the ordinary course of business consistent with past practices;

(x) any resignation or termination of employment of any Key Officer of the Company or any Subsidiary thereof and, to the Company’s Knowledge, there is not any impending resignation or termination of employment of any such Key Officers;

(xi) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any Subsidiary thereof (nor in any contingent obligation of the Company or any Subsidiary thereof regarding any of its respective officers, directors, employees, independent contractors or stockholders) by way of guaranty, endorsement, indemnity, or warranty;

(xii) except for the expiration of any right or Contract in accordance with its terms, any waiver or loss of any material right of the Company or any Subsidiary thereof, or the cancellation of any material debt, claim or Contract held by the Company or any Subsidiary thereof (which for purposes of this Section 4.6 does not include any debt, claim or Contract with any holder of Company Shares or Convertible Securities in their capacity as such, or any Affiliate of the Company or Affiliate of any holder of Company Shares or Convertible Securities in their capacity as such);

(xiii) any satisfaction or discharge of any Lien or any payment of any obligation by the Company or any Subsidiary thereof, except in the ordinary course of business and consistent with past practices and which is not material to the Business, assets, properties, operations or condition (financial or otherwise), or results of operations of the Company or any Subsidiary thereof;

(xiv) any material reduction in the form or amount of insurance coverage maintained by the Company or any Subsidiary;

(xv) any incurrence by either the Company or any Subsidiary of any material liability or other material obligation, except in the ordinary course of business;

(xvi) any material capital expenditures made by either the Company or any Subsidiary, other than in the ordinary course of business, and any commitments made by the Company or any Subsidiary for any future material capital expenditure; or

(xvii) any agreements or commitments entered into by the Company or any Subsidiary to take any actions identified under this Section 4.6.

4.7 Litigation. Except as set forth on Part 4.7 of the Company Disclosure Memorandum, there are no material actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby.

4.8 Insurance.

(a) The Company has previously provided or made available to Purchaser true and complete copies of all insurance policies maintained by the Company and its Subsidiaries as of the Signing Date (including any exhibits, schedules, riders or amendments thereof) (the “COMPANY INSURANCE POLICIES”). Each of the Company Insurance Policies is currently in full force and effect and shall remain in full force and effect through the Effective Time. All premiums on such Company Insurance Policies which are due have been paid through the Signing Date. The Company has delivered to Purchaser copies of all reservation of rights letters issued by any insurers of the Company and its Subsidiaries.

(b) The Company requires insurance coverage of each of the Company Independent Contractors pursuant to the individual agreements with the individual independent contractor drivers, specimens of which have been provided to Purchaser.

4.9 Taxes.

(a) The Company and its Subsidiaries are members of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent; such affiliated group files a consolidated federal income Tax Return.

(b) Each of the Company, its Subsidiaries and its former Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects.

(c) Each of the Company, its Subsidiaries and its former Subsidiaries has paid all Taxes due and payable by it as shown on such Tax Returns.

(d) Except as set forth on Part 4.9(d) of the Company Disclosure Memorandum, there are no unpaid Taxes due and payable by the Company, its Subsidiaries or its former Subsidiaries that are or could become a lien on any asset of the Company, or otherwise materially adversely affect the business, properties or financial condition of the Company or any of its Subsidiaries.

(e) Each of the Company and its Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements.

(f) Except as set forth on Part 4.9(f) of the Company Disclosure Memorandum, each of the Company and its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due.

4.10 Employee Benefit Plans; Labor Matters.

(a) Except as set forth in the Company SEC Reports, the Company does not maintain any Company Benefit Plans.

(b) All contributions and other payments required to have been made by the Company or any Company ERISA Affiliate with respect to any Company Benefit Plan (or to any Person pursuant to the terms thereof) have been or will be timely made, and all such amounts properly accrued through the date of the Company SEC Reports have been reflected therein.

(c) The terms of all Company Benefit Plans that are intended to be “qualified” within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. To the Company’s Knowledge, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code. With respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in material compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of the Company, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state, or local Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

(d) With respect to each Company Benefit Plan, to the Knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party). No claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened, by or against any Company Benefit Plan or the Company or any of its Subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course).

(e) No Company Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local Law that specifically mandates continued health coverage).

(f) Except as set forth in the Company SEC Reports and except for the Company Change in Control Payments and except for accelerated vesting of Company Options, there are no (i) payments (whether of severance pay or otherwise) which will become due from the Company or any of its Subsidiaries, which individually or in the aggregate are material, to any Company Beneficiary or to the trustee under any “rabbi trust” or similar arrangement, or (ii) material benefits under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable, in either case as a result of the commencement or announcement of the transaction contemplated by this Agreement.

(g) Neither the Company nor any entity that was at any time during the six-year period ending on the Signing Date a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that (A) is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA or (B) that is or was a multiemployer plan (as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA).

(h) Each Company Benefit Plan may be terminated or modified by the Company or Purchaser without material liability to the Company, Purchaser or any ERISA Affiliate of either, excluding liabilities attributable to administrative costs or to acceleration of the vesting and exercisability of Company Options.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other arrangement with any labor union.

4.11 Environmental Laws and Regulations.

(a) The Company and each of its Subsidiaries is now in compliance in all material respects with all Environmental Laws, and has been in compliance in all material respects with Environmental Laws. The conduct of the businesses of the Company and each of its Subsidiaries does not violate or conflict with any Environmental Laws in any material respect.

(b) The Company and each of its Subsidiaries has obtained all necessary Environmental Permits. The Environmental Permits are in full force and effect, and are being complied with in all material respects. The Environmental Permits are transferable and will remain in effect or will be replaced, renewed or transferred as appropriate immediately following the Closing. No other governmental authorizations are necessary for the day to day operations of the Company and each of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has received any formal complaint or notice from any Environmental Authority or any other Person alleging any past or present violation of any Environmental Law in connection with the operation of its business that is currently unresolved. As of the Signing Date, to the Knowledge of the Company, there is no investigative proceeding against the Company or any of its Subsidiaries by any Environmental Authority in connection with the past or present operation of its business. There are no pending claims under any Environmental Law against the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with the business of the Company and its Subsidiaries.

(e) Neither the Company nor or any of its Subsidiaries is subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

(f) To the Company’s Knowledge, no Company Real Property or real property currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries (including real property used for off-site disposal of any Regulated Material) is listed on any federal list of Superfund or National Priorities List sites or similar governmental lists. To the Company’s Knowledge, there exist no circumstances that could result in any such property being listed on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials. To the Company’s Knowledge, none of the Company Real Property has been used at any time by any Person as a hazardous waste treatment, storage or disposal site.

(g) To the Company’s Knowledge, there are no (i) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or (ii) capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls (“PCBS”) (other than light fixtures which contain PCBs), located in, at, under or on the Company Real Property.

(h) To the Company’s Knowledge, there are no facts, actions, activities, circumstances, conditions, occurrences, events, liabilities, or incidents, including any Release, threatened Release, generation, use, treatment, storage, disposal, arranging for disposal, transportation, or the presence of Regulated Materials, that are likely to (i) result in any environmental liability, (ii) prevent or interfere with the operation of the Company’s business as it is currently being conducted, in compliance with all applicable Environmental Laws, (iii) materially affect the assets, business or financial conditions of the Company or any of its Subsidiaries, or (iv) adversely impact or affect the use of any Company Real Property.

(i) No property owned or used by the Company or any of its Subsidiaries and located in the State of New Jersey is an “industrial establishment” within the meaning of ISRA or is or has been used by the Company or any of its Subsidiaries (or, to the Company’s Knowledge, by any other Person) for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any “hazardous substances” or “hazardous wastes” within the meaning of ISRA. There is no North American Industry Classification System code applicable to the properties and operations of the Company or any of its Subsidiaries which is subject to ISRA.

4.12 Intellectual Property. Except as set forth on Part 4.12 of the Company Disclosure Memorandum:

(a) Prior to the Signing Date, the Company has delivered or made available to Purchaser true and correct copies of (i) all registered service marks which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole (“COMPANY INTELLECTUAL PROPERTY”) and (ii) all written agreements relating to software which the Company or its Subsidiaries is licensed or authorized by third parties to use and which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole (“COMPANY SOFTWARE”). Neither the Company nor any of its Subsidiaries has any material patents or rights or owned software, nor have any of them granted any third parties any license to use any Company Intellectual Property.

(b) As of the Signing Date, (i) the Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all Company Intellectual Property and Company Software, and (ii) there were no claims pending or, to the Company’s Knowledge, threatened, that the Company or any Subsidiary was in violation of any such intellectual property rights of any third party.

4.13 Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.9, 4.10 and 4.11, neither the Company nor any Subsidiary is in violation of or in default under any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority (“LAWS”) or writ, judgment, decree, injunction or similar order of any Governmental Authority, in each case, whether preliminary or final (an “ORDER”), applicable to the Company or any Subsidiary or any of their respective assets and properties the effect of which, individually, or in the aggregate with other such violations and defaults, could reasonably be expected to have a Company Material Occurrence. The Company is in compliance with all listing and corporate governance requirements of the American Stock Exchange (“AMEX”), and since the enactment of SOX, has been and is in compliance in all material respects, and will continue to remain in compliance following the effective time, in all material respects, with all applicable rules, regulations, and requirements of SOX and the SEC.

4.14 Certain Agreements.

(a) Neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except (i) as expressly required or permitted by this Agreement, (ii) for accelerated vesting of Company Options, and (iii) for the Company Change in Control Payments.

(b) The transactions contemplated by this Agreement will not constitute a “change of control” under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting of or lapse of repurchase rights or other rights under, the terms, conditions or provisions of any loan or commitment letter, note, bond, mortgage, indenture, license, or any material lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except (i) for the Company Change in Control Payments, (ii) for the Company’s repayment in full its credit facility with Bank of America, (iii) for any payment required to be made to the holders of the Company Series A Preferred pursuant to the Company’s Certificate of Incorporation, and (iv) for acceleration of principal and interest due under any of the Seller Notes or Company Notes; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease.

(c) There are no amounts payable by the Company or its Subsidiaries to any officers of the Company or its Subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination, except for the Company Change in Control Payments.

4.15 Brokers and Finders. The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby, except that the Company has employed Scura Rise & Partners, LLC, as its financial advisor, and Thomas E. Durkin III, as a consultant, pursuant to agreements with Purchaser, true and correct copies of which have been furnished to Purchaser.

4.16 Opinion of Financial Advisor. The Company has received the opinion of Scura Rise & Partners, LLC, dated as of June 26, 2006, to the effect that, as of such date, the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to such common stockholders from a financial point of view.

4.17 Customers and Suppliers. Except as set forth on Part 4.17 of the Company Disclosure Memorandum, neither the Company nor any Subsidiary thereof has received any notice, nor does the Company have any Knowledge, that any material customer or supplier of the Company or any Subsidiary thereof has taken or contemplates taking, any steps that would be reasonably likely to disrupt the business relationship of the Company with such material customer or supplier, or could result in a Company Material Occurrence other than such steps that might result from the announcement of this transaction.

4.18 No Default. Except as set forth on Part 4.18 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries is in material breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), or (ii) any Law applicable to the Company or its Subsidiaries or any of their respective properties or assets.

4.19 Material Contracts. The Company has delivered or made available to Purchaser a true and complete copy of each written Contract that is of a type described below (collectively, the “COMPANY MATERIAL CONTRACTS”):

(a) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $250,000.00 per annum;

(b) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $250,000.00 per annum, other than standard inventory purchase orders executed in the ordinary course of business;

(c) any Contract relating to the borrowing of money or guaranty of indebtedness;

(d) any collective bargaining or other arrangement with any labor union;

(e) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company’s capital stock or assets;

(f) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

(g) any joint venture or partnership Contract;

(h) any written employment Contract, severance agreement or other similar binding agreement or policy with any officer or employee; and

(i) any Contracts requiring future payments of $250,000.00 or more per annum which are not otherwise described in clauses (a) though (h) above.

The Company has also delivered or made available to Purchaser a copy of the Company’s form of independent contractor agreement. Each Company Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors’ rights generally and general principles of equity (whether applied in an action at law or in equity). The Company is in compliance with all obligations required to be performed by it under the Company Material Contracts, and the Company is not and, to the Knowledge of the Company, no other party to a Company Material Contract is, in breach or default thereunder in any material respect. Each Contract of the Company that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC has been filed in the Company SEC Reports prior to the date hereof. The Company is not a party to any written or oral customer contract with revenues of over $150,000 per year which requires the Company to pay any material penalty upon termination of such contract.

4.20 State Takeover Statutes; Anti-Takeover Provisions. The Company has taken all actions with respect to any anti-takeover provisions of the Company’s Bylaws or Certificate of Incorporation or applicable provisions of the DGCL necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

4.21 Transactions With Affiliates. The Company’s Material Contracts (other than employment or consulting related Contracts or the Company Stockholders Agreement) do not include any obligation or commitment between the Company and (i) any employee of the Company, (ii) to the Knowledge of the Company, any stockholder of the Company beneficially owning 5% or more of the Company Common Stock, (iii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing Persons (each, a “COMPANY AFFILIATE”). The assets of the Company do not include any receivable or other obligation or commitment from a Company Affiliate to the Company.

4.22 Licenses.

(a) The Company has delivered or made available to Purchaser a true and complete copy of all material licenses, permits approvals, certificates, titles, fuel permits, franchises, operating authorizations (including without limitation any necessary operating authorizations from the Federal Motor Carrier Safety Administration or Department of Transportation), state operating licenses or registrations and other interstate or intrastate regulatory licenses or authorizations required for the operation of the business of the Company and its Subsidiaries (the “LICENSES”). Each of the Licenses is in full force and effect, and there are no pending modifications, amendments or revocation proceedings for any of the Licenses which would materially adversely affect the operations of the Company.

(b) All material fees due and payable to Governmental Authorities pursuant to the rules governing the Licenses have been paid and, to the Company’s Knowledge, no event has occurred with respect to the Licenses held by the Company which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company’s Knowledge, is there any proceeding threatened, by any Governmental Authority (including without limitation the Federal Motor Carrier Safety Administration or Department of Transportation), which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine.

4.23 Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders or, except as set forth in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser for inclusion or incorporation by reference therein.

4.24 Title to and Condition of Assets.

(a) Each of the Company and its Subsidiaries has good title to, or valid licenses to or leasehold interests in, all of the material properties and assets used by them in connection with their businesses, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of the Subsidiaries has leasehold interests, are free and clear of all Liens, except for such Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted.

(b) Each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation here or elsewhere in this Agreement as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

4.25 Real Property.

(a) Neither the Company nor any Subsidiary thereof owns, or has at any time owned (in the case of a Subsidiary, since the Company’s acquisition thereof), any real property.

(b) Each parcel or tract of real property that is used or occupied by the Company or any Subsidiary thereof (the “COMPANY REAL PROPERTY”) is subject to a written lease or sublease to which the Company or any Subsidiary thereof is a party as lessee or sublessee (individually a “REAL PROPERTY LEASE”). All such Real Property Leases are valid and in full force and effect in accordance with their terms, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation (here or in any other section dealing with required consents) as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. The Company has previously furnished or made available to Purchaser true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any material default by the Company or any Subsidiary thereof, or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Subsidiary thereof, or (ii) to the Knowledge of the Company, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a material default by any other party to any Real Property Lease.

(c) No options have been granted by the Company to others to purchase, lease or otherwise acquire any interest in the Company Real Property or any part thereof. Except as set forth in the applicable Real Property Lease, the Company and its Subsidiaries have the exclusive right of possession of the Company Real Property.

(d) To the Company’s Knowledge, the present use, occupancy and operation of the Company Real Property, and all aspects of the improvements to the Company Real Property are in compliance, in all material respects, with all Laws, the applicable Real Property Lease and private restrictive covenants of record, and, there has not been any proposed change thereto that would affect any of the Company Real Property or its use, occupancy or operation. All improvements on the real property are in good condition and repair, and are suited for the operation of the business of the Company and its Subsidiaries as it currently is conducted.

4.26 Company Independent Contractors. The Company is not a party to any agreement with any Company Independent Contractor who employs or represents more than ten (10) other drivers, couriers and/or operators.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

To induce the Company to enter into and perform this Agreement, Purchaser and Newco hereby represent and warrant to the Company that each of the representations, warranties and statements in the following paragraphs of this Article V is true and correct as of the Signing Date and will be true and correct as of the Effective Time:

5.1 Corporate Organization and Qualification. Each of Purchaser and Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

5.2 Authority Relative to this Agreement. Each of Purchaser and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Purchaser and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Purchaser and Newco. No other corporate proceedings on the part of Purchaser and Newco or their stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Purchaser and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.3 Consents and Approvals; No Violation.

(a) Neither the execution and delivery of this Agreement by Purchaser or Newco nor the consummation by Purchaser and Newco of the transactions contemplated hereby will:

(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the Bylaws, as amended, respectively, of Purchaser or Newco;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) if any, pursuant to the applicable requirements of the Exchange Act and the Securities Act, (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Purchaser is authorized to do business, (C) as may be required by any applicable state securities or “blue sky” laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of the Company;

(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate materially adversely affect the consummation of the transactions contemplated hereby or reasonably be expected to result in a Purchaser Material Occurrence; or

(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its Subsidiaries or to any of their respective assets.

(b) The affirmative vote of Purchaser as the sole holder of voting capital stock of Newco is the only vote of the holders of any class or series of Purchaser’s or its Subsidiaries’ securities necessary to approve this Agreement and the transactions contemplated hereby.

5.4 Information Supplied. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders or, except as disclosed in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.5 Litigation. As of the Signing Date, there are no actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries which question the validity of this Agreement or any action taken or to be taken in connection herewith or which could adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. Neither Purchaser nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which would reasonably be expected to materially and adversely affect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

5.6 Capital Resources. As of the Closing, in addition to funds deposited with the Paying Agent pursuant to Section 3.4(a), Purchaser will have funds that are sufficient to (i) make the payments required under Section 7.2(b), (ii) operate its business as currently contemplated after giving effect to the Merger and the other transactions contemplated by this Agreement, and (iii) to pay its debts as they become due.

5.7 No Default. Neither Purchaser nor any of its Subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any Law applicable to Purchaser or its Subsidiaries or any of their respective properties or assets or (iii) any material agreement to which it is a party or by which it is bound, in each case for clauses (i)-(iii) above except for such breach, default or violation that would not, individually or in the aggregate, reasonably be expected to adversely effect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE VI —

ADDITIONAL COVENANTS AND AGREEMENTS

6.1 Conduct of Business of the Company. The Company agrees that during the period from the Signing Date to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers, employees and independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, or as Purchaser shall otherwise agree in writing, neither the Company nor any of its Subsidiaries will, without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed or conditioned:

(a) (except for shares of Company Common Stock to be issued or delivered pursuant to (i) the Company Option Plans with respect to the exercise of options, (ii) the conversion of Company Series A Preferred, (iii) the exercise of Company Warrants, (iv) the conversion of Company Notes, or (v) the conversion of Seller Notes (to the extent convertible), which in each case are outstanding on the Signing Date and, in each case, together with any Company Rights issued in respect thereof and initially attached thereto) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional shares of capital stock of any class (including the Company Shares), or any Convertible Securities (including issuances pursuant to any of the Company Option Plans or the ESPP), or (y) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the Signing Date;

(b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Company Shares or any other outstanding Convertible Securities, provided that the Company may repurchase outstanding stock options in accordance with the terms of the Company Option Plans;

(c) split, combine, subdivide or reclassify any Company Shares or Convertible Securities or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Company Shares or Convertible Securities or otherwise make any payments to securityholders in their capacity as such, except for dividends by a wholly owned Subsidiary of the Company to the Company;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger);

(e) adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company, except as expressly required or permitted by this Agreement;

(f) make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

(g) incur any indebtedness for borrowed money or guarantee any such indebtedness, except for (i) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, (ii) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, or (iii) guarantees by the Company of indebtedness of wholly-owned Subsidiaries of the Company or guarantees by Subsidiaries of indebtedness of the Company (provided that all such guaranteed indebtedness, together with the indebtedness of the Company and its Subsidiaries incurred pursuant to clause (i) above, was incurred in the ordinary course of business and consistent with past practice);

(h) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company in excess of $250,000 in the aggregate;

(i) grant any increases in the compensation of any of its directors, officers or employees, except (i) in the ordinary course of business and consistent with past practice, (ii) as required under any Company Benefit Plan in effect on the Signing Date and set forth in the Company SEC Reports, (iii) as required under any written severance, termination or employment agreement in effect on the Signing Date, copies of which have been provided or made available to Purchaser prior to the Signing Date, or (iv) to the extent reflected in the Company Change in Control Payments;

(j) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the Signing Date and provided or made available to Purchaser prior to the Signing Date;

(k) except as expressly provided by this Agreement, enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

(l) except as may be required to comply with applicable Law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the Signing Date, or amend any such plan or arrangement in existence on the Signing Date if such amendment would have the effect of materially enhancing any benefits thereunder;

(m) make or agree to make any material capital expenditures or material commitments not in the ordinary course of business and consistent with past practice;

(n) take any action or fail to take any action which could reasonably be expected to result in any of the covenants or conditions to the Merger set forth in Article VII not being satisfied; or

(o) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.2 No Solicitation of Transactions.

(a) The Company agrees that, as of the Signing Date, it has, and has caused each officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company or any Subsidiary (the “COMPANY REPRESENTATIVES”), to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Competing Transaction. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives to:

(i) solicit or initiate, or knowingly encourage or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any Person other than Purchaser, Newco or any affiliates thereof (a “THIRD PARTY”) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company (a “COMPETING TRANSACTION”);

(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction;

(iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Notwithstanding paragraph (a) above, if the Company receives a bona fide, unsolicited, written proposal or offer for a Competing Transaction by a Third Party, which the Board of Directors determines in good faith (after consulting its independent financial advisor) (i) will result in, or is reasonably likely to lead to, terms which are more favorable to the holders of Company Shares than the Merger and the other transactions contemplated by this Agreement and, after consultation with counsel, determines in good faith that failure to take an action otherwise prohibited under paragraph (a) above would result in a breach of its fiduciary duties under applicable laws, (ii) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation), and (iii) is subject to a confidentiality agreement with such Third Party on terms no less favorable to the Company, in all material respects, than the confidentiality agreement with Purchaser (each as amended or restated, a “SUPERIOR COMPETING TRANSACTION”), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.2(d), furnish information with respect to the Company and its Subsidiaries to and participate in discussions and negotiations directly or through its representatives with, such Third Party, provided that the Company shall have delivered to Purchaser prior written notice that it intends to take such action.

(c) Notwithstanding anything in this Agreement to the contrary, the Board of Directors (including any committee thereof) shall be permitted to (A) withhold, withdraw or modify in a manner adverse to Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Purchaser, its recommendation to the holders of the Company Shares as a result of any Competing Transaction, or (B) adopt or recommend, or propose publicly to adopt or recommend, any Competing Transaction (any action described in either clause (A) or (B) or in paragraph (h) below being referred to as a “COMPANY ADVERSE RECOMMENDATION CHANGE”) and, concurrently therewith or thereafter, enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to any Competing Transaction, but only if (i) a Third Party submits an unsolicited Competing Transaction that the Board of Directors determines, in its good faith judgment, is reasonably likely to result in a Superior Competing Transaction and after consultation with counsel, determines that failure to take such action would result in a breach of fiduciary duties under applicable Laws, (ii) the Company shall have delivered to Purchaser prior written notice that it intends to take such action, including therein the identity of such Third Party and the terms and conditions of such Competing Transaction, (iii) seven (7) business days have elapsed following delivery to Purchaser of written notice of such prior written notice and during such seven (7) business day period the Company has given Purchaser reasonable opportunity to discuss with the Company the Competing Transaction and any proposed amendments to this Agreement, and (iv) at the of end such seven (7) business day period the Board of Directors determines in good faith that the Competing Transaction continues to be reasonably likely to result in a Superior Competing Transaction (taking into consideration any modifications to the terms hereof proposed by Purchaser), after consultation with its counsel and its independent financial advisor. Nothing contained in this Agreement shall prevent the Company or the Board of Directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the stockholders of the Company that is required by applicable Laws.

(d) The Company shall promptly advise Purchaser orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company; (ii) the identity of the Third Party submitting such Competing Transactions or making such inquiry; and (iii) the material terms and conditions of such Competing Transaction. The Company will keep Purchaser reasonably informed on a current basis of the status and details of any such Competing Transaction (including amendments and proposed amendments) proposal or inquiry in a timely manner.

(e) Purchaser and Newco agree and covenant that, in the event that a vote or consent of the Company’s stockholders is required in connection with the approval of any Superior Competing Transaction, then:

(i) the total amount of Company Shares owned (of record or beneficially) by Purchaser Companies which are voted against any Superior Competing Transaction shall represent no more than twenty five percent (25%) of the issued and outstanding voting stock of the Company which are entitled to vote in respect of such Superior Competing Transaction as of the date of such stockholder vote; and

(ii) all Company Shares which are owned (of record or beneficially) by Purchaser Companies, which are entitled to vote in respect of such Superior Competing Transaction and which are not voted against such Superior Competing Transaction (the “PROXY SHARES”) shall be voted for or voted against such Superior Competing Transaction, or abstained or not voted, in a manner which emulates the percentages of votes, abstentions and failures to vote by all of the other holders of all Company Shares which are entitled to vote in respect of such Superior Competing Transaction (the “EMULATED SHARES”). For example, if 40% of the Emulated Shares voted in favor of the Superior Competing Transaction, 20% of the Emulated Shares voted against the Superior Competing Transaction, and 40% of the Emulated Shares abstained or not voted, then 40% of the Proxy Shares must be voted in favor of the Superior Competing Transaction, 20% of the Proxy Shares must be voted against the Superior Competing Transaction, and 40% of the Proxy Shares must be abstained or not voted.

(f) Purchaser hereby waives, and agrees not to assert and to cause all Purchaser Companies not to assert, any appraisal rights any of the Purchaser Companies may have under the DGCL with respect to any Company Shares owned (of record or beneficially) by them in connection with a Superior Competing Transaction, provided that such waiver and agreements not to assert are conditioned upon and subject to the Company’s compliance with Section 8.5(d).

(g) Purchaser hereby irrevocably appoints and constitutes the Secretary of the Company (the “PROXYHOLDER”) as the agent, attorney and proxy of the Purchaser with respect to the Proxy Shares solely for purposes of causing the Proxyholder to vote the Proxy Shares as set forth in Sections 6.2(e)(ii) above and 6.11 below. The Proxyholder may not exercise such proxy rights with respect to any other matter. Such proxy rights shall be deemed coupled with an interest and are irrevocable prior to the termination of this Agreement; provided, however, that if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then such proxy rights shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination.

(h) Notwithstanding anything in this Agreement to the contrary, in the absence of a Competing Transaction, the Board of Directors (including any committee thereof) shall be permitted to make a Company Adverse Recommendation Change if the Board of Directors determines in good faith, after consultation with counsel, that failure to take such action would result in a breach of its fiduciary duties under applicable laws.

6.3 Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using its reasonable efforts to (i) take all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) obtain all necessary or appropriate waivers, consents and approvals, (iii) effect all necessary registrations, filings and submissions (including, but not limited to, such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets), and (iv) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the Company Stockholder Approval. Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.3 if in the good faith opinion of the Board of Directors in accordance with Section 6.2 after consultation with its counsel such actions might be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law.

6.4 Access to Information; Solicitation of Employees.

(a) Access to Information. Upon reasonable prior notice, each party shall (and shall cause each of its Subsidiaries to) afford to officers, employees, consultants, counsel, accountants, financial advisors, insurance advisors and other authorized representatives of any other party (“REPRESENTATIVES”), in order to evaluate the transactions contemplated by this Agreement, full and free access, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties, personnel, contracts, books and records, and other information and data (including, without limitation, by (i) furnishing copies of the Company’s contracts, plans, and other books, records and correspondence (including electronic books, records and correspondence); (ii) granting full access to the Company’s tracking systems and all hardware or software related thereto; (iii) by granting reasonable access to the Company’s Representatives; and (iv) granting reasonable access to the Company’s customers and vendors and the Company Independent Contractors, provided that the foregoing shall not authorize Purchaser to contact any such customer, vendor or Company Independent Contractor without first receiving clearance from the Company (which clearance shall not be unreasonably withheld, delayed or conditioned) and without offering the Company an opportunity to jointly participate)) as may reasonably be requested; provided, however, that a party shall not be required to (or to cause any of its Subsidiaries to) so afford such access or furnish or make available such information to the extent that doing so would result in the loss of attorney-client privilege (provided that such party shall use its reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the confidentiality agreements dated October 22, 2004 and March 29, 2005, respectively, by and between the Company and Purchaser, as amended (collectively, the “CONFIDENTIALITY AGREEMENTS”) shall apply with respect to information furnished by each party, its Subsidiaries and its Representatives to the other hereunder.

(b) Solicitation of Employees. Notwithstanding the terms of the Confidentiality Agreements, Purchaser and the Company agree that until the earlier of the consummation of this Agreement or the one-year anniversary of the date of termination of this Agreement, as applicable, each party and its respective Subsidiaries shall not, without the other party’s prior written consent, directly or indirectly solicit for employment (other than through advertising in newspapers or periodicals of general circulation or recruiters’ searches, in each case not specifically directed at the employees of the other party or its Subsidiaries) any person currently employed by the other party or any of its Subsidiaries with whom it has contact or who is identified to such party in connection with the transactions contemplated by this Agreement.

6.5 Publicity. Except with respect to any Company Adverse Recommendation Change, neither the Company nor Purchaser will cause or permit the issuance of any press release or public announcement pertaining to this Agreement and the Merger without the prior approval of the other party, which approval shall not be unreasonably conditioned, delayed or withheld; provided, however, that such approval shall not be required for such press releases or public announcements as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, provided that the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press release or making any such public announcement.

6.6 Indemnification of Directors and Officers.

(a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the Signing Date, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (the “INDEMNIFIED PARTIES”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

(i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time,

the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

(b) The parties further acknowledge and agree that: (i) the Company shall indemnify and hold harmless, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (ii) the Company shall, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, promptly pay expenses in advance of the final disposition of any claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (iii) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received and (iv) the Company and each of Purchaser and the Surviving Corporation will, and Purchaser will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided, however, that neither the Company, Purchaser nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided, however, that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

(c) Purchaser and Newco agree that all rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the Subsidiaries of the Company in the Certificate of Incorporation and Bylaws of the Company as in effect as of the Signing Date with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any claims asserted or made within such period shall continue until the disposition of such claim. In addition, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, purchase a six-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company; provided, however, that if such six-year “tail” prepaid policy is not available for an annual premium of no more than 250% of the current annual premium, then six-year “tail” prepaid policies in an amount and scope as great as can be obtained for an annual premium of 250% of the current annual premium shall be obtained. The Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, maintain such six-year “tail” prepaid policy in full force and effect, for its full term, and continue to honor their respective obligations thereunder.

(d) This Section 6.6 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, the Company and the Surviving Corporation. The obligations of Purchaser and the Surviving Corporation under this Section 6.6 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this Section 6.6 applies without the consent of the affected Indemnified Party. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.6. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Purchaser or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.6.

(e) To the extent permitted by Law, all rights of indemnification and advancement of expenses for the benefit of any Indemnified Party shall be mandatory rather than permissive.

(f) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.6 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or under any other applicable Laws.

6.7 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, but in no event more than five (5) business days after the Signing Date, the Company shall prepare and file with the SEC a preliminary version of a proxy statement (the “PROXY STATEMENT”) with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Exchange Act. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on the preliminary version of the Proxy Statement prior to filing such with the SEC. The Company will respond as promptly as practicable to any comments from the SEC with respect to the preliminary version of the Proxy Statement, and will use all reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so.

(b) The Company will notify Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Purchaser, as applicable, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC. Except as may be required by Law, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Purchaser, which will not be unreasonably withheld or delayed.

(c) The Proxy Statement shall include, among other things: (i) subject to Section 6.2, the recommendation of the Board of Directors to the stockholders of the Company in favor of Company Stockholder Approval; provided, however, that notwithstanding anything to the contrary in this Agreement, the Board of Directors may withhold, withdraw, modify or amend its recommendation as provided in Section 6.2, (ii) the written opinion dated as of June 26, 2006 of Scura Rise & Partners, LLC, financial advisor to the Company, to the effect that as of such date the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to the common stockholders of the Company from a financial point of view, and (iii) a statement that stockholders of the Company are or may be entitled to assert appraisal rights under Section 262 of the DGCL and a copy of Section 262 of the DGCL.

6.8 Stockholders’ Approval.

(a) The Company, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the rules and regulations of AMEX, the DGCL, any other applicable Law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the Signing Date the meeting of the Company’s stockholders (the “COMPANY STOCKHOLDERS MEETING”) for the purpose of obtaining the Company Stockholder Approval. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Company Stockholders Meeting without Purchaser’s consent unless this Agreement has been terminated. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement has been terminated, its obligations pursuant to this Section 6.8(a) shall not be affected by (i) any Company Adverse Recommendation Change, or (ii) the commencement, public proposal, public disclosure or communication to the Company of any Competing Transaction or Superior Competing Transaction.

(b) The Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules, regulations and listing standards of the AMEX, the DGCL, any other applicable Law, its Certificate of Incorporation and Bylaws and any agreement to which it is a party, and to obtain such approvals, in accordance with the provisions of this Agreement unless the Board of Directors has made a Company Adverse Recommendation Change.

6.9 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Shares or Convertible Securities resulting from the transactions contemplated by this Agreement and the Securities Purchase Agreements by each officer and director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company’s equity securities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.10 Employee Matters. Purchaser shall, or shall cause the Surviving Corporation to, cause each Purchaser employee benefit plan (including, but not limited to each severance plan or arrangement) in which an individual who as of the Effective Time was an employee or former employee of the Company and its Subsidiaries (each, an “AFFECTED EMPLOYEE”) participates or will participate to (i) recognize all service of such Affected Employee with the Company or its Subsidiaries and their predecessor entities for purposes of vesting, eligibility, participation and coverage (but excluding, for the avoidance of doubt, accrual and level of benefits) to the extent such service would be recognized under the analogous Purchaser employee benefit plan, (ii) honor or provide appropriate credit for co-payments, deductibles and other expenses incurred by such Affected Employee or his or her beneficiaries under the analogous Company employee benefit plans, and (iii) if applicable, waive any waiting periods or other eligibility limitations and exclusions for preexisting conditions.

6.11 Purchaser’s Voting of Securities of Newco and the Company.

(a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser, as the sole holder of voting capital stock of Newco, shall approve and adopt this Agreement and the transactions contemplated hereby in accordance with the DGCL.

(b) Purchaser covenants and agrees to cause all Company Shares which are entitled to vote at the Company Stockholders Meeting and owned of record or beneficially by Purchaser Companies to be voted in favor of the adoption of this Agreement (but Purchaser shall not act by written consent with respect thereto).

(c) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), without the prior approval of the Company, it shall not act by written consent in lieu of a meeting of stockholders with respect to any matter in respect of its Company Shares.

(d) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the First Purchaser Restricted Period, it shall not, without the prior approval of the Company, vote any Company Shares with respect to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (iii) any change in the individuals who constitute the Company’s board of directors; (iv) any change in the present capitalization of the Company or any amendment of the Company’s Certificate of Incorporation or By-Laws; (v) any material change in the Company’s corporate structure or business; or (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Agreement or the Company’s ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

(e) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the Second Purchaser Restricted Period (if any), it shall not vote any Company Shares with respect to any action described in clauses (i)-(v) of paragraph (d) above if such vote is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company’s ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

(f) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, exercise any rights it may have under the Company Stockholders

Agreement, the Company Registration Rights Agreement or the Company Senior Subordinated Loan Agreement, except that during the Second Purchaser Restricted Period (if any) it may exercise the following rights:

(i)	Sections 4 (Preemptive Rights) and 5.2 (Management and Control) (and, if incidental to an exercise of Purchaser’s rights under said Sections 4 and 5.2, any rights under Section 7) of the Company Stockholders Agreement, provided that no consent of the Purchaser Companies shall be required with respect to a Superior Competing Transaction,

(ii)	Section 2 (Piggyback Registrations) (and, if incidental to an exercise of Purchaser’s rights under said Section 2, any rights under Sections 3 through 9) of the Company Registration Rights Agreement, and

(iii)	Section 5.01 (Information Covenants), 5.02 (Books, Records and Inspections), 6.01 (Dividends), 6.03(c) (Limitations on Modifications of Certificate of Incorporation and Bylaws) and 6.04 (Limitations on Certain Restrictions of Subsidiaries) (and, if incidental to an exercise of Purchaser’s rights under said Sections 5.01, 5.02, 6.01 or 6.03(c), any rights under Sections 7 and 10) of the Company Senior Subordinated Loan Agreement, provided that no information need be made available to Purchaser or its affiliates with respect to a Competing Transaction except as expressly provided in Section 6.2 of this Agreement;

provided, however, that Purchaser may not take any action pursuant to clauses (i), (ii) or (iii) above which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company’s ability to effect a Superior Competing Transaction.

(g) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, acquire any Company Shares or Convertible Securities (excluding any purchases made pursuant to the terms of the Securities Purchase Agreements).

6.12 Company Rights Plan. The Company covenants and agrees not to amend the Company Rights Plan in any manner which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to (i) commence or, prior to the termination of this Agreement, consummate the transactions contemplated by this Agreement or by the Securities Purchase Agreements or the Voting Agreement (subject to the Company’s rights under Section 6.2 and subject to the Company’s ability to negotiate and consummate a Superior Competing Transaction in accordance with the terms of this Agreement), (ii) effect any conversion, exercise or exchange of any Convertible Securities acquired pursuant to the Securities Purchase Agreements, or (iii) after termination of this Agreement, acquire Company Shares or Convertible Securities (A) which are consummated at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted-to-common basis, in the case of Convertible Securities), (B) which do not cause any of the Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions and (C) which, in the event there is a Second Purchaser Restricted Period, are acquired after the expiration of the Second Purchaser Restricted Period. The Company further covenants and agrees not to adopt any new stockholder protection rights plan (or similar plan or agreement) or any other takeover defense which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to cause the occurrence of any of the events described in clauses (i), (ii) or (iii) above.

ARTICLE VII —

CONDITIONS TO CONSUMMATION OF THE MERGER

ACTIONS AND DELIVERIES AT CLOSING

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or Governmental Authority of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

(b) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and all waiting periods imposed by applicable Law shall have expired or been terminated.

(c) The Company Stockholder Approval shall have been obtained in accordance with the rules, regulations and listing standards of AMEX, the DGCL, any other applicable Law, the Company’s Certificate of Incorporation and Bylaws and the Company Stockholder Agreement.

7.2. Actions and Deliveries at Closing.

(a) Purchaser covenants and agrees that, at or prior to the Signing Date, Purchaser shall have deposited with the Paying Agent all funds required to pay the Total Merger Consideration in full to all holders of Company Common Stock and Convertible Securities issued and outstanding at the Effective Time (other than Company Shares or Convertible Securities owned by Purchaser Companies).

(b) Purchaser covenants and agrees that, at or prior to the Effective Time, Purchaser shall cause each of the following to occur:

(i) Purchaser shall have provided the Company with funds to repay in full the Company’s credit facility with Bank of America.

(ii) Purchaser shall have provided the Company with funds to pay in full all Company Change in Control Payments to the Key Officers who are entitled to receive them at the Effective Time.

(iii) Purchaser shall have provided the Company with funds to repay in full the Seller Notes (to the extent repayment thereof is accelerated or required as a result of the transactions contemplated herein or in the Securities Purchase Agreements).

(iv) Purchaser shall have used commercially reasonable efforts to negotiate with each of the individuals listed on Exhibit D hereto as to mutually agreeable terms and conditions for each such individual’s post-merger employment with the Company or engagement as a consultant by the Company, all as more particularly described on Exhibit D (the “TRANSITION AGREEMENTS”).

ARTICLE VIII —

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval, by the mutual written consent of Purchaser and the Company approved by action of their respective board of directors.

8.2 Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned by Purchaser or the Company, whether before or after the Company Stockholder Approval, upon written notice if:

(a) any court of competent jurisdiction in the United States or some other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(b) the Company Stockholders Meeting shall have been held and the Company Stockholder Approval shall not have been obtained thereat; or

(c) the Effective Time shall not have occurred on or before the 180th day following the Signing Date unless otherwise extended in accordance with the terms of this Agreement (as so extended, the “TERMINATION DATE”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to close.

8.3 Termination by Purchaser. This Agreement may be terminated by Purchaser, whether before or after the Company Stockholder Approval, prior to the Effective Time, upon written notice if the Company materially breaches the provisions of Section 6.2 or there is a Company Adverse Recommendation Change.

8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned through a resolution adopted by the Board of Directors at any time prior to the time the Company Stockholder Approval is obtained at the Company Stockholders Meeting, upon written notice if: (a) there is a Company Adverse Recommendation Change, and (b) there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.4 unless and until:

(i) the Company shall have complied with the requirements and time periods set forth in clauses (ii), (iii) and (iv) of Section 6.2(c);

(ii) the Company shall have paid the Company Termination Fee to Purchaser in accordance with Section 8.5(b); and

(iii) a definitive agreement to consummate the Superior Competing Transaction shall have been executed by the Company and the third party acquiror prior to or simultaneously with the termination of this Agreement.

8.5 Effect of Termination.

(a) General. In the event of the proper termination and abandonment of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.2) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers, employees, stockholders, or other Representatives.

(b) Superior Competing Transaction. In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

(i) by Purchaser pursuant to Section 8.3, then the Company shall make payment to Purchaser by wire transfer of immediately available funds of a fee in the amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “COMPANY TERMINATION FEE”), payable within five (5) business days following the Company’s receipt of Purchaser’s notice of termination, such amount to constitute liquidated (and exclusive) damages; or

(ii) by the Company pursuant to Section 8.4, then concurrently with such termination the Company shall make payment to Purchaser by wire transfer of immediately available funds of the Company Termination Fee, such amount to constitute liquidated (and exclusive) damages.

(c) Terminations Requiring No Payment of Fees. For the avoidance of doubt, in the event of (i) a mutual termination by Purchaser and the Company under Section 8.1, or (ii) a termination by either Purchaser or the Company under Section 8.2, then in each case no party to this Agreement shall be required to make any payments to the other under this Section 8.5 and no party to this Agreement shall be entitled to any damages for the breach or breaches giving rise to such termination.

(d) Acquisition of Purchaser Acquired Securities in Superior Competing Transaction. The Company agrees that, as a condition to the consummation of a Superior Competing Transaction in which all or any portion of the acquisition consideration is in a form other than cash, it shall cause a portion of the consideration payable to Purchaser in respect of the Purchaser Acquired Securities in such Superior Competing Transaction to be paid in the form of cash (such portion being an amount equal to the aggregate price which Purchaser paid in cash for the Purchaser Acquired Securities under the Securities Purchase Agreements), and the balance of the consideration payable to Purchaser shall consist of the same form of consideration as is paid to the other stockholders of the Company in such Superior Competing Transaction. Compliance with this Section 8.5(d) shall be set forth in any definitive agreement reflecting a Superior Competing Transaction as a condition precedent to the consummation of the transactions contemplated thereby.

ARTICLE IX —

MISCELLANEOUS AND GENERAL

9.1 Payment of Expenses. Subject to Section 8.5 and the last sentence of Section 9.3(c), whether or not the Merger shall be consummated each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay, with funds of the Company and not with funds provided by any of Purchaser Companies, any and all property or transfer taxes imposed on the Surviving Corporation.

9.2 Survival of Representations, Warranties, Covenants and Agreements; Survival of Confidentiality. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 6.6 (Indemnification of Directors and Officers) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 8.5 (Effect of Termination), the last two sentences of Section 6.4(a), all of Section 6.4(b), Section 6.11, Section 6.12 and the Confidentiality Agreements shall survive the termination of this Agreement. In addition, if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then Sections 6.2(e), (f) and (g) shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination and the waiver of appraisal rights in connection therewith. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement except in the event of fraud.

9.3 Limitation of Liability; Waiver of Jury Trial.

(a) The remedies set forth in Section 8.5 and Section 9.3(c) shall be the sole and exclusive remedies for any breach of this agreement, other than for actual fraud. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(c) Each of the parties hereto agrees, recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach any aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements (without any requirement to post bond or other security and without having to prove actual damages) and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. In the event that any party shall seek specific performance under this Section 9.3(c), the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover all costs and expenses incurred in connection with or arising out of such proceedings (including reasonable attorney’s fees and expenses incurred in such proceedings and any appeals thereof).

9.4 Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval, no amendment shall be made which by law or Contract requires the further approval of stockholders without such further approval (including but not limited to amendments which change the consideration payable in the Merger or adversely affect the rights of the Company’s stockholders hereunder).

9.5 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party, or the time for performance may be extended by such party, in whole or in part to the extent permitted by applicable Law. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

9.6 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, including by means of facsimile, electronic mail or similar means, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.7 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b) Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located within the jurisdiction of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement hereby irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 9.8. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 9.7 shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

9.8 Notices. Any notice, request, instruction, consent or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) on the date delivered, if delivered personally, (ii) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) on the date sent by facsimile transmission, if a confirming copy is sent by overnight courier, in each case to the intended recipient addressed as follows:

(a) If to the Company, to

CD&L, Inc.

80 Wesley Street

South Hackensack, NJ 07606

Attention: Albert W. Van Ness, Jr.

Fax: 212.575.7953

with copies to:

CD&L, Inc.

80 Wesley Street

South Hackensack, NJ 07606

Attention: Mark T. Carlesimo, Esq.

Fax: 201.489.6974

and

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068-1791

Attention: Alan Wovsaniker, Esq.

Fax: 973.597.2565

(b) If to Purchaser or Newco, to

Velocity Express Corporation

One Morningside Drive North

Building B, Suite 300

Westport, CT 06880

Attention: General Counsel

Fax: 952.835.4997

with copies to:

Budd Larner, PC

150 John F. Kennedy Parkway

Short Hills, NJ 07078

Attention: James F. Fitzsimmons, Esq.

Fax: 973.379.7734

and

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attention: Avron L. Gordon, Esq.

Fax: 612.977.8650

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

9.9 Entire Agreement; Assignment. This Agreement (including the schedules and the other documents and the instruments referred to herein), the Voting Agreement, the Transition Agreements and the Confidentiality Agreements (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof following the Effective Time, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided however, that the provisions of Section 6.6 shall inure to the benefit of and be enforceable by the Indemnified Parties.

9.11 Certain Definitions/Interpretation.

(a) As used herein:

“COMPANY BENEFICIARY” any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its Subsidiaries who is a beneficiary under any Company Benefit Plans.

“COMPANY BENEFIT PLANS” means all (A) employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that were in effect as of the Signing Date, or were approved before that date but are not yet effective, for the benefit of any Company Beneficiary, or with respect to which the Company or any of its Subsidiaries may have any liability.

“COMPANY CHANGE IN CONTROL PAYMENTS” means severance and change of control payments to be made to the Company’s Key Officers which (i) in the aggregate do not exceed $5,467,002 (plus approximately $68,571 for continuing insurance costs) (with certain individual amounts set forth on Part 9.11 of the Company Disclosure Memorandum), (ii) are made as a result of or in connection with the consummation of the transactions contemplated by this Agreement and/or any subsequent employment termination, and (iii) the Company is required to make pursuant to the terms of an employment agreement, severance agreement or other Contract between the Company and such Key Officers, copies of which have been provided or made available to Purchaser prior to the Signing Date.

“COMPANY ERISA AFFILIATE” means any entity (whether or not incorporated) that is treated as a single employer with the Company under Section 414 of the Code.

“COMPANY INDEPENDENT CONTRACTORS” means all independent contractors who provide delivery, courier or similar services on behalf of the Company and its Subsidiaries as of the Signing Date.

“COMPANY MATERIAL OCCURRENCE” means any claim, change, effect, event, occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

“COMPANY NOTES” means the $4.0 million aggregate outstanding principal amount of notes designated as the Series A Convertible Subordinated Debentures.

“COMPANY REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement dated April 14, 2004 by and among the Company and the securityholders of the Company listed as “Lenders” therein.

“COMPANY RIGHT” means a right to purchase one one-hundredth of a share of Preferred Stock of the Company, subject to adjustment, issued pursuant to the Company Rights Plan.

“COMPANY RIGHTS PLAN” means the Stockholder Protection Rights Agreement, dated as of December 27, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (as amended).

“COMPANY SENIOR SUBORDINATED LOAN AGREEMENT” means the Amended and Restated $8,000,000 Senior Subordinated Loan Agreement amended and restated as of April 14, 2004 among the Company and the parties set forth as “Lenders” therein.

“COMPANY STOCKHOLDERS AGREEMENT” means the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the securityholders of the Company listed as “Stockholders” therein.

“CONTRACTS” means all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments, together with all amendments thereto.

“CONVERTIBLE SECURITIES” means any securities convertible or exchangeable into or exercisable for shares of capital stock of the Company, other than the Company Series A Preferred and the Seller Notes.

“ENVIRONMENTAL AUTHORITY” shall mean any federal, state, or local governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

“ENVIRONMENTAL LAWS” shall mean any and all federal, state or local laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Regulated Materials, environmental protection, or protection of public health, safety and welfare involving Regulated Materials as in effect as of the Effective Time of the Merger or at any time in the past.

“ENVIRONMENTAL PERMITS” shall mean all governmental approvals, authorizations, registrations, permits and licenses, including those related to environmental quality and the emission, discharge, storage, handling, treatment, use, generation or transportation of Regulated Materials required by Environmental Laws or otherwise required for the Company to conduct its business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FIRST PURCHASER RESTRICTED PERIOD” means the period commencing upon the Signing Date and terminating upon the earliest to occur of (i) the Effective Time, and (ii) the date of termination of this Agreement for any reason.

“GOVERNMENTAL AUTHORITY” shall mean any federal, state, or local governmental or regulatory body, or any department, agency, subdivision, commission, board, bureau, agency, authority, instrumentality or unit thereof.

“IRS” means the U.S. Internal Revenue Service.

“ISRA” means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.

“KEY OFFICERS” means each of the individuals listed on Exhibit E hereto.

“KNOWLEDGE OF THE COMPANY” or “THE COMPANY’S KNOWLEDGE” means any fact, circumstance, event or other matter that (a) any of Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell Reardon, or Mark T. Carlesimo actually knows, or (b) any of the individuals referred to in the preceding clause (a) should know or would reasonably be expected to know in the normal discharge of his assigned duties and responsibilities.

“PERFORMANCE SHARES” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“PERFORMANCE UNITS” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“PERSON” shall mean any individual, corporation, partnership (general or limited), association, limited liability company, trust, estate or other entity.

“PURCHASER MATERIAL OCCURRENCE” means any change, effect, event,

occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole.

“REGULATED MATERIALS” shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

“RELEASE” shall have the same meaning as provided in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, sec. 101(22), 42 U.S.C. sec. 9601(22) and shall also include any “discharge” as defined in the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b.

“SECOND PURCHASER RESTRICTED PERIOD” has the following meaning:

(a) in the event of the termination of this Agreement by the Company pursuant to Section 8.4 in connection with a Superior Competing, the period commencing upon such termination and ending upon the earlier to occur of (i) the consummation of such Superior Competing Transaction or (ii) the termination of the definitive agreement with respect to such Superior Competing Transaction; and

(b) in the event of the termination of this Agreement by Purchaser pursuant to Section 8.3 at a time in which there exists a proposal or offer for a Competing Transaction, the period commencing upon such termination and ending as follows: (i) if the Company does not enter into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the thirty-first (31st) day; or (ii) if the Company enters into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the earlier to occur of the consummation of such Competing Transaction or the termination of such definitive agreement.

“SELLER NOTES” shall mean the promissory notes set forth on Exhibit F hereto.

“SEPARATION TIME” shall have the meaning ascribed thereto in the Company Rights Plan.

“SHARES OF RESTRICTED STOCK” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“SUBSIDIARY” shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity (other than a corporation having no current operations and no material assets).

“TAX” or “TAXES” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign.

“TAX RETURN” shall mean any return, report, statement or information required to be filed with any Governmental Authority with respect to Taxes.

The following capitalized terms defined elsewhere in this Agreement are defined in the sections indicated below.

TERM	SECTION

Affected Employee	6.10

Agreement	Introduction

AMEX	4.13

As Converted Total Company Shares	4.2

Board of Directors	Recitals

Certificates	3.1

Closing	1.4

Code	3.9

Company	Introduction

Company Adverse Recommendation Change	6.2

Company Affiliate	4.21

Company 2005 Audit Date	4.5

Company Beneficiary	9.11

Company Benefit Plans	9.11

Company Change in Control Payments	9.11

Company Common Stock	3.1

Company Equity Holders	3.4

Company ERISA Affiliate	9.11

Company Independent Contractors	9.11

Company Insurance Policies	4.8

Company Intellectual Property	4.12

Company’s Knowledge or Knowledge of Company	9.11

Company Material Contracts	4.19

Company Notes	9.11

Company Note Repayment Limit	9.11

Company Option	3.7

Company Option Plans	3.7

Company Real Property	4.25

Company Representatives	6.2

Company Registration Rights Agreement	7.2

Company Right	9.11

Company Rights Plan	9.11

Company SEC Reports	4.5

Company Series A Approval	4.4

Company Series A Preferred	3.1

Company Stockholder Approval	4.4

Company Stockholders Agreement	4.4

Company Stockholders Meeting	6.9

Company Shares	3.1

Company Termination Fee	8.4

Company Voting Agreement	Recitals

Company Warrant	3.7

Competing Transaction	6.2

Confidentiality Agreements	6.4

Contracts	9.11

Convertible Securities	9.11

Convertible Security Instruments	3.1

DGCL	Recitals

Dissenting Shares	3.3

Effective Time	1.2

Emulated Shares	6.2

Environmental Authority	9.11

Environmental Laws	9.11

Environmental Permits	9.11

ERISA	9.11

Exchange Act	4.4

First Purchaser Restricted Period	9.11

GAAP	4.5

Governmental Authority	9.11

Indemnified Parties	6.6

ISRA	9.11

Irrevocable Proxies	Recitals

Laws	4.13

Letter of Transmittal	3.4

Licenses	4.22

Liens	4.2

Merger	1.1

Merger Consideration	3.1

Emulated Shares	4.2

Newco	Introduction

Newco Common Stock	3.2

Order	4.13

PCBs	4.11

Paying Agent	3.2

Paying Agent Agreement	3.4

Performance Shares	9.11

Performance Units	9.11

Person	9.11

Proxyholder	6.2

Proxy Shares	6.2

Proxy Statement	6.7

Purchaser	Introduction

Purchaser Companies	3.1

Purchaser Material Occurrence	9.11

Purchaser Restricted Period	9.11

Real Property Lease	4.25

Regulated Materials	9.11

Release	9.11

Remaining Equity-Based Awards	3.7

Representatives	6.4

SEC	4.5

Second Purchaser Restricted Period	9.11

Securities Purchase Agreements	Recitals

Securities Act	4.4

Separation Date	9.11

Shares of Restricted Stock	9.11

Signing Date	Introduction

SOX	4.5

Subsidiary	9.11

Superior Competing Transaction	6.2

Superior Per Share Price	8.5

Surviving Corporation	1.1

Tax Return	9.11

Tax, Taxes	9.11

Termination Date	8.2

Third Party	6.2

Total Merger Consideration	3.10

Transition Agreements	7.2

Treasury Shares	3.1

(c) In interpreting this Agreement, the following rules of construction shall apply:

(i) Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

(ii) The word “including” (and, with correlative meaning, the word “include”) means that the generality of any description preceding such word is not limited, and the words “shall” and “will” are used interchangeably and have the same meaning.

(iii) References in this Agreement to “Articles”, “Sections”, or “Exhibits” shall be to Articles, Sections or Exhibits of or to this Agreement unless otherwise specifically provided.

(iv) References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(v) References to any statute and related regulation shall include any amendments of the same and any successor statutes and regulations.

(vi) References to any Person include the successors and permitted assigns of such Person.

(vii) References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively.

9.12 Obligation of Purchaser. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Newco to take such action and a guarantee of the performance thereof.

9.13 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

9.14 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

CD&L, INC.

By:	/s/ Albert W. Van Ness, Jr.
Name: Albert W. Van Ness, Jr.
Title: Chairman

CD&L ACQUISITION CORP.

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

EXHIBIT A

Amendment to Company Rights Plan

AMENDMENT NO. 2

TO

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of July 3, 2006, is between CD&L, Inc., a Delaware corporation formerly known as Consolidated Delivery & Logistics, Inc. (the “Company”), and American Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into a Stockholder Protection Rights Agreement, dated as of December 27, 1999, and amended as of April 14, 2004 (as amended, the “Rights Agreement”); and

WHEREAS, Section 5.4 of the Rights Agreement provides that, prior to the Flip-in Date, the Company and the Rights Agent may amend the Rights Agreement in any respect without the approval of any holders of Rights; and

WHEREAS, the Board of Directors of the Company has approved this Amendment;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1. Amendment of Section 1.1

(a) Section 1.1 of the Rights Agreement is amended by adding thereto the following definitions:

“‘Merger Agreement’ shall mean the Agreement and Plan of Merger, dated as of July 3, 2006, by and among Velocity Express Corporation, a Delaware corporation (“Purchaser”), CD&L Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Purchaser (“Newco”), and the Company, as the same may be amended from time to time.

‘Company Voting Agreement’ shall mean the Company Voting Agreement (as defined in the Merger Agreement).

‘Securities Purchase Agreements’ shall mean the Securities Purchase Agreements (as defined in the Merger Agreement).”

(b) Section 1.1 of the Rights Agreement is amended further by deleting the definition of “Expiration Time” in its entirety and inserting the following in lieu thereof:

“‘Expiration Time’ shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the close of business on the tenth anniversary of the Record Time or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement).”

2. Addition of New Section 5.19.

The Rights Agreement is amended by adding a Section 5.19 thereof which shall read as follows:

“Section 5.19. Exception For Purchaser. Notwithstanding any provision of this Agreement to the contrary, neither a Flip-in Date, Flip-over Transaction or Event, Separation Time nor a Stock Acquisition Date shall be deemed to have occurred, none of the Purchaser, Newco or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, this Agreement, in any such case by reason of: (a) the approval, execution or delivery of the Merger Agreement, the Company Voting Agreement, the Securities Purchase Agreements or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company; (b) the commencement or, prior to termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), or by the Company Voting Agreements or the Securities Purchase Agreements; (c) any conversion, exercise or exchange of any of the Company’s securities acquired pursuant to the Securities Purchase Agreements; or (d) in the event of a termination of the Merger Agreement, any additional acquisitions of the Company’s securities by any of Purchaser, Newco or any of their Affiliates or Associates (i) which are consummated after termination of the Merger Agreement at a purchase price of not less than $3.00 per share of Common Stock (on an as-converted basis, in the case of Convertible Securities (as defined in the Merger Agreement)) (ii) which do not cause any of Purchaser, Newco or any of their Affiliates or Associates to become the Beneficial Owner of more than 51% of the shares of Common Stock outstanding at the time of such additional acquisitions, and (iii) which, in the event there is a Second Purchaser Restricted Period (as defined in the Merger Agreement), occur after the expiration of the Second Purchaser Restricted Period.”

3. Effectiveness.

This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4. Miscellaneous.

This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, including by means of facsimile, electronic mail or similar means, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date set forth above.

CD&L, INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:

EXHIBIT B

Securityholders Who are Parties to the Company Voting Agreement

Albert W. Van Ness, Jr.

William T. Brannan

Michael Brooks

Russell J. Reardon

Matthew J. Morahan

Vincent Brana

Jack McCorkell

EXHIBIT C

Restated Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CD&L, INC.

FIRST: The name of the corporation (hereinafter called the “Corporation”) is CD&L, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such office is Corporation Service Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of which the Corporation shall have authority to issue is one thousand (1,000) shares, par value $0.004 per share. All such shares shall be of one class and shall be designated Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:                                                              .

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of §109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the DGCL shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the DGCL, as the same may be amended and supplemented.

TENTH: The Corporation shall, to the fullest extent permitted by the provisions of § 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

EXHIBIT D

Transition Agreements

William T. Brannan (full time employment)

Michael Brooks (full time employment)

Curtis G. Hight (full time employment)

Dominick Simone (full time employment)

Paul Calabro (full time employment)

Russell J. Reardon (full time employment)

Mark T. Carlesimo (full time employment)

EXHIBIT E

Key Officers

Albert W. Van Ness, Jr.

William T. Brannan

Michael Brooks

Russell Reardon

Mark T. Carlesimo

Paul Calabro

J. Daniel Ayer

Curtis Hight

Martin C. Galinsky

Dominick Simone

Jack McCorkell

Peter Silver

Stuart Hyden

Roy Liller

EXHIBIT F

Seller Notes

1.	That certain promissory note dated June 24, 2004 issued to Terry Bozzay in the original principal amount of $411,675.79.

2.	That certain promissory note dated June 24, 2004 issued to Westwind Express, Inc. in the original principal amount of $887,210.61

3.	That certain promissory note dated June 24, 2004 issued to David L. Chesney in the original principal amount of $1,096,657.42

4.	That certain promissory note dated March 28, 2002 issued to Randy Cooper in the original principal amount of $122,707.00.

EXHIBIT 4.1

VELOCITY EXPRESS CORPORATION,

as the Company

and

WELLS FARGO BANK, N.A.,

as Trustee

INDENTURE

Dated as of July 3, 2006

$78,205,000 aggregate principal amount

of

12% Senior Secured Notes Due 2010

ANNEXES

Annex I	Initial Purchasers
Annex II	Sources and Uses of Proceeds

EXHIBITS

INDENTURE

Velocity Express Corporation

$78,205,000 aggregate principal amount of

12% Senior Secured Notes Due 2010

INDENTURE, dated as of July 3, 2006, between VELOCITY EXPRESS CORPORATION, a Delaware corporation, as issuer (the “Company”), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Trustee”), pursuant to which each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person, merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquired Disqualified Stock” means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

“Acquired Preferred Stock” means, with respect to any specified Person, Preferred Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Preferred Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

“Additional Assets” means (a) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company, (b) any controlling interest or Joint Venture interest in another business or (c) any other tangible or intangible asset, right or interest (other than securities, cash, Cash Equivalents or other current assets) as may at any time or from time to time be owned or acquired by the Company or any Restricted Subsidiary, including any and all assets, rights or interests of Target and/or its Subsidiaries after giving effect to the Target Merger.

“Additional Notes” means any additional 12% Senior Secured Notes Due 2010, issued by the Company in accordance with, and subject to the limitations contained in, Section 2.01(b), having the same terms in all respects as the Notes issued on the Issue Date, except that interest will accrue on the Additional Notes from the most recent date to which interest has been paid on the Notes (other than Additional Notes) or, if no interest has been paid, from the Issue Date. Except as aforesaid, all Additional notes shall be treated as a single class of securities, as amended from time to time in accordance with the terms hereof, as the Notes issued pursuant to this Indenture on and from the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, “control” when used with respect to any specified Person means the possession, direct or indirect, of the power to manage or direct or cause the direction of the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.14.

“Agent” means any Registrar, Paying Agent or other agent or custodian duly designated as such for purposes of, among other things, service of process or receiving notices or demands.

“Agent Members” has the meaning set forth in Section 2.16.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Facility Cap” has the meaning set forth in Section 4.16(a).

“Applicable Pari Passu Indebtedness” means, in respect of any asset that is the subject of an Asset Sale, Pari Passu Indebtedness of the Company or its Restricted Subsidiaries that has a Stated Maturity prior to or at the same time as the Stated Maturity of the Notes.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets (other than the disposition of inventory, equipment, supplies, accounts receivable and/or Cash Equivalents in the ordinary course of business consistent with past practice and other than the Permitted Real Estate Sale) (provided that the sale, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.08 and/or Section 5.01 and not by Section 4.12);

(2) the sale by the Company or any of its Restricted Subsidiaries of Capital Stock of any of the Company’s Restricted Subsidiaries or Joint Ventures; and

(3) the issuance by any of the Company’s Restricted Subsidiaries of Capital Stock of such Restricted Subsidiary,

in the case of each of the foregoing clauses (1), (2) or (3), whether in a single transaction or a series of related transactions (A) that has a fair market value in excess of $500,000 or (B) for Net Proceeds in excess of $250,000.

Notwithstanding the foregoing, the following will not be deemed to be an Asset Sale: (a) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary provided that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Security Documents; (b) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary provided that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Security Documents; (c) Sale and Lease-Back Transactions; (d) Restricted Payments permitted by Section 4.10; (e) Permitted Investments; (f) any dispositions deemed to result from the creation, granting or existence of Permitted Liens; (g) dispositions of Cash Equivalents and issuances of Capital Stock made in connection with the Merger Closing substantially in the manner and amounts provided for in the Sources & Uses Schedule; and (h) concurrently with, and in exchange for the specified consideration payable therefor upon, the closing of any Target Alternative Transaction, the Company’s tender or disposition, in accordance with the terms and procedures specified in the Target Alternative Transaction documents, of Target Capital Stock acquired on the Issue Date from the Specified Target Holders.

“Asset Sale Offer” has the meaning set forth in Section 4.12.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction or functionally comparable transaction, the amount determined by multiplying the greater, at the time such arrangement is entered into, of (1) the fair value of the asset or property subject to such arrangement (as determined by the Company) or (2) the net proceeds of the sale of such asset or property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such asset or property as of the date of determination and of which the denominator is the full initial term of such lease.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“BofA Facility” has the meaning set forth in the definition of the term “Existing Senior Obligations”.

“Business Day” or “business day” has the meaning set forth in Section 12.07.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

“Cash Collateralized Letter of Credit” means that certain irrevocable letter of credit issued pursuant to the BofA Facility for which total undrawn amount and the maximum potential reimbursement obligations that may by its terms exist at any time as of and after the Issue Date in no event shall exceed $94,500 in the aggregate.

“Cash Equivalents” means (a) United States Dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 or Al-1 by Moody’s or S&P, respectively, and (f) investments in any U.S. Dollar-denominated money market fund as defined by Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or any successor statute or statutes thereto.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including, but not limited to, by means of voting, support or lock-up agreements or the like) of securities representing 50% or more of the voting power of all Capital Stock of the Company; or

(2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Capital Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Capital Stock (other than Disqualified Stock) of the surviving or transferee Person and such converted or exchanged Capital Stock represents at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company or, prior to the Target Merger, the adoption by the Board of Directors of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Collateral” means any and all of the tangible or intangible assets, properties, rights and interests in which the Company and/or any Subsidiary Guarantor presently owns or maintains, or at any time or from time to time hereafter acquires or possesses, any interest or entitlement that is purported or required to be pledged, assigned and/or otherwise made subject to the Liens created pursuant to the Security Documents.

“Common Stock” means the common stock, par value $0.004 per share, of the Company.

“Company” means the party named as such in the first paragraph of this Indenture and further defined in the second paragraph hereof, until a successor replaces such party pursuant to Article 5 and thereafter means the successor.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

(i) an amount equal to any extraordinary loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such loss was deducted in computing such Consolidated Net Income;

(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

(iii) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(iv) depreciation and amortization (including amortization of financing fees, debt discounts and goodwill/other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; and

(v) any non-cash charges (including non-cash restructuring charges and non-cash compensation expense recorded in respect of the issuance or grant of Capital Stock to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such Capital Stock may only be redeemed at the option of the holder for Capital Stock of the Company (other than Disqualified Stock)) reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

(vi) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expenses, if the establishment of such reserve had previously decreased Consolidated Net Income), other than the accrual of review in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP and Regulation S-X under the Exchange Act if applicable.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that (x) the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person, and (y) a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter ant all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations to that Restricted Subsidiary or its stockholders.

In connection with acquisitions or Asset Sales consummated subsequent to the commencement of any Covenant Reference Period, Consolidated Cash Flow shall be calculated for any such acquisition or Asset Sale on a pro forma basis for such Covenant Reference Period and in accordance with Regulation S-X under the Exchange Act if applicable.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary (or that is accounted for by the equity method of accounting) shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent Person or a Restricted Subsidiary thereof or (y) the referent Person’s (or, subject to clause (ii), a Restricted Subsidiary of the referent Person’s) proportionate share of the Net Income of such other Person;

(ii) the Net Income (but not loss) of any Restricted Subsidiary (or that is accounted for by the equity method of accounting) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(iii) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Tangible Assets” means, as of any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Company and its Restricted Subsidiaries as of such date (excluding any such current liabilities that are, by their terms, extendible or renewable at the option of the Company or the applicable Restricted Subsidiary to a date more than 12 months after such date) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

“Continuing Director” means, as of the date of determination, any Person who:

(i) was a member of the Board of Directors on the Issue Date; or

(ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 12.02.

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Covenant Reference Period” means, with respect to the Company as of any date, the consecutive period of the four (4) most recently-ended fiscal quarters for which financial statements are available; provided that, with respect to any determinations made or required to be made under this Indenture as of any date prior to conclusion of the fourth (4th) fiscal quarter ending after the Issue Date, the Covenant Reference Period shall be based upon an annualized computation using applicable data reported for such lesser number of fiscal quarter(s) ended since the Issue Date.

“Cure Amount” has the meaning set forth in Section 4.16A(b).

“Default” means any event that is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default.

“Defaulted Interest” has the meaning provided in Section 2.13.

“Defaulted Financing” has the meaning set forth in Section 4.16A(b).

“Default Option Period” has the meaning set forth in Section 4.16A(b).

“Default Participating Holders” has the meaning set forth in Section 4.16A(b).

“Default Refinancing” has the meaning set forth in Section 4.16A(b).

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or an employee of any person (other than the Company or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after which the Notes mature; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date on which the Notes mature shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.08 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required pursuant to such Sections. The “liquidation preference” of any Disqualified Stock shall be the amount payable thereon upon liquidation prior to any payment to holders of Common Stock or, if none, the amount payable by the issuer thereof upon maturity or mandatory redemption.

“Equity Sale Proceeds” means the net cash proceeds received by the Company or Restricted Subsidiary, after giving effect to all underwriting commissions, discounts and fees and after payment of all transaction costs, expenses and fees, in respect of any issuance and sale of its Capital Stock (including by conversion or exercise of equity-linked securities of the Company) subsequent to the Issue Date that would not otherwise be prohibited by or inconsistent with any express limitation or restriction on such issuances or sales contained in this Indenture.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set for in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exempt Preferred Stock” means any issued and outstanding Preferred Stock of the Company or any Restricted Subsidiary that (x) imposes no requirement or obligation whatsoever (whether absolute, contingent or otherwise) as to the Company’s or applicable Restricted Subsidiary’s payment of or accommodation for any mandatory dividend, guaranteed return or redemption, purchase or repurchase commitment in favor of holders thereof, excluding, in each case, any such requirements or obligations first becoming due and payable in accordance with their respective terms on a date subsequent to the Stated Maturity of the Notes, and (y) provides for payment-in-kind treatment of any non-mandatory dividends, accretions and distributions as may otherwise be made thereon by the Company or applicable Restricted Subsidiary.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence, and considered Indebtedness of the Company or any of its Restricted Subsidiaries, on the Issue Date, until such amounts are paid, including any reimbursement obligations (absolute or contingent) with respect to letters of credit (whether or not drawn upon), if any, outstanding as of the Issue Date; provided that, as determined as of or otherwise used in this Indenture in respect of any date or period occurring or continuing on or after the Issue Date, the term “Existing Indebtedness” shall specifically exclude, for purposes of Section 4.09(iii) and all other provisions of this Indenture, the Notes and/or the Security Documents, any and all Existing Senior Obligations, as the same shall have been fully and finally satisfied and discharged prior to or simultaneously with the Issue Date as a concurrent condition to the occurrence thereof.

“Existing Senior Creditor” means, as of the moment immediately prior to satisfaction and discharge of all Existing Senior Obligations on the Issue Date by direct disbursement of proceeds therefrom for such purpose, each Person holding or possessing any rights, interests or entitlements in, to or with respect to any such Existing Senior Obligations.

“Existing Senior Obligations” means any and all of the Indebtedness and related Obligations of the Company and/or its Restricted Subsidiaries outstanding immediately prior to, the disbursement of Note proceeds on the Issue Date, comprised exclusively of the following: (i) $22,000,000 in aggregate principal, interest and/or other Obligations fully due and payable as of the Issue Date to the lenders under the $42.5 million Amended and Restated Loan and Security Agreement, dated as of November 26, 2003 (as the same has been and may hereafter be amended, restated or otherwise modified), among VEI, as borrower, the lenders party thereto and Bank of America, N.A. (as successor to Fleet Capital), as agent for such lenders (the “BofA Facility”) and (ii) $6,000,000 in aggregate principal, interest and/or other Obligations fully due and payable as of the Issue Date pursuant to a certain Senior Subordinated Note issued by VEI to BET Associates, LP.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries or any other applicable Person incurs, assumes, purchases, repurchases or redeems any Indebtedness (other than ordinary working-capital borrowings) or issues, purchases, repurchases or redeems Disqualified Stock or Preferred Stock (other than Exempt Preferred Stock) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, purchase, repurchase or redemption of Indebtedness or such issuance, purchase, repurchase or redemption of Disqualified Stock or Preferred Stock (other than Exempt Preferred Stock) as if the same had occurred at the beginning of the applicable Covenant Reference Period.

In addition, for purposes of making the computation referred to above:

(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries or any other applicable Person, including through mergers or consolidations, during the applicable Covenant Reference Period or subsequent to such Covenant Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Covenant Reference Period;

(ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations and to operations or businesses disposed of prior to the Calculation Date shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(iii) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date has been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(iv) if since the beginning of the applicable Covenant Reference Period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of such Covenant Reference Period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(i) the consolidated interest expense (subject to the exclusions relating to debt issuance costs and original issue discount as otherwise addressed in clause (iii) immediately below) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, determined in accordance with GAAP;

(ii) the interest component of any commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations of the types described in clauses (i) through (iii) of the definition thereof to the extent such Hedging Obligations relate to Indebtedness that is not itself a Hedging Obligation;

(iii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, but excluding amortization of debt issuance costs and original issue discount, non-cash interest payments (but including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

(iv) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

(v) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Qualified Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries other than dividends payable solely in Qualified Capital Stock of such Person or to such Person or its Restricted Subsidiary(ies), times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, or (y) if the dividends are deductible by such Person for income tax purposes, one.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

“Global Notes” has the meaning set forth in Section 2.16.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other Person (including those arising by virtue of partnership arrangements) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements, (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (iv) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs in energy, raw materials, manufactured products or related commodities.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume or Guarantee such Indebtedness. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary), the Indebtedness and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.09 but will not be considered the sale or issuance of Capital Stock for purposes of Section 4.12. The accretion of original issue discount or payment of interest in kind will not be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person (except, in each case, to the extent constituting an accrued expense or trade payable of such Person):

(1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances;

(3) Capital Lease Obligations and Attributable Debt in respect of Sale and Lease-Back Transactions;

(4) the balance deferred and unpaid of the purchase price of any property; and

(5) net Hedging Obligations,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as

(a) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person; provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness; and

(b) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of the types described above of any other Person.

The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national reputation in the United States which, in the judgment of the majority of the Disinterested Members of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means the purchasers identified on Annex I.

“Institutional Accredited Investor” means an institutional investor constituting an “accredited investor” within the meaning of any of Rules 501(a)(1), (2), (3) or (7) set forth in Regulation D under the Securities Act.

“interest” means interest accruing in respect of the Notes hereunder, including Defaulted Interest, if any.

“Interest Payment Date” means June 30 and December 30 of each year, commencing June 30, 2007 or, in the case of any Defaulted Interest as may be due and payable in accordance with Section 2.13, the later of (x) the fifth (5th) Business Day following the Trustee’s written demand on behalf of the Holders to the Company for payment of Defaulted Interest or (y) the next-scheduled semi-annual interest payment date in accordance with the foregoing clause of this definition.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” means, with respect to any Person, all investments by such Person in a Person (including an Affiliate of such Person) in the form of direct or indirect loans, advances or extensions of credit to such other Person (including any Guarantee by such Person of the Indebtedness or Disqualified Stock of such other Person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities of such other Person, together with all items that are or would be classified as investments of such investing Person on a balance sheet prepared in accordance with GAAP; provided that:

(w) investments made in connection with a bankruptcy proceeding in substitution of the Company’s interest as a creditor in such proceeding;

(x) trade credit and accounts receivable in the ordinary course of business;

(y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees; and

(z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds,

in each case solely with respect to obligations of the Company or any of its Restricted Subsidiaries, shall not be considered Investments.

“Issue Date” means the date hereof, the date of initial issuance of the Notes.

“Issue Date Conditions” means each of the following conditions and requirements to be and remain satisfied prior to and as of or, as applicable, immediately after giving effect to the issuances and transactions provided in this Indenture as occurring immediately upon the Issue Date:

(1) the Company shall have obtained all approvals and consents of its stockholders, the Board of Directors, the Existing Senior Creditors, the Specified Target Holders and, as and to the extent applicable, all regulatory/other governmental and the Nasdaq Stock Market, Inc. authorities, in each case with respect to any and all of the transactions contemplated by this Indenture, the Notes and/or the Security Documents, including specifically, but without limitation, stockholder and/or Nasdaq approval of the Series Q Transaction and of the Warrants and the Common Stock issuable in respect thereof;

(2) no Default shall have occurred and be continuing (or, upon giving effect to the Issue Date, shall result) other than any such Default as will by its nature be fully remedied immediately upon giving effect to the closing of the sale of the Units and the Series Q Transaction on the Issue Date or within such time thereafter as would prevent same from becoming an Event of Default hereunder; provided, in each case, that the Company shall have made sufficient provision for immediate and direct application of proceeds receivable by it on the Issue Date in respect of the sale of the Units and the concurrent Series Q Transaction closing and have otherwise delivered such assurances demonstrating to the reasonable satisfaction of the Required Holders the manner and timing for effecting such remedy of Default;

(3) all Security Documents required to be executed and delivered as of the Issue Date shall have been duly executed and delivered by the Company and the Subsidiary Guarantors to and in favor of the Trustee and the Holders, and the Collateral shall otherwise at such time be assembled and constituted such as to permit attachment, perfection and priority of all Liens as are provided to be created or attach and become perfected on and as of the Issue Date in favor of the Holders pursuant to such Security Documents;

(4) the Company shall have completed the Series Q Transaction in substantially the manner provided for the most-recent round of Series Q Transaction documentation made available by the Company on or prior to the Issue Date for review by prospective Holders; and

(5) simultaneously with and by direct disbursement on the Issue Date of Notes proceeds for such purposes, the Company shall have (A) paid and discharged in full any and all Existing Senior Obligations, other than the Cash Collateralized Letter of Credit, in accordance with their respective terms against payment of cash proceeds in an amount equal to or less than the threshold amounts specified in the Sources & Uses Schedule for application to such payment and discharge; (B) effected the full and final purchase and acquisition from the Specified Target Holders of all applicable Target securities specified in the definition thereof, against payments made on the Company’s behalf in amounts equal to or less than the threshold amounts specified in the Sources & Uses Schedule for each Specified Target Holder grouping or class; and (C) entered into with holders representing at least an additional 2% of Target’s fully-diluted common equity as of the Issue Date a valid and binding voting or proxy agreement or arrangement whereby such holders will be required to vote such additional percentage of Target’s fully-diluted common equity in favor of the Target Merger.

“Joint Venture” means any joint venture between the Company or any Restricted Subsidiary and any other Person, whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 12.07.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof), or the assignment or conveyance of any right to receive income therefrom.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Merger Closing” shall mean the effective date and time of consummation of the Target Merger in all significant respects in accordance with the terms and conditions set forth in the Target Merger Agreement and related transaction documents substantially in the form made available to the Trustee and the Holders as the operative Target Merger documentation as of the Issue Date, such consummation occurring (x) only upon satisfaction of all conditions precedent to the Target Merger specified in the Target Merger Agreement without any party’s waiver or release thereof or accommodation, modification or side-arrangement with respect thereto and otherwise without amendment to, limitation on or impairment of any rights, remedies, interests, entitlements, obligations or liabilities of the Company and/or its Restricted Subsidiaries under or in connection with such Target Merger Agreement and/or the Target Merger generally, excluding, in each case, any of the foregoing that are/were of a purely administrative nature or have/had no more than a de minimus impact, if any, on the assets, liabilities, businesses, operations and/or financial condition of the Company and/or its Restricted Subsidiaries; and, after giving effect to the Target Merger, and (y) in circumstances where all Indebtedness of the Target and/or Target Subsidiaries shall have been (or, simultaneously with the Merger Closing, shall be) fully and finally paid off and discharged on or prior to the Target Merger Closing, and upon and after giving effect to the Target Merger Closing, Target and each Target Subsidiary shall have duly and validly acceded to this Indenture as, and have guaranteed and assumed all corresponding Note Obligations imposed on, Subsidiary Guarantors in this Indenture and associated documentation governing or evidencing the Note Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined, in accordance with GAAP and before any reduction in respect of Preferred Stock (other than Exempt Preferred Stock) dividends, excluding, however,

(i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with

(a) any Asset Sale or any disposition pursuant to a Sale and Lease-Back Transaction or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds (excluding any proceeds deemed to be “cash” pursuant to clause (x) of the proviso immediately following clause (iii) of Section 4.12) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the collection, sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the payment of Indebtedness (other than Permitted Senior Obligations) secured by a Lien on any asset sold in such Asset Sale, or which must by the terms of such Lien or by applicable law be paid out of the proceeds of such Asset Sale, (iv) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and (v) any reserves for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP; provided that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

“Non-144A Global Note” has the meaning set forth in Section 2.16.

“Non-144A Note” has the meaning set forth in Section 2.02.

“Note Obligations” means any and all Obligations imposed on the Company, the Subsidiary Guarantors and their respective assets and properties for the benefit of the Holders (or of the Trustee, the Paying Agent or any other Person(s) acting as agent, trustee or representative for and on behalf of the Holders in connection herewith or therewith) pursuant to any term or provision of this Indenture, the Notes, the Security Documents and/or any other agreement, instrument or document executed and/or delivered pursuant to any of the foregoing.

“Notes” means the 12% Senior Secured Notes Due 2010 issued by the Company, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Notice of Financing Default” has the meaning set forth in Section 4.16A(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Officers” means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, Controller or any Senior Vice President.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel (who may be counsel to the Company or the Subsidiary Guarantors) stating the matters required by Section 12.05 and delivered to the Trustee.

“Optional Redemption Price” means the amount set forth below (expressed in percentages of the par value of the Notes), if redeemed during the twelve (12) month period commencing on June 30 of the applicable year set forth below; provided that the first such period specified below for year 2006 shall commence on the Issue Date and end on June 29, 2007:

Year	Redemption Price
2006	112%
2007	106%
2008	106%
2009 and thereafter	100%

in each case, as Optional Redemption Price shall be (x) in addition to and not in lieu of any and all accrued and unpaid interest on such Notes to but excluding the Redemption Date and (y) inapplicable and unavailable to the extent that any Special Mandatory Redemption Price or other redemption payment is specifically provided for pursuant to the express terms of this Indenture as applicable and in effect at such time and in such circumstances for which any purported optional redemption of the Notes is initiated or sought by the Company.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor that is not subordinated to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be.

“Participating Holders” has the meaning set forth in Section 4.16A(a).

“Paying Agent” has the meaning set forth in Section 2.04.

“Paying Agent Agreement” means that certain Paying Agent Agreement dated as of the Issue Date between and among the Company, CD&L Acquisition Corp., a Delaware corporation and a direct, wholly-owned Subsidiary of the Company, and American Stock Transfer & Trust Company, as paying agent.

“Payment Default” means, with respect to any Indebtedness, a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Indebtedness.

“Peritas” means Peritas, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of THLPV.

“Permitted Business” means the business of providing transportation and distribution/logistics services to individual consumers and businesses and any business reasonably related, incidental, complementary or ancillary thereto or any expansions or extensions of business reasonably derived from the foregoing as may from time to time be determined by the Board of Directors to be in the Company’s or its Restricted Subsidiary’s best interests.

“Permitted Investments” means:

(a) any Investment in the Company or in a Restricted Subsidiary of the Company;

(b) any Investment in Cash Equivalents;

(c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of the Company; or (ii) such

Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(d) any non-cash consideration received as consideration in an Asset Sale that was made pursuant to and in compliance with the provisions described in Section 4.12;

(e) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds of a substantially concurrent issuance of, Capital Stock (other than Disqualified Stock) of the Company or as otherwise expressly permitted hereby for purposes of the Merger Closing;

(f) Hedging Obligations entered into in the ordinary course of business and otherwise permitted under this Indenture;

(g) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable;

(h) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(i) cash or Cash Equivalent advances to customers of the Company and its Subsidiaries that are made in the ordinary course of business and are consistent with past practice in an aggregate amount not to exceed at any time outstanding $250,000;

(j) Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause (j), not to exceed at any time outstanding $250,000 (minus any reductions in the aggregate amount of such Investments as a result of the disposition thereof, including through liquidation, payment or other reduction, including by way of dividend or distribution, for cash, the aggregate amount of such reductions not to exceed the aggregate amount of such Investments outstanding and previously made pursuant to this clause (j)); and

(k) cash or Cash Equivalent advances to Peritas that are made from and after the Issue Date in the ordinary course of business and consistent with past practice and do not exceed $75,000 for or during any calendar month or $1,000,000 in the aggregate for any and all such advances at any time made on or after the Issue Date;

(l) Investments in the Notes (including, specifically, any Additional Notes); and

(m) any Investment existing as of the Issue Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal docs not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith.

“Permitted Liens” means:

(1) Liens in favor of the Company or any Subsidiary Guarantor;

(2) Liens securing the Notes (including any Additional Notes that may be issued pursuant to the terms of this Indenture) and any other Note Obligations;

(3) Liens on property of a Person existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or that becomes a Restricted Subsidiary of the Company;

(4) Liens on property (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens (including the interest of a lessor under a capital lease) on any asset (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof or incurred within 180 days following the time of acquisition or completion of construction thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or construction price) thereof (including obligations of the lessee under any such capital lease);

(6) Liens imposed by law, such as laborers’, other employees’, vendors’, materialmen’s, carriers’, warehousemen’s and mechanics’ Liens on the property of the Company or any Restricted Subsidiary, including Liens arising out of letters of credit issued to secure the Company’s obligations thereunder;

(7) easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(8) leases, subleases or licenses by the Company or any of its Restricted Subsidiaries as lessor, sublessor or licensor in the ordinary course of business and otherwise permitted by this Indenture, excluding in each case any and all Capital Lease Obligations;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations that are permitted to be incurred under clause (vi) of Section 4.09;

(11) Liens incurred in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries, including Liens securing letters of credit issued to secure the Company’s obligations thereunder, or any tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

(13) Liens arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance or comply with any law;

(14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against the

Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; provided that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(15) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(16) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, Asset Sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Company or any Restricted Subsidiary on the property to be disposed of, to the extent such dispositions are permitted by this Indenture;

(17) Liens on assets (other than Principal Property) of the Company or any Restricted Subsidiary arising as a result of a Sale and Lease-Back Transaction with respect to such assets; provided that the proceeds from such Sale and Lease-Back Transaction are applied to the payment of Indebtedness or acquisition of Additional Assets or the making of capital expenditures pursuant to Section 4.12;

(18) the interest of a lessor or licensor under an operating lease or license under which the Company or any of its Restricted Subsidiaries is lessee, sublessee or licensee, including protective financing statement filings, and/or licenses or leases by the Company or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by this Indenture for patents, copyrights, trademarks, trade names and other intellectual property;

(19) Liens to secure Indebtedness comprised of Permitted Refinancing Indebtedness, Purchase Money Obligations or Capital Lease Obligations permitted by clauses (iv) and (xii) of the second paragraph of Section 4.09 covering only the property or assets acquired with or financed by such Indebtedness or, in the case of any Permitted Refinancing Indebtedness, property or assets as were previously subject to Liens securing the Indebtedness being refinanced thereby;

(20) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens described in clauses (1) through (19) of this definition; provided that such extension, renewal or replacement Lien shall be limited to the same property or assets that secured the Lien being so extended, renewed or replaced and shall in no event be amended or adjusted such as to result in any Lien or priority that purports to take priority over or otherwise conflicts with any Liens created in favor of the Holders pursuant to the Security Documents or, at any time from and after the Subordination Required Date, the Liens created in favor of the Holders pursuant to the Security Documents or any Liens created in favor of the Senior Facility Creditors pursuant to the Senior Facility Documents or is inconsistent with the relative priorities as established among the Holders and the Senior Facility Creditors with respect to the immediately foregoing Liens as set forth in the Subordination Agreement;

(21) the Senior Lien, as, when and to the extent expressly provided for in the Subordination Agreement;

(22) a Lien on Cash Pledged to secure the Cash Collateralized Letter of Credit, in an amount equal to 105% of the undrawn amount of such Letter of Credit; and

(23) Liens not otherwise permitted by clauses (1) through (22) above encumbering assets having an aggregate Fair Market Value not in excess of $1,000,000.

“Permitted Real Estate Sale” means the sale of the Company’s sole piece of owned real estate located in the State of Georgia that subject to arms’-length conveyance to a non-Affiliate purchaser pursuant to a purchase agreement in effect on the Issue Date for aggregate sale proceeds to the Company and/or applicable Restricted Subsidiary(ies), consistent with prevailing local real-estate market pricing, of approximately $500,000.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness (other than the Note Obligations and, except as complying in each and every instance with all conditions and requirements as are applicable hereunder to the initial incurrence and continuing maintenance thereof pursuant to Sections 4.16 and 4.16A and the other applicable terms and conditions of this Indenture, the Subordination Agreement and/or the Security Documents, the Senior Facility Obligations) of the Company or any of its Restricted Subsidiaries; provided that:

(i) the principal amount (or liquidation preference in the case of Preferred Stock (other than Exempt Preferred Stock) or Disqualified Stock) of such Permitted Refinancing Indebtedness (or if such Permitted Refinancing Indebtedness is issued at a discount, the initial issuance price of such Permitted Refinancing Indebtedness plus any accreted amounts pursuant to the terms of such Indebtedness) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);

(ii) such Permitted Refinancing Indebtedness has a Stated Maturity date no earlier than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a Stated Maturity date later than the Stated Maturity date of, and is subordinated by its terms in right of payment to, the Notes on subordination terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(iv) such Indebtedness is incurred by the Company or a Subsidiary Guarantor if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(v) such Indebtedness is incurred by the Company or a Restricted Subsidiary if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Senior Obligations” means, in each case to the extent outstanding at any time or from time to time on or after the Issue Date in accordance with all terms and conditions governing or evidencing same as effect on such date and in conformity with all applicable requirements and limitations contained in this Indenture, each of the Note Obligations and the Senior Facility Obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“PORTAL Market” means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of this Indenture.

“principal” of (x) a Note means the principal of the Note (assuming the full accreted value thereof) plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time or (y) any Senior LOC Obligations has the meaning provided in the definition of such term below.

“Principal Property” means any building, structure or other facility used primarily for manufacturing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value of which on the date as of which the determination is being made is an amount which exceeds 3% of Consolidated Net Tangible Assets.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

“Purchase Agreement” means the purchase agreement, dated the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Purchase Money Obligations” means Indebtedness of the Company or a Subsidiary Guarantor incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price or cost of installation, construction or improvement of an asset; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the asset being financed, or in the case of real property or fixtures, the real property or fixtures to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after the acquisition of such asset by the Company or such Subsidiary Guarantor, or such installation, construction or improvement.

“Qualified Capital Stock” shall mean all Capital Stock of a Person other than Disqualified Stock of such Person.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Notice” has the meaning set forth in Section 4.16A(a).

“Qualified Participation Notice” has the meaning set forth in Section 4.16A(b).

“Qualified Accounts Receivable” means the unpaid portion of any credit card receivable or other account receivable (determined in accordance with GAAP) payable to the Company and/or any Restricted Subsidiary in United States Dollars that are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (subject only to the Senior Lien, as, when and to the extent expressly provided for in the Subordination Agreement), net of any returns, discounts, claims, credits, charges or other allowances, charge-backs, offsets, deductions, counterclaims, disputes or other defenses relating to any such receivable or otherwise, and reduced by the aggregate amount of all reserves; provided that the term “Qualified Accounts Receivable” shall in no event include any receivable, account or portion thereof that is more than 90 days past due.

“Redemption Date” means, when used with respect to any Note(s) subject to redemption under Section 3.01, the date fixed for such redemption pursuant to the provisions specified in such Section.

“Refinancing Option Period” has the meaning set forth in Section 4.16A(a).

“Registrar” has the meaning set forth in Section 2.04.

“Required Holders” means, as of any date, the Holders of at least 50% in aggregate principal amount of the Notes at such time outstanding pursuant to this Indenture.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Subsidiary” of the Company means any Subsidiary of the Company (whether or not the Company has previously designated such Subsidiary as an Unrestricted Subsidiary) (1) more than 50% of whose net sales and operating revenues during the applicable Covenant Reference Period were derived in, or more than 50% of whose operating properties are located in, the United States (excluding its territories and possessions, but including Puerto Rico) or (2) more than 50% of whose assets consist of securities of other Restricted Subsidiaries or (3) which owns a Principal Property. Unless the context otherwise requires, each reference to a “Restricted Subsidiary” shall refer to a Subsidiary of the Company.

“Retained Note” has the meaning set forth in Section 3.08.

“Retaining Holder” has the meaning set forth in Section 3.08.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.16.

“Rule 144A Note” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to the Company or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary) to which funds have been or are to be advanced by such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Security Agreement to be executed and delivered on and effective as of the Issue Date by the Company and each of the Subsidiary Guarantors, as debtors, to and in favor of the Trustee, for the benefit of the Holders, as secured party, in substantially the form attached as Exhibit G hereto.

“Security Documents” means the Security Agreement, the Control Agreement (as defined in the Security Agreement), the Subordination Agreement (as and when required to be entered into as of the Subordination Required Date) and the various other security agreements, mortgages, pledge agreements, collateral assignments and/or other instruments evidencing or creating any security interests or Liens in favor of the Holders or the Trustee acting for and on behalf of the Holders, in each case as amended, replaced, modified, or restated from time to time in accordance with its terms and the terms of this Indenture.

“Senior Facility Agent” means Wells Fargo Foothill, Inc., a California corporation, or any other bank or financial institution proposed by the Company of national reputation or otherwise reasonably acceptable to the Trustee, in such bank’s or financial institution’s capacity as administrative, collateral or other facility agent, trustee, nominee or representative appointed in accordance with Senior Facility Documents to act for and on behalf of the Senior Facility Creditors, together with any replacement thereof or successor thereto duly appointed to act in such capacity.

“Senior Facility Agreement” has the meaning set forth in Section 4.16.

“Senior Facility Creditors” means each lender party to (specifically including, without limitation, each issuer of or with respect to LOC Obligations arising or outstanding pursuant to) the Senior Loan Agreement, along with each other Person holding or beneficiary to any assignment of, participation in or accession to the rights of a lender, noteholder, issuer, creditor, secured party or other obligee with respect to Senior Facility Obligations evidenced by or arising under the Senior Facility Documents, and shall also mean and include the Senior Facility Agent.

“Senior Facility Documents” means, in each case as may be entered into by the Company and/or its Restricted Subsidiaries on or after the Issue Date in accordance with the terms and subject to the conditions and limitations contained in Section 4.16, the Senior Facility Agreement and all instruments and documents from time to time governing or evidencing Senior LOC Obligations that have been incurred pursuant to terms and conditions of the Senior Facility Agreement, together with the various security agreements, mortgages, pledge agreements, collateral assignments and/or other instruments executed and/or delivered by the Company and/or any Restricted Subsidiary(ies) to or in favor of the Senior Facility Creditors (or the Senior Facility Agent acting on their behalf) pursuant to any express requirement set forth in the Senior Facility Agreement, in each case as amended, replaced, modified, or restated from time to time in accordance with its terms and the terms of the Subordination Agreement.

“Senior Facility Obligations” means all Senior LOC Obligations and all revolving Indebtedness of the Company and/or its applicable Restricted Subsidiaries for borrowed money advanced or extended by the Senior Facility Creditors pursuant to the terms and conditions of the Senior Facility Agreement, together with interest (including post-petition interest), premium and fees payable on or in respect of such Senior LOC Obligations and/or other Indebtedness, all costs, expenses, indemnities and other amounts payable in connection therewith, as expressly provided for in the Senior Facility Agreement as originally executed and in effect on and as of the Subordination Required Date or as amended as permitted thereby.

“Senior Lien” has the meaning assigned to such term in the Subordination Agreement as entered into in its definitive form on the Subordination Required Date, and each reference thereto made in this Indenture and/or the other Transaction Documents shall mean and include such Senior Lien as, when and to the extent created on or attaching to, and for so long as existing on and continuing with respect to, the Collateral in accordance with the express terms and conditions of such Subordination Agreement.

“Senior LOC Obligations” means, in each case as first incurred at any time on or after the Subordination Required Date, Indebtedness of the Company and/or applicable Subsidiary Guarantor(s) to or in favor of one or more Senior Facility Creditors as of any date represented by the sum of the aggregate undrawn portions of plus the aggregate of all reimbursements due under letters of credit issued in accordance with the terms and conditions of the Senior Loan Agreement, which sum shall, for purposes of the Applicable Facility Cap or any other provisions of this Indenture imposing restrictions or otherwise based on or pertaining to the principal portion of any Senior Facility Obligations or other Indebtedness of the Company and/or its Restricted Subsidiaries, shall constitute the principal amount of any and all of the Senior LOC Obligations included among the Senior Facility Obligations or other Indebtedness as may be referenced herein.

“Senior LOC Preferred Use” means the issuance of, and the Company’s or its Restricted Subsidiaries’ incurrence of Senior LOC Obligations evidenced by, standby letters of credit issued pursuant to the terms and conditions of the Senior Facility Agreement either (x) in replacement of, as and when acquired and assumed in connection with the Merger Closing, certain irrevocable letters of credit issued on behalf of the Target and/or Target Subsidiaries prior to Issue Date and remaining outstanding through the Merger Closing, representing as of each such date a total of reimbursement obligations plus undrawn amounts in no event exceeding $3,500,000 or (y) for purposes of achieving net insurance-cost savings (after pro forma application of all letter-of-credit-related expenses) to the Company and/or its Restricted Subsidiaries, as projected by the Company in a reasonably-computed and reasonably-detailed, good faith estimate certified to by the Company as such in an Officer’s Certificate delivered to the Trustee, by substitution of such letter-of-credit financing for its or their traditional cost-management practices as to insurance-related matters in the ordinary course.

“Series Q Transaction” means the offering and sale on the Issue Date of the Company’s Series Q Convertible Preferred Stock, par value $0.004 per share, resulting in aggregate proceeds to the Company of $40,000,000, together with the various related transactions to occur simultaneously with such offering and sale as expressly provided in the Purchase and Sale Agreement dated as of the Issue Date between the Company and the Purchasers party thereto, in each case, as to be completed simultaneously with the Issue Date in substantially the manner provided for the most-recent round of Series Q Transaction documentation made available by the Company on or prior to the Issue Date for review by prospective Holders.

“Significant Holders” means, as of any date, the Holders of at least 25% in aggregate principal amount of the Notes at such time outstanding pursuant to this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Issue Date.

“Sources & Uses Schedule” has the meaning set forth in Section 2.01(c).

“Special Mandatory Redemption Date” means the date that is twenty (20) Business Days after the Special Redemption Trigger.

“Special Mandatory Redemption Price” means a cash amount equal to (x) 106% of the original principal amount of any and all Notes as initially outstanding on and as of the Issue Date; plus (y) any and all accrued and unpaid interest on such Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date.

“Special Redemption Trigger” shall mean the earliest to occur of the following:

(i) the closing or consummation of a Target Alternative Transaction; or

(ii) effectiveness of termination of the Target Merger Agreement by any party or for any reason; or

(iii) failure for any other reason of the Merger Closing to occur on or prior to the two hundred seventieth (270th) day immediately following the Issue Date, regardless of the disposition or status at such time of the Target Merger Agreement.

“Specified Target Holders” means the Persons owning, holding or possessing immediately prior to occurrence of the Issue Date: (a) any and all issued and outstanding shares of Target’s Series A Convertible Preferred Stock, (b) any and all of Target’s outstanding Series A Convertible Notes and all related Obligations and (c) shares of Target common stock and/or options or warrants to acquire Target common stock, which together represent in the aggregate no less than 49%, but no more than 50%, of Target’s total issued and outstanding common stock on a fully-diluted basis on and as of the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness that is by its terms subordinated to the Notes and the Subsidiary Guarantees, as applicable.

“Subordination Agreement” means the Intercreditor and Subordination Agreement to be entered into on or prior to the Subordination Required Date in substantially the form as attached as Exhibit E hereto by the Trustee, acting for and on behalf of the Holders pursuant to specific authorization granted by each Holder as provided in Section 8.01(b), to and in favor of the Senior Facility Creditors.

“Subordination Required Date” means the date of the Company’s (and/or any Restricted Subsidiary’s) execution or delivery of any Senior Facility Document(s).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries such Person (or any combination thereof).

“Subsidiary Guarantee” means a guarantee of the Notes and the Note Obligations, along with accession to the Security Documents, by a Subsidiary Guarantor.

“Subsidiary Guarantor” means each Restricted Subsidiary in its capacity provided for in the Subsidiary Guarantee required to be executed by it in accordance with the provisions of this Indenture, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of this Indenture.

“Surviving Person” has the meaning set forth in Section 5.01.

“Target” means CD&L, Inc., a Delaware corporation.

“Target Alternative Transaction” means the merger or acquisition of or with respect to Target, as directed by Target’s Board of Directors in the exercise of its fiduciary responsibilities, consummated or to be consummated by or with any Person, on any terms or otherwise in any manner other than consummation of the Merger Closing as between the Company, Target and their applicable Subsidiaries pursuant to terms and conditions as documented and agreed in the Target Merger Agreement.

“Target Merger” means the acquisition by the Company of the Target pursuant to the Target Merger Agreement, resulting in the Target becoming a 100%-owned Subsidiary of the Company.

“Target Merger Agreement” means the Agreement and Plan of Merger of even date with this Indenture by and between the Company, the Company’s acquisition-purpose Subsidiary, and Target.

“Target Merger Closing” means the effective date and time of the consummation of the Target Merger.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States federal income tax purposes under the Internal Revenue Code, pursuant to United States Treasury Regulation Section 1.1275-4 or any successor provision.

“Terminal Value Conditions” means, in each case as determined as of and by reference to the Maturity Date, either of the following: (x) Consolidated Cash Flow for the Company for then-applicable Covenant Reference Period exceeding $40 million or (y) a Volume-Weighted Average Trading Price for the Common Stock exceeding $2.75 per share for any 20 trading days falling within any consecutive 30-trading-day period occurring at any time after the Issue Date and prior to the Maturity Date.

“Terminal Value Payment” means, if and to the extent that the Terminal Value Conditions have not then been met, a cash payment to the Holders on the Maturity Date in an amount equal 1 years’ interest assessed at the rate of 12 % per annum on the entire principal balance of the Notes subject to repayment on such Maturity Date.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

“Transaction Documents” means, collectively, this Indenture, the Notes, the Security Documents, the Warrants, the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers and the Paying Agent Agreement, together with any and all other agreements, instruments and/or documents executed and delivered pursuant to any express provision of the aforementioned documents.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Units” means the (A) 75,000 units issued on the Issue Date pursuant to the Purchase Agreement, comprising $75,000,000 aggregate principal amount of Notes plus Warrants to purchase an aggregate of 25,875,000 shares of Common Stock; and (B) 3,205 additional units issued on Issue Date pursuant to even-dated agreements with certain holders of Company securities in payment and exchange for the tender thereof back to the Company, comprising $3,205,000 aggregate principal amount of Notes plus Warrants to purchase an aggregate of 9,285,855 shares of Common Stock.

“Unrestricted Subsidiary” means (A) each of USDS Canada Ltd. and Velocity Express Canada Ltd., each a Canadian limited company, and (B) any Subsidiary of (i) the Company that may be designated by the Board of Directors as an Unrestricted Subsidiary pursuant to resolutions duly adopted or taken after the Issue Date and (ii) an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that

(a) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated or any of its Subsidiaries shall be deemed an “incurrence” of such

Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

(b) such designation would be permitted by Section 4.10, and

(c) if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted by Section 4.09 and Section 4.10.

Any such designation by the Board of Directors pursuant to the preceding sentence shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09 and Section 4.10.

If at any time the Company or any Restricted Subsidiary Guarantees any Indebtedness of such Unrestricted Subsidiary or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted by Section 4.09 and Section 4.10, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date in Section 4.09, the Company shall be in default of such Section). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted by Section 4.09 and (ii) no Default or Event of Default would be in existence following such designation.

“U.S. Government Obligations” shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

“VEI” means Velocity Express, Inc., a Delaware corporation and Restricted Subsidiary hereunder.

“Volume-Weighted Average Trading Price” means, for any specified period of consecutive trading days for the Common Stock on the Nasdaq National Market (or, if the Common Stock is not listed on the Nasdaq National Market, such other national or regional securities exchange or quotation system on which it is so listed or quoted), an amount equal to (i) the cumulative sum of the products of (x) the sale price for each trade of Common Stock occurring during such period times (y) the number of shares of Common Stock sold at such price, divided by (ii) the total number of shares of Common Stock so traded during such period.

“Warrants” means each of those certain warrants originally issued to the Initial Purchasers on the Issue Date together with the Notes as comprising the Units.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i) the sum of the products obtained by multiplying

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” means the Trustee.

“obligor” on the Notes means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

(7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

(8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Defaulted Interest to the extent that, in such context, Defaulted Interest amounts are, were or would be payable in respect thereof.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Amount of Notes; Additional Notes; Use of Proceeds.

(a) Subject to satisfaction of all Issue Date Conditions and the issuance of the Notes and disbursement of proceeds thereof on the Issue Date as herein provided, the Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $78,205,000 (subject to deemed increase at the Maturity Date pursuant to Section 2.15) upon a written order of the Company in the form of an Officers’ Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes thereafter in replacement of or exchange or substitution for such initially-authenticated Issue Date Notes upon such orders and otherwise in such circumstances and manner provided for in Section 2.08 and elsewhere in this Article 2. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

(b) The Company shall be entitled, subject to satisfaction of each of the conditions contained in the proviso hereto, to issue and sell, in a single, one-time offering, Additional Notes that shall be fungible in all respects with and trade under the same CUSIP number as the Notes in a maximum additional principal amount not to exceed $10,000,000 (or such lesser amount as reflects the then-current accreted value of the originally-issued Notes relative to their aggregate initial value when first issued and outstanding on the Issue Date; provided that (i) the Company shall, in compliance with all applicable securities laws (including each of the Holder officers’ good faith and commercially-reasonable efforts in cooperating with the Company toward qualification of such offering for Regulation D or other applicable exceptions from registration), afford the Holders, ratably in proportion to the respective Note Obligations represented by each of them (with secondary opportunity for first-round purchasing Holders to acquire, in accordance with their relative Note Obligations vis-à-vis other second-round participating Holders, any or all unsubscribed Additional Notes from the first-round, pro-rata offering), a right of first purchase covering all Additional Notes as may be offered, with purchase right shall be held open to the Holders for a period of not less than fifteen (15) Business Days after the Company’s initial notice to the Trustee of any such proposed offering; and (ii) no offering or sale whatsoever of Additional Notes shall be permitted to be made unless and until (A) Consolidated Cash Flow shall equal or exceed $20,000,000 for the Covenant Reference Period; (B) the incurrence of the full Indebtedness amount represented by any and all Additional Notes then proposed for issuance will be made pursuant to the first paragraph of Section 4.09 and not result in any Default or breach of the Fixed Charge Coverage Ratio test or other covenant or requirement separately imposed under Article 4 or any other applicable provision(s) of this Indenture, the Notes and the Security Documents and (C) the ratio of the Company’s consolidated secured Indebtedness, after giving pro forma effect to such incurrence and the immediate application of proceeds thereof calculated as required by Regulation S-X of the Exchange Act, to then-current stockholders’ equity is no worse than that as reported in the Company’s most-recent financial statements on file with the SEC (or, if applicable, any more-recent audited financial statements as are then available).

(c) Attached as Annex II to this Indenture is the Schedule of Sources and Uses (the “Sources & Uses Schedule”) that shall in all respects govern (x) direct disbursements on the Issue Date of proceeds of the Notes issuance and Series Q Transaction for application (in each case, on a ratable basis in proportion to the relative percentages represented by the Notes, on the one hand, and the Series Q Transaction on the other hand, to the total amount of such proceeds together) on such date to the various payments included among the Issue Date Conditions, and (y) the Company’s and its Restricted Subsidiaries’ use and application of the remainder of such proceeds up to and through the Merger Closing strictly for purposes of, and in substantially (but in no event exceeding) the amounts specified in the Sources & Uses Schedule for use for and application to, the Target Merger upon consummation of Merger Closing. Pending application of remaining proceeds as required under the foregoing clause (y), all such proceeds (other than amounts required to be funded directly into the paying agent account contemplated by the Paying Agent Agreement (it being acknowledged that funds so deposited into the Designated Account shall be available to the Company for working capital purposes unless and until exercise by the Trustee on behalf of the Holders of rights and remedies with respect to the Designated Account as, when and on the terms provided for in the Security Documents).

SECTION 2.02. Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. For so long as constituting Restricted Notes hereunder, all Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) or to Institutional Accredited Investors in reliance on Regulation D and/or other exemptions to registration under the Securities Act (“Non-144A Notes”) shall bear the legend, and shall include and require use of the form of assignment, set forth in Exhibit B and, as a condition to any actual or purported transfer or assignment of any such Restricted Notes constituting Non-144A Notes or otherwise being transferred or assigned other than in reliance on a Rule 144A resale exemption, shall further require delivery to each applicable Agent of certifications in form and substance as set forth in Exhibit C. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Senior Vice Presidents. The signature of any of these Officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Subsidiary Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Subsidiary Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Subsidiary Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the reasonable judgment of the Board of Directors to protect the Company, the Subsidiary Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’ reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company (or any successor issuer for purposes thereof), a Subsidiary Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled Notes in its customary manner. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay an additional margin of 3 1/2%, as Defaulted Interest on the outstanding principal balance of the Notes for which such unpaid interest amount had accrued through the applicable Interest Payment Date and for the period for which such unpaid interest remains unpaid until it is paid, if at all, plus (to the extent permitted by law) any interest payable on such Defaulted Interest, to the Persons who are Noteholders on the applicable record date provided for in the Notes. The Company may make payment of any Defaulted Interest in cash or in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after such written notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall also apply to the Additional Notes, if any, and shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date (which payments shall include, in the case of the Maturity Date, any Terminal Value Payment as may then be due and payable to the Holders), as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Non-144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Non-144A Global Note,” and, together with the Rule 144A Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall (i) bear legends as set forth in Exhibits B and D, (ii) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, and (iii) be delivered to the Trustee as custodian for such Depository.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the

Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend, unless the Company determine otherwise in compliance with applicable law.

(f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Non-144A Global Note and the Issue Date (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Non-144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) to an Institutional Accredited Investor pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel or such other certifications and documents required pursuant to this Indenture in the particular circumstances of such transfer regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g) Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Non-144A Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through the PORTAL Market.

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB:

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the

Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect.

(c) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

(d) Other Legends, Notations, Endorsements for PORTAL Market/Other Trading Market Eligibility. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Registrar, the Depositary, the National Association of Securities Dealers, Inc. or applicable Agent thereof in order for the Notes to be tradable on the Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Registrar shall retain in accordance with its record retaining policies all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.19 Special Provisions Regarding Notes Tendered for Warrant Exercise.

(a) Tender Generally; Treatment of Note Principal. In circumstances where any Note(s) shall be tendered by the applicable Holder(s) pursuant to Section 4 of the Warrants in payment of the Exercise Price (as defined therein) specified therein, such payment shall be computed for the Notes so tendered at an attributed value of 100% of the principal amount thereof. Upon such tender, Notes shall be deemed to have been redeemed and extinguished, effective as of the date of delivery of the Notice of Exercise or Notice of Automatic Exercise, as applicable, pursuant to (and as such terms are defined in) the Warrants, in an aggregate principal amount equal to the total Exercise Price payment to which such principal was applied and, immediately upon such redemption and extinguishment, the Notes will cease to be outstanding or accrue interest, such that the only right of the Holders in respect of the Notes so redeemed shall be to receive from the Company (i) the applicable issuance due to such Holders per Warrant terms of the Capital Stock for which such Exercise Price was paid and (ii) cash payments of interest and premium, as applicable, as provided below in Section 2.19(b). If in connection with any exercise of Warrants, the principal amount of Notes tendered in payment of the Exercise Price exceeds the aggregate Exercise Price for the Warrant Shares (as defined in the Warrant) subject to such exercise, the Company will cause a Note for the amount of such excess to be delivered to the Holder by delivery of a certificated Note (if the Notes tendered were certificated Notes) or by appropriate designation on a Global Note (if the Notes tendered were part of a Global Note) within five (5) Business Days after the related Warrant Shares are deemed to be issued to the Holder pursuant to Section 5 of the Warrants.

(b) Interest, Premium, Etc. All interest that has accrued, but not been paid, through and including the date of delivery of the Notice of Exercise or Notice of Automatic Exercise as aforesaid on the total Note principal tendered by each Holder pursuant to either such notice shall be paid by the Company to such Holder, simultaneously with effectiveness of such exercises per the applicable Warrant terms, in immediately available cash funds by wire transfer to the account designated by such Holder in writing to the Company. If any record, notice or similar date is fixed, whether by the Company in accordance with the provisions of this Indenture or otherwise by operation of any applicable term(s) or provision(s) herein contained, for the purpose of determining the Holders entitled to payment in respect of Notes that have been called by the Company for, or that are otherwise specified herein as becoming subject to, redemption by the Company pursuant to Article 3 or any related provisions set forth in this Indenture, and such record, notice or other date so established precedes delivery of such Notice of Exercise or Notice of Automatic Exercise, as the case may be, the applicable premium, if any, over the principal amount of Notes as are otherwise subject to delivery by applicable Holders to the Company in payment of the Exercise Price that would have been paid to each such Holder if such Notes were, instead, redeemed pursuant to such redemption call or redemption event, shall be paid to such Holders, simultaneously with redemption payments as and when made or required to be made to all other Holders pursuant to this Indenture, in immediately available cash funds by wire transfer to the account designated by such Holders in writing to the Company.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Optional Redemption; Notices to Trustee.

(a) At any time after June 30, 2009, the Company may, at its option on any one or more occasions, redeem any or all of the Notes against payment of the then-applicable Optional Redemption Price.

(b) In addition, at any time on or after the 90th day immediately following the Issue Date, the Company may, at its option on any one or more occasions, redeem Notes against payment of the then-applicable Optional Redemption Price in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under this Indenture; provided that the following conditions and limitations shall apply to all redemptions pursuant to this Section 3.01(b):

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries);

(2) payment of the full amount of the Optional Redemption Price shall be effected exclusively from Equity Sale Proceeds available for such purpose, it being expressly understood and agreed that Equity Sale Proceeds from Warrant exercises shall not be deemed to be available for redemptions effected pursuant to this clause (b) but, rather, shall exclusively be used for and applied against redemptions subject to the separate allowance made below in clause (c) of this Section 3.01; and

(3) the Redemption Date occurs within 90 days after the date of the closing of the Capital Stock issuance and sale giving rise to Equity Sale Proceeds.

(c) The Company shall be entitled, as separate and additional provision made for the Company’s benefit wholly independent from the foregoing 35% limitation set forth in the immediately-foregoing clause (b), to effect, using exclusively such Equity Sale Proceeds as are solely and directly derived from exercises of

Warrants by applicable holders in accordance with their respective terms, redemption of Notes against payment of the then-applicable Optional Redemption Price in an aggregate principal amount not to exceed, in combination with redemptions effected pursuant to the immediately-foregoing clause (b), which shall remain subject to and shall in no event exceed (by virtue of the aggregation for mere computational purposes with redemptions pursuant to this clause (c)) the 35% limitation otherwise applicable thereto, 50% of the aggregate principal amount of Notes issued under this Indenture.

(d) The Trustee will select Notes called for redemption pursuant to this Section 3.01 on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notes called for redemption pursuant to this Section 3.01 become due on the date fixed for redemption. On and after the Redemption Date, interest shall stop accruing on Notes or portions thereof called for redemption.

If the Company elects to redeem Notes pursuant to this Section 3.01, at least 35 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee, but not more than 65 days before the Redemption Date), the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in this Section 3.01. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

The Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as the Trustee shall deem fair and appropriate; provided that, in the case of a redemption pursuant to Section 3.01(b), the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

At least 30 days (subject to reduction in circumstances as addressed in clauses (x) or (y) of the first sentence of the last paragraph of Section 3.01), and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) that such redemption is effected on the basis of Section 3.01; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Company’s written request made at least 5 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Optional Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Optional Redemption Price; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Optional Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Optional Redemption Price of the Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Optional Redemption Price, subject to the provisos in Section 3.04 with respect to accrued and unpaid interest on such Notes. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Special Mandatory Redemption; Notices to Trustee.

Upon occurrence of any Special Redemption Trigger, the Company shall be required to effect redemption on the Special Mandatory Redemption Date of any and all Notes, other than any Retained Notes as contemplated by Section 3.08, then outstanding by remittance to the Paying Agent for the ratable accounts of the Noteholders (other than Retaining Holders as contemplated by Section 3.08) of the full Special Mandatory Redemption Price therefor, which payment shall be made in accordance with Section 3.10. The Company shall immediately notify the Trustee of the Special Redemption Trigger’s occurrence and shall at such time deliver to the Trustee an Officers’ Certificate affirming the Company’s obligation and agreement to effect the Special Mandatory Redemption as provided in this Article 3 and setting forth the Special Mandatory Redemption Price applicable to such Special Mandatory Redemption.

SECTION 3.08. Notice of Special Mandatory Redemption to Holders.

Upon the occurrence of the Special Redemption Trigger, notice of the Special Mandatory Redemption will be promptly mailed by first class mail by the Company to each Holder of Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 and to the Trustee.

The notice shall state that all the Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

(1) the Special Mandatory Redemption Date;

(2) the Special Mandatory Redemption Price;

(3) the name and address of the Paying Agent;

(4) that Notes must be surrendered to the Paying Agent to collect the Special Mandatory Redemption Price;

(5) that unless the Company defaults in making the redemption payment, interest on the Notes ceases to accrue on and after the Special Mandatory Redemption Date; and

(6) that Sections 3.07 through 3.10 are the provisions pursuant to which the Notes are being redeemed at such time.

If on or prior to the fifteenth (15th) day after the Company’s delivery of any notice in accordance with the foregoing provisions, any Holder (a “Retaining Holder”) shall deliver to the Trustee written confirmation of such Retaining Holder’s irrevocable election to forego the Special Mandatory Redemption (and any and all payments, rights and interests associated therewith that would otherwise accrue to such Holder on the Special Mandatory Redemption Date) as provided in this Indenture with respect to all (but not less than all) of the Notes at such time held thereby, such Notes (the “Retained Notes”) shall not be subject to the Special Mandatory Redemption at such time occurring, and shall remain issued and outstanding thereafter in accordance with all terms and conditions of this Indenture that are then otherwise applicable thereto as if and to the same extent as the Special Mandatory Redemption Date had never occurred.

SECTION 3.09. Effect of Notice of Special Mandatory Redemption.

Once the notice of redemption described in Section 3.08 is mailed, the Notes (other than any Retained Notes) will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Special Mandatory Redemption Price; provided that if the Special Mandatory Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Special Mandatory Redemption Date to such succeeding Business Day.

SECTION 3.10. Special Mandatory Redemption Price.

On or prior to 10:00 A.M., New York City time, on the Special Mandatory Redemption Date, the Company shall deposit with the Paying Agent the full amount of the Special Mandatory Redemption Price for any and all outstanding Notes other than Retained Notes, if any. On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with this Section, all Notes other than Retained Notes will cease to accrue interest and the only right of the Holders of the such Notes will be to receive payment of the Special Mandatory Redemption Price. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.11. Holder Optional Redemption Right.

If, for the Covenant Reference Period ended immediately prior to the second (2nd) anniversary of the Issue Date, Consolidated Cash Flow for the Company is less than $20 million, the Company shall so notify the Trustee and the Holders, and each Holder shall have the right to cause the Company upon such Holder’s delivery of written notice thereto, with a simultaneous copy to the Trustee, to redeem, on or prior to the 45th day following the end date for such Covenant Reference Period, up to 25% of the original principal amount of the Notes then outstanding, initially held or acquired by such Holder, such redemption to be effected at 100%, or par value, of such principal and accompanied by accrued and unpaid interest through such redemption date on the principal amount so redeemed. In addition to and without limiting the foregoing, if, for the Covenant Reference Period ended immediately prior to the third (3rd) anniversary of the Issue Date, Consolidated Cash Flow for the Company is less than $25 million, each Holder shall have the further right to cause the Company upon such Holder’s delivery of written notice thereto to redeem, on or prior to the 45th day following the end date for such Covenant Reference Period, up to an additional 25% of the original principal amount of the Notes then outstanding, initially held or acquired by such Holder, such redemption to be effected at 100%, or par value, of such principal and accompanied by accrued and unpaid interest through such redemption date on the principal amount so redeemed. If the conditions to Automatic Exercise (as defined in the Warrants) of the Warrants have been satisfied (disregarding the fact that any such Automatic Exercise may not occur prior to June 30, 2008), then the Holder redemption rights provided for in this Section 3.11 shall be subject to automatic and irrevocable termination if, at or prior to either of the foregoing dates for which redemption is otherwise provided herein, the Volume-Weighted Average Trading Price for the Common Stock exceeds $2.75 per share for any 20 trading days falling within any consecutive 30-trading-day period occurring at any time since the Issue Date and through either such redemption date as aforesaid. The Company shall promptly notify the Trustee to such effect if and when any such termination occurs.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain a primary office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) at the location from time to time designated by the Company in writing to the Trustee where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a primary office or agency designated for such purposes in accordance with the foregoing Section 4.02(a). The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03. Legal Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership, limited liability company or other legal existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04. Maintenance of Properties; Insurance; Compliance with Law.

(a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

(b) The Company shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this Section 4.04(b) shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Company so long as such action is consistent with sound business practice or (ii) the Company from obtaining and owning insurance policies covering activities of its Subsidiaries.

(c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05. Waiver of Stay, Extension or Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending July 1, 2007, a certificate of an Officer (as enumerated by Section 314(a)(4) of the TIA) stating that the Officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture during such fiscal year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, based upon such review, the Company has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto.

(b) The Company will deliver to the Trustee, within 30 days after the occurrence thereof, a certificate of an Officer detailing any continuing Default of which such Officer is aware, its status and what action the Company is taking or proposes to take with respect to such Default.

(c) The Company will provide written notice to the Trustee of any change in its fiscal year.

(d) The Company shall promptly notify the Trustee the first time the Notes are rated Investment Grade; provided, however, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07. Taxes.

The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings, provided however that the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental levies whose amount, applicability or validity is being contested in good faith by appropriate proceedings or which is not of material importance to the business, operations, financial conditions or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.08. Repurchase at the Option of Holders upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”) on a date established by the Board of Directors that is not more than 90 days after the occurrence of such Change of Control (the “Change of Control Payment Date”).

(b) Within 30 days following the date on which a Change of Control occurs, the Company shall send (or within 20 days following the date on which such Change of Control occurs the Company shall request in writing that the Trustee send, in which case the Trustee shall send within such 30 day period), by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address and, if given by the Company, the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not withdrawn will be accepted for payment;

(2)	the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law);

(3)	that any Note not tendered will continue to accrue interest;

(4)	that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)	that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7)	that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

(8)	the circumstances and relevant facts regarding such Change of Control.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful: (x) accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer; (y) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and (z) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Upon the payment of the Change of Control Payment, the Trustee shall cancel and retain or destroy the Notes so purchased. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

(e) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue thereof.

SECTION 4.09. Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

From and after the Issue Date:

(1) the Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Debt and Indebtedness represented by the issuance of any Additional Notes);

(2) the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock); and

(3) the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock);

provided, however, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt and Indebtedness represented by Additional Notes) and the Company and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock), provided that any such Indebtedness (other than Additional Notes) ranks junior to, and has a maturity date no earlier than 91 days after the Maturity Date of, the Notes (and any Additional Notes), if the Fixed Charge Coverage Ratio for the applicable Covenant Reference Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis and calculated as required by Regulation S-X of the Exchange Act (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such Covenant Reference Period, with any letters of credit and bankers’ acceptances being deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

The immediately preceding paragraph will not apply to:

(i) the incurrence or existence of Indebtedness constituting, at any time on or after the Issue Date (but only as and when permitted to be incurred thereafter in accordance with all applicable conditions and limitations contained in Section 4.16 and in no event in an aggregate outstanding principal amount exceeding the Applicable Facility Cap), Senior Facility Obligations less 50% of the aggregate amount of any repayments of term Indebtedness under Senior Facility Obligations and all repayments of revolving credit Indebtedness under such Senior Facility Obligations effected with a corresponding commitment reduction under such Senior Facility Obligation pursuant to clause (a) of the second paragraph of Section 4.12;

(ii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes) and Subsidiary Guarantees thereof;

(iii) the Existing Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness of the type described in clause (i), (ii), (v) or (ix) of this Section 4.09);

(iv) except as separately (and exclusively) addressed in clause (i) or (ii) of this Section 4.09, the incurrence by the Company or any of its Restricted Subsidiaries of any Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under (A) the Fixed Charge Coverage Ratio test set forth above or (B) clauses (ii) and (iii) above, clause (xi) below or this clause (iv);

(v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however,

that (i) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, then (other than intercompany notes that constitute Collateral) such Indebtedness is expressly subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes or the Subsidiary Guarantees, as the case may be, and (ii) (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute a simultaneous incurrence of such Indebtedness that is not permitted by this clause (v) by the Company or such Restricted Subsidiary, as the case may be;

(vi) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding which is designed solely to protect the Company or any Restricted Subsidiary against fluctuations in foreign currency exchange rates; provided that such Hedging Obligation does not increase the principal amount of any such Indebtedness other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; provided that such obligations are entered into for valid business purposes other than speculative purposes (as determined by the Company’s or such Restricted Subsidiary’s principal financial officer in the exercise of his or her good faith business judgment);

(vii) the issuance by any of the Company’s Restricted Subsidiaries of shares of Preferred Stock to the Company or a Wholly Owned Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of Capital Stock that results in such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary or (B) the transfer or other disposition by the Company or a Wholly Owned Restricted Subsidiary of any such shares to a Person other than the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (vii);

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by worker’s compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

(ix) the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(x) Acquired Debt or Acquired Disqualified Stock; provided that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and provided further that immediately after giving effect to such incurrence, the Fixed Charge Coverage Ratio for the applicable Covenant Reference Period preceding the date of such incurrence would have been at least 2 to 1 or, if not, will have improved immediately thereafter, determined on a pro forma basis (including giving pro forma effect to the applicable transaction related thereto);

(xi) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(xii) the incurrence by the Company and the Subsidiary Guarantors of Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount not to exceed $1 million at any one time outstanding or, to the extent that the Company and the Subsidiary Guarantors shall pursue a certain acquisition project for tracking and tracing hardware and software in substantially the manner detailed to the Significant Holders by memorandum description also made available to the Trustee on the Issue Date for the benefit of the Holders, not to exceed to exceed $9 million (less the net cash proceeds of the Permitted Real Estate Sale) at any one time outstanding, the entire amount of such excess allowance being made and earmarked for exclusive application to Capital Lease Obligations expected by the Company to be incurred in connection with the foregoing acquisition project substantially in the amounts, at the times and otherwise in the manner substantially heretofore described and memorialized by the Company to the Holders.

(xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligation, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; and

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three business days of incurrence.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify on the date of incurrence (and from time to time reclassify in whole or in part) such item of Indebtedness or Preferred Stock in any matter that complies with this Section 4.09 and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or the first paragraph hereof, as the case may be, designated by the Company (provided that all Permitted Senior Obligations shall at all times be deemed to have been incurred pursuant to clauses (i) or (ii), as applicable, of this Section 4.09). The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 4.10. Limitation on Restricted Payments.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock, other than:

(x) dividends or distributions payable in Qualified Capital Stock of the Company, and

(y) dividends or distributions payable to the Company or any Restricted Subsidiary of the Company;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Restricted Subsidiary or any direct or indirect Subsidiary thereof, or otherwise of any Person in relation to whom the Company and/or any Restricted Subsidiary is a direct or indirect Subsidiary, other than any such Capital Stock owned by the Company or any of its Restricted Subsidiaries;

(3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or any Restricted Subsidiary, except, in each case, payment of interest or principal at Stated Maturity; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively determined by a firm of independent public accountants or Independent Financial Advisors proposed by the Company and reasonably acceptable to the Required Holders) of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(a) no Default or Event of Default shall have occurred and be continuing after giving effect thereto; and

(b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Covenant Reference Period preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

(c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date (excluding Restricted Payments permitted by clause (b), (d) or (e) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company’s most recently ended fiscal quarter for which financial statements have been filed with the SEC pursuant to Section 4.18 (or for which audited financial statements are otherwise available) at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock of the Company or of debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for such Capital Stock of the Company, plus

(iii) to the extent that any Restricted Investment that was made after the Issue Date and was included in the calculation of aggregate Restricted Payments under this clause (c) is sold for cash or otherwise liquidated, repaid or otherwise reduced, including by way of dividend or distribution (to the extent not included in calculating Consolidated Net Income), for cash, the lesser of (A) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, plus

(iv) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or other transfers of assets (to the extent not included in calculating Consolidated Net Income), in each case, to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made after the Issue Date by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary that were included in the calculation above of aggregate Restricted Payments under this clause (c).

Except after the occurrence and during the continuance of any Event of Default (whereupon each of the following exceptions (other than clause (b) below, which shall be unaffected by such occurrence and continuance) to such prohibitions shall no longer apply or remain available to the Company and/or any Restricted Subsidiary), the foregoing provisions of this Section 4.10 will not prohibit the following Restricted Payments:

(a) the payment of any dividend within 90 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(b) dividends or distributions by any Wholly-Owned Restricted Subsidiary of the Company payable to the Company or another Wholly-Owned Restricted Subsidiary of the Company;

(c) the payment of cash dividends on any series of Disqualified Stock issued after the Issue Date in an aggregate amount not to exceed the cash received by the Company since the Issue Date upon issuance of such Disqualified Stock;

(d) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company, any Restricted Subsidiary or any Joint Venture (or the acquisition of all the outstanding Capital Stock of any Person that conducts no operations and has no assets or liabilities other than the ownership of Capital Stock in a Joint Venture) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of, Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from (and shall not previously have been included in) clause (c)(ii) of the preceding paragraph;

(e) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary of the Company held by any member of the Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in reliance on this clause (e) shall not exceed $250,000 in any calendar year;

(f) notwithstanding anything to the contrary contained herein, repurchases of Capital Stock deemed to occur upon the exercise of stock options, to the extent such repurchases represent a portion of the exercise price thereof or withholding of applicable taxes thereon and the purchase price, or applicable withholding taxes, for such repurchases is paid solely in Qualified Capital Stock;

(g) the acquisition, ownership and disposition of any Capital Stock in Joint Ventures in which each of the following conditions are met: (i) the Company’s or any Restricted Subsidiary’s aggregate contributions to and cumulative investment in the Joint Venture consist at least 75% of the reasonable fair value of services rendered to the Joint Venture by the Company or applicable Restricted Subsidiary, with the total investment amount in respect of any particular Joint Venture or grouping or series of related Joint Ventures in no event exceeding $2 million on a cumulative basis at any and all times, or $1 million in the aggregate for any and all Joint Venture investments or transactions during any single fiscal year; (ii) the Company’s or any Restricted Subsidiary’s investment or participation in the Joint Venture is entirely nonrecourse to the Company, the applicable Restricted Subsidiary and/or their respective assets and properties, with no mandatory or other capital calls or funding requirements being imposed thereon; and (iii) no breach of or Default under any other covenant separately contained in, and independent enforceable against the Company and/or the Subsidiary Guarantors in accordance with, this Article 4 shall result from and after giving effect to any such Joint Venture investment or transaction;

(h) Restricted Payments expressly provided to occur pursuant to, or as an express condition to any right or obligation arising under, the Transaction Documents; and

(i) additional Restricted Payments in an aggregate amount not to exceed $250,000 in any fiscal year or $1 million in the aggregate.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the first paragraph of this Section 4.10.

The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.10 (except to the extent such Investments were repaid to the Company or a Restricted Subsidiary in cash). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation, as conclusively determined by the Board of Directors. Such designation will only be permitted if any such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the provisions of this Indenture, such designation shall be deemed to have occurred for all purposes of this Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed.

SECTION 4.11. Limitation on Liens.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset now owned or hereafter acquired, or any income or profits therefrom, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the Notes or the Subsidiary Guarantees, prior to the obligations so secured) until such time as such obligations are no longer secured by a Lien.

SECTION 4.12. Limitation on Asset Sales.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Company and/or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively evidenced by an Officers’ Certificate delivered to the Trustee or, if such Asset Sale involves aggregate consideration in excess of $1 million, a resolution of the Board of Directors that is set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Capital Stock issued or sold or otherwise disposed of,

(ii) at least 75% of the consideration therefor received by the Company and/or such Restricted Subsidiary is in the form of cash or Cash Equivalents, and

(iii) if such Asset Sale involves the transfer of Collateral, (a) it complies with the applicable provisions of the Security Documents and (b) all consideration received in such Asset Sale (including Additional Assets) shall, if applicable, be expressly made subject to the Lien under the Security Documents;

provided that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee, to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

(a) to permanently repay, first, any Senior Facility Obligations then outstanding, or, thereafter, outstanding Applicable Pari Passu Indebtedness (and to permanently reduce in corresponding amounts commitments with respect thereto in the case of revolving borrowings); or

(b) to acquire Additional Assets (to the extent otherwise permitted by this Indenture and, in any event, with such Additional Assets automatically being included in and among the Collateral subject to the Security Documents immediately upon acquisition, with all appropriate action having been taken or procured by the Company and/or applicable Restricted Subsidiaries to cause immediate attachment and perfection at such time of the Trustee’s Lien for the benefit of the Holders in conformity with all requirements of such Security Documents) or make a capital expenditure, in each case, in a Permitted Business (or enter into a binding commitment for any such acquisition or expenditure); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such expenditure or acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360 day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Company shall not have applied such Net Proceeds pursuant to clause (a) above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds at any time.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness included among the Senior Facility Obligations or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” Subject in all respects to any election by the Majority Holders to, in lieu of any Asset Sale Offer as described in this Section 4.12, cause a permanent reduction in the Applicable Facility Cap as provided in Section 4.16(c) in an amount corresponding to the cumulative Excess Proceeds accruing to the Company and/or Restricted Subsidiaries since the Issue Date (but only to the extent that such cumulative Excess Proceeds amount exceeds the $1 million threshold for an Asset Sale Offer Trigger Date in accordance with the following provisions), on any date that the aggregate amount of Excess Proceeds under this Indenture exceeds $1 million (an “Asset Sale Offer Trigger Date”), the Company will be required to make an offer to all Holders of Notes issued under this Indenture (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness ranking pari passu and equally and ratably secured with such Notes (“Other Indebtedness”), such Other Indebtedness on a pro rata basis with the Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase in accordance with the procedures set out in this Indenture. To the extent that the aggregate amount of Notes (and any Other Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offers is less than the Excess Proceeds, the Company may, subject to the other terms of this Indenture, use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with any Asset Sale Offer exceeds the amount of

Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided that no Note shall be repurchased in part if the remaining balance thereof would be less than $1000. Upon completion of the offer to purchase made under this Indenture, the amount of Excess Proceeds that was the subject of such offer to purchase shall be reset at zero.

(a) The Company shall mail (or cause the Trustee to mail) a notice of a Asset Sale Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Asset Sale Offer Trigger Date, with a copy, if such notice is being mailed by the Company, to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state the following terms:

(1)	that the Asset Sale Offer is being made pursuant to this Section 4.12, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes and other Indebtedness tendered in a Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the Excess Proceeds, the Company shall select on a pro rata basis, the Notes and Other Indebtedness to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased);

(2)	the offer price (including the amount of accrued interest) and the Asset Sale Offer date of payment (“Asset Sale Offer Payment Date”), which shall be not less than 30 nor more than 60 days following the date notice of the applicable Asset Sale Offer is mailed;

(3)	that any Note not tendered will continue to accrue interest;

(4)	that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

(5)	that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)	that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

(b) On or before the Asset Sale Offer Payment Date, the Company shall (1) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Asset Sale Offer, (2) deposit with the Paying Agent an amount sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (b) above and a copy of the Officers’ Certificate specified in clause (3) above, the Paying Agent shall promptly mail to the Holders of

Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel and retain or destroy the Notes so purchased. Any monies remaining after the purchase of Notes pursuant to a Asset Sale Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article 7. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

(c) To the extent the amount of Notes tendered pursuant to any Asset Sale Offer is less than the amount of Net Cash Proceeds subject to such Asset Sale Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for any purpose not prohibited by the Indenture and the amount of Excess Proceeds shall be reset to zero.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.12 by virtue thereof.

SECTION 4.13. Dividends Limitations and Other Payment Restrictions Affecting Restricted Subsidiaries.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

(i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries

(1) on its Capital Stock, or

(2) with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

(a) existing agreements as in effect on the Issue Date, including any amendment, modification or supplement thereof provided that such amendment, modification or supplement is materially no more restrictive than such existing agreement as in effect on the Issue Date and does not prohibit or prevent a Restricted Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payment on the Notes as and when due;

(b) Indebtedness permitted by this Indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (i), (ii) or (iii) above not materially more restrictive than those contained in this Indenture and the Security Documents;

(c) this Indenture, the Security Documents and, to the extent not imposing any prohibition or limitation of any of the rights, remedies or obligations provided for in the foregoing (other than pursuant to express Subordination Agreement terms), the Senior Facility Documents;

(d) applicable law, rule, regulation or order;

(e) restrictions existing on the Issue Date with respect to a Person acquired by the Company or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

(g) construction loans and Purchase Money Obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so constructed or acquired;

(h) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, provided that in the absence of a default under any such agreement, no restriction shall prevent a Restricted Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payment on the Notes as and when due; and

(j) any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition.

For purposes of determining compliance with this Section 4.13, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (j) above, the Company shall, in its sole discretion, classify such restriction in any matter that complies with this Section 4.13 and such restriction will be treated as existing pursuant to the clauses designated by the Company.

SECTION 4.14. Limitation on Transactions with Affiliates.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $60,000 a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $500,000, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm reasonably acceptable to the Required Holders; provided that:

(i) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(ii) transactions between or among the Company and/or its Restricted Subsidiaries (but excluding any transaction with any Restricted Subsidiary of which more than 5% of the outstanding voting securities (as determined in accordance with Section 13(d) under the Exchange Act) are beneficially owned by Persons who are (a) officers, directors or employees of the Company or any of its Subsidiaries or any beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) at the time of such transaction, (b) a beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) or (c) individuals related to an officer or director of the Company or any of its Affiliates which relation is by blood, marriage or adoption and not more remote than first cousin);

(iii) customary loans, advances, fees and compensation paid to, and customary reimbursements made to and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries, including reimbursements made and to be made, in a cumulative amount not to exceed $250,000 in any single fiscal year or $600,000 at any and all times, to one of the Company’s principal securityholders, TH Lee Putnam Ventures (“THLPV”), pursuant to a Reimbursement Agreement with VEI dated June 29, 2006;

(iv) transactions pursuant to any contract or agreement in effect on the Issue Date (including VEI’s existing written agency arrangements with Peritas on precisely the terms and conditions as evidenced by contract documents most recently made available to the Holders prior to the Issue Date), as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Company and its Restricted Subsidiaries in any material respect than the contract or agreement as in effect on the Issue Date;

(v) any Restricted Payment permitted by Section 4.10; and

(vi) any transaction entered into on an arm’s-length basis in the ordinary course of business between the Company or any of its Restricted Subsidiaries, on the one hand, and any Joint Venture, on the other hand (but excluding and such transaction with any Restricted Subsidiary or Joint Venture of which more than 5% of the outstanding voting securities (as determined in accordance with Section 13(d) under the Exchange Act) are beneficially owned by Persons who are (a) officers, directors or employees of the Company or any of its Subsidiaries or any beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) at the time of such transaction, (b) a beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) or (c) individuals related to an officer or director of the Company or any of its Affiliates which relation is by blood, marriage or adoption and not more remote than first cousin); provided, that any such transaction (or series of related transactions) that involves $1.0 million or more in the aggregate shall be subject to prior approval by the Disinterested Members of the Board of Directors,

in each case, shall be deemed not to be Affiliate Transactions and therefore (except as otherwise specified in such clauses) not subject to the requirements of clauses (i) and (ii) of the initial paragraph above.

SECTION 4.15. Limitation on Sale and Leaseback Transactions.

From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a) the Company or such Restricted Subsidiary, as the case may be, could have:

(i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09 and

(ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.11 without securing the Notes; and

(b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the property that is the subject of such Sale and Leaseback Transaction.

SECTION 4.16. Conditions and Limitations Regarding Senior Facility Obligations.

On or after the Issue Date, the Company shall be entitled, in all respects subject to compliance with Section 4.09 and each of the conditions and limitations set forth in the proviso below in this Section 4.16, to enter into a revolving credit- or revolving loan-facility agreement (such agreement, as it may be amended from time to time in accordance with its terms and the terms of the Subordination Agreement, the “Senior Facility Agreement”) with, and to execute and/or deliver other Senior Facility Documents to or in favor of, one or more Senior Facility Creditors (1) on terms and conditions that: (a) taken as a whole, are materially no less favorable (as determined by the Company in the reasonable and good faith business judgment of the Board of Directors and its chief financial officer, to the extent not otherwise subject to written objection from the Significant Holders, delivered to the Company not later than the 10th Business Day after the Trustee’s receipt of the Company’s written designation of any such credit- or loan-facility agreement, in its most-recent draft form as attached to such designation, to serve as the Senior Facility Agreement for purposes hereof, articulating in adequate detail their reasonable and good-faith basis or bases for disputing such Company determination) to the Company and/or its Restricted Subsidiaries than those in effect under the BofA Facility immediately prior to its satisfaction and discharge on the Issue Date; (b) made available for Holder refinance options as provided in Section 4.16A below; or (c) otherwise approved in writing by the Required Holders in the exercise of their reasonable and good faith business judgment, and (2) provide for a aggregate maximum principal amount available for any and all borrowings, advances, Senior LOC Obligations or other incurrences authorized thereunder not to exceed that provided for in Section 4.09 and an initial maximum amount of $5 million of principal, plus, to the extent incurred on or prior to the 180th day immediately following the Subordination Required Date and consisting exclusively of, and applied in their entirety to, Senior LOC Preferred Uses, an additional principal amount of Senior LOC Obligations not to exceed $5 million (the aggregate $10 million in initial availability as aforesaid, as subject to reduction in the amount by which the foregoing $5 million allowance for Senior LOC Preferred Uses exceeds the total principal amount of Senior LOC Obligations outstanding in respect of Senior LOC Preferred Uses upon expiration of the 180-day period provided for incurrence thereof, the “Initial Facility Cap”), in each case subject to the following conditions and limitations:

(a) neither the Company nor any Restricted Subsidiary shall be permitted to borrow or otherwise incur aggregate Indebtedness under or in connection with the Senior Facility Documents in a principal amount at any time exceeding the Initial Facility Cap, unless and until such time as the Company shall have delivered notice to the Trustee describing that Consolidated Cash Flow for the immediately-preceding Covenant Reference Period has first exceeded $25,000,000, whereupon an additional $5,000,000 in principal amount of Indebtedness shall be added to the Initial Facility Cap (as so increased and/or further increased as provided in the following sentence, and as subject to the reductions referred to in Section 4.16(c) below, the “Adjusted Facility Cap”) and immediately become available for borrowings, advances, letter of credit obligations or other incurrences under the Senior Facility Documents. The Adjusted Facility Cap as described in the foregoing sentence shall be subject to further increase in two (2) additional increments of $5,000,000 in principal amount (the Initial Facility Cap or any Adjusted Facility Cap as applicable and in effect as of any relevant date after giving effect to the increases and adjustments as and when provided for in this Section 4.16(a), the “Applicable Facility Cap”) upon the Company’s delivery of an Officer’s Certificate to the Trustee confirming that Consolidated Cash Flow for the immediately-preceding Covenant Reference Period has first exceeded each of $30,000,000 and $35,000,000, resulting, upon attainment of the latter such threshold and after giving effect to any and all of the foregoing adjustments, in a maximum aggregate principal amount available for any and all borrowings, advances, letter of credit obligations or other incurrences at any one time outstanding under the Senior Facility Documents in no event to exceed $25,000,000;

(b) on and effective as of the Subordination Required Date, the Senior Facility Agent, acting for and on behalf of the Senior Facility Creditors, shall have entered into the Subordination Agreement with the Trustee, acting for and on behalf of the Holders, in substantially the form thereof attached as Exhibit E;

(c) Section 2 of the form of Subordination Agreement attached as Exhibit E hereto provides that the revolving commitment available under the Senior Facility Agreement shall be permanently reduced by amounts corresponding to: (i) the aggregate Senior Facility Obligations reduced (or deemed reduced) by the application (or deemed application) of Collateral collected or received by any Senior Facility Creditor(s) upon or by means of Lien execution or enforcement actions taken by or on behalf of such Senior Facility Creditor(s) and (y) the aggregate amount of Excess Proceeds (computed cumulatively since the Issue Date) certified by the Trustee to the Senior Facility Agent as having been directed by the Required Holders for application, in lieu of an Asset Sale Offer to which the Holders would otherwise be entitled pursuant to Section 4.12, to permanently reduce the revolving commitment available under the Senior Facility Documents, and, by their respective signatures or later accession hereto, the Company and each Subsidiary Guarantor hereby evidences its acknowledgement of and consent to such commitment reductions on the terms as provided in this Section 4.16 and in Exhibit E hereto and further acknowledges that, as between the Company and the Restricted Subsidiaries, on the one hand, and the Trustee and the Noteholders, on the other hand, and entirely without regard to any actions taken or required or omitted to be taken by the Senior Facility Creditors or any other Person under the Senior Facility Documents in order to effect such any such reduction, the Applicable Facility Cap shall be permanently reduced by the amount(s) provided for in this Section 4.16(c) with immediate and automatic effect upon occurrence of the circumstances prompting any such commitment reduction as aforesaid;

(d) the Company acknowledges and agrees that any principal Indebtedness as may be incurred or assumed by the Company under or in connection with the Senior Facility Documents that is at any time in excess of the Applicable Facility Cap or which, together with “Related Senior Indebtedness” described (and defined) in Exhibit E hereto, would not otherwise at such time be permitted to be secured by the Senior Lien in accordance with the Subordination Agreement, shall in no event constitute or be entitled to the benefits of treatment as Senior Facility Obligations or Permitted Refinancing Obligations, nor shall any Lien securing or purporting to same have or be entitled to Permitted Lien status, for purposes of Default rights or remedies as provided in Article Six or for any other purpose whatsoever of this Indenture, the Subordination Agreement, the Notes and the Security Documents;

(e) notwithstanding the Holders’ authorization of the Company’s and/or its Restricted Subsidiaries’ incurrence of Senior Facility Obligations as such documentation is provided in this Section 4.16, nothing contained herein or elsewhere in this Indenture shall in any manner be deemed or construed as waiving, limiting, releasing or otherwise impairing any obligation or liability of the Company, or any right or remedy of the Holders, with respect to any other covenant (including, specifically, Section 4.09) contained in this Article 4, each of which shall be and remain independently complied with after giving effect to any and all incurrences of Indebtedness or other transactions and matters authorized pursuant to this Section 4.16; and

(f) the Trustee shall, upon the Company’s notice of any request therefor, provide written assurance as reasonably requested by and reasonably satisfactory to the Senior Facility Agent confirming that, as concerns the Holders’ rights under the first paragraph of this Section 4.16 to reject or otherwise oppose the terms and conditions of, or the Company’s or any Restricted Subsidiary’s entry into, the Senior Facility Agreement, (x) no

Significant Holder objection has been delivered or remains effective in accordance with the provisions allowing for same, (y) the Refinancing Option Period provided in Section 4.16A(a) has lapsed without exercise of Holder options or is otherwise inapplicable and/or (z) the Required Holders have granted their written approval to the Company’s and its applicable Restricted Subsidiaries’ entry into the Senior Loan Agreement on the terms and conditions as proposed.

SECTION 4.16A Refinancing and Defaulted Financing Options in Favor of Holders.

(a) If at any time while the Notes are outstanding the Company proposes (x) to enter into the Senior Facility Documents pursuant to Section 4.16 on terms that taken as a whole are materially less favorable (as determined, for all purposes of this Section 4.16A, in the manner provided in the foregoing Section 4.16) to the Company than those existing under the BofA Facility immediately prior to the Issue Date or (y) subsequently to refinance Senior Facility Obligations or replace Senior Facility Documents on terms that taken as a whole are materially less favorable to the Company than those taken as a whole then in effect under the then-existing Senior Facility Documents, the Company shall afford the Holders, by delivery of written notice of such proposed financing or refinancing (i) setting forth all of the material terms and conditions for such proposed financing or refinancing; (ii) providing a reasonably detailed description of the procedures to be followed by such Holders to exercise their rights under this Section 4.16A(a) and (iii) attaching or enclosing a copy of this Section 4.16A(a), and the Holders shall have, a thirty (30) day period (subject to earlier termination effective immediately upon the Holders’ delivery of written notice to the Company indicating their intention not to pursue any such option) after receipt of such notice (the “Refinance Option Period”) during which the Holders shall have the right to provide such financing or refinancing to the Company on the terms and conditions at least as favorable to the Company as those set forth in such notice. Each Holder who desires to participate in such financing or refinancing shall deliver to the Company, prior to the end of the Refinance Option Period, a notice electing to participate in such financing or refinancing and stating the maximum principal amount of such financing or refinancing such Holder is willing to fund. The Holders shall not be permitted to participate in such financing or refinancing unless the Company receives during the Refinance Option Period notices from Holders electing to fund an amount at least equal to the full amount of such proposed financing or refinancing (a “Qualified Notice”) (which notice may be signed and delivered in counterparts). During the Refinance Option Period (and if the Holders deliver a Qualified Notice, thereafter until the consummation of such financing or refinancing), the Company shall provide such cooperation and information as such Holders, or any of them, may reasonably request in connection with their evaluation of such financing or refinancing. If the Holders deliver a Qualified Notice, then the Holders who delivered such notice (the “Participating Holders”) shall enter into definitive documentation for such facility with the Company and shall be prepared to fund any such facility pursuant to the terms thereof (subject to the terms and conditions for the closing of such financing), and such financing shall be provided by the respective Participating Holders in proportion to the amount of financing or refinancing each of them committed to fund in the Qualified Notice or in such other proportion as such Holders shall agree. If the Holders fail to deliver a Qualified Notice during the Refinance Option Period, then the Company may consummate such financing or refinancing during the forty-five (45) day period after the expiration of the Refinance Option Period on the terms and conditions described to the Holders. If the Company does not consummate such financing or refinancing during such forty-five (45) day period or if the Company proposes to modify any material terms of such financing or refinancing, then the Company shall not consummate such financing or refinancing without again following the procedures provided in this Section 4.16A(a). The rights provided by this Section 4.16A(a) shall apply to any subsequent Obligations of the Company and/or its Restricted Subsidiaries incurred as a result of the entry into or later refinancing or replacement of the Senior Facility Documents as referred to in the first sentence of this Section 4.16A(a), and the rights of the Holders under this Section 4.16A(a) as to any particular financing or refinancing shall not be affected by the failure of the Holders to exercise the right provided by this Section 4.16A(a) with respect to any preceding financing or refinancing.

(b) Subject, in the case of Senior Facility Obligations to any conflicting provisions as may be contained in Section 16 of the Subordination Agreement as shall govern and control with respect to any and all matters subject thereto, if at any time while the Notes are outstanding the Company defaults on any Senior Facility Obligations or any Pari Passu Indebtedness (a “Defaulted Financing”), then, in addition to any other obligations of the Company under this Indenture or any other Transaction Documents, the Company shall deliver to the Trustee and to the Holders notice of such default (a “Notice of Financing Default”). Such Notice of Financing Default shall: (i) set forth in reasonable detail all of the material facts and circumstances related to such Defaulted Financing and such default, (ii) state the amount necessary to acquire such defaulted Indebtedness (the “Cure Amount”), (iii) provide a reasonably detailed description of the procedures to be followed by such Holders to exercise their rights under this Section 4.16A(b) and (iv) be accompanied by a copy of this Section 4.16A(b). During the thirty (30) day period after receipt of such notice (the “Default Option Period”), the Holders shall have the right to elect to purchase such Defaulted Financing from the lenders thereof (if such a purchase is permitted by such lender and is not otherwise subject to any consent or approval mandated by applicable law, regulation, rule, order or similar legal requirement) or to provide to the Company financing to replace the Defaulted Financing, on terms and conditions equivalent to such Defaulted Financing (a “Default Refinancing”). Subject to the conditions of this Section 4.16A(b) and compliance with all applicable securities laws (including the Holder’s good-faith and commercially-reasonable efforts in cooperation with other applicable parties objectives toward qualification for Regulation D exemptions in connection with any such transactions), each Holder who desires to participate in such Default Refinancing shall deliver to the Company, during the Default Option Period, a notice electing to participate in such Default Refinancing and stating the maximum amount of the Cure Amount such Holder is willing to fund. Holders shall not have the right to participate in such Default Refinancing unless the Company receives prior to the end of the Default Option Period notices from Holders electing to fund an amount at least equal to the Cure Amount (a “Qualified Participation Notice”) (which notice may be signed and delivered in counterparts). During the Default Option Period (and if the Holders deliver a Qualified Participation Notice, thereafter until the consummation of such Default Refinancing), the Company shall provide such cooperation and information as such Holders, or any of them, may reasonably request in connection with their evaluation and negotiation of the purchase or refinancing of such Defaulted Financing. If the Holders deliver a Qualified Notice, then the Holders who delivered such notice (the “Default Participating Holders”) shall negotiate with the Company and/or the lenders of such Defaulted Financing, in good faith, to purchase the Defaulted Financing (if such a purchase is permitted by the lender) or provide such replacement financing to the Company on terms and conditions equivalent to such Defaulted Financing (subject to the terms and conditions for the closing of such financing), and such financing shall be provided by the respective Default Participating Holders in proportion to the amount of Cure Amount each of then committed to fund in the Qualified Participation Notice or in such other proportion as such Holders shall agree. The rights provided by this Section 4.16A(b) shall apply to any subsequent default by the Company under any Indebtedness that ranks senior to or pari passu with the Notes, and the rights of the Holders under this Section 4.16A(b) as to any particular default shall not be effected by the failure of the Holders to exercise the right provided by this Section 4.16A(b) with respect to any preceding default. The provisions of this Section 4.16A(b) are intended to be separate from the provisions of Section 4.16A(a), such that if a Default Notice is provided under this Section 4.16A(b) and subsequently the Company proposes to refinance such defaulted indebtedness, another notice would be required pursuant to Section 4.16A(a) with respect to such proposed refinancing.

SECTION 4.17. Line of Business.

The Company will not, from and after the Issue Date, and will not permit any of its Restricted Subsidiaries to at any time, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.18. Reports to Holders.

Whether or not the Company and the Subsidiary Guarantors are then subject to Section 13 (a) or 15(d) of the Exchange Act, from and after the Issue Date, the Company and the Subsidiary Guarantors will electronically file with the SEC, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors are or would be required to file with the SEC pursuant to Section 13(a) or 15 (d) if the Company and the Subsidiary Guarantors are or were so subject, and such documents will be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the Subsidiary Guarantors are or would be required so to file such documents if the Company and the Subsidiary Guarantors are or were so subject, unless, in any case, such filings are not then permitted by the SEC.

If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, from and after the Issue Date, the Company and the Subsidiary Guarantors will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company and the Subsidiary Guarantors were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company’s cost.

In addition, from and after the Target Merger, the Company and the Subsidiary Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.19. Creation of Subsidiaries; Guarantees by Restricted Subsidiaries.

(a) From and after the Issue Date, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this Section 4.19(b) shall not be applicable to:

(i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(ii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers’ acceptances.

(b) If the Guaranteed Indebtedness is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect, the Guarantee of such guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Indebtedness is subordinated to the Notes.

SECTION 4.20. Calculation of Tax Original Issue Discount.

The Company shall file with the Trustee within 20 days following the end of each tax year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on the Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be reasonably requested by the Trustee and relevant under the United States Internal Revenue Code and/or the Treasury Regulations promulgated thereunder.

SECTION 4.21. Minimum Cash.

The Company and its Restricted Subsidiaries shall maintain at all times cash and Cash Equivalents which are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (in each case, free of Liens other than (i) Security Document Liens as aforesaid, (ii) rights of setoff of the applicable depository bank or securities intermediary, and (iii) the Senior Lien as, when and to the extent applicable pursuant to the Subordination Agreement) of not less than the following:

(i) $17.5 million from and after the Issue Date until the earlier to occur of the Merger Closing and the Special Mandatory Redemption;

(ii) if the Merger Closing occurs, $7.5 million for the first twelve months after the Merger Closing shall have occurred and $8.5 million from and after the first anniversary of the Merger Closing, increasing by $1.0 million on each anniversary of the Merger Closing until the Maturity Date; and

(iii) if the Special Mandatory Redemption occurs, $7.5 million for the first twelve months after that redemption and $8.5 million from and after the first anniversary of that redemption, increasing by $1.0 million on each anniversary of that redemption until the Maturity Date.

SECTION 4.22. Minimum Cash and Accounts Receivable.

The Company and its Restricted Subsidiaries shall maintain at all times cash, Cash Equivalents and Qualified Accounts Receivable which are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (in each case, free of Liens other than (i) Security Document Liens as aforesaid, (ii) rights of setoff of the applicable depository bank or securities intermediary, and (iii) the Senior Lien as, when and to the extent applicable pursuant to the Subordination Agreement) of not less than the following:

(i) $35.0 million from and after the Issue Date until the earlier to occur of the Merger Closing and the Special Mandatory Redemption;

(ii) if the Merger Closing occurs, $30 million for the first twelve months after the Merger Closing shall have occurred and if the Merger Closing occurs, $31 million from and after the first anniversary of the Merger Closing, increasing by $2.0 million on each anniversary of the Merger Closing until the Maturity Date; and

(iii) if the Special Mandatory Redemption occurs, $30 million for the first twelve months after that redemption and $32 million from and after the first anniversary of that redemption, increasing by $2.0 million on each anniversary of that redemption until the Maturity Date.

SECTION 4.23. Payments For Consent.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.24. Future Subsidiary Guarantors.

If the Company or any of its Restricted Subsidiaries acquires or creates any Subsidiary after the Issue Date, then the Company will cause that newly-acquired or -created Subsidiary to execute a Subsidiary Guarantee in the form attached as Exhibit F hereto pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, deliver an Opinion of Counsel to the Trustee within ten (10) Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Subsidiary and constitutes a valid and binding agreement of that Subsidiary, enforceable in accordance with its terms (subject to customary exceptions), and secure its obligations hereunder pursuant to Article Eleven and the Security Documents pursuant to the terms thereof.

SECTION 4.25. No-Default Certificate.

Not less than two (2) Business Days prior to the proposed consummation of the Merger Closing and the use and application of Sources & Uses Schedule proceeds in the amounts for the purposes therein provided for upon such consummation, the Company shall deliver to the Trustee (with a copy simultaneously delivered by the Company to each Holder (it being acknowledged by the Company that, for this purpose, the term “Holder” shall mean and include each Initial Purchaser then retaining any legal or beneficial interest (without formal requirement of notation or listing on the Registrar’s books) in any of the Notes (and/or, to the extent the Company is then in possession of accurate contact and address information therefor, all successors to and/or assignees or transferees of such legal or beneficial interests of the Initial Purchasers in respect of any Notes)) an Officer’s Certificate certifying that, as of the date on which delivered and at consummation of the Merger Closing and the use and application of proceeds as aforesaid (immediately after giving pro forma effect to such consummation and proceeds use and application), no Default at such time exists or is continuing.

SECTION 4.26. Deposit Account Control Agreement.

(a) If, by the 180th day following the Issue Date, the Merger Closing has not occurred, the Company shall enter into with the Trustee and American Stock Transfer & Trust Company, as paying agent under the Paying Agent Agreement, a Control Agreement (as defined in the Security Agreement) deposit account control agreement for the benefit of the Holders to perfect the Lien of the Security Document relating to the cash held by the paying agent under the Paying Agent Agreement pursuant to the terms of that agreement.

(b) On or before the first date on which a Special Redemption Trigger occurs, the Company shall deliver irrevocable instructions to the Paying Agent pursuant to Section 16 of the Paying Agent Agreement to deliver to the Trustee, for the benefit of the Holders, the merger consideration deposited with the Paying Agent on the Issue Date for the purpose of making the Special Mandatory Redemption. The Company covenants and agrees not to amend or waive any provision of the Paying Agent Agreement that would frustrate the provisions of this Section 4.26(b).

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets.

Except in connection with the Target Merger, from and after the Issue Date, the Company may not consolidate with or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person, or permit any Person to merge with or into it unless each of the following conditions is satisfied:

(1) immediately after giving effect to such transaction and any related incurrence of Indebtedness or issuance of Disqualified Stock, no Default or Event of Default shall have occurred and be continuing;

(2) either (i) the Company shall be the continuing Person, or (ii) the entity formed by such consolidation or into which the Company is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the Company’s obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Notes and the performance and observance of every covenant to be performed by the Company under this Indenture, the Notes and the Security Documents; any such entity will be organized under the laws of the United States, one of the States thereof or the District of Columbia;

(3) the Company or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, except with respect to a consolidation or merger of the Company with or into a Person that has no outstanding Indebtedness, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Covenant Reference Period, have a Fixed Charge Coverage Ratio of at least 2 to 1; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction complies with these conditions.

The foregoing shall not prohibit the merger or consolidation of a Wholly Owned Restricted Subsidiary with the Company; provided that, in connection with any such merger or consolidation, no consideration, other than Qualified Capital Stock in the Surviving Person or the Company, shall be issued or distributed to the holders of Capital Stock of the Company.

No Subsidiary Guarantor will be permitted to:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Subsidiary Guarantor unless:

(A) the other Person is the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

(B) (1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

The sale, assignment, transfer, conveyance or other disposition by the Company of all or substantially all its property or assets taken as a whole to one or more of the Company’s Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Notes. In addition, the Company will not lease all or substantially all its assets in one or more related transactions to another Person.

SECTION 5.02. Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of or premium, if any, on the Notes, at maturity or otherwise;

(3) failure by the Company or any Subsidiary Guarantor to comply with the provisions in Sections 4.09, 4.11, 4.12, 4.15, 4.16, 4.25, 4.26 or 5.01;

(4) failure by the Company after receipt of notice by the Trustee or Significant Holders to comply with (x) the provisions in Sections 4.08, 4.10, 4.14 or 4.16A within a period of 10 days or (y) any of the other agreements in this Indenture, the Notes or the Security Documents within 45 days; provided, in each case, that all such periods specified from Trustee or Significant Holder notice are intended and agreed to by the Holders strictly for purposes of allowing the Company or applicable Subsidiary Guarantor(s) sufficient opportunity to effect a full and final cure of applicable Default events or circumstances at any time occurring or existing and shall in no event be deemed or construed as a waiver of or grace period with respect to any and all rights and entitlements to monetary damages or other compensation as may accrue to at law or in equity to any Holder(s) for injury or harm sustained by reason of any such Default, all of which rights and entitlements shall accrue to the affected Holder(s), in the absence of the Company’s or applicable Subsidiary Guarantor’s(s’) full and final remedy of Default as and when provided herein, immediately upon and from the moment of each such Default’s occurrence, without regard to any cure or notice period or accommodation as provided in this Section 6.01(4);

(5) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by the Company or any of its Significant Subsidiaries if the Company or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Indebtedness or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $1 million or more;

(6) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $2.5 million, which judgment or judgments are not paid, discharged or stayed, for a period of 30 days;

(7) (A) a court having jurisdiction over the Company or any of its applicable Significant Subsidiaries enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant

Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary, (iii) effects any general assignment for the benefit of creditors or (iv) states, admits or acknowledges in any context that it cannot pay its debts as they become due; or

(8) any Subsidiary Guarantee or any Security Document (or any security interest created thereby) shall be held in any judicial proceeding to be unperfected, unenforceable or invalid or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee or any Security Document.

SECTION 6.02. Acceleration of Maturity; Rescission.

If an Event of Default (other than an Event of Default specified in 6.01(7) occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under this Indenture, the Trustee or the Significant Holders, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable. If an Event of Default specified in 6.01(7) occurs with respect to the Company or any Subsidiary Guarantor, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Required Holders by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration (except as made in respect of any failure in the timely payment of principal, interest or premium as herein provided) and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest, if any, on such Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Required Holders may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Required Holders.

The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Significant Holders make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Required Holders do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Significant Holders make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Required Holders do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company and the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(4) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture and the Security Documents that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) The Trustee shall have no obligation or liability with respect to any transactions or other matters provided for in Section 2.19(b), as same shall for all purposes be deemed as occurring or existing strictly between the Company and applicable Holders without any action or involvement by or on behalf of the Trustee.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or bad faith.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Subsidiary Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee or the Security Agreement or the creation, perfection or priority of any security interest under any Security Document, it shall not be accountable for the Company’s or any Subsidiary Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Company or any Subsidiary Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Noteholder a notice of the Default within 60 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after June 30 of any year, commencing 2007 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

The Company and the Subsidiary Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for their services hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture and under the Security Documents, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its negligence or bad faith.

The Company and the Subsidiary Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and under the Security Documents including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Subsidiary Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and Subsidiary Guarantors of their obligations hereunder except to the extent the Company and the Subsidiary Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Company and the Subsidiary Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own gross negligence or bad faith.

To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Subsidiary Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article 7.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign by so notifying the Company and the Subsidiary Guarantors in writing. The Required Holders may remove the Trustee by notifying the Company and the removed Trustee in writing at least 30 days prior to the date of such removal and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election upon at least 30 days prior written notice if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee with the approval (not to be unreasonably withheld, conditioned or delayed) of the Required Holders.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Required Holders may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article 7.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311 (b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

MODIFICATION AND WAIVER

SECTION 8.01. Without Consent of Noteholders.

(a) The Company and Trustee may amend, supplement or otherwise modify this Indenture or any Security Document without the consent of any Holder (including entering into additional or amended Security Documents prior to, on and after the Issue Date in order to give effect to the Holders’ rights in the Collateral as contemplated by this Indenture and/or the Security Documents as in effect as of the Issue Date), for any of the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document;

(ii) to provide for the assumption by a successor of the Company or any Subsidiary Guarantor of its obligations under this Indenture or any Security Document;

(iii) to provide for uncertificated Notes, subject to certain conditions;

(iv) to secure the Notes under this Indenture, to add Subsidiary Guarantees and Subsidiary Guarantors with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Subsidiary Guarantee or any Subsidiary Guarantor when such release, termination or discharge is permitted elsewhere in this Indenture or in the Security Documents;

(v) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(vi) to make any other change that does not adversely affect the rights of any Holder; or

(vii) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act or otherwise; or

(viii) to supplement, or obtain or make provision for additional assets and properties for inclusion in, the Collateral or, in addition to and without limiting any of the Trustee’s rights and authority to evidence any such release as provided in Section 8.01(a)(iv), to effect the release of Collateral at the written direction of Holders representing 66 2/3% of the then-outstanding principal balance of the Notes.

(b) In addition to and without limitation on the powers and authority conferred on the Trustee pursuant to the foregoing clause (a) of this Section 8.01, each Holder, by its acceptance of the Notes, irrevocably and unconditionally confirms and agrees that the Trustee shall be further authorized and empowered to, and, on and as of the Subordination Required Date, the Trustee, for and on behalf of such Holder, shall enter into with the Senior Facility Agent, for and on behalf of the Senior Facility Creditors, the Subordination Agreement in substantially the form thereof attached as Exhibit E hereto.

SECTION 8.02. With Consent of Noteholders.

(a) The Company and the Trustee, with the consent of the Required Holders, shall be entitled to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any provision of this Indenture or any Security Document or modifying the rights of such Holders (it being understood that the provisions of the Security Documents which may by their terms be amended or waived without the consent of the Noteholders do not require the consent of the Noteholders contemplated hereby).

(b) However, no modification or amendment may, without the consent of each Holder affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to redemption,

(2) reduce the principal amount of or premium, if any, or interest, if any, on any Note,

(3) reduce any amount payable upon the occurrence of an Event of Default,

(4) after the obligation has arisen to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify in any material respect the obligation of the Company to make and complete such Change of Control Offer or make and complete such Asset Sale Offer,

(5) change the place or currency of payment of principal of or premium, if any, or interest, if any, on any Note,

(6) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

(7) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

(8) waive a default in the payment of principal of or premium, if any, or interest, if any, on the Notes;

(9) reduce the percentage or aggregate principal amount of outstanding Notes for determining the Required Holders, Significant Holders or other Holder constituency whose consent or approval is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults,

(10) modify or change any provision of this Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders of the Notes,

(11) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the other provisions of this Indenture, or amend or modify any provision relating to such release; or

(12) release Collateral other than in accordance with Section 8.01(a)(viii) or evidence any release of Collateral other than in accordance with Section 8.01(a)(iv).

(c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c) After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Subsidiary Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

Upon the request of the Company, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Notes and this Indenture and the Guarantees when:

(1)	either:

(a)	all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance pursuant to Section 9.02 or 9.03) have been delivered to the Trustee for cancellation; or

(b)	all Notes not theretofore delivered to the Trustee for cancellation:

(i)	have become due and payable by the mailing of a notice of redemption or otherwise;

(ii)	will become due and payable within one year; or

(iii)	are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company;

and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2)	the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture and the Guarantees of the Notes have been complied with.

After such delivery, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company’s and the Subsidiary Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below, and shall take such actions and provide such further assurances with respect to evidencing and effecting the release of the Collateral as provided for pursuant to the terms and conditions contained in the Security Agreement.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2,07, 2.08, 2.11, 4.02, 4.03 and 4.05, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Company’s obligations in connection therewith and (D) this Article 9.

Concurrently with any Legal Defeasance, (x) the Company may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Subsidiary Guarantors. In order to exercise such option regarding a Guarantee, the Company shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the Opinion of Counsel referred to in clause (f) of Section 9.04, and (y) the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company’s and the Subsidiary Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below, and shall take such actions and provide such further assurances with respect to evidencing and effecting the release of the Collateral from the Liens thereunder terminating as a consequence of such Legal Defeasance as provided for pursuant to the terms and conditions contained in the Security Agreement.

Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors under Sections 10.01, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19 (except for obligations mandated by the TIA) and clauses (1) and (3) of Section 5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(5), (6) and (8) shall not constitute Events of Default.

Concurrently with any Covenant Defeasance, the Company may, at its further option, cause to be terminated, as of the date on which such Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Subsidiary Guarantors. In order to exercise such option regarding a Guarantee, the Company shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the Opinion of Counsel referred to in clause (g) of Section 9.04.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05, 9.06 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.05 and 9.08 shall survive.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(a)	(1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Noteholders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants or Independent Financial Advisors expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, to Stated Maturity (or redemption) on such Notes, on the scheduled due dates therefor, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

(b)	the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which either the Company is a party or by which it is bound;

(c)	no Default has occurred and is continuing (1) as of the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or (2) insofar as clause (7) or (8) of Section 6.01 is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (c) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

(d)	the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Notes;

(e)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

(f)	in the case of an election under Section 9.02 or 9.03, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or Covenant Defeasance had not occurred, and such opinion, in the case of defeasance under Section 9.02, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. The defeasance would in each case be effective when 91 days have passed since the date of the deposit in trust.

SECTION 9.05. Trust Holding of Deposited Money and U.S. Government Obligations; Related Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Subsidiary Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Company or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Company upon a request of the Company (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

Subject to the provisions of this Article 10, the Subsidiary Guarantors, by execution of this Indenture (or, in the case of the Target and Target Subsidiaries and, unless as otherwise directed in writing by the Required Holders, any other Persons becoming Company Subsidiaries at any time after the Issue Date pursuant to Section 4.24, by execution of an instrument of Guarantee and accession to this Indenture in the Form of Exhibit F hereto in the capacity of a Subsidiary Guarantor effective as of the Target Merger Closing (as to Target or Target Subsidiaries) or other date as of which such other Persons first become Company Subsidiaries), jointly and severally, guarantee and shall guarantee, as the case be, to each Holder (i) the due and punctual payment of the principal, premium and interest of or on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest of or on the Notes, to the extent lawful, and the due and punctual payment of all other Note Obligations and due and punctual performance of any and all other liabilities or obligations of the Company to the Holders or the Trustee of any nature or type whatsoever, all in accordance with the terms of such Note and, as applicable, the other Transaction

Documents, and (ii) in the case of any extension of time of payment or renewal of any Notes or of any Note Obligations or other liabilities or obligations as aforesaid, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor, by of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional as direct obligations of such Subsidiary Guarantor, not merely as those of a surety, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note and, as applicable, the other Transaction Documents, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Subsidiary Guarantor hereby agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Subsidiary Guarantees.

SECTION 10.02. Execution and Delivery of Subsidiary Guarantee.

To evidence the guarantee and accession to this Indenture by each of Target, each Target Subsidiary and each other Person becoming a Subsidiary of the Company pursuant to Section 4.24 or any Restricted Subsidiary at any time after this Issue Date pursuant to Section 10.01, the Company agrees to cause each of the foregoing to execute and deliver to the Trustee, effective simultaneously with each such Person’s becoming a Subsidiary of the Company or any Restricted Subsidiary, a Subsidiary Guarantee substantially in the form attached as Exhibit F hereto, whereupon such Person shall immediately become and shall thereafter constitute, for all purposes of this Indenture and the Transaction Documents, a Subsidiary Guarantor. Such Subsidiary Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Subsidiary Guarantor. The validity and enforceability of any such Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 or in any Guarantee subsequently delivered in the form of Exhibit F hereto shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

SECTION 10.03. Release of Subsidiary Guarantors.

The Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon any of the following:

(A)	any transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company or any of its Restricted Subsidiaries in such Subsidiary Guarantor (which transfer is made in accordance with this Indenture and, if the Company or any of its Restricted Subsidiaries intends to comply with Section 4.12 by making an investment or expenditure in replacement Assets, the Company or such Restricted Subsidiary delivers to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in Section 4.12); or

(B)	the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article 10.

SECTION 10.04. Waiver of Subrogation.

Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.07 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

ARTICLE ELEVEN

SECURITY DOCUMENTS

SECTION 11.01. Security Documents.

The due and punctual payment of the principal, premium and interest of or on, and all other Note Obligations relating to, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of, interest on and Note Obligations related to the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under and in accordance with all applicable terms and conditions of this Indenture, the Notes and the Security Documents shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into such Security Documents and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to any Person(s) other than the Trustee pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral in favor of the Trustee and the Holders, which lien and security interest shall be a first-priority Lien, subject only to the prior rights of the Senior Lien as expressly provided for under (and as such term is defined in) the Subordination Agreement for so long as in effect from and after the Subordination Required Date, entitled to any and all of the rights, priorities and benefits provided for in accordance with the terms and conditions of the Security Documents.

SECTION 11.02. Recording and Opinions.

(a) The Company and, if applicable, the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company and the Subsidiary Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

(b) The Company shall at all times comply with the provisions of TIA § 314(b), whether or not the TIA is then applicable to the obligations of the Company and, if applicable, the Subsidiary Guarantors under this Indenture by furnishing the opinions of counsel specified therein.

SECTION 11.03. Release of Collateral.

(a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

(b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04. Certificates of the Company.

To the extent applicable, the Company shall comply (or cause compliance) with TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 11.05. Certificates of the Trustee.

In the event that the Company wish to release Collateral in accordance with the Security Documents, it shall deliver to the Trustee the certificates and documents required by the Security Documents and Sections 11.03 and 11.04 hereof, including an Opinion of Counsel pursuant to Section 12.04(2), and the Trustee shall determine whether it has received all documentation required by TIA § 314(d) in connection with such release. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to ascertain that it has received such documentation which on their face conform to this Indenture and Section 314(d) of the TIA.

SECTION 11.06. Authorization of Trustee Actions To Be Taken Under Security Documents.

Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion on behalf of and without the consent of the Holders, take or direct the taking of all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.07. Authorization of Trustee Receipt of Funds Under Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 11.08. Termination of Security Interest.

Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Company and/or the Other stating that such obligations have been paid in full.

SECTION 11.09. Security Documents.

By their acceptance of the Notes, upon the Target Merger, the Holders hereby authorize and instruct the Trustee to enter into (or to accept the Company’s and each Subsidiary Guarantor’s execution and delivery of), for its benefit and the benefit of the Noteholders, the Security Agreement and, upon the Subordination Date , the Subordination Agreement, in substantially the forms thereof attached as Exhibits G and E, respectively.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

As to each provision or requirement of this Section 12.01 from and after qualification of this Indenture thereunder, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Velocity Express Corporation

One Morningside Drive North

Building B Suite 300

Westport, CT 06880

Attn: Ted Stone

Facsimile: (952) 835-4997

with copies to each of:

Budd Larner

150 John F. Kennedy Parkway

Short Hills, New Jersey 07078

Attn: Mark Larner

Facsimile: 973-379-7734

and

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Facsimile: 612-977-8650

If to the Trustee, Registrar or Paying Agent:

Wells Fargo Bank, N.A.

Corporate Trust Services

Sixth and Marquette

Mac N9303-120

Minneapolis, MN 55479

Attn: Lynn M. Steiner, Vice President

Fax No. 612-667-9825

with copies to each of:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn: Stephen P. Farrell, Esq.

Fax No. 212-309-6001

and

Kelley Drye & Warren LLP

8000 Towers Crescent Drive, Suite 1200

Vienna, VA 22182

Attn: Jay Schifferli

Facsimile: (703) 918-2450

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, the Subsidiary Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Company or any Subsidiary Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Business Days; Legal Holidays.

A “Business Day” or “business day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York or in the city where the Trustee’s Corporate Trust Office is located are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. Successors.

All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

VELOCITY EXPRESS CORPORATION, as the Company

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

WELLS FARGO BANK, N.A., as the Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

Each of the following Subsidiary Guarantors, jointly and severally:

VELOCITY EXPRESS, INC.

VXP MID-WEST, INC.

CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.

VELOCITY EXPRESS LEASING, INC.

VXP LEASING MID-WEST, INC.

CD&L ACQUISITION CORP.

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

Signature Page to

Indenture

EXHIBIT A

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3. THE ISSUE PRICE OF THIS NOTE IS $44,261,683.85. THE AMOUNT OF OID ON THIS NOTE IS $66,789,416.15. THE ISSUE DATE OF THIS NOTE IS JULY 3, 2006. THE PER ANNUM YIELD TO MATURITY OF THIS NOTE IS 24.42% COMPOUNDED SEMI-ANNUALLY.

CUSIP 92257TAA1

VELOCITY EXPRESS CORPORATION

No. 1	$78,205,000

12% SENIOR SECURED NOTE DUE 2010

VELOCITY EXPRESS CORPORATION, a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of Seventy-Eight Million Two Hundred Five and No/100 U.S. Dollars, subject to increase pursuant to Section 2.15 of the Indenture, on June 30, 2010.

Interest Payment Dates: June 30 and December 30, commencing June 30, 2007

Record Dates: May 31 and November 30.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

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[FORM OF REVERSE OF NOTE]

VELOCITY EXPRESS CORPORATION

12% SENIOR SECURED NOTE DUE 2010

1. Interest. VELOCITY EXPRESS CORPORATION, a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, cash interest on the principal amount set forth on the face hereof at a rate of 12% per annum commencing June 30, 2007. Cash interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including December 30, 2006 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 30 and December 30, commencing June 30, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay Defaulted Interest (to the full extent permitted by law) as specified by (and as such term in defined in) Section 2.13 of the Indenture referred to below.

2. Method of Payment. The Company will pay interest hereon (except Defaulted Interest, which shall be payable to Persons who are registered Holders on any earlier date of written demand therefor) to the Persons who are registered Holders at the close of business on May 31 or November 30 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of July 3, 2006 (the “Indenture”) between the Company and the Trustee. This is one of the Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. In the event of any conflict between the terms and conditions of this Note and those contained in the Indenture, the latter shall prevail and control.

5. Company Optional Redemption and Holder Optional Redemption. The Notes are subject to optional redemption by the Company on the terms and subject to the conditions specified in Section 3.01 and related provisions of the Indenture and redemption at the option of the Holders on the terms and subject to the conditions specified in Section 3.11 and related provisions of the Indenture.

6. Special Mandatory Redemption. The Notes are subject to Special Mandatory Redemption by the Company on the terms and subject to the conditions specified in Sections 3.07 through 3.10 and related provisions of the Indenture.

7. Notice of Redemption. Except in the cases of Special Mandatory Redemption, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (as subject to any allowances provided for in the Indenture) to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes at its registered address, the Trustee and the Paying Agent.

A-1

8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining any qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or any Security Documents and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Required Holders, subject to certain exceptions requiring the consent of all Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

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15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) of the Indenture with respect to the Company or any Subsidiary Guarantor, if any) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Significant Holders, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of the Significant Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Company or any Subsidiary Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Required Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article 5 of the Indenture) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

18. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States Dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees; Security Documents. This Note is entitled to the benefits of certain Guarantees made and Security Documents entered into for the benefit of the Trustee and the Holders. Reference is hereby made to the Indenture and such Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Company and the Subsidiary Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

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22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Velocity Express Corporation

One Morningside Drive North

Building B Suite 300

Westport, CT 06880

Attn: Ted Stone

Facsimile: (952) 835-4997

With a copy to:

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Facsimile: 612-977-8650

A-4

Certificate of Authentication

This is one of the 12% Senior Secured Notes Due 2010 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

Dated:

Acknowledged:

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

1

ASSIGNMENT

I or we assign and transfer this Note to:

                                                                                                                                                                                                                                                                     a

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

1

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.11 or Section 4.12 of the Indenture, check the appropriate box:

☐ Section 3.11	☐ Section 4.12

If you want to have only part of the Note purchased by the Company pursuant to Section 3.11 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

EXHIBIT E

INTERCREDITOR AND SUBORDINATION AGREEMENT

This Intercreditor and Subordination Agreement is entered into as of                                  , 2006, among                     , a                     , in its capacity as agent (in such capacity, together with any successor in such capacity, the ”Senior Facility Agent”) for the lenders that are from time to time parties to the Senior Facility Agreement referred to below (the ”Senior Facility Creditors”), Wells Fargo Bank, N.A,, a national banking association, in its capacity as trustee (in such capacity, together with any successor in such capacity, the “Trustee”) for the holders of the Notes (as defined below) issued under the Indenture referred to below (the “Noteholders”).

RECITALS

A. Concurrently herewith, Velocity Express Corporation, a Delaware corporation (“Parent”), each Subsidiary of the Parent identified on the signature pages hereof as a Borrower (such Subsidiaries, together with the Parent, each individually as a “Borrower” and individually and collectively, jointly and severally as “Borrowers”) and each Subsidiary of the Parent identified on the signature pages hereof as a Guarantor (such Subsidiaries, each individually as a “Guarantor”, and individually and collectively, jointly and severally as “Guarantors”) are entering into that certain Credit Agreement, of even date herewith (as such agreement may be amended, replaced (including any replacement in connection with a refinancing thereof), substituted or restated, the “Senior Facility Agreement”), with the Senior Facility Agent and the Senior Facility Creditors pursuant to which the Senior Facility Creditors have agreed to extend certain financial accommodations to the Borrowers.

B. Concurrently herewith, (i) each Borrower is entering into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated, collectively, the ”Senior Security Documents”) pursuant to which each Borrower is granting a lien on and a security interest in substantially all of its assets to the Senior Facility Agent, for the benefit of the Senior Facility Agent and the Senior Facility Creditors, as security for the prompt payment and performance of its obligations under the Senior Facility Agreement and the Senior Facility Documents and (ii) each Guarantor is guaranteeing pursuant to a Guaranty or pursuant to the Senior Facility Agreement (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated, each a “Senior Guaranty”) the obligations of the Borrower owing to the Senior Facility Agent and the Senior Facility Creditors under the Senior Facility Agreement and, as security for the prompt payment and performance of its obligations under the Senior Guaranty, each Guarantor is entering into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated, collectively, the ”Senior Guaranty Documents”), pursuant to which each Guarantor is granting a lien on and a security interest in substantially all of its assets to the Senior Facility Agent for the benefit of the Senior Facility Creditors.

C. Parent has entered into, and each other Obligor has, in a “Subsidiary Guarantor” capacity, acceded to, an Indenture, dated as of July 3, 2006 (as such Indenture may be amended, replaced (including, any replacement in connection with a refinancing thereof), substituted or restated, the “Indenture”), among each of the Obligors and the Trustee, pursuant to which the Parent has issued $78,205,000 aggregate principal amount of its 12% Senior Secured Notes due 2010 (as amended, restated, or otherwise modified, the “Notes”).

D. In connection with the Indenture, (i) as security for the prompt payment and performance of the Noteholder Indebtedness (as hereinafter defined), the Parent has entered into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated, the ”Noteholder Security Documents”) pursuant to which the Parent has granted a lien on and a security interest in substantially all of its assets to the Trustee for the benefit of the Noteholders, and (ii) each of the Guarantors has guaranteed the obligations of the Parent owing to the Noteholders under the Indenture (each such guaranty, as may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated, a “Noteholder Guaranty”) and, as security for the prompt payment and performance of its guaranty obligations, each Guarantor has acceded and become party to the Noteholder Security Documents, pursuant to which each such Guarantor has granted a lien on and a security interest in all of its assets to the Trustee for the benefit of the Noteholders.

E. The Senior Facility Agent and the Trustee wish to agree as to the priority of their respective liens upon and security interests in the Collateral (as hereinafter defined) and as to certain other rights, priorities, and interests as between and among the Senior Facility Agent and the Senior Facility Creditors and the Trustee and the Noteholders.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Facility Agent and the Trustee hereby acknowledge, the Senior Facility Agent and the Trustee hereby agree as follows:

1. Definitions and Rules of Construction.

(a) Definitions. The following terms, as used in this Agreement, shall have the following meanings:

“Agreement” means this Intercreditor and Subordination Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

“Bank Product Agreement” means any Hedging Agreement or other agreement for any letter of credit facility extended to any Obligor by the Senior Facility Agent or the Senior Facility Creditors pursuant to or expressly authorized by the Senior Facility Agreement.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Obligor or its Subsidiaries to the Senior Facility Agent, any Senior Facility Creditor or any of its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Obligor is obligated to reimburse to Senior Facility Agent or any Senior Facility Creditor as a result of such Person purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Obligor or its Subsidiaries pursuant to the Bank Product Agreements.

“Bankruptcy Case” means any proceeding commenced by or against any Obligor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute as in effect from time to time.

“Base Maximum Principal Amount” means principal Senior Indebtedness of $5,000,000 plus, to the extent comprised entirely and exclusively of the undrawn portions of, or reimbursement obligations to Senior Facility Creditors incurred under, letters of credit issued pursuant to the Senior Facility Documents for Senior LOC Preferred Uses as described (and defined) in the Indenture within the first 180 days immediately following execution hereof, an additional $5,000,000, or, upon and at all times after the first delivery to the Senior Facility Agent of a certificate, certified by the chief financial officer of the Parent, stating that Consolidated Cash Flow of Parent for the applicable Covenant Reference Period is not less than: (x) $25,000,000, $15,000,000; (y) $30,000,000, $20,000,000 or (z) 35,000,000, $25,000,000.

“Borrower” and “Borrowers” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in New York City.

“Casualty” has the meaning set forth in Section 8(b) of this Agreement.

“Collateral” means all assets and property of each Obligor, whether real, personal or mixed, in which any Secured Creditor now or hereafter has a lien as security for any Secured Creditors Indebtedness.

“Consolidated Cash Flow” and “Covenant Reference Period” shall have the respective meanings set forth in the Indenture in the form originally executed on the “Issue Date” as therein defined.

“Currency Protection Agreement” means a currency swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in currency values, either generally or under specific contingencies.

“Documents” means, collectively, the Senior Facility Documents and the Noteholder Documents.

“Exigent Circumstances” shall have the meaning set forth in Section 16(b) of this Agreement.

“Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantor” and Guarantors” has the meaning set forth in the Recitals to this Agreement, and shall include any Person that becomes a guarantor of the Senior Indebtedness or the Noteholder Indebtedness after the date hereof.

“Hedging Agreement” means any Currency Protection Agreement or any Interest Rate Protection Agreement.

“Indenture” has the meaning set forth in the Recitals to this Agreement.

“Interest Rate Protection Agreement” an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

“Maximum Senior Principal Amount” means, at any time of determination, the then-applicable Base Maximum Principal Amount less the aggregate amount (other than by virtue of any initial or subsequent refinancing of Senior Indebtedness in whole or in part in circumstances where the Noteholder Refinance Option is either inapplicable or has lapsed) applied from time to time to repay the principal amount of the Senior Indebtedness which is accompanied by a corresponding permanent reduction of the Revolver Commitment (as defined in the Senior Facility Agreement); provided, however, that in no event shall Indebtedness constituting Related Senior Indebtedness be included in the calculation of Maximum Senior Principal Amount.

“Noteholder Documents” means, collectively, the Indenture, the Noteholder Security Documents, the Noteholder Guaranties and any other document, instrument, mortgage or agreement now existing or in the future entered into evidencing, documenting, securing, or otherwise relating to the Noteholder Indebtedness or the Collateral, together with any amendments, replacements (including, any replacements in connection with a refinancing), substitutions, or restatements thereof.

“Noteholder Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Noteholder Indebtedness” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations (including any prepayment premium), fees, expenses or indemnities of the Obligors owing to the Noteholders and the Trustee under the Noteholder Documents, whether direct or indirect, whether contingent (including in respect of any Noteholder Guaranty) or of any other nature, character, or description (including all interest fees and expenses and other amounts accruing after commencement of any Bankruptcy Case, and any interest, fees and expenses and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts.

“Noteholder Refinance Option” means the rights afforded the Noteholders under Section 4.16A(a) of the Indenture to effect, at their option, a refinancing of, among other things, the Senior Indebtedness in the circumstances and on the terms specified therein.

“Noteholder Security Documents” has the meaning set forth in the Recitals to this Agreement.

“Noteholders” has the meaning set forth in the Preamble to this Agreement.

“Notes” has the meaning set forth in the Recitals to this Agreement.

“Obligors” means, collectively, each Borrower, each Guarantor and each other Person who becomes a Borrower or a Guarantor under the Documents.

“Payment in Full” means, as of the applicable payment date, the final payment in full in cash (other than in connection with the refinancing of any Senior Indebtedness as permitted hereby) of all then-outstanding Senior Indebtedness plus Related Senior Indebtedness, in each case up to the full amount thereof at such time entitled, in accordance with Section 2 of this Agreement and the Maximum Senior Principal Amount then in effect, to be secured by and entitled to the priorities and related benefits of the Senior Lien conferred on the Senior Facility Creditors pursuant to this Agreement.

“Parent” has the meaning set forth in the Preamble to this Agreement.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Notice” shall have the meaning set forth in Section 16(a) of this Agreement.

“Purchasing Noteholders” shall have the meaning set forth in Section 16(a) of this Agreement.

“Recovery” shall have the meaning set forth in Section 9(e) of this Agreement.

“Related Senior Indebtedness” means the indebtedness of any Obligor under the Senior Facility Documents with respect to interest, fees, indemnities, costs and expenses (including all interest, fees, costs and expenses accrued or accruing or payable (or which would, absent the commencement of a Bankruptcy Case, accrue or be payable) after the commencement of a Bankruptcy Case in accordance with the Senior Facility Agreement whether or not the claim for such interest, fees, costs and expenses is allowed as a claim in such Bankruptcy Case), in each case, whether or not charged to the loan account(s) of the Obligors pursuant to the Senior Facility Agreement, including, without limitation, in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacement or other restructuring of all or any portion of the indebtedness under any Senior Facility Document or any successor or replacement agreements (and related instruments and documents).

“Secured Creditor” means any of the Senior Facility Agent, the Senior Facility Creditors, the Trustee or the Noteholders, or any successor or assignee of any of them, or any future holder of Senior Indebtedness or Noteholder Indebtedness, respectively.

“Secured Creditor Remedies” means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation: (i) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral; (iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets; (v) the exercise of any set-off rights (other than those certain rights and remedies in the nature of set-off, exchange or their equivalents as expressly provided for in the Documents and subject to the further limitations provided in Section 2 below); or (vi) any other remedy available in respect of the Collateral available to such Secured Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Secured Creditor solely to (A) correct any mistake, omission or ambiguity in any Documents or (B) remedy or cure any defect in, or lapse of perfection of, the lien of a Secured Creditor in the Collateral.

“Secured Creditors’ Indebtedness” means, collectively, the Senior Indebtedness and the Noteholder Indebtedness.

“Senior Facility Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor agent under the Senior Facility Agreement or any replacement or refinancing thereof.

“Senior Facility Agreement” has the meaning set forth in the Recitals to this Agreement.

“Senior Facility Creditors” has the meaning set forth in the Preamble to this Agreement and shall include all subsequent holders of the Senior Indebtedness.

“Senior Facility Documents” means, collectively, the Senior Facility Agreement, the Senior Security Documents, any Loan Documents (as defined in the Senior Facility Agreement), any Senior Guaranty, the

Senior Guaranty Documents and any other document, instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Senior Indebtedness or the Collateral provided as security for the Senior Indebtedness, together with any amendments, replacements (including, any replacements in connection with a refinancing), substitutions, or restatements thereof.

“Senior Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Senior Guaranty Documents” has the meaning set forth in the Recitals to this Agreement.

“Senior Indebtedness” means any and all presently existing or hereafter arising indebtedness, reimbursement obligations, claims, debts, liabilities, obligations (including all Bank Product Obligations), fees (including all fees and premiums set forth in the Fee Letter (as defined in the Senior Facility Agreement)), expenses or indemnities of the Obligors owing to the Senior Facility Agent and the Senior Facility Creditors under the Senior Facility Documents (including any Bank Product Agreement), whether direct or indirect, whether contingent (including in respect of any Senior Guaranty) or of any other nature, character, or description (including all interest, fees and expenses and other amounts accruing after commencement of any Bankruptcy Case, and all interest, fees and expenses and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts.

“Senior Lien” has the meaning set forth in Section 2 of this Agreement.

“Senior Security Documents” has the meaning set forth in the Recitals to this Agreement.

“Specified Collateral” has the meaning set forth in Section 11 of this Agreement.

“Taking” has the meaning set forth in Section 8(a) of this Agreement.

“Trigger Event” has the meaning set forth in Section 16(a) of this Agreement.

“Trigger Notice” has the meaning set forth in Section 16(a) of this Agreement.

“Trustee” shall have the meaning set forth in the Preamble to this Agreement and shall include any successor trustee under the Indenture or any replacement or refinancing thereof.

“Trustee Lien” has the meaning set forth in Section 2 of this Agreement.

“UCC” means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

(b) UCC Definitions. All other capitalized terms used in this Agreement that are defined in the UCC shall have the meanings given to them in the UCC unless otherwise expressly defined herein.

(c) Other Definitional Provisions. When used in this Agreement: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words “include,” “includes,” and “including” are not limiting; the word “or” has, except where otherwise required by the context, the inclusive meaning represented by the phrase “and/or”; (iii) unless otherwise specified, the words “Section,” “Schedule” and “Exhibit” refer to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and (iv) the singular number includes the plural, and vice versa, whenever the context so requires.

2. Permitted Liens and Relative Priorities. As among the Secured Creditors, and notwithstanding the terms (including the description of Collateral), dating, execution, or delivery of any agreement, instrument, or other document; the time, order, method, or manner of granting of any security interest or lien; or the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any agreements, instruments, or other documents under the UCC or any other applicable law; the Secured Creditors agree:

(a) The lien and security interest of the Senior Facility Agent, on behalf of and for the benefit of the Senior Facility Creditors, upon the Collateral created or evidenced by the Senior Facility Documents, to the extent perfected and securing Senior Indebtedness consisting of (x) principal that is not in excess of the Maximum Senior Principal Amount, plus (y) Related Senior Indebtedness in respect of such principal up to and in no event exceeding such Maximum Senior Principal Amount (such Senior Facility Agent lien and security interest, as subject to the foregoing qualifications as aforesaid, “Senior Lien”), shall be senior and prior in right to the lien and security interest of the Trustee, on behalf of and for the benefit of the Noteholders, upon the Collateral created or evidenced by the Noteholder Documents (the “Trustee Lien”); and

(b) The Trustee Lien shall be junior and subordinate to the Senior Lien.

The Senior Facility Creditor Agent, on behalf of the Senior Facility Creditors, covenants to and agrees with the Trustee, for the benefit of the Noteholders, that, in each instance where (A) Collateral shall be collected or received by the Senior Facility Creditor Agent or any Senior Facility Creditor upon any Senior Lien execution or enforcement action for application to repayment or reduction in then-outstanding Senior Indebtedness or (B) the Senior Facility Creditor Agent shall receive a certificate from the Trustee certifying, for itself and on behalf of the Noteholders, that the Required Holders have directed that Excess Proceeds (as such terms are defined in the Indenture) be applied pursuant to Sections 4.12 and 4.16(c) of the Indenture in the amount specified in such certificate to the permanent repayment of Senior Indebtedness, a permanent reduction in the Revolving Commitment (as defined in the Senior Facility Agreement) shall be promptly effected (with each Obligor having already given its advance consent thereto pursuant to Section 4.16(c) of the Indenture) in an amount equal to, in the case of the foregoing clause (x), the Senior Indebtedness amount paid or reduced upon prompt application (or, to the extent same remains unapplied after a reasonable time following collection or receipt, deemed application) of the Collateral so collected or received, or, in the case of the foregoing clause (y), the Excess Proceeds amount certified in the Trustee certificate referred to above. Notwithstanding any delay in or failure of any actions or procedures required to be undertaken by the Senior Facility Creditor Agent or Senior Facility Creditors in order to effect such reduction in accordance with all applicable Senior Facility Document formalities, the Maximum Senior Principal Amount shall, for all purposes of this Agreement, be deemed to have been permanently reduced by a Revolving Commitment reduction as aforesaid immediately and automatically upon the application (or deemed application) of Collateral or Collateral proceeds as described above in clause (x) or the delivery of the Trustee certificate referred to in clause (y), whichever is applicable; provided, in each case that, no commitment reduction occurring or deemed to occur pursuant to this Section 2 shall have the effect of or be deemed or construed as limiting or impairing the priority of the Senior Lien with regard to any and all amounts of Senior Indebtedness as were secured thereby immediately prior to giving effect to such reduction.

For purposes of the foregoing allocation of priorities, any claim of a right to a setoff (other than cashless Warrant exercises, Notes exchanges and other rights and transactions in the nature of setoff, exchange or any equivalent thereof that are expressly provided for in the Noteholder Documents or setoffs, exchanges or equivalents that are expressly provided for in the Senior Facility Documents, in each case short of the taking of lien enforcement action) shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

3. No Alteration of Priority. The lien and security interest priorities provided in Section 2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Senior Indebtedness (except for refinancings as to which the Noteholder Refinance Option is applicable and has been exercised) or any Noteholder Indebtedness, or by any action or inaction (except for any action or inaction constituting fraud, deceit, willful misconduct or gross negligence or a deficiency in the perfection of a Senior Lien) which any Secured Creditor may take or fail to take in respect of the Collateral. The Secured Creditors consent to the Obligors’ granting to each other Secured Creditor the liens and security interests reflected in Section 2.

4. Perfection.

(a) Each of the Secured Creditors shall be solely responsible for, and nothing herein shall prohibit any Secured Creditor from, perfecting and maintaining the perfection of its lien and security interest in any of the Collateral in which such party has been granted a lien or security interest. The provisions of this Agreement are intended solely to govern the respective priorities as among the Secured Creditors. The Trustee, on behalf of the Noteholders agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, priority, availability, or enforceability of the Senior Lien or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise. The Senior Facility Creditor Agent, on behalf of the Senior Facility Creditors agrees that, except as necessary and appropriate to protect and give effect to the rights and priorities specifically conferred in this Agreement on and in respect of the Senior Lien, it will not directly or indirectly take any action to contest or challenge the validity, legality, priority, availability, or enforceability of the Trustee Lien or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

(b) The Trustee acknowledges and agrees, for itself and on behalf of the Noteholders, that the Senior Facility Documents provide that, notwithstanding any term of the Noteholder Documents to the contrary, if and to the extent that any Collateral is or becomes subject to the Trustee Lien but is not at such time also subject to the Senior Lien, the applicable Obligor(s) shall be immediately required to cause such Collateral to be or become subject to such Senior Lien on a perfected and prior basis, and such Obligor(s) shall, for all purposes of this Agreement, be deemed as having caused the attachment and perfection of such Senior Lien on and in Collateral, in all respects prior in time and in right to the attachment and perfection of the Trustee Lien whensoever and howsoever actually occurring.

5. Exercise of Remedies; Management of Collateral. Notwithstanding anything to the contrary contained in any of the Documents:

(a) Subject to clause (b) of Section 6, until Payment in Full: (i) the Senior Facility Agent and the Senior Facility Creditors shall have the exclusive right to manage, perform, and enforce the terms of the Senior Facility Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in their sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to Collateral, take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate Collateral; (ii) the Trustee on behalf of the Noteholders shall not exercise any Secured Creditor Remedies with respect to Collateral; and (iii) subject to Section 15, any and all proceeds of Collateral collected or received by or otherwise coming into the possession, control, or custody of the Trustee or the Noteholders other than pursuant to express provisions of the Indenture (in all such cases, short of Trustee Lien enforcement action or exercise of any other Secured Creditor Remedies) will be deemed to have been received for the account of the Senior Facility Creditors and shall be immediately paid over to the Senior Facility Agent for the benefit of the Senior Facility Creditors. In connection with the provisions of clause 5(a)(i) above, the Trustee and the Noteholders waive any and all rights to alter the method or challenge the appropriateness of any action by the Senior Facility Agent and the Senior Facility Creditors with respect to the Collateral taken in a commercially reasonable manner, and waive any claims or defenses they may have against the Senior Facility Agent and the Senior Facility Creditors, including any such claims or defenses based on any actions or omissions (other than those taken or made in a deceitful, willful, gross negligent or commercially unreasonable manner) of any such Person in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation or release of any lien or security interest therein, or any modification or waiver of any Senior Facility Documents.

(b) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

6. Sale of Collateral.

(a) Subject to clause (b) of this Section 6, until Payment in Full: (i) without in any manner limiting Trustee’s rights to ensure the Obligors’ compliance with the various covenants, restrictions, permissions, approvals or disapprovals expressly provided for in Article Four of the Indenture (but only to the extent that the Trustee Lien is not otherwise required to be released as provided in the immediately following clause (ii)), only the Senior Facility Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral and (ii) upon an event of default under any Senior Facility Document, the Trustee will, immediately upon the request of the Senior Facility Agent, release or otherwise terminate the Trustee Lien with respect to all Collateral other than with respect to any proceeds of any sale or disposition of the Collateral as contemplated by this Section 6(a) (which Trustee Lien shall, accordingly, remain subject and subordinate to the Senior Lien until Payment in Full, to the extent such Collateral is sold or otherwise disposed of by the Senior Facility Agent and the Senior Facility Creditors or, with any such workout or similarly consensual arrangement being in all respects subject to conformity with all covenants of the Obligors pursuant to Article Four of the Indenture, by any Obligor with the consent of the Senior Facility Agent and the Senior Facility Creditors in accordance with the Senior Facility Documents, and the Trustee will immediately deliver such release documents as the Senior Facility Agent may require in connection therewith to the extent the proceeds of such sale or other dispositions are applied to the Senior Indebtedness until Payment in Full; provided, however, that if any such sale or other disposition results in a surplus after Payment in Full, such surplus shall be paid to the Trustee, for the benefit of the Noteholders, for application in accordance with the terms of the Noteholder Documents.

(b) Upon the occurrence and during the continuance of an event of default under any Noteholder Documents, subject at all times to the provisions of Section 5(a)(iii), commencing 120 days after receipt by the Senior Facility Agent of the written declaration of the Trustee on behalf of the Noteholders of such event of default, the Trustee, on behalf of the Noteholders, may take action to exercise its Secured Creditor Remedies, but, in the case of such action to exercise their Secured Creditor Remedies, only so long as the Senior Facility Agent and the Senior Facility Creditors are not diligently pursuing in good faith the exercise of their Secured Creditor Remedies, or attempting to vacate any stay of enforcement of the Senior Lien on, a material portion of the Collateral, including, without limitation, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers or auctioneers for the purposes of, and the diligence pursuit with such parties of, valuing, marketing, promoting and selling a material portion of the Collateral, the commencement of any action to foreclose on the Senior Lien on all or any material portion of the Collateral, notification of and diligent follow-up efforts with account debtors to make or cause the remittance of payments to the Senior Facility Agent or its agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral, provided that, notwithstanding the foregoing, such 120 day period shall be tolled during such time as both the Senior Facility Agent and the Trustee are stayed from enforcing their liens on a material portion of the Collateral so long as the Senior Facility Agent is diligently attempting to obtain relief from such stay. In addition to and not by way of limitation of the foregoing, at no time shall the Noteholders take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Facility Agent and the Senior Facility Creditors of their rights and remedies under the Senior Facility Documents to the full extent of the Senior Lien herein provided. If the Noteholders shall attempt any Secured Creditor Remedies or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Facility Agent and the Senior Facility Creditors may interpose as a defense or plea the making of this Agreement and the Senior Facility Agent and the Senior Facility Creditors may intervene and interpose such defense in their name or in the name of any Obligor and any Obligor or the Senior Facility Agent and the Senior Facility Creditors may by virtue of this Agreement restrain the enforcement thereof in the name of any Obligor or the Senior Facility Agent and the Senior Facility Creditors. Any Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any Secured Creditor Remedies in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Facility Agent for the benefit of the Senior Facility Creditors to the full extent of the Senior Lien as herein provided in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Facility Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

(c) This Section 6 shall not be construed in any way to limit or impair the right of (i) any Secured Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Secured Creditor, (ii) the Trustee to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Senior Facility Agent and the Senior Facility Creditors thereon, so long as it does not delay or interfere with the exercise by the Senior Facility Agent and the Senior Facility Creditors of their rights and (iii) subject to the terms of this Agreement, the right of the Noteholders to receive payments from the proceeds of the collection, sale or other disposition of the Collateral.

7. Sections 9-611 and 9-613 Notice and Waiver of Marshalling. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditors’ respective interests in the Collateral as provided by Sections 9-611 and 9-613 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditors to marshal any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party.

8. Insurance or Condemnation. In the event of, in each case unless and until Payment in Full (including from the proceeds of any such event):

(a) a taking or threatened taking by condemnation or other eminent domain of all or any portion of any Real Property (collectively, a “Taking”) or

(b) the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a “Casualty”):

(i) the Trustee and the Noteholders hereby waive any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Taking or a Casualty with respect to any Collateral;

(ii) all proceeds received or to be received on account of a Taking and/or Casualty shall be applied in the manner or manners provided for in the Senior Facility Documents; and

(iii) the Trustee agree to execute and deliver any documents, instruments, agreements or further assurances required to effectuate any of the foregoing.

9. Bankruptcy Issues.

(a) This Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Obligors being deemed to apply to Obligors as debtors and debtors-in-possession and to a trustee for Obligors’ estate in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by such Obligors, and to all Secured Creditors’ Indebtedness incurred by Obligors as is then subject to the Senior Lien and the Trustee Lien, as the case may be, subsequent to such commencement.

(b) The Trustee and the Noteholders shall not (i) object on any grounds (other than grounds available to an unsecured creditor) to any use of cash collateral permitted by, or post-petition financing provided by, the Senior Facility Agent or any Senior Facility Creditor, provided that, the aggregate principal amount of pre-petition Senior Indebtedness together with the aggregate principal amount of use of cash collateral or financing in such Bankruptcy Case will not exceed, at the time of determination, the Maximum Senior Principal Amount plus Related Senior Obligations as are then secured by (or, in the absence of such Bankruptcy Case, would otherwise have been secured or been permitted to have been secured by the Senior Lien), (ii) seek adequate protection for the Trustee Lien in connection with any Bankruptcy Case (other than in the form of any replacement lien and security interest to the Trustee Lien on post-petition assets of the Obligors which liens and security interests are subordinated to the Senior Lien securing the Senior Indebtedness and such financing in the Bankruptcy Case (and all Indebtedness related thereto) on the same basis as the Trustee Lien is subordinated to the Senior Lien under this Agreement) or (iii) object to any motion by the Senior Facility Agent and the Senior Facility Creditors for relief from the automatic stay in respect of the Senior Lien in any proceeding under the Bankruptcy Code to exercise any Secured Creditor Remedies.

(c) Without limiting the generality of the foregoing, until Payment in Full, the Trustee and the Noteholders agree that the Senior Facility Agent and the Senior Facility Creditors may consent to the sale or other disposition of all or any portion of the Collateral in any Bankruptcy Case pursuant to Section 363 of the Bankruptcy Code, and the Trustee and the Noteholders shall not object to any such sale (except upon ground available to an unsecured creditor); provided that such waiver of objection shall not limit or impair the Trustee’s or any Noteholder’s rights to proceeds thereof or therefrom immediately after Payment in Full.

(d) Nothing contained herein shall prohibit or in any way limit the Senior Facility Agent or any Senior Facility Creditor from objecting in any Bankruptcy Case or otherwise to any action taken by the Trustee or any of the Noteholders, including, without limitation, the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies in respect of the Trustee Lien.

(e) If the Senior Facility Agent or any Senior Facility Creditor is required in any Bankruptcy Case or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a “Recovery”), then the relevant Senior Indebtedness shall be reinstated to the extent of the lesser of such Recovery and the balance of Senior Indebtedness then remaining secured by the Senior Lien, subject, in each case to any such Recovery being the result of any actions taken or omissions made by or on behalf of the Senior Facility Creditor Agent or any Senior Facility Creditors that constitute fraud, willful misconduct or bad faith, whereupon the Senior Lien on and with respect to such Recovery shall be equitably subordinated to the Trustee Lien. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(f) If, in any Bankruptcy Case, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Indebtedness and Noteholder Indebtedness, then, to the extent the debt obligations distributed on account of Senior Indebtedness and Noteholder Indebtedness are secured by liens on the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect, as subject to the same terms and limitations applicable to the Senior Lien and the Junior Lien hereunder, to the liens securing such debt obligations.

10. Notice of Default and Certain Events. Each of the Senior Facility Agent and the Trustee shall, for and on behalf of the Senior Facility Creditors and the Noteholders, respectively, send written notice to each other upon the occurrence of any of the following as applicable:

(a) the declaration of any default under such Secured Creditor’s Documents, or the acceleration of any of such Secured Creditor’s Indebtedness; or

(b) the commencement of any sale or liquidation of, or realization upon, any of the Collateral.

Each such notice shall be sent to each other Secured Creditor contemporaneously with the sending of such notice to Obligors if and when sent under the applicable Documents. The failure of any Secured Creditor to give such notice shall not affect the relative lien or security interest priorities or the other privileges of such Secured Creditor as provided in this Agreement or give rise to any liability.

11. Bailment. With respect to any Collateral in which a security interest may be perfected pr the priority thereof may be maintained under the UCC or other relevant law only by possession or ‘control’ (“Specified Collateral”), the Senior Facility Agent will act as pledgeholder and/or bailee and/or agent for control for the Noteholders until Payment in Full, whereupon possession of any such Specified Collateral remaining shall be immediately transferred to the Trustee for the benefit of the Noteholders; and immediately upon such transfer of possession the Trustee shall become the pledgeholder and/or the bailee of the Specified Collateral for the benefit of the Noteholders. The Trustee acknowledges and agrees that: (a) the Senior Facility Agent and the Senior Facility Creditors do not make any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral; (b) while any Specified Collateral is held by the Senior Facility Agent, the Senior Facility Agent and the Senior Facility Creditors shall not have any liability to, and shall be held harmless by, the Noteholders, for any losses, damages, claim, or liability of any kind to the extent arising out of the holding of such Specified Collateral, other than losses, damages, claims, or liabilities arising out of the Senior Facility Agent’s gross negligence or willful misconduct; (c) the Trustee and the Noteholders shall immediately deliver to the Senior Facility Agent any Specified Collateral that is now in or in the future comes into their possession until Payment in Full; and (d) the priority of the Secured Creditors’ security interests in and liens upon the Specified Collateral shall be governed by the terms of this Agreement.

12. Authority of the Senior Facility Agent and the Trustee.

(a) The Senior Facility Agent represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Senior Facility Creditors and that this Agreement constitutes the legal, valid and binding obligation of the Senior Facility Agent and the Senior Facility Creditors, enforceable against each of them in accordance with its terms.

(b) The Trustee represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Noteholders and that this Agreement constitutes the legal, valid and binding obligation of the Trustee and the Noteholders, enforceable against each of them in accordance with its terms.

(c) The Trustee agrees that any assignment or transfer of an interest in any of the Noteholder Indebtedness shall be made expressly subject to the terms and conditions of this Agreement. The Senior Facility Agent is the agent for the Senior Facility Creditors for all purposes of this Agreement and each Person that becomes a Senior Facility Creditor after the date of this Agreement shall execute and deliver to the Senior Facility Agent an acknowledgment and consent to the terms of this Agreement. The Trustee is the trustee for the Noteholders for all purposes of this Agreement and each Person that becomes a Noteholder after the date of this Agreement shall execute and deliver to the Trustee an acknowledgement and consent to the terms of this Agreement.

13. Modification of Documents; Additional Covenants.

(a) The Trustee agrees that the Senior Facility Agent and the Senior Facility Creditors shall have absolute power and discretion, without notice to the Noteholders, to deal in any manner with the Senior Indebtedness, including, without limitation, the power and discretion to do any of the following, in each case until Payment in Full: (i) any demand for payment of any Senior Indebtedness may be rescinded in whole or in part, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of the Obligors upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (ii) except for such amendments as would cause the interest, fee or expense components of Related Senior Indebtedness to be increased by a rate equaling or exceeding 3% on a per annum basis or would extent maturities or scheduled repayments by more than 12 months, the Senior Facility Documents may be amended, modified, supplemented, refinanced (subject to any applicable Noteholder Refinance Option), renewed, refunded, extended or terminated, in whole or in part, as the Senior Facility Agent and the Senior Facility Creditors may deem advisable from time to time, provided that, notwithstanding clauses (i) and (ii) above and except as provided in Section 9(b), the Senior Facility Creditors shall not increase the principal amount of the Senior Indebtedness (excluding any Related Senior Indebtedness) to a principal amount in excess of the Maximum Senior Principal Amount, and (iii) any Collateral may be sold, exchanged, waived, surrendered, or released. The Noteholders will remain bound under this Agreement, and the subordination the Trustee Lien provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release, in each case, to the extent permitted by this Agreement. The Senior Indebtedness as may from time to time be subject to the Senior Lien shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Senior Facility Agent and the Senior Facility Creditors on the one hand, and the Obligors, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement.

(b) Without the prior written consent of the Senior Facility Agent and the Senior Facility Creditors, the Noteholders agree not to amend, modify or supplement, in whole or in part, any terms or provisions of any Noteholder Document in any manner directly and adversely affecting the rights and priorities appertaining to the Senior Lien pursuant to the terms and conditions of this Agreement.

14. The Noteholders’ Waivers. Each Noteholder (a) waives any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Indebtedness and notice of or proof of reliance by Senior Facility Agent and the Senior Facility Creditors upon this Agreement; and (b) prior to Payment in Full, waives any right of subrogation, contribution, reimbursement, or indemnity which it may have against any Obligor arising directly or indirectly out of this Agreement.

15. Rights As Unsecured Creditors. The Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the payments of interest and principal and indemnities, fees, expenses and all other amounts which have become due and payable so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of Secured Creditor Remedies in contravention of this Agreement. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the liens securing Senior Indebtedness on the same basis as the other liens securing the Noteholder Indebtedness are so subordinated to such Senior Indebtedness under this Agreement.

16. Noteholders’ Purchase Option.

(a) Upon receipt by the Trustee of a notice (a “Trigger Notice”) by the Senior Facility Agent of its intent to (i) accelerate any Senior Indebtedness, (ii) take any lien enforcement action with respect to the Collateral (other than any notification of account debtors) or (iii) request that the Trustee (or any agent thereof) release its liens on the Collateral pursuant to Section 6(a) (each a “Trigger Event”), one or more of the Noteholders shall have the option, exercised by delivery of a notice to the Senior Facility Agent (a “Purchase Notice”), to purchase from the Senior Facility Creditors all (but not less than all) of the Senior Indebtedness that then remains secured by the Senior Lien (such Noteholders electing to exercise such purchase right, the “Purchasing Noteholders”), whereupon that portion of Senior Indebtedness not so purchased shall remain outstanding and subject to the priority of the Trustee Lien then continuing. The Purchase Notice shall be irrevocable.

(b) The Senior Facility Creditor shall deliver to Trustee any Trigger Notice referred to in Section 16(a) above (i) in the absence of an Exigent Circumstance (as defined below), not less than 5 Business Days prior to the taking of the earliest of the actions described in Section 16(a) above or (ii) if Exigent Circumstances exist, as soon as commercially reasonable and in any event contemporaneously with the taking of such action. The Purchasing Noteholders may send to the Senior Facility Agent a Purchase Notice within 5 Business Days of the receipt by the Senior Facility Agent of a Trigger Notice, in which event, the Senior Facility Agent and the Senior Facility Creditors shall not accelerate the Senior Indebtedness or take any Secured Creditor Remedy to the extent such action has not been taken, or release, or request that the Trustee release, its liens on the Collateral pursuant to Section 6(a), as the case may be, provided, that, the purchase and sale with respect to the Senior Indebtedness provided for in this Section 16 shall have closed within 10 Business Days after receipt by the Senior Facility Agent of the Purchase Notice and the Senior Facility Agent shall have received payment in full of the Senior Obligations as provided for herein within such 3 Business Day period. As used herein, “Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of the Senior Facility Agent, acting in good faith and in a commercially reasonable manner, to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

(c) On the date specified by the Purchasing Noteholders in the Purchase Notice (which shall not be more than 10 Business Days after the receipt by the Senior Facility Agent of the Purchase Notice), the Senior Facility Creditors shall sell to the Purchasing Noteholders, and the Purchasing Noteholders shall purchase from the Senior Facility Creditors, the Senior Indebtedness then remaining secured by the Senior Lien as provided for herein, which shall include the rights and claims of the Senior Facility Agent and the Senior Facility Creditors in respect of the reimbursement obligations arising in connection with letters of credit and the unreimbursed obligations with respect to Bank Products.

(d) Upon the date of such purchase and sale, the Purchasing Noteholders shall (i) pay to the Senior Facility Agent, for the benefit of the Senior Facility Creditors, as the purchase price therefor the full amount of all the Senior Indebtedness then remaining secured by the Senior Lien, (ii) furnish cash collateral to the Senior Facility Agent in such amounts as the Senior Facility Agent determines is reasonably necessary to secure the Senior Facility Agent and the Senior Facility Creditors in connection with (A) any issued and outstanding letters of credit included within the foregoing Senior Indebtedness amount provided by the Senior Facility Creditors (or letters of credit that the Senior Facility Agent and the Senior Facility Creditors have arranged to be provided by third parties pursuant to the Senior Facility Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit) and (B) Bank Product Obligations owing to the Bank Product Providers (but not in any event in an amount greater than 105% of such Bank Product Obligations), (iii) agree to reimburse the Senior Facility Agent and the Senior Facility Creditors for all expenses to the extent earned or due and payable in accordance with the Senior Facility Documents and constituting Related Senior Indebtedness in respect of the foregoing Senior Indebtedness amount (including the reimbursement of legal expenses, financial examination expenses and appraisal fees), (iv) to the extent not covered by the foregoing provisions, agree to reimburse the Senior Facility Agent and the Senior Facility Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Indebtedness, and/or as to which the Senior Facility Agent and the Senior Facility Creditors has not yet received final payment, in each case constituting Related Senior Indebtedness in respect of the foregoing Senior Indebtedness amount, and (v) agree to reimburse the Senior Facility Agent and the Senior Facility Creditors in respect of indemnification obligations of the Obligors under the Senior Facility Documents as to matters or circumstances known to the Noteholders (or any of them) at the time of the purchase and sale that would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Senior Facility Agent and the Senior Facility Creditors, provided that, in no event will the Noteholders have any liability for such amounts in excess of the proceeds of Collateral actually received by the Noteholders. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Senior Facility Agent as the Senior Facility Agent may designate in writing to the Purchasing Noteholders for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Noteholders to the bank account designated by the Senior Facility Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Noteholders to the bank account designated by the Senior Facility Creditor are received in such bank account later than 12:00 noon, New York City time.

(e) Such purchase shall be expressly made without representation or warranty of any kind by the Senior Facility Agent and the Senior Facility Creditors as to the Senior Indebtedness so purchased or otherwise and without recourse to the Senior Facility Agent and the Senior Facility Creditors, except that the Senior Facility Creditors shall represent and warrant: (i) the principal amount of the Senior Indebtedness being purchased from it, including the amount of Senior Indebtedness consisting of unreimbursed obligations with respect to letters of credit and Bank Products, (ii) that each Senior Facility Creditor owns its portion of the Senior Indebtedness so purchased free and clear of any liens and (iii) each Senior Facility Creditor has the right to assign its portion of such Senior Indebtedness and the assignment is duly authorized by such Senior Facility Creditor and (iv) that the Senior Facility Creditor Agent and Senior Facility Creditors know of no matters referred to in clause (v) of paragraph (d) above, other than any set forth in the purchase and assignment documents.

17. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until Payment in Full, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of any Obligor with regard to any Senior Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance, provided, however, that, such waivers or amendments shall not require the signature of any Obligor but shall be binding upon each Obligor as if each such Obligor were a signatory to such waiver or amendment. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The parties agree that any actions arising out of or in connection with this Agreement shall be tried and litigated in the state and federal courts located in the County of New York, in the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

18. Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders, their respective successors and assigns, and future holders of the Senior Indebtedness and the Note holder Indebtedness respectively, and there are no other parties, including the Obligor or any of their creditors, successors, or assigns, which are intended to be benefited, in any way, by this Agreement.

19. No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders have with respect to any third parties. The Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders hereby specifically reserve all of their respective rights against the Obligors and all other third parties.

20. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person by facsimile transmission, by recognized overnight courier service or by registered, or certified United States mail, postage prepaid, addressed as follows:

If to the Senior Facility Agent, at:

_______________________

_______________________

_______________________

Attn:    _________________

Fax No. ________________

with a copy to:

_______________________

_______________________

_______________________

Attn:    _________________

Fax No. ________________

If to the Trustee, at:

Wells Fargo Bank, N.A.

Corporate Trust Services

Sixth and Marquette

Mac N9303-120

Minneapolis, MN 55479

Attn:          Lynn M. Steiner, Vice President

Fax No.     612-667-9825

with copies to each of:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn:          Stephen P. Farrell, Esq.

Fax No.     212-309-6001

and

Kelley Drye & Warren LLP

8000 Towers Crescent Drive, Suite 1200

Vienna, VA 22182

Attn: Jay Schifferli

Fax No. (703) 918-2450

If to the Obligors, at:

Velocity Express Corporation

One Morningside Drive North

Building B Suite 300

Westport, CT 06880

Attn: Ted Stone

Fax No. (952) 835-4997

with copies to each of:

Budd Larner

150 John F. Kennedy Parkway

Short Hills, New Jersey 07078

Attn: Mark Larner

Fax No. 973-379-7734

and

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Fax No. 612-977-8650

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. All notices, demands, requests, consents, approvals, declarations, or other communications shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered, or certified United States mail, postage prepaid, five (5) days after mailing to the parties at their addresses set forth above (or to such other addresses as the parties may designate in accordance with the provisions of this Section).

21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

22. Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

23. No Joint Venture. Each of the Secured Creditors acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

24. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

25. Waiver of Jury Trial. THE SENIOR FACILITY AGENT, THE SENIOR LENDERS, THE TRUSTEE AND THE NOTEHOLDERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SENIOR FACILITY AGENT, THE SENIOR LENDERS, THE TRUSTEE AND THE NOTEHOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE SENIOR FACILITY AGENT, THE SENIOR LENDER, THE TRUSTEE AND THE NOTEHOLDERS HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

26. Specific Performance. Each of the parties agrees and acknowledges that in the event of any breach of this Agreement, the non-breaching party would be irrevocably harmed and would not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they made be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York in the County of New York or the United States District Court of the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such actions.

27. Further Assurances. The Noteholders and the Obligors will mark their books or accounts or take such other action as shall be effective to give reasonable notice of the effect of this Agreement. The Noteholders and the Obligors will, at the Obligors’ expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the Senior Facility Agent, desirable, or that the Senior Facility Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Facility Agent and the Senior Facility Creditors to exercise and enforce their rights and remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

, as Senior Facility Agent

By
Title:

WELLS FARGO BANK, N.A., as Trustee

By
Title:

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditor that has a lien on such Collateral and is hereby authorized to and may turn over to such other Secured Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Creditor have been fully paid and performed.

Each of undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor and Subordination Agreement it is not a party hereto for purposes of receiving any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor and Subordination Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Secured Creditors to effectuate the provisions and purposes of the foregoing Intercreditor and Subordination Agreement.

VELOCITY EXPRESS CORPORATION, as a [Borrower]/[Guarantor]

By:
Name:
Title:

VELOCITY EXPRESS, INC., as a [Borrower]/[Guarantor]

By:
Name:
Title:

VXP MID-WEST, INC., as a [Borrower]/[Guarantor]

By:
Name:
Title:

CORPORATE EXPRESS DISTRIBUTION SERVICES, INC., as a [Borrower]/[Guarantor]

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC., as a [Borrower]/[Guarantor]

By:
Name:
Title:

VXP LEASING MID-WEST, INC., as a [Borrower]/[Guarantor]

By:
Name:
Title:

CD&L ACQUISITION CORP (f/k/a Cobra Acquisition Corp.), as a [Borrower]/[Guarantor]

By:
Name:
Title:

EXHIBIT F

GUARANTEE

The undersigned (the “Subsidiary Guarantor”), having of even date become a direct or indirect Subsidiary of Velocity Express Corporation, a Delaware corporation (the “Company”), hereby irrevocably and unconditionally (A) guarantees, to the extent set forth in the Indenture dated as of July 3, 2006 by and among the Company, as issuer, the other Subsidiary Guarantors named or provided for therein, as guarantors, and Wells Fargo Bank, N.A., a national banking association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (i) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other Note Obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (B) assumes, adopts and accedes to the Indenture and each of the Security Documents as a “Subsidiary Guarantor”, “Subsidiary Pledgor” or functionally-equivalent capacity, as applicable, under each thereof, whereupon such Subsidiary Guarantor and the respective assets and properties owned or held thereby shall become and remain bound by and subject to the requirements and provisions of the Indenture and Security Documents applicable Persons party thereto in such capacity(ies).

The obligations of the undersigned Subsidiary Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused this Guarantee to be signed by its duly authorized Officer.

E-1

EXHIBIT G

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of July 3, 2006 (the “Effective Date”), by VELOCITY EXPRESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); each of the Subsidiaries of the Company identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto or that become “Subsidiary Guarantors” hereunder pursuant to Section 6.06 after the date hereof (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Company, individually a “Grantor Party” and, collectively, the “Grantor Parties”); to and in favor of WELLS FARGO BANK, N.A., as Trustee for and on behalf of the Holders under (and as defined in) the Indenture referred to (and defined) below, acting, for purposes of this Agreement, on behalf and for the benefit of the Holders as their duly-appointed representative and agent with regard to all matters pertaining to the Collateral (as defined below) and the various other rights, interests, obligations and liabilities created or evidenced hereby (in such Trustee capacity and as so acting hereunder, the “Trustee”).

BACKGROUND

The Company has entered into an even-dated Indenture (the “Indenture”—capitalized terms used and not otherwise defined in this Agreement being defined herein as therein provided) with and in favor of the Trustee, pursuant to which the Company has issued its 12% Senior Secured Notes Due 2010 (the “Notes”), in an aggregate principal amount of $78,205,000 and, in connection therewith has executed and/or delivered to and in favor of the Holders (and/or the Trustee acting on their behalf) various other Transaction Documents providing for certain further undertakings of the Company in connection with the Indenture transaction.

Pursuant to Section 10.01 of the Indenture, each Subsidiary Guarantor has, by its even-dated signature (or, as contemplated by such Section 10.01 and the provisions hereof, by its later accession) to the Indenture, jointly and severally guaranteed any and all Note Obligations at any and all times arising or outstanding thereunder in favor of the Holders (and/or the Trustee acting on their behalf) and has provided certain additional assurances to the Holders or the Trustee as to the due and punctual performance of any and all Company liabilities or obligations of any other nature or type provided for under the Transaction Documents (the Note Obligations and such other Company liabilities and obligations, collectively, the “Secured Obligations”).

On and subject to the terms, conditions and limitations contained in Sections 4.16 and 4.16A of the Indenture, the Grantor Parties, may, at any time or from time to time after the Effective Date, be entering into the Senior Facility Agreement with the Senior Facility Creditors providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Senior Facility Creditors to the Company and/or applicable Subsidiary Guarantors in an aggregate principal amount not exceeding the Applicable Facility Cap and requiring the Company’s and/or applicable Subsidiary Guarantors’ execution and/or delivery to and in favor of the Senior Facility Creditors and the Senior Facility Agent, as applicable, of the various promissory notes, security agreements, mortgages, pledges, guarantees and other agreements, instruments and documents as constituting, together with the Senior Facility Agreement, the Senior Facility Documents referred to in the Indenture.

Accordingly, as a material inducement and fundamental condition to each Holder’s willingness and agreement to extend and maintain, to and for the benefit of the Company and the Subsidiary Guarantors, the financing and other accommodations provided for in the Indenture and the other Transaction Documents, each Grantor Party hereby agrees with, covenants to and undertakes in favor of the Trustee as follows:

Section 1. Definitions. In addition to the incorporation into this Agreement of Indenture definitions as above noted, the following terms shall be defined as follows:

“Accounts” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

Security Agreement

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” means the deposit account established and maintained in accordance with Section 4.01.

“Copyright Collateral” means all material Copyrights, whether now owned or hereafter acquired by any Grantor Party, including each Copyright identified in Annex 4.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account” shall mean and include the Collateral Account, the Designated Account (as defined in the Control Agreement) and each other deposit account (as defined in Article 9 of the Uniform Commercial Code) and securities account as defined in Article 8 of the Uniform Commercial Code) at any time titled in the name of or in trust for, or otherwise held or maintained by, any Grantor Party, including, without limitation, any such account into which funds are deposited or to be deposited as contemplated by the Transaction Documents.

“Document” has the meaning assigned to such term in Section 3(g).

“Financial Assets” shall have the meaning assigned to such term in Article 8 of the Uniform Commercial Code.

“Instruments” has the meaning assigned to such term in Section 3(d).

“Intangibles” means, with respect to any Grantor Party, all Intellectual Property, together with such Grantor Party’s other “general intangibles” (including goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, contract rights, security interests and rights to indemnification, etc.) as defined in Uniform Commercial Code.

“Intellectual Property” means collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, software, production methods, proprietary information, know-how and trade secrets with respect to any of the foregoing; (b) all licenses or user or other agreements granted to any Grantor Party with respect to any of the foregoing, including software licenses, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7 and (c) all information, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs with respect to any of the foregoing.

“Inventory” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

“Investment Property” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

Security Agreement

“Issuers” means, collectively, (a) the respective corporations, partnerships or other entities identified under the names of the Grantor Parties on Annex 3 under the caption “Issuer” and (b) any other entity that shall at any time be a Subsidiary Guarantor that is not a Restricted Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof), or the assignment or conveyance of any right to receive income therefrom.

“Patent Collateral” means all material Patents of the Grantor Parties as identified in Annex 5.

“Patents” means to the extent used, registered or applied for within the United States of America or in any other jurisdiction, all patents, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof.

“Perfection Certificate” means the Perfection Certificate completed, executed and delivered of even date with the Effective Date by the Company to the Trustee, whereby the Company has, for itself and on behalf of each Subsidiary Guarantor, furnished and certified to the Trustee certain data pertaining to the Collateral as requested therein for the Trustee’s reliance in making determinations as to the filings, actions and undertakings as are necessary and appropriate to result in the duly-perfected, first-priority Liens in the Collateral for the Trustee’s’ benefit as required hereby.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

“Pledged Debt” means any Indebtedness of a Subsidiary (as such terms are defined in the Indenture) held by any Grantor Party, other than any Restricted Subsidiary Indebtedness.

“Pledged Stock” has the meaning assigned to such term in Section 3(a).

“Permitted Investments” shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; and (d) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

“Secured Obligations” has the meaning assigned to such term in the recitals hereto.

“Stock Collateral” has the meaning assigned to such term in Section 3(a)(ii).

Security Agreement

“Trademark Collateral” means all material Trademarks, whether now owned or hereafter acquired by any Grantor Party, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, to the extent used, registered or applied for in the United States of America or in any other jurisdiction, all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the United States of America and any other jurisdiction, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or, to the extent governing or mandatorily applicable to the attachment, perfection or priority of any Lien created or evidenced (or purported to be created or evidenced) hereby in, on or with respect to any particular item(s) of Collateral subject or purported to be subject to any such Lien(s) and/or the terms and conditions of this Agreement, the Uniform Commercial Code as in effect from time to time in such other jurisdiction(s) to which such Lien(s) or Collateral is or are so governed and subject.

Security Agreement

SECTION 1A. SUBORDINATION AGREEMENT; EFFECT ON TRUSTEE RIGHTS AND REMEDIES. THE TRUSTEE ACKNOWLEDGES AND AGREES WITH EACH GRANTOR PARTY THAT THIS AGREEMENT, TOGETHER WITH ANY AND ALL RIGHTS, REMEDIES, INTERESTS AND BENEFITS HEREIN CONFERRED ON THE TRUSTEE FOR THE BENEFIT OF THE HOLDERS, ON AND SUBJECT TO THE TERMS AND CONDITIONS OF THE INDENTURE PERTAINING TO THE OCCURRENCE AND EFFECT OF THE SUBORDINATION REQUIRED DATE DESCRIBED THEREIN, MAY BE MADE SUBJECT TO THE SUBORDINATION AGREEMENT IF AND WHEN EXECUTED ON THE SUBORDINATION REQUIRED DATE BY AND BETWEEN THE SENIOR FACILITY AGENT AND THE TRUSTEE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT B. IMMEDIATELY UPON THE SUBORDINATION REQUIRED DATE AND FOR SO LONG THEREAFTER AS THE SAME SHALL REMAIN APPLICABLE AND IN EFFECT PURSUANT TO ITS TERMS, THE SUBORDINATION AGREEMENT SHALL IN ALL RESPECTS GOVERN AND CONTROL THE RELATIVE PRIORITIES, RIGHTS, INTERESTS, LIENS AND REMEDIES AS BETWEEN THE TRUSTEE, ON THE ONE HAND, AND THE SENIOR FACILITY AGENT, ON THE OTHER HAND, AND NO ACTIONS TAKEN OR OMISSIONS MADE AT ANY AND ALL SUCH TIMES BY ANY PERSON PURSUANT TO AND IN COMPLIANCE WITH ALL APPLICABLE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT SHALL RESULT IN ANY MISREPRESENTATION, BREACH OR DEFAULT BY ANY GRANTOR PARTY HEREUNDER NOR GIVE RISE TO ANY RIGHT, REMEDY OR CLAIM OF THE TRUSTEE IN RESPECT THEREOF. UPON AND AT ALL TIMES DURING THE EFFECTIVENESS OF THE SUBORDINATION AGREEMENT, ALL TERMS AND CONDITIONS THEREOF AS ATTACHED TO THIS AGREEMENT ON THE EFFECTIVE DATE AS EXHIBIT B HERETO SHALL BE INCORPORATED INTO AND MADE A PART OF THIS AGREEMENT AS IF FULLY WRITTEN AND SET FORTH HEREIN. THE TRUSTEE FURTHER AGREES THAT, UPON AND AFTER THE SUBORDINATION REQUIRED DATE (IF AND WHEN OCCURRING), IT SHALL, AT THE SOLE COST AND EXPENSE OF THE COMPANY, COOPERATE WITH THE COMPANY IN TAKING SUCH ACTIONS AND PROVIDE SUCH ASSURANCES (INCLUDING, WITHOUT LIMITATION, THE HANDING OVER OF COLLATERAL ITEMS IN OR UNDER THE SOLE POSSESSION AND CONTROL OF TRUSTEE, AS SECURED PARTY, FOR PERFECTION PURPOSES OR OTHERWISE) AS ARE REASONABLY REQUESTED BY THE SENIOR FACILITY AGENT AS BEING NECESSARY TO GIVE FULL EFFECT TO THE LIEN PRIORITIES AND ASSOCIATED RIGHTS EXPRESSLY PROVIDED IN THE LATTER’S FAVOR PURSUANT TO THE SUBORDINATION AGREEMENT TERMS AS ATTACHED IN EXHIBIT B HERETO.

EACH GRANTOR PARTY ACKNOWLEDGES AND AGREES THAT: (1) THE FOREGOING PROVISIONS OF THIS SECTION 1A ARE STRICTLY LIMITED AS EXPRESSLY WRITTEN INTO THIS AGREEMENT, SUCH THAT, OTHER THAN THE LIMITED EXCEPTION MADE IN FAVOR OF THE SENIOR FACILITY AGENT PER THE SUBORDINATION AGREEMENT AS AFORESAID, THE FIRST-PRIORITY LIEN AND SECURITY INTEREST CREATED AND GRANTED TO AND IN FAVOR OF TRUSTEE SHALL AT ALL TIMES BE AND REMAIN ABSOLUTE AND UNCONDITIONAL; (2) FOR SO LONG AS ANY SECURED OBLIGATIONS SHALL REMAIN OUTSTANDING, NO PERSON OTHER THAN THE SENIOR FACILITY AGENT, ACTING IN ACCORDANCE WITH AND TO THE LIMITED EXTENT OF ITS PRIORITY RIGHTS AND INTERESTS AS EXPRESSLY STATED IN THE SUBORDINATION AGREEMENT TERMS ATTACHED TO THIS AGREEMENT, SHALL AT ANY SUCH TIME HAVE, RELATIVE TO THE LIENS AND SECURITY INTERESTS IN FAVOR OF THE TRUSTEE CREATED OR EVIDENCED HEREBY OR BY ANY OTHER TRANSACTION DOCUMENTS, ANY SENIOR, PARI PASSU OR OTHERWISE COMPETING OR CONFLICTING RIGHTS, INTERESTS, ENTITLEMENTS OR CLAIMS WHATSOEVER IN, TO OR WITH RESPECT TO THE COLLATERAL OR ANY OF THE VARIOUS RIGHTS, INTERESTS, REMEDIES AND BENEFITS OTHERWISE CONFERRED (OR PURPORTED TO BE CONFERRED) ON TRUSTEE PURSUANT HERETO; AND (3) IMMEDIATELY UPON TERMINATION OF, OR OTHERWISE TO THE EXTENT OF THE INAPPLICABILITY IN ANY INSTANCE OR CIRCUMSTANCES OF, THE PRIORITIES GRANTED TO THE SENIOR FACILITY AGENT UNDER THE SUBORDINATION AGREEMENT, THE TRUSTEE’S LIENS AND SECURITY INTERESTS CREATED OR EVIDENCED HEREBY SHALL CONTINUE IN EFFECT ON A FIRST-PRIORITY, PERFECTED BASIS AS IF SUCH SUBORDINATION AGREEMENT AND ASSOCIATED PRIORITIES HAD NEVER BEEN GRANTED OR EXISTED AT ANY TIME OR FOR ANY PURPOSE.

Security Agreement

Section 2. Representations and Warranties. Each Grantor Party represents and warrants to the Trustee that:

(a) Title and Priority. Such Grantor Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for Permitted Liens. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Grantor Party purports to grant a security interest pursuant to Section 3, subject to no senior, equal or prior Lien except as created hereby and no other Lien whatsoever except for Permitted Liens.

(b) Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies the place of business of each Grantor Party or, if such Grantor Party has more than one place of business, the location of the chief executive office of such Grantor Party.

(c) Changes in Circumstances. Such Grantor Party has not (i) within the period of four months prior to the date hereof, changed its “location” (as defined in Section 9-307 of the Uniform Commercial Code), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

(d) Pledged Stock. The Pledged Stock, if any, identified under the name of such Grantor Party in Annex 3 is, and all other Pledged Stock in which such Grantor Party shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational document of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any restriction contained herein or under such organizational documents).

(e) Ownership of Pledged Stock. The Pledged Stock, if any, identified under the name of such Grantor Party in Annex 3 constitutes in the case of each Issuer that is (i) a Restricted Subsidiary, 100% of all the issued and outstanding shares of capital stock of whatever class of such Restricted Subsidiary beneficially owned by such Grantor Party on the date hereof (whether or not registered in the name of such Grantor Party) and (ii) an Unrestricted Subsidiary, 65% of the issued and outstanding shares of voting stock of such Unrestricted Subsidiary and 100% of all other issued and outstanding shares of capital stock of whatever class of such Unrestricted Subsidiary beneficially owned by such Grantor Party on the date hereof (whether or not registered in the name of such Grantor Party); Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock and the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

(f) Intellectual Property. Annexes 4, 5, and 6, respectively, set forth under the name of such Grantor Party a complete and correct list of all material Copyrights, material Patents and material Trademarks (in each case to the extent encompassed within the definition of “Intellectual Property” in Section 1(b) hereof) owned by such Grantor Party on the date hereof, and all registrations listed in Annexes 4, 5, and 6, are properly issued and in full force and effect. Annex 7 sets forth under the name of such Grantor Party all licenses and other user agreements pursuant to which such Grantor Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others and material to the business of such Grantor Party.

Security Agreement

To such Grantor Party’s knowledge, (i) except as set forth in Annex 4, 5 or 6, there is no violation by others of any right of such Grantor Party with respect to any material Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Grantor Party and (ii) such Grantor Party is not infringing in any material respect upon any copyright, patent or trademark of any other Person by virtue of the conduct of its business or, in the case of any such patent, use in connection with production at any of such Grantor Party’s facilities, as applicable; and no proceedings have been instituted or are pending against such Grantor Party or, to such Grantor Party’s knowledge, threatened, and no claim against such Grantor Party has been received by such Grantor Party, alleging any such violation, except as may be set forth in Annex 7.

As of the date hereof, such Grantor Party does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor Party hereby pledges and grants to the Trustee, for the benefit of the Holders, a first-priority Lien on and security interest in all of such Grantor Party’s right, title and interest in the following property, whether now owned by such Grantor Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

(a) the shares of voting stock of the Issuers identified in Annex 3 under the name of such Grantor Party and all other shares of capital stock of whatever class of the Issuers together with all rights, privileges, authority and power of such Issuer with respect to such shares, in each case together with the certificates, instruments and agreements, if any, evidencing the same (collectively, the “Pledged Stock”), together with:

(i) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights, agreements or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

(ii) in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Grantor Party itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Stock Collateral”);

provided that, notwithstanding the foregoing, the Stock Collateral of any Unrestricted Subsidiary shall be limited to 65% of the issued and outstanding shares of voting stock of such Unrestricted Subsidiary and 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer;

(b) the Pledged Debt;

(c) all Deposit Accounts (including all cash, Cash Equivalents, Investment Property, Financial Assets and other funds and assets deposited or maintained therein), Cash Equivalents and Accounts;

(d) all instruments, chattel paper (whether tangible or electronic), letter of credit rights (each as defined in the Uniform Commercial Code) of such Grantor Party, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

Security Agreement

(e) all Inventory and all computer hardware/software, equipment and fixtures (as defined in the Uniform Commercial Code), and all improvements and accessions hereto;

(f) each contract and other agreement of such Grantor Party relating to the Permitted Business and all Intellectual Property and other Intangibles (including payment intangibles) of such Grantor Party relating to the Permitted Business;

(g) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Grantor Party covering, evidencing or representing Inventory (herein collectively called “Documents”);

(h) all rights, claims and benefits of such Grantor Party against any Person arising out of, relating to or in connection with the Permitted Business conducted by such Grantor Party;

(i) all Investment Property and Financial Assets maintained in the Collateral Account (including any Cash Equivalents constituting either of the foregoing that are so maintained);

(j) the balance from time to time in the Collateral Account; and

(k) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor Party or any computer bureau or service company from time to time acting for such Grantor Party.

Section 4. Cash Proceeds of Collateral.

4.01 Collateral Account. The Trustee will cause to be established at a banking institution to be selected by the Trustee one or more cash collateral accounts (collectively, the “Collateral Account”), which

(i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code) in respect of which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code) and

(ii) to the extent of any cash, shall be a deposit account in respect of which the Trustee is the customer (as contemplated by Section 9-104(a)(3) of the Uniform Commercial Code) and

into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) that the Trustee requests pursuant to Section 4.02 be delivered hereunder and into which a Grantor Party may from time to time deposit any additional amounts that any of them wishes to pledge to the Trustee as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. If at any time following request by the Trustee pursuant to Section 4.02 no Event of Default shall be continuing, the Trustee shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Grantor Party as such Grantor Party through the Company shall from time to time instruct, provided that at any time during the continuance of an Event of Default, the Trustee may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of any Secured Obligation then due and payable in the manner specified in Section 5.09. In addition, the Company may at any time request that the balance from time to time standing to the credit of the Collateral Account be applied to the payment of any Secured Obligations then due and payable in the

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manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

4.02 Proceeds of Accounts and Pledged Debt. If requested by the Trustee at any time after the occurrence and during the continuance of an Event of Default, each Grantor Party shall instruct (i) all account debtors and other Persons obligated in respect of all Accounts of such Grantor Party to make all payments in respect of the Accounts of such Grantor Party either (a) directly to the Trustee (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) under arrangements, in form and substance reasonably satisfactory to the Trustee, pursuant to which such Grantor Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Trustee for deposit into the Collateral Account and (ii) all Domestic Subsidiaries obligated in respect of all Pledged Debt to make all payments in respect of the Pledged Debt directly to the Trustee. All payments made to the Trustee, as provided in the preceding sentence, shall be immediately deposited by the Trustee in the Collateral Account. In addition to the foregoing, each Grantor Party agrees that after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts and Pledged Debt) shall be received by it, such Grantor Party shall, upon the request of the Trustee, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Grantor Party for and as the property of the Trustee and shall not be commingled with any other funds or property of such Grantor Party.

4.03 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Grantor Party through the Company (or, after the occurrence and during the continuance of a Default, the Trustee) shall determine, which Permitted Investments shall be held in the name and be under the control of the Trustee (and, if the Collateral Account is a securities account, credited to the Trustee), provided that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

4.04 Designated Account Control Agreement. Each Grantor Party hereby agrees to execute and deliver to and in favor of the Trustee and the Securities Intermediary referred to therein, a Designated Account Control Agreement (the “Control Agreement”) in substantially the form attached as Exhibit A hereto. Such Control Agreement shall apply to and in all respects govern and control any and all items of Collateral meeting the definition of “Article 8 Collateral” as contained therein and not otherwise subject to perfection of Liens in accordance with the methods and procedures of perfection as contemplated hereby.

Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Grantor Parties hereby jointly and severally agree with the Trustee as follows:

5.01 Delivery and Other Perfection. Each Grantor Party shall:

(a) if any of the shares, securities, moneys or property required to be pledged by such Grantor Party under clauses (a)(i) or (a)(ii) of Section 3 are received by such Grantor Party forthwith, transfer and deliver to the Trustee such shares or securities so received by such Grantor Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Trustee, pursuant to the terms of this Agreement, as part of the Collateral;

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(b) deliver and pledge to the Trustee any and all Instruments constituting part of the Collateral in which such Grantor Party purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request; provided, that so long as no Event of Default shall have occurred and be continuing, such Grantor Party may retain for collection in the ordinary course any Instruments received by such Grantor Party in the ordinary course of its business and the Trustee shall, promptly upon request of such Grantor Party through the Company, make appropriate arrangements for making any Instrument pledged by such Grantor Party available to such Grantor Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document);

(c) deliver and pledge to the Trustee any and all promissory notes or other instruments evidencing any of the Pledged Debt, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request;

(d) give, execute, deliver, file, register and record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or other papers, and take such other action, as may be necessary or desirable (in the reasonable judgment of the Trustee) to create, preserve, publish notice of, perfect, validate or preserve the perfection and priority of the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Stock Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the respective Grantor Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Grantor Party hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (h) below;

(e) keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement;

(f) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, during the continuance of an Event of Default, permit representatives of the Trustee to be present at such Grantor Party’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor Party with respect to the Collateral, all in such manner as the Trustee may reasonably require;

(g) execute and deliver and, subject to the execution thereof by the Trustee, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and

(h) without limiting the provisions of Section 4.02 hereof, upon the occurrence and during the continuance of any Default, upon request of the Trustee, promptly notify (and such Grantor Party hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee.

5.02 Perfection Certificates and Updated Collateral Reporting. The Company hereby represents, warrants and covenants as follows, for itself and on behalf of each of the Subsidiary Guarantors, to and

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in favor of the Trustee for its express reliance in taking or refraining from taking action with respect to the Secured Obligations and/or the Collateral for and on behalf of the Holders:

(a) the Perfection Certificate truly, accurately and completely reflects, in all material respects on and as of the Effective Date, the composition, location, nature, ownership and other requested data with respect to all assets, rights and interests of the Company and/or the Subsidiary Guarantors that are or may be subject to definition as, or purported or otherwise required to be pledged for the benefit of the Trustee as, part of the Collateral subject to this Agreement and the other Security Documents;

(b) the Perfection Certificate initially delivered on and with respect to the Effective Date shall thereafter be updated (including, in the case of any updates of a material nature or scope such as would be required, for example, upon the Merger Closing, by means of restatement of the Perfection Certificate in its entirety in order to truly, accurately and completely reflect any and all Collateral as then constituted and existing) simultaneously with any additions to, subtractions from or other changes in or to the Collateral occurring on or after the Effective Date (including by reason of the Merger Closing and the immediate and automatic inclusion among the Collateral subject hereto of the various assets, rights, interests or Capital Stock acquired by applicable Grantor Parties simultaneously therewith), except, in each case, for such additions, subtractions and/or other changes as relate to Collateral items having de minimus value relative to the properly-reflected Collateral as a whole; and

(c) matters set forth with respect to the Collateral in the Perfection Certificate and/or applicable updates as and when required thereto shall constitute representations and warranties made and, with each such update, affirmed in and pursuant to the Security Documents and, accordingly, any misrepresentation, inaccuracy or incompleteness therein or thereof shall constitute, except as and unless (x) relating to Collateral items having de minimus value relative to the properly-reflected Collateral as a whole or (y) otherwise fully and promptly remedied (by the Company’s written delivery of true, accurate and complete updating data and the taking of all appropriate Company/Subsidiary Guarantor actions as requisite to the valid attachment and due perfection of the Trustee’s first-priority Liens as required hereby in and on all Collateral as reflected among such updates) within fifteen (15) Business Days following Trustee’s notice, an Event of Default as described in Section 6.01(5) or, to the extent that the Notes are not then accelerated by virtue thereof, Section 6.01(4) of the Indenture.

5.03 Preservation of Rights. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral or to create, perfect or maintain the perfection or priority of any security interest in any of the Collateral.

5.04 Special Provisions Relating to Certain Collateral.

(a) Stock Collateral.

(1) Percentage Pledged. The Grantor Parties will cause the Stock Collateral to constitute at all times, in the case of all Issuers that are (i) Restricted Subsidiaries, 100% of all the total number of shares of capital stock of each such Issuer then issued and outstanding and (ii) Unrestricted Subsidiaries, 65% of the total number of shares of the voting stock and 100% of the total number of shares of all other classes of capital stock of such Issuer then issued and outstanding.

(2) Voting and Other Rights. So long as no Event of Default shall have occurred and be continuing, the Grantor Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement; provided that the Grantor Parties jointly and severally agree that they will not vote the Stock Collateral in any manner that results in a violation of the terms of this Agreement; and the Trustee shall execute and deliver to the Grantor Parties or cause to be executed and delivered to the Grantor Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as

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the Grantor Parties may reasonably request for the purpose of enabling the Grantor Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

(3) Dividends. Unless and until an Event of Default has occurred and is continuing, the Grantor Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(4) Rights Following Default. If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Trustee exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under or in respect of this Agreement or the Indenture, all dividends and other distributions on the Stock Collateral shall be paid directly to the Trustee and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Trustee shall so request in writing, the Grantor Parties jointly and severally agree to execute and deliver to the Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Trustee shall, upon request of the Grantor Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Trustee to the Grantor Parties.

(b) Intellectual Property.

(1) For the purpose of enabling the Trustee to exercise rights and remedies under Section 5.05 at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor Party hereby grants to the Trustee, to the extent assignable, an irrevocable, non-exclusive right (exercisable without payment of royalty or other compensation to such Grantor Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor Party, wherever the same may be located, including in such right reasonable access to all media in which any of the Intellectual Property may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2) Notwithstanding anything contained herein to the contrary, the Grantor Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Trustee shall from time to time, upon the request of the respective Grantor Party, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor Party through the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the right provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Trustee shall grant back to the Grantor Parties the right granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor Parties in accordance with the first sentence of this clause (2).

(3) The Grantor Parties will furnish to the Trustee from time to time upon its request (but, unless a Default (as defined in the Indenture) shall have occurred and be continuing, no more frequently than semi-annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Trustee may reasonably request, all in reasonable detail; and promptly upon request of the Trustee, following receipt by the Trustee of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending

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Annexes 4, 5 and/or 6, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

(4) Until termination of this Agreement pursuant to Section 5.12 upon payment in full of all Secured Obligations, each Grantor Party hereby undertakes to, at its own cost and expense, submit or deliver to, and/or file or record with, the United States Patent and Trademark Office such notices, statements and other filings and recordings as may be necessary or appropriate to evidence the Liens and security interests in favor of Trustee for the benefit of the Holders on, in or with respect to the Copyright Collateral, the Patent Collateral and the Trademark Collateral and appoints, constitutes and empowers the Trustee, as its agent and attorney-in-fact, to effect any or all of the foregoing actions in such Grantor Party’s name and stead and on its behalf, which appointment shall be coupled with and interest and irrevocable until such termination as aforesaid.

5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Grantor Party shall, at the request of the Trustee, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Grantor Party, designated in the Trustee’s request;

(b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and each Grantor Party agrees to take all such action as may be appropriate to give effect to such right);

(d) the Trustee in its discretion may, in its name or in the name of any Grantor Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Trustee may, upon 10 Business Days’ prior written notice to the Grantor Parties of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor Parties, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included,

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and the Grantor Parties shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09.

The Grantor Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor Parties shall remain liable for any deficiency.

5.07 Locations; Names. Without at least 30 days’ prior written notice to the Trustee, no Grantor Party shall change its “location” (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

5.08 Private Sale. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Grantor Party hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under this Section 5, shall be applied by the Trustee:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Trustee in connection therewith;

Second, to the payment in full of the Secured Obligations in such manner of application as required under the Indenture, the Notes and/or the other Transaction Documents; and

Finally, to the payment to the respective Grantor Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed the attorney-in-fact of each Grantor Party for the purpose of

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carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 5 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor Party shall (i) file such financing statements and other documents in such offices as the Trustee may reasonably request to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the Trustee all certificates evidencing any of the Pledged Stock, accompanied by undated stock powers duly executed in blank, and, to the extent required by Section 3(b), all promissory notes and other instruments evidencing any Pledged Debt identified in Annex 8 and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Trustee may reasonably request. Without limiting the foregoing, each Grantor Party consents that Uniform Commercial Code financing statements may be filed describing the Collateral as set forth in Section 3.

5.12 Termination. When all Secured Obligations shall have been paid in full, this Agreement, together with all security interests and Liens created or evidenced hereby, shall immediately and automatically terminate and be of no further force or effect, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor Party. The Trustee shall, at the expense of the Company, also execute and deliver to the respective Grantor Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Grantor Party to effect the termination and release of the Liens on the Collateral.

5.13 Further Assurances. Each Grantor Party agrees that, from time to time upon the written request of the Trustee, such Grantor Party will execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

Section 6. Miscellaneous.

6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the respective parties hereto in the manner and at the locations specified for such parties in Section 12.02 of the Indenture.

6.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor Party and the Trustee.

6.04 Expenses. The Grantor Parties jointly and severally agree to reimburse the Trustee for all reasonable costs and expenses incurred by the Trustee (including the expenses and reasonable fees of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Grantor Parties in respect of the Collateral that the Grantor Parties have failed or refused to perform,

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(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor Party, the Trustee and each holder of any of the Secured Obligations; provided that no Grantor Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Trustee.

6.06 Additional Subsidiary Guarantors. New Subsidiaries of the Company formed or acquired by the Company after the date hereof and any Subsidiary that ceases to be an “Unrestricted Subsidiary” (as defined in the Indenture) which become a Subsidiary Guarantor under the Indenture shall become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Trustee an instrument of assumption of guaranty and accession hereto in form and substance reasonably satisfactory to the Trustee. Accordingly, upon such execution and delivery by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Grantor Party” for all purposes of this Agreement.

6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

6.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.10 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with due care.

6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

THE COMPANY VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

SUBSIDIARY GUARANTORS VELOCITY EXPRESS, INC VXP MID-WEST, INC. CORPORATE EXPRESS DISTRIBUTION SERVICES, INC. VELOCITY EXPRESS LEASING, INC. VXP LEASING MID-WEST, INC. CD&L ACQUISITION CORP.

By:
Name:
Title:

THE `TRUSTEE WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

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EXHIBIT 10.1

$75,000,000

12% Senior Secured Notes Due 2010

Warrants to Purchase Common Stock

VELOCITY EXPRESS CORPORATION

PURCHASE AGREEMENT

Purchase Agreement (this “Agreement”) is entered into on July 3, 2006 by and among Velocity Express Corporation, a Delaware corporation (the “Company”), the entities identified as guarantors of the Notes (as defined below) on the signature page to this Agreement (collectively, the “Guarantors”) and the persons and entities identified as purchasers on the signature page to this Agreement (each, a “Purchaser” and collectively the “Purchasers”). Jefferies & Company, Inc. joins this Agreement only for purposes of Section 5(f) and Section 11 and solely in its capacity as Closing Agent (as defined in Section 5(f)).

Background:

The Company proposes to issue and sell to the Purchasers, and the Purchasers propose to purchase from the Company, 75,000 units (the “Units”), consisting of $75,000,000 aggregate principal amount of the Company’s 12% Senior Secured Notes due 2010 (the “Notes”), as guaranteed by each subsidiary of the Company listed on Annex II to this Agreement (the “Guarantors”), and warrants (each, a “Warrant”) to purchase an aggregate of 25,875,000 shares (collectively, the “Warrant Shares”) of common stock, par value $0.004 of the Company (the “Common Stock”). Each Unit will consist of $1,000 principal amount of Notes and a Warrant to purchase 345 Warrant Shares. The Units, the Notes, the Warrants and the Warrant Shares are hereinafter referred to collectively as the “Securities.”

The Notes are to be issued pursuant to the provisions of an indenture dated as of the date hereof (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

Certain subsidiaries of the Company will guarantee the Notes on a senior secured basis (the “Guarantees”). The Notes will have the benefit of the Security Documents (as defined in the Indenture), pursuant to which the Company and the Guarantors will, among other things, grant liens on certain of their assets as set forth in the Security Documents. As used in this Agreement, “Notes” shall include the Guarantees, unless the context otherwise requires.

Concurrently with the execution and delivery of this Agreement, the Company is issuing: (a) shares of the Company’s Series Q convertible preferred stock, par value $0.004 per share (the “Series Q Preferred Stock”), for aggregate cash consideration of at least $40.0 million; (b) units (the “Exchange Units”) consisting of Notes and warrants to purchase shares of Common Stock (the “Exchange Warrant Shares”) on terms substantially equivalent to the Warrants and 2,465,418 shares of Common Stock (the “Exchange Shares”), which Exchange Units and

Exchange Shares are being issued in partial consideration for the acquisition by the Company of Series A Convertible Preferred Stock of CD&L, Inc., common stock of CD&L, Inc. and certain warrants for cash to acquire common stock of CD&L, Inc. from investors in CD&L, Inc. and is acquiring from certain holders Series A Convertible Subordinated Debentures, warrants, and common stock of CD&L, Inc. (collectively, the “CD&L Securities”) and (c) shares of Series Q Preferred Stock, warrants and Common Stock (collectively, the “Compensatory Securities”) to certain persons and entities who provided services to the Company in connection with the transactions contemplated by this Agreement, the CD&L Securities Purchase Agreements (as defined below), the purchase agreement related to the Series Q Preferred Stock or the Merger Agreement.

Holders (including subsequent transferees) of the Warrants will have the registration rights set forth in the Registration Rights Agreement dated as of the date hereof (the “Registration Rights Agreement”) among the Company, the Purchasers, the purchasers of the Series Q Preferred Stock, the Exchange Units and the Exchange Shares and the initial holders of the Compensatory Securities. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) to cover public resales of (a) the Warrant Shares, the Exchange Warrant Shares, the Exchange Shares and the Common Stock underlying the warrants included in the Compensatory Securities, (b) the Common Stock issuable upon conversion of the Series Q Preferred Stock, (c) the Common Stock included in the Compensatory Securities and (d) the Common Stock issuable upon conversion of the Company’s other outstanding preferred stock that is not currently included in a registration statement.

This Agreement and the Registration Rights Agreement, each duly executed by the Purchasers, and the funds to be delivered to the Company by the Purchasers upon the execution and delivery of this Agreement will be held in escrow by Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to an escrow agreement (the “Escrow Agreement”). It is expected that this Agreement, the Registration Rights Agreement and such funds will be released concurrently with (a) the execution, delivery and performance of the stock purchase agreement pertaining to the Series Q Preferred Stock, (b) the execution and delivery of the purchase agreements related to the CD&L Securities (collectively, the “CD&L Securities Purchase Agreements”) and consummation of the transaction contemplated thereby, (c) the execution and delivery of the voting agreements between the Company and each of Albert Van Ness, Jr., William T. Brannan, Michael Brooks, Russell J. Reardon, Vincent P. Brana, Jack McCorkell and Matthew J. Morahan (collectively, the “Voting Agreements”); (d) the execution and delivery of the Agreement and Plan of Merger dated concurrently with this Agreement by and among the Company, CD&L Acquisition Corp. and CD&L, Inc. (the “Merger Agreement”) and (e) the satisfaction of the other conditions set forth in this Agreement. Notwithstanding the deposit of this Agreement pursuant to the Escrow Agreement, this Agreement will be dated as of, and will not be deemed to have been executed and delivered until, the date it is released to the Company in accordance with the terms of the Escrow Agreement.

The Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on one or more exemptions therefrom.

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For purposes of this Agreement, this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the Escrow Agreement and the Security Documents referred to in the Indenture are referred to collectively as the “Unit Transaction Documents” and, the Unit Transaction Documents, the documents related to the issue and sale of the Series Q Preferred Stock, the CD&L Securities Purchase Agreements, the Voting Agreements and the Merger Agreement are referred to collectively as the “Transaction Documents”.

Agreement:

1. Purchase and Sale of the Units.

(a) On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, the number of Units set forth across from such Purchaser’s name on Annex I to this Agreement at a purchase price of $934.40 per Unit, which the Company and the Purchasers agree shall be allocated between the Note and the Warrants comprising each Unit in accordance with Section 9.

(b) Concurrently with the execution and delivery of this Agreement, the Company shall deliver or cause to be delivered to the Purchasers certificates for the Notes and the Warrants in the names of the respective Purchasers. Each Purchaser’s Notes will be in global or registered form, in accordance with written instructions previously provided by such Purchaser. Concurrently with the execution and delivery of this Agreement, the respective Purchasers shall deliver or cause to be delivered to the Company payment of the purchase price for the number of Units set forth across from such Purchaser’s name on Annex I to this Agreement by wire or book-entry transfer of immediately available funds. The completion of the transactions contemplated by this Section 1(b) shall be referred to herein as the “Closing”.

2. Representations and Warranties of the Company. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchasers as follows:

(a) SEC Filings.

(i) The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Purchaser through the EDGAR system true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 (and any amendments thereto filed prior to the date of this Agreement), the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended October 1, 2005, December 31, 2005 and April 1, 2006, each of the Company’s Current Reports on Form 8-K filed since July 2, 2005, the Company’s proxy statement pertaining to its annual meeting of stockholders to be held on June 28, 2006 and each other filing made by the Company with the Commission under the Exchange Act since July 2, 2005 (collectively, the “SEC Filings”). The Company has not made any filings with the Commission under

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the Exchange Act since July 2, 2005 except for the SEC Filings. Except as set forth in Annex III, the SEC Filings, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

(ii) Each registration statement and any amendment thereto filed by the Company and which has become effective since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company will continue to make such filings as is necessary to comply with the obligations of a company with a class of shares registered pursuant to Rule 12(g) of the Exchange Act.

(iii) Each filing required to be made by the Company pursuant to the Securities Act or the Exchange Act in connection with the acquisition of CD&L, Inc. or the acquisition of any interest in CD&L, Inc. shall, when filed with the Commission, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and will not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

For purposes of clarity, when any of the following representations and warranties of the Company and the Guarantors in this Section 2 are qualified by reference to disclosures in the SEC Filings, such qualification shall apply only to express statements set forth in the body of the relevant SEC Filings and will not include disclosures set forth in exhibits included in the SEC Filings.

(b) Organization, Good Standing. The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws

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of the jurisdiction of its incorporation, except to the extent such concept is inapplicable in such jurisdiction. Each of the Company and the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing (each of which jurisdictions is designated on Annex IV to this Agreement), except where the failure to be so qualified or licensed would not have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”) or where such concept is inapplicable in such jurisdiction.

(c) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. There are no Subsidiaries other than those set forth on Annex II. None of the Subsidiaries owns or controls directly or indirectly, any corporation, association or other entity. Except as described in the Annual Report on Form 10-K included among the SEC Filings, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws.

(d) Power and Authority. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the SEC Filings, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where the failure to be in compliance would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(e) Capitalization. The Company has an authorized capitalization as set forth in part A of Annex V to this Agreement. After giving effect to the transactions contemplated by this Agreement and the CD&L Securities Purchase Agreements and the issue of the Compensatory Securities, the Company will have an authorized capitalization as set forth in part B of Annex V to this Agreement. All issued and outstanding equity securities of the Company (deeming the Series Q Preferred Stock, the Exchange Units, the Exchange Shares and the Compensatory Securities as outstanding for this purpose) have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any

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securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

(f) The Securities.

(i) The Notes will be issued pursuant to the terms and conditions of the Indenture. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations adopted by the Commission under the Securities Act, the Exchange Act and the Trust Indenture Act (collectively, the “Rules and Regulations”) applicable to an indenture which is qualified thereunder. The Notes have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and the Security Documents.

(ii) The Warrants have been duly authorized and when validly issued, delivered and paid for in the manner contemplated by this Agreement, will be duly authorized, validly issued and outstanding obligations of the Company, enforceable against the Company in accordance with their terms and will be duly authorized, validly issued, fully-paid and non-assessable. The Warrant Shares issuable upon exercise of the Warrants will, upon payment and issuance in accordance with the terms of the Warrants, be duly authorized, validly issued, fully-paid and non-assessable, and the Company has duly authorized and reserved the Warrant Shares for issuance upon exercise of the Warrants.

(iii) The Warrant Shares will be issued in compliance with all applicable federal and state securities laws and all applicable rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then listed.

(iv) The Securities are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken on behalf of the Company for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Warrant Shares will comply with the requirements of the Delaware General Corporation Law.

(v) Upon the issuance and delivery pursuant to the terms of this Agreement and the Indenture, as applicable, of the Securities, the Purchasers will acquire good and marketable title thereto (subject to restrictions imposed by applicable federal and state securities laws) free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever (other than restrictions created by the Purchasers).

(g) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the

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SEC Filings fairly present the financial position, income, changes in stockholders’ equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) and the Rules and Regulations, consistently applied throughout the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Act). Except as set forth in the financial statements of the Company set forth in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings, since the date of the latest financial statements included in the most recent Quarterly Report on Form 10-Q included among the SEC Filings: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business; and (iv) the Company has not declared or paid any dividend or made any other distribution on or in respect of its capital stock. The outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings.

(h) Taxes. Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company’s financial statements (in accordance with GAAP). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, are threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

(i) No Transfer Tax. No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Purchasers in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Purchasers of the Notes or the Warrants from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement, the Indenture, the Warrants, the Escrow Agreement or the Security Documents.

(j) Insurance. Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) against such risk of the types and in the amounts customarily maintained by companies of comparable size to the

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Company engaged in similar businesses in similar industries, all of which insurance is in full force and effect.

(k) Litigation. There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which questions the validity of the capital stock of the Company or any of the Subsidiaries or any of the Transaction Documents or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with any of the Transaction Documents. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties involving an amount in controversy in excess of $150,000; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

(l) Authority and Binding Effect of Transaction Documents.

(i) The Company has the legal right and corporate power and authority to authorize, issue, deliver and sell the Securities, to enter into the Transaction Documents and to consummate the transactions provided for in the Transaction Documents. This Agreement and each of the other Transaction Documents has been duly and properly authorized, executed and delivered by the Company. When the Company has duly executed and delivered each of the other Transaction Documents (assuming the due execution and delivery thereof by each other party thereto), each of the Transaction Documents will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification may be limited by federal or state securities laws and except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

(ii) Each Guarantor has the legal right and corporate (or other) power and authority to authorize and make the Guarantees, to enter into the Transaction Documents to which it will be a party and to consummate the transactions to which it will be a party provided for in such Transaction Documents. Each Guarantor has duly and properly authorized, executed and delivered this Agreement and each of the other Transaction Documents to which it is a party. When each Guarantor has duly executed and delivered this Agreement and each of the other Transaction Documents to which it will be a party (assuming the due execution and delivery thereof by each other party thereto), this Agreement and each of the other Transaction Documents to which such Guarantor will be a party will constitute a legal, valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as rights to indemnification may be limited by federal or state securities laws and except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

(iii) Prior to the date of this Agreement, the holders of a majority of the issued and outstanding shares of Common Stock have executed and delivered to the

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Company, in accordance with the Delaware General Corporation Law, a duly executed and dated written consent of stockholders approving the issuance of the Securities.

(m) Non-Contravention.

(i) None of the Company’s issue and sale of the Securities, the execution or delivery of the Transaction Documents, its performance hereunder and thereunder or its consummation of the transactions contemplated herein and therein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries’ properties or assets is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which, with respect to the foregoing clauses (B) and (C) only, breach, violation or default would have a Material Adverse Effect.

(ii) None of the Guarantors’ grant of the Guarantees, the execution or delivery of the Transaction Documents to which any of them is a party, the performance by them of any of the Transaction Documents or their consummation of the transactions contemplated in any of the Transaction Documents conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries’ properties or assets is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which, with respect to the foregoing clauses (B) and (C) only, breach, violation or default would have a Material Adverse Effect.

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(iii) Neither the Company nor any of the Subsidiaries (A) is in violation of its certificate of incorporation or by-laws, (B) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (B) or (C) as would not have a Material Adverse Effect.

(iv) Except as disclosed on Annex VI to this Agreement, none of: (A) the execution, delivery or performance of the CD&L Securities Purchase Agreements or the Voting Agreements, (B) the consummation of the transactions contemplated therein or (C) the execution and delivery of the Merger Agreement conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of CD&L, Inc. pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or other agreement or instrument pertaining to indebtedness of CD&L or any of its subsidiaries to which CD&L, Inc. or any of its subsidiaries is a party or by which CD&L, Inc. or any of its subsidiaries is or may be bound or to which CD&L, Inc. or any of its subsidiaries’ properties or assets is or may be subject.

(n) Required Consents. Except as disclosed on Annex VI to this Agreement, no consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, or any other third party is required for the execution, delivery or performance of this Agreement, any of the other Transaction Documents or the transactions contemplated by this Agreement or any of the other Transaction Documents, other than the filing of a Form D with the Commission under the Securities Act, the filing of an Information Statement with the Commission pursuant to Regulation 14C under the Exchange Act, the filing of an application to list the Notes on the Private Offerings, Resale and Trading through Automated Linkages Market (“Portal”), the filing of an application to list the Warrant Shares on the Nasdaq Stock Market or as may be required under state securities or Blue Sky laws.

(o) Labor Matters.

(i) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of

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employment and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

(ii) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(iii) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of such employees as independent contractors or leased employees.

(p) ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

(q) Stabilization. None of the Company, any of the Subsidiaries or any Affiliate (as defined below) of the Company or any Subsidiary has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Series Q Preferred Stock, the Exchange Shares, the Compensatory Securities or otherwise. For purposes of this Agreement, an “Affiliate” is any person or entity who, directly or indirectly, controls, is controlled by or is under common control with subject person or entity, where the term ‘control’ has the meaning ascribed to it under the Exchange Act.

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(r) Intellectual Property.

(i) All trademarks, trade names and other rights to inventions, know-how, trade secrets, patents, copyrights, confidential information and other intellectual property, (collectively, the “Intellectual Property”) of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and except as described on Annex VII to this Agreement. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Except as set forth on Annex VII to this Agreement, the Company has no reason to believe, and has not received any notice (written or otherwise), that the conduct by the Company and the Subsidiaries of their respective businesses infringe or conflict with any such rights of others with respect to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(iii) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual

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Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(s) Real and Personal Property. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects except those disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

(t) Qualification of the Securities.

(i) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. Application has been made to designate the Notes as Portal- eligible securities in accordance with the rules and regulations of the NASD. The Company has been advised by the NASD that the Notes have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

(ii) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq Stock Market under the symbol “VEXP”. The Warrant Shares have been approved for listing on the Nasdaq Stock Market. The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such trading. The Company is, and after giving effect to the issuance of the Notes, the Warrants, the Exchange Units, the Exchange Shares, the Series Q Preferred Stock and the Compensatory Securities and the entering into of the Transaction Documents will be, in compliance with applicable Nasdaq continued listing requirements following the Company’s filing and distribution of the Required Information Statement (as defined below). There are no proceedings pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from Nasdaq.

(u) Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in

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violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(v) Security Interests. The Security Documents, upon execution and delivery thereof, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable, and upon filing of financing statements of the Collateral (as such term is defined in the Indenture) with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to the Trustee in accordance with the provisions of the Security Documents, perfected security interests in the Collateral. Except for the Senior Lien created pursuant to (and as defined in) the Subordination Agreement (as, when and to the extent provided for and existing in accordance with the terms thereof), the security interests in the Collateral will senior to all other security interests in any existing or after acquired collateral of the Company and its Subsidiaries.

(w) Minute Books Complete. The minute books of each of the Company and the Subsidiaries have been made available to Kelley Drye & Warren LLP and summarize in all material respects all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation.

(x) Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law (“Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company’s knowledge, no disposal, release or discharge of Hazardous Material has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the Company’s knowledge: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial

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action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

(y) Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the Company’s knowledge, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) Private Offering.

(i) Neither the Company nor any Affiliate of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act), which is or will be integrated with the sale of the Units in a manner that would require the registration of any of the Securities under the Securities Act.

(ii) None of the Company, any Affiliate of the Company or any other person acting on its or their behalf has engaged in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act in connection with any offer or sale of the Securities.

(iii) None of the Company, any Affiliate of the Company or any other person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of the Company and its Affiliates have complied with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

(iv) Assuming (A) the accuracy of the representations, warranties and agreements of the Purchasers contained in Section 3 of this Agreement and (B) compliance by the Purchasers with the offering and transfer procedures and restrictions described in the Indenture and the Warrants, and after giving effect to the offer and sale of the Series Q Preferred Stock, the Exchange Units, the Exchange Shares and the Compensatory Securities occurring concurrently with the offer and sale of the Securities contemplated by this Agreement, it is not necessary, in connection with the issuance and sale of the Units in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

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(aa) Payment Restrictions. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(bb) Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement with TH Lee Putnam (in the form previously provided to the Purchasers), none of the officers, directors or 5% or greater stockholders of the Company, none of their respective Affiliates and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(cc) Internal Controls. Except as described in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Filings, the Company has established disclosure controls and procedures (as defined in Securities Act Rules 13a-13 and 15d-13) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Securities Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed Quarterly Report on Form 10-Q included among the SEC Filings and the Company presented in its most recently filed periodic report under the Securities Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Securities Act.

(dd) Credit Compliance. To the knowledge of the Company, neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

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(ee) Transaction Structure. The solicitation of the holders of the capital stock and debt securities of CD&L, Inc. to be acquired by the Company with the proceeds from the sale of the Units, the acquisition of the CD&L Securities, the related issue and sale of the Exchange Unites, the Exchange Shares, the concurrent issue and sale of Series Q Preferred Stock, the issue of the Compensatory Securities and the consummation of the sale of Units each have been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws, rules and regulations. The solicitation, delivery and performance of the Voting Agreements has been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws.

(ff) Representations in Other Transaction Documents. To the knowledge of the Company, each representation and warranty set forth in the Transaction Documents of each party to the Transaction Documents, other than the Purchasers, which is not qualified by a materiality standard is true and correct in all material respects, and each such representation and warranty that is qualified by a materiality standard is true and correct in all respects.

(gg) No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Units contemplated by this Agreement, and the transactions contemplated by the other Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) day prior to the date that this representation is made.

(hh) Solvency. All indebtedness of the Company that will be repaid with the proceeds of the issue and sale of the Units was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith. The Company was solvent at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issue and sale of the Units, and is solvent on the date of this Agreement (after giving effect to the application of the proceeds from the issuance of the Units). The Company had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issue and sale of the Units, and has on the date of this Agreement (after giving effect to the application of the proceeds from the issuance of the Units), sufficient capital for carrying on its business. The Company was at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issue and sale of the Units, and is on the date of this Agreement (after giving effect to the application of the proceeds from the issuance of the Units), able to pay its debts as they mature.

(ii) Disclosure. The Company confirms that, except for the transactions contemplated by this Agreement, which will be publicly disclosed in the filing of the Current Report on Form 8-K pursuant to Section 4(j), neither it nor any other person or entity acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to

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the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Annexes to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of the Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3. Representations and Warranties of the Purchasers. By executing and delivering this Agreement, each Purchaser represents to the Company, severally and not jointly, as follows:

(a) Purchaser Knowledge and Status.

(i) The Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Securities, and to protect its own interests in connection with the purchase of the Securities and is able to bear the risks of an investment in the Securities;

(ii) The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and the Purchaser is acquiring the number of Units set forth on the signature page to this Agreement in the ordinary course of the Purchaser’s business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities;

(iii) The Purchaser has, in connection with its decision to purchase the number of Units set forth on the signature page to this Agreement, relied only upon the representations and warranties of the Company contained in this Agreement. The Purchaser understands that the Securities to be issued to the Purchaser have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed in this Agreement, and the Purchaser is able to bear the economic risk of holding the Securities for an indefinite period of time and can afford a complete loss of its investment; and

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(iv) In connection with the private placement of the Units, no person has been authorized to provide any representation which is inconsistent or in addition to those in the SEC Filings. The Purchaser acknowledges that it has not received or relied on any such representations.

(b) International Actions. The Purchaser acknowledges and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States. If the Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

(c) Registration Required. The Purchaser hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, the Indenture and the Warrants and, with respect to the Warrant Shares, the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Purchaser is selling such Shares in a transaction not subject to the prospectus delivery requirement), and the Purchaser acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith.

(d) Power and Authority.

(i) If the Purchaser is an entity, the Purchaser is duly organized and in good standing in the jurisdiction of its organization;

(ii) The Purchaser has the full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(iii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchasers in this Agreement may be legally unenforceable.

(e) Prohibited Transactions. During the thirty (30) day period preceding the date of this Agreement, neither the Purchaser nor any Affiliate of the Purchaser, which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments,

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including in respect of the Securities, or (iii) is subject to such Purchaser’s review concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock, in each case for (A) the account for which Warrants have been acquired or (B) any other account in which the beneficial owners of the account for which Warrants have been acquired are the beneficial owners of at least fifty percent (50%) of such account (each, a “Prohibited Transaction”).

(f) No Tax or Legal Advice. The Purchaser understands that nothing in this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4. Covenants and Agreements of the Company. The Company covenants and agrees with the Purchasers as follows:

(a) During the five-year period following the Closing Date, provided any of the Notes remain outstanding, the Company shall furnish to the Purchasers all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Trust Indenture Act, the Exchange Act or the Rules and Regulations.

(b) During the two-year period following the date of this Agreement, for so long as and at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Notes, the Company shall furnish to such holder, and to any prospective purchaser or purchasers of the Notes designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Notes, and prospective purchasers of the Notes designated by such holders.

(c) The Company shall use the net proceeds from the sale of the Units in the manner specified in Annex VIII to this Agreement.

(d) The Company shall not, and it shall use its best efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Notes or the Warrants in a manner that would require the registration of the Notes or the Warrants under the Securities Act.

(e) The Company shall not, so long as the Notes are outstanding, be or become (and use its best efforts not to be or become owned by) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and the Company shall not be or

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become (and use its best efforts not to be or become owned by) a closed-end investment company required to be registered, but not registered under the Investment Company Act.

(f) The Company shall comply with the all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Notes for “book-entry” transfers.

(g) For a period ending on the earlier of five (5) years from the date of this Agreement or the date on which the aggregate principal amount of Notes outstanding is less than $1,000,000, the Company shall maintain the Portal (or, alternatively national securities exchange listing) listing of the Notes.

(h) The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

(i) For a period of ninety (90) trading days (being a day on which the Nasdaq Stock Market is open for trading equity securities) after the effectiveness of the Shelf Registration Statement (the “Lock Up Period”), the Company will not, directly or indirectly, (A) announce an offering of, or file a registration statement with the Commission relating to, any equity securities of the Company (other than the offering and registration contemplated by the Registration Rights Agreement) or, without the prior written consent of the holders of a majority of the Warrants then outstanding, offer for sale, sell, assign, transfer, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or debt securities (other than short term debt securities) or securities convertible into or exercisable or exchangeable for shares of Common Stock or debt securities (other than short term debt securities), or sell or grant options, warrants or rights with respect to any shares of Common Stock or debt securities (other than short term debt securities) or securities convertible into or exercisable or exchangeable for Common Stock, debt securities (other than short term debt securities) or substantially similar securities (other than the grant of options, warrants, convertible debenture or rights that are currently authorized pursuant to option plans existing on the date hereof), or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in the foregoing clauses (A) or (B) is to be settled by delivery of Common Stock, debt securities (other than short term debt securities) or other securities, in cash or otherwise. Notwithstanding anything to the contrary contained herein, during the Lock Up Period (I) the Company may issue (x) the Securities as contemplated by this Agreement, (y) shares of Common Stock (and rights to purchase such shares) under the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants, convertible debentures or other rights to purchase or acquire Common Stock and (z) equity securities in one or more private placements by the Company, so long as the Company does not file a registration statement with the Commission on behalf of the private placement investors until the Commission has declared effective the Shelf Registration Statement and (II) the Company may file one or more registration statements that include only securities issuable under employee plans approved by the Board of Directors and registered on Form S-8.

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(j) The Company shall, on or before 9:00 a.m., New York City Time, on the first Business Day following the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to Context Capital, disclosing all material terms of the transactions contemplated by this Agreement, but not disclosing the identity of any of the Purchasers, and announcing the acquisition of the Company’s interest in CD&L, Inc. and the execution of the merger agreement with CD&L, Inc. and, to the extent permitted by applicable law, disclosing the material terms of such acquisition and merger. On or before 5:00 p.m., New York City Time, on the fourth Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and all schedules and exhibits to this Agreement), as exhibits to such filing. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except for communications required under the Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy available to the Purchasers, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, that the Purchaser shall give to the Company notice at least twenty four (24) hours prior to making any such disclosure and allow the Company the option of making such public disclosure during such twenty four (24) hour period. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

(k) In connection with the receipt of the written consent of the holders of at least 62.5 % of each class of outstanding preferred stock of the Company (separately by class) and the holders of a majority of the issued and outstanding shares of Common Stock, which consent was obtained prior to the execution and delivery of this Agreement, approving the issuance of Common Stock upon exercise of the Warrants and upon conversion of the Series Q Preferred Stock, the Company will prepare and file with the Commission an information statement pursuant to Rule 14c-2 of the Exchange Act regarding such matters (the “Required Information Statement”) as soon as possible, and in any event within twenty (20) days (but if such twentieth (20th) day is not a Business Day, then on the next succeeding Business Day), after the date of this Agreement and thereafter mail such Required Information Statement to its other stockholders as soon as practicable as such mailing is permitted in compliance with the Exchange Act. If the Commission reviews such information statement, the Company will seek to resolve all comments made by the Commission so that the Information Statement can be mailed as expeditiously as possible.

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(l) The Company will not amend or waive any provision of the Merger Agreement or any of the Voting Agreements which will have an adverse effect on the Purchasers without the prior written consent of the holders of a majority in principal amount of the Notes. The Company will comply with each of its covenants set forth in the Merger Agreement and the Voting Agreements.

(m) On or before the date of this Agreement, the Company will cause each executive officer of the Company as of the date of this Agreement to enter into a lock-up agreement for the benefit of the Purchasers substantially to the effect of Section 4(i), subject to customary exceptions to be agreed upon by the parties to this Agreement. Annex X to this Agreement contains an accurate list of such persons.

(n) During the period between the date of this Agreement and the consummation of the merger contemplated by the Merger Agreement, the Company will not issue or sell any shares of its capital stock or securities exercisable for, exchangeable for or convertible into shares of its capital stock, except: (i) capital stock issued pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement (as in effect on the date of this Agreement) and (ii) grants of options to employees made pursuant to the Company’s stock option plans as in effect on the date of this Agreement.

(o) The Company will not refer to any Purchaser by name in any public statement, document or filing without obtaining the prior written consent of such Purchaser; provided that provisions of this Section 4(o) shall not apply: (i) to any disclosure required by applicable law, rule or regulation or by the applicable rules, regulations or listing requirements of any stock exchange on which securities of the Company may from time to time be listed; (ii) to any disclosure or notice required by the terms of any of the Unit Transaction Documents; or (iii) to any disclosure or notice required by the terms of any other agreement of the Company or the Subsidiaries to which such Purchaser is a party or of which such Purchaser is an intended beneficiary, but to the extent practicable the Company will notify a Purchaser prior to referring to such Purchaser by name pursuant to the exceptions described in the preceding clauses (i) to (iii).

(p) The Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market or another recognized securities exchange registered with the Commission.

5. Closing Deliveries.

(a) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to Kelley Drye & Warren LLP evidence reasonably satisfactory to Kelley Drye & Warren LLP:

(i) regarding the consummation of the issue and sale of the Series Q Preferred Stock upon the terms and conditions previously disclosed to Kelley Drye & Warren LLP, for proceeds of at least $40.0 million;

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(ii) the consummation of the issue and sale of the Exchange Units and the Exchange Shares and the acquisition of the CD&L Securities upon the terms and conditions previously disclosed to Kelley Drye & Warren LLP;

(iii) of the receipt of the consents referred to in Annex VI to this Agreement;

(iv) of the stockholder consent to the issue of the Warrant Shares, the Exchange Warrant Shares and the Exchange Shares.

(b) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchasers:

(i) an executed copy of the Merger Agreement;

(ii) an executed copy of each of the Voting Agreements;

(iii) an executed copy of the opinion of Jefferies & Company, Inc. as to the fairness of the merger consideration;

(iv) a copy of each Unit Transaction Document, executed by each party thereto other than the Purchasers; and

(v) a copy of each of the agreements referred to in Section 4(m).

(c) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchasers the legal opinion of Briggs and Morgan P.A., counsel to the Company, addressed to the Purchasers and dated concurrently with this Agreement, in the substantially the form attached hereto as Annex IX to this Agreement.

(d) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchasers a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the date of this Agreement, to the effect that each of such persons has carefully examined this Agreement and each of the other Transaction Documents, and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement and each of the other Transaction Documents are true and correct;

(ii) no stop order suspending the qualification or exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

(iii) since the date of the most recent financial statements included in the SEC Filings, there has been no material adverse change in the condition, financial

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or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole;

(iv) none of the SEC Filings or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(v) subsequent to the respective dates as of which information is given in the SEC Filings: (A) neither the Company nor any of the Subsidiaries has incurred up to and including the date of this Agreement, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (C) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock (other than pursuant to the Company’s stock option plan or stock purchase plan or the exercise of warrants outstanding on such respective dates and the issuance the Exchange Units, the Exchange Share and the Compensatory Securities) or the short-term or long-term debt of the Company or any of the Subsidiaries (other than the Exchange Units); (E) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (F) there is no litigation which is pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of its Affiliates which would, if decided adversely, have a Material Adverse Effect.

(e) Concurrently with the execution and delivery of this Agreement, the Company shall have delivered to the Purchasers a certificate signed on behalf of the Company by the secretary of the Company, in his capacity as such, dated the date of this Agreement, as to:

(i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets (other than the merger contemplated by the Merger Agreement);

(ii) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

(iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the Securities and the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents (with copies of such resolutions attached); and

(iv) the incumbency, authorization and signatures of those officers of the Company signing this Agreement, each of the other Transaction Documents and/or any certificate delivered in connection therewith.

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(f) On the date on which the Closing occurs (the “Closing Date”), (i) subject to the satisfaction (or waiver by a Purchaser) of the conditions to Closing described in Section 5 of this Agreement, each Purchaser shall pay to the Escrow Agent on or prior to such date the aggregate purchase price for the number of Units set forth opposite such Purchaser’s name on Annex I to this Agreement by wire transfer of immediately available funds in accordance with the wire instructions provided by the Escrow Agent and (ii) the Company shall deliver or cause to be delivered the Units that such Purchaser is purchasing to the Purchaser (for the account of the Purchaser as the Purchaser shall instruct). Prior to the Closing, Jefferies & Company, Inc., as closing agent (in such capacity, the “Closing Agent” ), will contact the contact person for each Purchaser listed on Annex I hereto to confirm (A) that the Closing is to take place, the wire transfer instructions and the closing mechanics set forth herein and (B) the receipt from the Company and each of the Guarantors of duly executed signature pages (as applicable) to the Unit Transaction Documents. The receipt of funds by the Escrow Agent from a Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied. In accordance with the foregoing, the Closing Agent shall instruct the Escrow Agent to disburse the funds referred to above by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on the Closing Date. Following the Closing Date, the Closing Agent shall deliver to each Purchaser duly executed signature pages to the Unit Transaction Documents of the Company and each of the Guarantors (as applicable).

6. Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, except as otherwise provided in this Section 5. For clarity, the Company acknowledges (a) it will pay the fees payable to the NASD, CUSIP Service Bureau and DTC incurred in connection with the listing of the Notes for trading on Portal, and (b) it will pay the fees and expenses required to be paid by it under the other Transaction Documents and any other related agreements entered into by it on the date hereof in connection with the transactions contemplated by this Agreement. In addition, concurrently with the execution and delivery of this Agreement, the Company shall pay: (i) to Kelley Drye & Warren LLP $272,038.85 towards its fees and expenses as counsel to certain of the Purchasers; (ii) to Latham & Watkins LLP $ towards its fees and expenses as counsel to certain of the Purchasers and (iii) the fees and expenses of Jefferies & Company, Inc., as placement agent, pursuant to its engagement letter with the Company.

7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers, the Company, or of the Subsidiaries, and shall survive the issuance and delivery of the Units to the Purchasers.

8. Reliance by the Placement Agent. The parties agree and acknowledge that Jefferies & Company, Inc., as placement agent, may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers set forth in Sections 3(a), (b), (c) and (f) of this Agreement as if such representations, warranties, agreements and covenants, as applicable, were made directly to Jefferies & Company, Inc. The parties further agree that Jefferies & Company, Inc. may rely on or, if Jefferies & Company, Inc. so requests, be

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specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 5(c) of this Agreement.

9. Allocation of Purchase Price to Notes and Warrants. The Company and the Purchasers agree that for U.S. federal income tax purposes: (a) the purchase price for each Unit ($934.40 and $70,080,000 in the aggregate) shall be allocated between the Note and the Warrants which comprise such Unit based on their relative fair market values on the date of issuance of the Units; (b) the fair market value of the Warrants is equal to $             per Warrant Share initially issuable upon exercise thereof ($             in the aggregate for all of the Warrants) and the fair market value of each $1,000 principal amount of Notes is $            ; (c) the aggregate “issue price” of the Notes under section 1273(b) and (c) of the Code is $             and (d) the “yield to maturity” of the Notes under section 1272(a) of the Code is              percent (            %). The Company and the Purchasers agree to use such allocation of the purchase price between the Notes and the Warrants and the resulting issue price of the Notes for all relevant U.S. federal income tax purposes.

10. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and the officers, directors, managers, members, partners, employees and agents of such Purchaser and its Affiliates, and any other persons or entities controlling such Purchaser or any of its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Purchasers and such other persons and entities each an “Indemnified Person”), to the fullest extent lawful, from and against any and all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred (“Losses”), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Units have been offered, or at common law or otherwise (including settlement of any litigation), insofar as such Losses (or actions in respect thereof as contemplated below) arises out of or is based:

(i) upon any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to the Purchasers by, or with the approval in writing of, the Company in connection with the marketing of the Units, including any investor presentations made to investors by the Company (whether in person, in writing or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained in this Agreement.

(b) With respect to expenses, the indemnification provided in Section 10(a) shall include, but not be limited to, reimbursement of each Indemnified Person for all expenses (including, without limitation, reasonable fees and expenses of counsel), as such expenses are incurred, in connection with investigating, preparing, defending or settling any action or claim for which indemnification has or is reasonably likely to be sought by such Indemnified Person,

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whether or not in connection with litigation in which such Indemnified Person is a named party. For this purpose, the Company will only be responsible for the expense of one legal counsel (in addition to local counsel) for all Indemnified Persons who suffered Losses in connection with such action or claim, which counsel will be selected by the Indemnified Persons who hold a majority in value of the outstanding Notes, Warrants and Warrant Shares held by all such Indemnified Person, with the value, for this purpose, of the Notes and Warrants determined by reference to the relative value of each $1,000 aggregate principal amount of Notes, on the one hand, and Warrant to initially purchase 345 shares of Common Stock, on the other hand, set forth in Section 9, and of the Warrant Shares determined by reference to the value of the Warrant pursuant to which such Warrant Share divided by the number of Warrant Shares covered thereby.

(c) The indemnity agreement set forth in this Section 10 shall be in addition to any liabilities that the Company may otherwise have.

(d) Notwithstanding the foregoing provisions of this Section 10, no Indemnified Person shall be entitled to indemnification under this Section 10 for any Loss caused by the gross negligence or willful misconduct of such Indemnified Person.

11. Closing Agent Matters.

(a) The Closing Agent shall have no duties or obligations other than those specifically set forth in this Agreement.

(b) The Closing Agent shall not be required to make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any certificates or documentation delivered pursuant to this Agreement.

(c) The Closing Agent shall be able to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to it by the Company or any Purchaser.

(d) The Closing Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

(e) The Company agrees to indemnify and hold harmless Jefferies & Company, Inc. for acting as Closing Agent hereunder from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and other professionals) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or which may arise out of or in connection with the administration and performance of its duties under this Agreement.

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12. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (C) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (D) if delivered by facsimile, upon electric confirmation of receipt on the first business day after the transaction and shall be delivered as addressed as follows:

(i)	if to the Company or the Guarantors, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention:  Chief Financial Officer

Telephone: (203) 349-4160

Telecopy:   (203) 349-4198

(ii)	if to a Purchaser, at such Purchaser’s address on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

(b) Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Purchasers, the Company, the Guarantors, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions contained in this Agreement.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(e) Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

(f) Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written

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instrument signed by the Company and the Purchaser to whom such waiver or amendment shall apply. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

(g) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Consent to Jurisdiction, etc.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT IN THE CITY AND STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN THE NEW YORK COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW YORK COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12(a).

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NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(i) Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(j) Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement may also be executed and delivered via facsimile, which shall be deemed an original.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Unit Transaction Document are several and not joint

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with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Unit Transaction Document. Nothing contained herein or in any Unit Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Unit Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Unit Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Unit Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Unit Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[Signature page follows]

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The Company: VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
	Name:	Edward W. Stone
	Title:	Chief Financial Officer

The Guarantors:

CD&L Acquisition Corp. Corporate Express Distribution Services, Inc. Velocity Express Leasing, Inc. Velocity Express, Inc. VXP Leasing Mid-West, Inc. VXP Mid-West, Inc.

By:	/s/ Edward W. Stone
	Name:	Edward W. Stone
	Title:	Chief Financial Officer

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Purchaser: Portside Growth & Opportunity Fund

By:	/s/ Jeff Smith
	Name:	Jeff Smith
	Title:	Authorized Signatory

Address for Notices:

c/o Ramius Capital Group LLC Attn: Jeff Smith 666 Third Avenue, 26th Floor New York, NY 10016 USA

Purchaser, please check one of the following:

☒ Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☒ Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser: Silver Oak Capital, L.L.C.

By:	/s/ Joseph R. Wekselblatt
	Name:	Joseph R. Wekselblatt
	Title:	Manager

Address for Notices:

Attn: Gary Wolf 245 Park Avenue, 26th Floor New York, NY 10167 USA

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

LibertyView Funds, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address for Notices:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

LibertyView Special Opportunities Fund, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address for Notices:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

Trust “D” for a Portion of the Assets of the Kodak Retirement Income Plan

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address for Notices:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management L.P.
By:	RGC Management Company LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Managing Director

Address for Notices:

c/o RG Capital Management, LP Attn: Gerald Stahlecker 3 Bala Plaza East, Suite 501 Bala Cynwyd, PA 19004 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

Longview Fund, LP

By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	CFO, Investment Advisor

Address for Notices:

Attn: S. Michael Rudolph 600 Montgomery Street, 44th Floor San Francisco, CA 94111 USA

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☒	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

ADAR Investment Fund Ltd.

By:	ADAR Investment Management LLC, its Investment Manager

By:	/s/ Aaron Morse
	Name:	Aaron Morse
	Title:	COO

Address for Notices:

Attn: Aaron Morse 156 W. 56th Street, Suite 801 New York, NY 10019 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

LB I Group, Inc.

By:	/s/ Eric C. Salzman
	Name:	Eric C. Salzman
	Title:	Senior Vice President

Address for Notices:

Attn: Will Yelsits 399 Park Avenue, 9th Floor New York, NY 10022 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

CAMOFI Master LDC

By:	/s/ Jeffrey M. Haas
	Name:	Jeffrey M. Haas
	Title:	Authorized Signatory

Address for Notices:

c/o Centrecourt Asset Management Attn: Jeffrey Haas 350 Madison Avenue, 8th Floor New York, NY 10017 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

Context Advantage Fund, LP

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen 12626 High Bluff Drive, Suite 440 San Diego, CA 92026 USA

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Context Offshore Advantage Fund, Ltd.

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen Walkers (SPV) Limited, Walker House P.O. Box 908GT George Town Cayman Islands

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

AHFP Context

By:
Name:
Title:

Address for Notices:

M&C Corporate Services Limited Attn: Michael S. Rosen Ugland House, South Church Street Grand Cayman Cayman Islands

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Finch Tactical Plus Class B

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen P.O. Box 1350 75 Fort Street, George Town Grand Cayman Cayman Islands

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Lyxor/Context Fund Ltd.

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen 18 The Explanade St. Helier, Jersey JE48RT Channel Islands

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

ALTMA Fund SICAV PLC in Respect of the Grafton Sub Fund

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen 171 Old Bakery Street Valletta Malta

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Institutional Benchmarks

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen Olympia Capital Bermuda Limited 20 Reid Street, Williams House Hamilton Bermuda

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Worldwide Transactions Limited

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen Washington Mall - Phase I Church Street, 4th Floor Hamilton Bermuda

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Context Opportunistic Master Fund, L.P.

By:
Name:
Title:

Address for Notices:

Attn: Michael S. Rosen 12626 High Bluff Drive, Suite 440 San Diego, CA 92026 USA

Purchaser, please check one of the following:

☐	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Whitebox Hedged High Yield Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	CFO/Director

Address for Notices:

Attn: Jonathan Wood 3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Whitebox Convertible Arbitrage Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	CFO/Director

Address for Notices:

Attn: Jonathan Wood 3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Whitebox Intermarket Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	CFO/Director

Address for Notices:

Attn: Jonathan Wood 3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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Purchaser:

Guggenheim Portfolio Company XXXI, LLC

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer

Address for Notices:

Attn: Jonathan Wood 3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

[Signature page continues]

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Purchaser:

GPC LIX, LLC

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer

Address for Notices:

Attn: Jonathan Wood 3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416 USA

Purchaser, please check one of the following:

☒	Purchaser is a “Qualified Institutional Buyer” as such term is defined under Rule 144A under the Securities Act

☐	Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act

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57

As to Section 5(f) and 11 only:

JEFFERIES & COMPANY, INC.

By:	/s/ Jonathan Cunningham
Name: Jonathan Cunningham
Title: Executive Vice President

58

Annex I

Units Purchased

Name of Purchaser	Number of Units

Annex II

Guarantors

CD&L Acquisition Corp.

Corporate Express Distribution Services, Inc.

Velocity Express Leasing, Inc.

Velocity Express, Inc.

VXP Leasing Mid-West, Inc.

VXP Mid-West, Inc.

Annex III

The Company’s Form 10-K and 10-K/A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for the fiscal year ended July 2, 2005 contained incorrect statements of beneficial ownership of the Company’s common stock held by the owners thereof under the caption “Security Ownership of Certain Beneficial Owners and Management” due to a failure of the Company to correctly account for antidilution adjustments to its Series M, N, O and P series of convertible preferred stock and under warrants. The Company has recomputed such beneficial ownership and is in the process of preparing and filing a 10-K/A to reflect such ownership. The Company recomputed such ownership and reflected the same in its definitive proxy statement filed pursuant to Section 14A of the Securities Exchange Act in connection with its annual meeting of stockholders to be held on June 28, 2006.

Annex IV

Jurisdictions in which Qualified

ENTITY	DOMESTIC	QUALIFICATIONS
CD&L Acquisition Corp.	DE

Corporate Express Distribution Services, Inc.	MI	—

Velocity Express Corporation	DE	MN, CT

Velocity Express Leasing, Inc.	DE	AL, AR, AZ, CA, CO, CT, FL, GA, IA, ID, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, ND, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV

Velocity Express, Inc.	DE	AL, AR, AZ, CA, CO, CT, DC, FL, GA, IA, ID, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, ND, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV

VXP Leasing Mid-West, Inc.	DE	IL

VXP Mid-West, Inc.	DE	IL

62

Annex V

Capitalization

V.A Current Capitalization:

April 1, 2006
(In thousands except for per share data)
Long-term debt	$75
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 10,304 shares issued and outstanding at April 1, 2006	33,393
Common stock, $0.004 par value, 700,000 shares authorized 16,965 shares issued and outstanding at April 1, 2006	68
Stock subscription receivable	(7,543)
Additional paid-in-capital	313,035
Accumulated deficit	(318,071)
Accumulated other comprehensive income - Foreign currency translation	24

Total shareholders’ equity	20,906

Total capitalization	20,981

Annex V

Capitalization

(continued)

V.B	Pro Forma Capitalization:

Pro Forma April 1, 2006
(In thousands except for per share data)
Long-term debt	45,557
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 49,515 shares issued and outstanding at April 1, 2006 Pro forma	73,949
Common stock, $0.004 par value, 700,000 shares authorized 19,891 shares issued and outstanding at April 1, 2006 Pro forma	80
Stock subscription receivable	—
Additional paid-in-capital	350,914
Accumulated deficit	(328,118)
Accumulated other comprehensive income - Foreign currency translation	24

Total shareholders’ equity	96,850

Total capitalization	142,408

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Annex VI

Contraventions and Consents

A.	Contraventions:

See below.

B.	Consents:

The proposed transaction with CD&L, Inc. is restricted under the terms of a credit facility of CD&L with Bank of America N.A. (“BOA”). BOA’s consent or waiver of the proposed merger with the Company will be required to avoid a default under such facilities.

Annex VII

IP Disclosures

On November 30, 2000, Velocity Express, Inc. entered into a Settlement Agreement with Velocity Courier, Inc. in connection with the parties’ use of certain “Velocity” trademarks. Pursuant to the terms of the settlement, Velocity Express, Inc. is permitted to use the Velocity trademarks anywhere in the United States except for the City of Chicago and the territory that extends 50 miles from the Chicago city limits, but within the State of Illinois. The Settlement Agreement required Velocity Express, Inc. to amend its trademark applications to reflect this exclusion. The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express).

Annex VIII

Use of Proceeds

(in millions)

Cobra Equity - Cash	$52.1
Cobra Equity - Bonds	$3.2
Cobra Equity - Velocity common	$3.2

Cobra Equity Price - Total	$58.5

COC / Severance - Cash	$1.0

Total Purchase Price	$59.5

Refinance Viper Senior Debt	$21.5
BET Notes	$5.8
1st Cash Interest Payment	$4.4
Balance Sheet Cash	$22.6
Transaction Fees - Cash	$7.6
Transaction Fees - Non-Cash	$4.1

Total Uses (MM)	$125.5

67

Annex IX

Form of Briggs & Morgan P.A. Opinion

[Attached]

Annex X

Executive Officers Subject to Lock-up

Vincent Wasik

Jeff Hendrickson

Edward W. Stone (Ted)

Kay P. Durbin

Andrew B. Kronick

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EXHIBIT 10.2

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

VELOCITY EXPRESS CORPORATION

Warrant for the Purchase of Shares of Common Stock,

par value $0.004 per Share

No.	Shares

THIS CERTIFIES that, for value received,                     , whose address is                      (the “Holder”), is entitled to purchase from Velocity Express Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein,                      (                ) shares of the Company’s Common Stock, par value $0.004 per share (“Common Stock”), at an initial exercise price of $1.45 per share, subject to adjustment as provided in Section 12 (the “Exercise Price”) and partial cancellation as provided in Section 13.

The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as provided in Section 12. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in the Registration Rights Agreement dated concurrently herewith by and among the Company, the initial Holder and the other parties named therein (the “Registration Rights Agreement”). This is one of a series of warrants with like terms, initially exercisable for an aggregate of 26,966,897 shares of Common Stock (collectively, the “Class of Warrants”).

This Warrant was originally issued by the Company in connection with an offering of Units, where each Unit was comprised of a Warrant and $1,000 aggregate principal amount of the Company’s 12% Senior Secured Notes Due 2010 (the “Notes”). Immediately upon issuance, this Warrant became separately transferable from the Notes that, together with this Warrant, comprised one or more Units.

1. Exercise Rights and Exercise Period.

(a) At the Option of the Holder. This Warrant may be exercised at the option of the Holder at the Exercise Price at any time or from time to time during the period commencing on the approval by the stockholders of the Company of the issue of the Warrant Shares in accordance with the requirements of the Nasdaq Stock Market and (ii) ending at 5:00 P.M. Eastern time on July 3, 2010 (the “Exercise Period”). The Company will deliver a notice to the Holder promptly, and any event within three (3) Business Days (as defined below) after this Warrant first becomes exercisable. An exercise of this Warrant at the option of the Holder shall be made in accordance with the procedures set forth in Section 2. A Holder may not exercise this Warrant pursuant to this Section 1(a) after receipt of a Notice of Automatic Exercise pursuant to Section 3, other than with respect to Warrant Shares that are not subject to such Notice of Automatic Exercise.

(b) Automatic Exercise. If the stockholder approval referred to in Section 1(a) is obtained and becomes effective, and if at any time after July 3, 2008:

(i) the daily volume weighted average price of a share of Common Stock, as reported by Bloomberg (or, if Bloomberg terminates such reporting, then using such other reporting system as the Board of the Directors of the Company may designate in good faith), on the Nasdaq Stock Market or, if the Common Stock ceases to be listed on the Nasdaq Stock Market, the primary national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted (the “Principal Market) is equal to or exceeds $2.75 per share (as such price may be adjusted pursuant to Section 12, the “Automatic Exercise Trading Threshold”) for twenty (20) of any thirty (30) consecutive trading-day period (the “Automatic Exercise Value Trigger”);

(ii) the Warrant Shares issuable upon the occurrence of the Automatic Exercise Value Trigger, as contemplated by Section 3, are available for immediate resale without restriction by the Holder without registration (or pursuant to an effective registration statement) under the Securities Act of 1933, as amended (the “Securities Act”) on both (x) the date the Automatic Exercise Value Trigger occurs and (y) the date the Notice of Automatic Exercise is delivered (as defined in, and delivered pursuant to, Section 3(a)) (the “Evaluation Dates”);

(iii) on each day during such thirty (30) trading-day period and on the Evaluation Dates, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on the Principal Market (other than suspensions of not more than two (2) trading days due to business announcements by the Company, which suspensions have been lifted more than two (2) trading days prior to each of the Evaluation Dates);

(iv) delisting or suspension of the Common Stock by the Principal Market shall not have been threatened or be pending on either of the Evaluation Dates, either (A) in writing by the Principal Market or (B) by reason of falling below the then effective minimum listing maintenance requirements of the Principal Market;

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(v) during such thirty (30) trading-day period and on each of the Evaluation Dates there shall not have occurred (A) the public announcement of a pending, proposed or intended merger (other than the merger contemplated by the merger agreement by and among the Company, a subsidiary of the Company and CD&L, Inc. entered into concurrently with the initial issuance of this Warrant) which has not been abandoned, terminated or consummated, (B) an Event of Default under (and as such term is defined in) the Indenture dated July 3, 2006 related to the Notes or (C) an event that with the passage of time or giving of notice would constitute such an Event of Default; and

(vi) the Company shall have no knowledge on either of the Evaluation Dates of any fact that would cause (A) the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Warrant Shares in accordance with the terms of the Registration Rights Agreement or (B) any Warrant Shares issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws, then this Warrant shall be deemed to be exercised automatically at the Exercise Price, to the extent and in accordance with the provisions of Section 3 and Section 7.

(c) Delay in Exercise Period. If the stockholder approval referred to in Section 1(a) is not effective on or before October 27, 2006 (the “Approval Deadline”), then the Company will pay to the Holder, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the aggregate Exercise Price for the Warrant Shares subject to this Warrant for each thirty (30) day period (and prorated for any portion thereof) after the Approval Deadline. Such payment shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this Section 1(c) shall be paid monthly within three (3) Business Days after the last day of each calendar month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to the Holder in cash.

2. Procedure for Optional Exercise by the Holder; Effect of Exercise. With respect to an optional exercise pursuant to Section 1(a), this Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any Business Day (as defined below) during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed notice of exercise, in the form attached to this Warrant (the “Notice of Exercise”), specifying the number of Warrant Shares to be purchased and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.

For purposes of this Warrant, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are required or authorized by law or other governmental action to be closed.

3

3. Procedure for Automatic Exercise.

(a) Upon the occurrence of an Automatic Exercise Value Trigger (and if each of the conditions set forth in Section 1(b)(ii) through (vi) are satisfied on such date) the Company will determine the amount of this Warrant to be automatically exercised as a result of an automatic exercise of this Warrant pursuant to Section 1(b) (assuming for this purpose each of the conditions set forth in Section 1(b)(ii) through (vi) will be true on the date the Notice of Exercise is delivered) and within ten (10) Business Days after the occurrence of such Automatic Exercise Value Trigger the Company shall deliver to the Holder a notice of automatic exercise (the “Notice of Automatic Exercise”) unless any of the conditions set forth in Section 1(b)(ii) through (vi) is not satisfied during such period. The amount of this Warrant to be exercised upon the occurrence of an automatic exercise with respect to a Measurement Period shall not exceed the number of Warrant Shares equal to (x) twenty percent (20%) of the average of the dollar value of the Common Stock traded each day (the “Common Stock Volume Value”) during such Measurement Period as reported by the Nasdaq Stock Market (or, if the Common Stock ceases to be listed on the Nasdaq Stock Market, the primary national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted); (y) divided by the Exercise Price in effect at the end of such Measurement Period; and (z) multiplied by the fraction whose numerator is the number of Warrant Shares for which this Warrant is exercisable as of the end of such Measurement Period and whose denominator is the aggregate number of shares of Common Stock issuable upon exercise in full of the then outstanding Class of Warrants as of the end of such Measurement Period.

For purposes of this Warrant, the “Measurement Period” means the first thirty (30) trading day period in which the Automatic Exercise Value Trigger has been achieved. As contemplated by Section 3, there may be more than one automatic exercise of this Warrant, but if an automatic exercise occurs then no trading day included in the related Measurement Period will be included in any subsequent Measurement Period, such that there will not be any overlap of different Measurement Periods.

(b) Upon the occurrence of an Automatic Exercise Value Trigger, if each of the conditions set forth in Section 1(b)(ii) through (vi) is also satisfied on such date, the Company will issue a press release to that effect within two (2) Business Days after the occurrence of such Automatic Exercise Value Trigger, but identifying the additional condition that each of the conditions set forth in Section 1(b)(ii) through (vi) must be true on the date the Notice of Exercise is delivered. Each such press release shall set forth the number of shares of Common Stock issuable upon exercise in full of the Class of Warrants outstanding as of the end of the related Measurement Period. The Notice of Automatic Exercise shall: (i) state that the conditions for an automatic exercise of this Warrant have been satisfied, (ii) identify the number of Warrant Shares automatically exercised under this Warrant, (iii) identify the office of the Company to which this Warrant and the Exercise Price should be delivered and (iv) set forth payment instructions for any Exercise Price paid in cash or in Notes. From and after the delivery of the Notice of Automatic Exercise: (I) the sole right of the Holder with respect to the portion of this Warrant automatically exercised shall be (to the extent of such automatic exercise) to receive the Warrant Shares issuable upon such automatic exercise upon proper delivery of this Warrant and the Exercise Price to the Company, (II) the Company shall not be obligated to allow and register transfer any Warrant or to permit any exercise at the option of the Holder with respect to

4

any Warrant that has not been surrendered for automatic exercise in accordance with this Section 3 until the Holder has properly delivered this Warrant and the Exercise Price for the Warrants subject to such automatic exercise and (III) the Warrant Shares issuable upon an automatic exercise of this Warrant will not be deemed to be outstanding until the Holder has properly delivered this Warrant and the Exercise Price for the Warrants subject to such automatic exercise. Notwithstanding the foregoing, if the conditions to a cashless exercise pursuant to Section 5 are in effect at the time the Holder tenders this Warrant upon an automatic exercise, the Holder may elect a cashless exercise with respect to the Warrant Shares to which such automatic exercise applies by delivering a duly executed Notice of Exercise specifying that cashless exercise will apply to such automatic exercise.

4. Payment of the Exercise Price.

(a) The Exercise Price may be paid by the Holder by delivery to the Company (i) of cash, paid by wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check payable to the Company, (ii) tender of Notes duly endorsed for transfer to the Company or accompanied by appropriate assignment documentation (in the case of a certificated Note) or designated by appropriate instructions to the Trustee for transfer (in the case of a global note) or (iii) a combination of such cash and Notes. If in connection with any exercise of this Warrant the principal amount of Notes tendered in payment of the Exercise Price exceeds the aggregate Exercise Price for the Warrant Shares subject to such exercise of this Warrant, the Company will cause a Note for the amount of such excess to be delivered to the Holder by delivery of a certificated Note (if the Notes tendered were certificated Notes) or by appropriate designation on a global note (if the Notes tendered were part of a global note) within five (5) Business Days after the related Warrant Shares are deemed to be issued to the Holder pursuant to Section 6.

(b) For purposes of this Section 4, each Note delivered in payment of the Exercise Price shall be deemed to have a value equal to 100% of the principal amount of such Note. The amount, if any, of (i) accrued but unpaid interest on each such Note to and including the date the Notice of Exercise is delivered to the Company (with respect to an exercise at the option of the Holder pursuant to Section 1(a)) or the date the Notice of Automatic Exercise is delivered to the Holder (with respect to an exercise pursuant to Section 1(b)) and (ii) if the Company has called such Note for redemption prior to the delivery of such Notice of Exercise or Notice of Automatic Exercise, as the case may be, the applicable premium over the principal amount of such Note, if any, that would be paid to the Holder if such Note delivered to the Company in payment of the Exercise Price was redeemed pursuant to such redemption call, shall be paid to the Holder as provided in the Indenture dated as of July 3, 2006 between the Company and Wells Fargo Bank, N.A., as Trustee, related to the Notes.

5. Cashless Exercise. Notwithstanding any provision in this Warrant to the contrary, if, at any time following the Filing Deadline (as defined in the Registration Rights Agreement) but during the Exercise Period, the Warrant Shares are not available for immediate resale without restriction by the Holder without registration (or pursuant to an effective registration statement) under the Securities Act, the Holder may exercise this Warrant, in whole or in part, by a cashless exercise by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be

5

applied to such exercise. The number of Warrant Shares to be delivered upon exercise of this Warrant pursuant to this Section 5 shall be computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise.

	A =	the Exercise Price on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

	B =	the volume weighted average price of one share of Common Stock on the date the on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

6. Effect of Exercise.

(a) Upon receipt by the Company of (i) this Warrant, a Notice of Exercise and proper payment of the Exercise Price as provided in Section 2 and Section 4 (or a Notice of Exercise designating a cashless exercise as provided in Section 5) or (ii) this Warrant and proper payment of the Exercise Price as provided in Section 3 and Section 4 (or a Notice of Exercise designating a cashless exercise as provided in Section 5), the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder or its designee as the record holder of such Warrant Shares as of the close of business on the date on which such receipt occurs, and the Holder or such designee shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder or its designee. As promptly as practicable, and in any event within three (3) Business Days after such Warrant Shares are deemed issued, (i) provided that the Company’s transfer agent is then participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Company will cause to be credited such aggregate number of such Warrant Shares to the balance account with DTC of the Holder or its designee through the Deposit Withdrawal Agent Commission system, or (B) if the Company’s transfer agent is not then participating in the DTC Fast Automated Securities Transfer Program, the Company will issue and deliver to the address as specified in the Notice of Exercise or in a notice accompanying delivery of this Warrant to the Company pursuant to Section 3, as the case may be, a stock certificate or certificates for the Warrant Shares issuable upon such exercise of this Warrant, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise or in a notice accompanying delivery of this Warrant to the Company pursuant to Section 3, as the case may be.

(b) The Company understands that a delay in the delivery of the certificates representing the Warrant Shares upon exercise of this Warrant could result in economic loss to

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the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late delivery of Warrant Shares upon exercise of this Warrant the amount of $100 per Business Day after the third Business Day after the Holder has properly exercised this Warrant for each $10,000 of Common Stock (measured by the Current Market Price as of the date the Holder has properly exercised this Warrant and pro rated for amounts other than $10,000), and continuing until the date on which the certificate representing such Warrant Shares are delivered to the Holder (or its designee). The Company shall pay any payments incurred under this Section 5(b) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery as stated in Section 5a), the Holder will be entitled to revoke all or part of the relevant notice of exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

(c) In addition to any other rights available to the Holder, if the Company fails to make timely delivery in accordance with the provisions of Section 6(b) to the Holder of a certificate or certificates representing the Warrant Shares for which this Warrant has been exercised, and if within seven (7) Business Days thereafter the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) Business Days after written notice from the Holder, the amount by which (i) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Current Market Price of the Common Stock for which such exercise was not timely honored (as in effect on the date the Warrant Shares are deemed issued in accordance with Section 5(a)) together with interest thereon at a rate of fifteen percent (15%) per annum, accruing from such dated of deemed issue until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares having an aggregate Current Market Price of $10,000 on the date of exercise, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

7. Limitation on Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s Affiliates (as defined below)) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the preceding sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable (but have not been issued or deemed issued) upon (i) exercise of the remaining, unexercised portion of this Warrant

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beneficially owned by such Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its Affiliates (including, without limitation, any convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock issued by the Company, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (I) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (II) a more recent public announcement by the Company or (III) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. By written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

For purposes of this Warrant, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under direct or indirect common control with such specified person or entity, where ‘control’ means the power to manage or direct or cause the direction of the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting stock, by contract or otherwise.

The limitations contained in this Section 7 shall apply to a successor Holder of this Warrant.

8. Partial Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

9. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register maintained by the Company or its designee as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by such Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated

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evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person or entity entitled thereto. Subject to Section 7, this Warrant may be exchanged, at the option of the Holder, for another Warrant or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company.

10. (a) Transfer Restricted Security. The Holder, as of the date of issuance of this Warrant, represents to the Company that such Holder is acquiring this Warrant for the Holder’s own account, for investment purposes and not with a present view to the distribution thereof or of the Warrant Shares.

(b) Notice of Intention to Transfer; Conditions to Transfer. The Holder may not transfer this Warrant or any of the Warrant Shares prior to the date which is two (2) years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act (or any successor provision) after the later of the original issue date of this Warrant (or any predecessor of this Warrant) or such Warrant Share (or any predecessor of such Warrant Share, including this Warrant to the extent the holding period of this Warrant may be tacked thereto under the Securities Act) and the last date on which the Company or any of its Affiliates was the owner of this Warrant or such Warrant Share (such period being the “Restriction Period”), except to:

(i) the Company or any of its subsidiaries;

(ii) pursuant to a registration statement which has been declared effective under the Securities Act;

(iii) for so long as this Warrant is eligible for resale under Rule 144A under the Securities Act, to a person or entity the Holder reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(iv) pursuant to offers and sales to non-U.S. Purchasers that occur outside the United States within the meaning of Regulation S under the Securities Act, pursuant to Rule 904 of Regulation S;

(v) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Warrant for its own account, or for the account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

(vi) pursuant to another available exemption from the registration requirements of the Securities Act and the securities laws of any other jurisdiction, including any state of the United States,

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subject to the Company’s right, prior to any such transfer pursuant to the foregoing clauses (iv), (v) or (vi) to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to the Company.

(c) Legend. During the applicable Restriction Period, this Warrant and each certificate representing any Warrant Share issued upon exercise or exchange of this Warrant shall bear the following legend or an equivalent to such legend:

“THIS SECURITY HAS AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

(d) Legend Removal. At the expiration of the Restriction Period, or upon the sooner effectiveness of a registration statement covering all of the Warrant Shares, the Company shall remove the restrictive legend promptly upon the request of the holder of the Warrant Shares.

11. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, no less than one hundred fifty percent (150%) of the number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that any and all Warrant Shares, as and when issuable in accordance with this Warrant against the Company’s receipt of the Exercise Price or other specified consideration therefor, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

12. Adjustments. The Exercise Price, the number of shares purchasable hereunder and the Automatic Exercise Trading Price Threshold are subject to adjustment from time to time as provided in this Section 12.

(a) Exempt Issues. No adjustment shall be made pursuant to this Section 12 with respect to any issue of Common Stock:

(i) upon conversion of shares of the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case at the exercise price in effect on July 3, 2006 (without giving any effect to the

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antidilution provisions thereof except to the extent the same may be adjusted in a manner consistent with Section 12(c) of this Warrant regarding stock splits and dividends);

(ii) as payment of dividends in lieu of cash with respect to the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006;

(iii) (A) upon the exercise of warrants outstanding as of July 3, 2006 to purchase up to 30,630,538 shares of Common Stock (as the same may be adjusted in accordance with the antidilution provisions thereof, if any; provided, however, if any such antidilution provisions are based on the exercise price of such warrants instead of fair market value of the securities or other property sold or distributed, then no such adjustment will be taken into account except to the extent the same may be adjusted in a manner consistent with Section 12(c) of this Warrant), in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006; or

(iv) upon the exercise of options or other rights to purchase up to 3,361,365 shares of Common Stock outstanding as of July 3, 2006 under the Company’s 1995 Stock Option Plan, 2000 Stock Option Plan,1996 Director Stock Option Plan, and 2004 Stock Option Plan, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006.

(b) Adjustment of Exercise Price. If the Company shall issue or sell, or is, in accordance with Sections 12(b)(1) through 12(b)(6), deemed to have issued or sold, any shares of any class of capital stock of the Company (“Capital Stock”) without consideration (which shall include any issuance of Capital Stock that triggers the antidilution adjustments of the securities listed in Section 12(a)(i) except as set forth in that Section) or for a consideration per share less than the Current Market Price of such Capital Stock immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to such Trigger Issuance by:

(i) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such Trigger Issuance with the aggregate consideration (based on the fair market value thereof as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate delivered to each Holder) received or receivable by the Company in connection with such Trigger Issuance (the “Aggregate Consideration”), and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock to be so issued or sold; or

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(ii) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issuance minus an amount equal to (A) the sum of (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued minus (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance, and the denominator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issue.

For purposes of this Section 12 and for the avoidance of doubt, if the Company issues any shares of Capital Stock that trigger the antidilution protection provisions of the securities listed in Section 12(a)(i), then such issuance will be deemed to have been done without consideration (as that term is used in the first sentence of Section 12(b)) such that the Aggregate Consideration attributable to that issuance will be zero ($0) and the Exercise Price of the Warrants will be adjusted as contemplated by this Section 12(b).

For purposes of this Section 12, a Trigger Issue shall be deemed to occur upon the earliest of (A) the date the Company enters into a firm contract for the issuance or sale of the Capital Stock, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or (C) the date of actual issuance or sale of such Capital Stock. Any references to a different date or dates in Sections 12(b)(1) to (6) below are for convenience only and this provision shall control over any such other reference.

For purposes of this Warrant, “Current Market Price” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the Nasdaq Stock Market or, if the security is not listed or admitted to trading on the Nasdaq Stock Market, as reported for consolidated transactions with respect to such security listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company. “Current Market Price” means, when used with respect to a security as to which none of the above-mentioned prices are available and with respect to any property other than a security, as of any date, the market value of such security or property on such date as determined by the Board of Directors of the Company in good faith, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or appraisers having familiarity with such property; provided, however, that if the Holder objects to a determination of Current Market Price by the Board of Directors of the Company, the Company and the Holder shall engage an investment banking firm or appraisal firm of recognized national standing selected by the Company and acceptable to the Holder to make such determination (the fees and expenses of such investment banking firm or appraisal firm to be shared equally by the Company and the Holder).

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For purposes of this 12(b), the following Sections 12(b)(1) to 12(b)(6) shall be applicable.

(1) Issue of Rights or Options. If the Company at any time grants or issues in any manner any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Capital Stock or for any stock or security convertible into or exchangeable for Capital Stock (such warrants, rights or options being called “Options”, and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the exercise of such Options or upon the additional conversion or exchange of such Convertible Securities (in each case as calculated in accordance with Section 12(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the grant or issue of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 12(b)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issue of Convertible Securities. If the Company at any time issues or sells in any manner or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon such conversion or exchange (in each case as calculated in accordance with Section 12(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the issue or sale, then the total maximum number of shares of Capital Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 12(b)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Capital Stock upon conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 12(b)(1).

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Right or Option referred to in Section 12(a)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 12(a)(l) or 12(a)(2), or the rate at which Convertible Securities referred to in Sections 12(a)(l) or 12(a)(2) are convertible into Capital Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise

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Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 12(b) or any right to convert Convertible Securities for which any adjustment was made pursuant to this Section 12(b) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five (5) calendar days notice to the Holder, the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. Subject to the provisions of this Section 12(b), if the Company declares a dividend or makes any other distribution upon any Capital Stock of the Company (other than the Common Stock) payable in Capital Stock, Options or Convertible Securities, then any Capital Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock.

(i) Options. For purposes of Section 12(b)(1), the price per share for which an Option is exercisable or for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 12(b)) of (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (II) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (III), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, divided by (B) the total maximum number of shares of Capital Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options).

(ii) Convertible Securities. For purposes of Section 12(b)(2), the price per share for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 12(b)) of (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Security, plus (II) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, divided by (B) the total number of shares of Capital Stock issuable upon the conversion or exchange of such Convertible Security.

(iii) Generally. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid

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or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 12(b).

(c) Stock Splits and Dividends. In the event that the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, pay a dividend or make a distribution on its Common Stock in shares of Common Stock or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price and the Automatic Exercise Trading Threshold in effect immediately prior thereto each shall be proportionately decreased in the case of a subdivision or increased in the case of a combination. An adjustment made pursuant to this Section 12(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the date of such subdivision or combination, as the case may be. Such adjustments shall be made successively whenever any event listed above in this Section 12(c) shall occur.

(d) Distributions. In case the Company shall fix a payment date for the making of a distribution to all Holders of Capital Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 12(c)), the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the

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numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share of Common Stock immediately prior to such payment date, less the Current Market Price of such assets or evidences of indebtedness so distributed, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(e) Reorganization or Reclassification. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then: (I) the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of this Warrant a supplemental warrant providing that the Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon full exercise of this Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance; and (II) the Automatic Exercise Trading Threshold shall thereafter be measured by reference to the Current Market Value of the kind and amount of shares of stock and/or other securities and/or property receivable with respect to one share of Common Stock upon such reclassification, consolidation, merger, combination, sale or conveyance (instead of being measured by reference to the daily volume weighted average price of a share of Common Stock). The supplemental warrant referred to in clause (I) of the preceding sentence shall provide for adjustments (without regard to limitations on the exerciseability of this Warrant) which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. The above provision of this Section 12(e) shall similarly apply to successive consolidations or mergers.

(f) Reductions by the Company. Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 12, as it in its discretion shall determine to be advisable.

(g) Other Adjustments. In case any event shall occur as to which the other provisions of Section 12(b) to (f) are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights represented by this Section 12 in accordance with the essential intent and principles hereof then, in each such case, the Holder and the Company shall cooperate to agree upon an appropriate adjustment under this Section 12. If the Holder and the Company are unable to agree upon such an adjustment, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. Upon receipt of

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such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(h) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 12, Holders become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the exercise of the Warrants shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained herein.

(i) Calculations. All calculations under this Section 12 shall be made to the nearest four decimal points.

(j) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 12(b), (c) or (d), the number of shares of Common Stock issuable upon exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to such adjustment (without regard to limitations on the exerciseability of this Warrant) and dividing the product so obtained by the adjusted Exercise Price.

(k) Minimum Adjustment. No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided that any adjustments which by reason of this Section 12(k) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $0.01 in the Exercise Price then in effect hereunder.

(l) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 12 by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment, including without limitation taking all such action from time to time as may be necessary or appropriate to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price in effect at such time.

(m) Validity of Warrant Certificate. Irrespective of any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holder shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such

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adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

13. Cancellation in Certain Circumstances.

(a) Upon the occurrence of a Special Redemption Trigger (as defined in the Indenture), then on the Special Mandatory Redemption Date (as defined in the Indenture), the number of Warrant Shares for which this Warrant will be exercisable immediately after the Special Redemption Date shall be equal to one-half (1/2) of the number of Warrant Shares that were initially issuable pursuant to this Warrant (as the same may have been adjusted prior to the time of such cancellation pursuant to Section 12) (and if the Holder has exercised more than one-half (1/2) of this Warrant prior to the Special Mandatory Redemption Date, then this Warrant shall be cancelled in its entirety, but the Warrant Shares issued pursuant to such prior exercise of this Warrant shall not be affected). A reduction pursuant to this Section 13 in the number of Warrant Shares for which this Warrant is exercisable will not affect any other provision of this Warrant. In the event a Special Redemption Trigger occurs, the Company shall: (i) deliver a notice of such occurrence to the Holder promptly, and in any event within five (5) Business Days, after the occurrence of such Special Redemption Trigger, which notice shall (A) state the number of Warrant Shares subject to this Warrant shall be reduced on the Special Mandatory Redemption Date, (B) identify the Special Mandatory Redemption Date and (C) state the number of Warrant Shares for which this Warrant will be exercisable after the Special Mandatory Redemption Date (assuming no exercise of this Warrant prior to the Special Mandatory Redemption Date); and (ii) offer to exchange this Warrant on or after the Special Mandatory Redemption Date for a Warrant identical in all respects to this Warrant except such replacement Warrant shall state the reduced number of Warrant Shares for which this Warrant is then exercisable.

(b) Notwithstanding the foregoing, this Section 13 will not apply to this Warrant if the Holder at the time of such Special Mandatory Redemption Date is a ‘Holder’, as that term is defined in the Indenture, who elects to become a ‘Retained Holder’, as defined in and contemplated by Section 3.08 of the Indenture.

14. Notices to Holders.

(a) After each adjustment of the Exercise Price or the amount of Warrant Shares purchasable upon exercise of Warrants pursuant to Section 12, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Shares purchasable upon exercise of this Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be delivered to each Holder.

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(b) In the event:

(i) that the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) that the Company shall authorize the distribution to holders of shares of Common Stock of cash, evidences of its indebtedness or assets;

(iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for shares of Common Stock;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) that the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 12;

then the Company shall cause to be delivered to the Holder, at least fifteen (15) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

15. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person(s) or entity(ies) requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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16. Loss or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

17. Obtaining Stock Exchange Listings. The Company shall from time to time take all action which may be reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

18. No Rights as a Stockholder. The Holder shall not have, solely on account of the Holder’s status as a holder of a Warrant, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

19. Miscellaneous

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express (or comparable service), two (2) Business Days after so mailed, (D) if delivered by facsimile, upon electric confirmation of receipt on the first Business Day after the transaction and shall be delivered as addressed as follows:

(i) if to the Company, to:

     Velocity Express Corporation

     One Morningside Drive North

     Building B – Suite 300

     Westport, CT 06880

     Attention: Chief Financial Officer

     Telephone: (203) 349-4160

     Telecopy: (203) 349-4198

(ii) if to the Holder, at such Holder’s address on the Warrant Register, or at such other address or addresses as may have been furnished to the Company in writing.

(b) Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder. No other person or entity shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions contained in this Warrant.

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(c) Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Headings. The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed to be part of this Warrant.

(e) Severability. In case any provision contained in this Warrant should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Warrant shall not in any way be affected or impaired thereby.

(f) Amendments; Waivers; No Additional Consideration. No provision of this Warrant may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

(h) Consent to Jurisdiction, etc.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT IN THE CITY AND STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN THE NEW YORK COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW YORK COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19(a). NOTHING IN THIS WARRANT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(i) Interpretation. The language used in this Warrant shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(j) Counterparts and Facsimiles. This Warrant may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Warrant may also be executed and delivered via facsimile, which shall be deemed an original.

[Signature page follows]

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Dated: July 3, 2006	VELOCITY EXPRESS CORPORATION

By:
Edward W. Stone
Chief Financial Officer

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FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                                  hereby sells, assigns, and transfers unto                                  a Warrant to purchase                      shares of Common Stock, par value $0.004 per share, of Velocity Express Corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                                   attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

By:
Signature

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

NOTICE OF EXERCISE

To: Velocity Express Corporation

       One Morningside Drive North,

       Bldg. B, Suite 300

       Westport, Connecticut 06880

       Attention: President

The undersigned hereby exercises the accompanying Warrant to either (you must check a box):

☐	Purchase Warrant Shares covered by the accompanying Warrant and tenders payment herewith pursuant to Section 4 of the Warrant in the amount of $ ; or

☐	Effect a non-cash exercise pursuant to Section 5 of the Warrant, and the undersigned elects to apply Warrant Shares to such exercise;

and, in each case, requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security

or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

If this Notice of Exercise is delivered to elect cashless exercise with respect to Warrant Shares subject to an automatic exercise pursuant to Section 3 of the Warrant, check this box: ☐

Dated:

By:
Print Name

Signature

Address:

EXHIBIT 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of July 3, 2006 (the “Effective Date”), by VELOCITY EXPRESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); each of the Subsidiaries of the Company identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto or that become “Subsidiary Guarantors” hereunder pursuant to Section 6.06 after the date hereof (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Company, individually a “Grantor Party” and, collectively, the “Grantor Parties”); to and in favor of WELLS FARGO BANK, N.A., as Trustee for and on behalf of the Holders under (and as defined in) the Indenture referred to (and defined) below, acting, for purposes of this Agreement, on behalf and for the benefit of the Holders as their duly-appointed representative and agent with regard to all matters pertaining to the Collateral (as defined below) and the various other rights, interests, obligations and liabilities created or evidenced hereby (in such Trustee capacity and as so acting hereunder, the “Trustee”).

BACKGROUND

The Company has entered into an even-dated Indenture (the “Indenture”—capitalized terms used and not otherwise defined in this Agreement being defined herein as therein provided) with and in favor of the Trustee, pursuant to which the Company has issued its 12% Senior Secured Notes Due 2010 (the “Notes”), in an aggregate principal amount of $81,500,000 and, in connection therewith has executed and/or delivered to and in favor of the Holders (and/or the Trustee acting on their behalf) various other Transaction Documents providing for certain further undertakings of the Company in connection with the Indenture transaction.

Pursuant to Section 10.01 of the Indenture, each Subsidiary Guarantor has, by its even-dated signature (or, as contemplated by such Section 10.01 and the provisions hereof, by its later accession) to the Indenture, jointly and severally guaranteed any and all Note Obligations at any and all times arising or outstanding thereunder in favor of the Holders (and/or the Trustee acting on their behalf) and has provided certain additional assurances to the Holders or the Trustee as to the due and punctual performance of any and all Company liabilities or obligations of any other nature or type provided for under the Transaction Documents (the Note Obligations and such other Company liabilities and obligations, collectively, the “Secured Obligations”).

On and subject to the terms, conditions and limitations contained in Sections 4.16 and 4.16A of the Indenture, the Grantor Parties, may, at any time or from time to time after the Effective Date, be entering into the Senior Facility Agreement with the Senior Facility Creditors providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Senior Facility Creditors to the Company and/or applicable Subsidiary Guarantors in an aggregate principal amount not exceeding the Applicable Facility Cap and requiring the Company’s and/or applicable Subsidiary Guarantors’ execution and/or delivery to and in favor of the Senior Facility Creditors and the Senior Facility Agent, as applicable, of the various promissory notes, security agreements, mortgages, pledges, guarantees and other agreements, instruments and documents as constituting, together with the Senior Facility Agreement, the Senior Facility Documents referred to in the Indenture.

Accordingly, as a material inducement and fundamental condition to each Holder’s willingness and agreement to extend and maintain, to and for the benefit of the Company and the Subsidiary Guarantors, the financing and other accommodations provided for in the Indenture and the other Transaction Documents, each Grantor Party hereby agrees with, covenants to and undertakes in favor of the Trustee as follows:

Section 1. Definitions. In addition to the incorporation into this Agreement of Indenture definitions as above noted, the following terms shall be defined as follows:

“Accounts” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” means the deposit account established and maintained in accordance with Section 4.01.

“Copyright Collateral” means all material Copyrights, whether now owned or hereafter acquired by any Grantor Party, including each Copyright identified in Annex 4.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account” shall mean and include the Collateral Account, the Designated Account (as defined in the Control Agreement) and each other deposit account (as defined in Article 9 of the Uniform Commercial Code) and securities account as defined in Article 8 of the Uniform Commercial Code) at any time titled in the name of or in trust for, or otherwise held or maintained by, any Grantor Party, including, without limitation, any such account into which funds are deposited or to be deposited as contemplated by the Transaction Documents.

“Document” has the meaning assigned to such term in Section 3(g).

“Financial Assets” shall have the meaning assigned to such term in Article 8 of the Uniform Commercial Code.

“Instruments” has the meaning assigned to such term in Section 3(d).

“Intangibles” means, with respect to any Grantor Party, all Intellectual Property, together with such Grantor Party’s other “general intangibles” (including goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, contract rights, security interests and rights to indemnification, etc.) as defined in Uniform Commercial Code.

“Intellectual Property” means collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, software, production methods, proprietary information, know-how and trade secrets with respect to any of the foregoing; (b) all licenses or user or other agreements granted to any Grantor Party with respect to any of the foregoing, including software licenses, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7 and (c) all information, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs with respect to any of the foregoing.

“Inventory” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

“Investment Property” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

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“Issuers” means, collectively, (a) the respective corporations, partnerships or other entities identified under the names of the Grantor Parties on Annex 3 under the caption “Issuer” and (b) any other entity that shall at any time be a Subsidiary Guarantor that is not a Restricted Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof), or the assignment or conveyance of any right to receive income therefrom.

“Patent Collateral” means all material Patents of the Grantor Parties as identified in Annex 5.

“Patents” means to the extent used, registered or applied for within the United States of America or in any other jurisdiction, all patents, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof.

“Perfection Certificate” means the Perfection Certificate completed, executed and delivered of even date with the Effective Date by the Company to the Trustee, whereby the Company has, for itself and on behalf of each Subsidiary Guarantor, furnished and certified to the Trustee certain data pertaining to the Collateral as requested therein for the Trustee’s reliance in making determinations as to the filings, actions and undertakings as are necessary and appropriate to result in the duly-perfected, first-priority Liens in the Collateral for the Trustee’s’ benefit as required hereby.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

“Pledged Debt” means any Indebtedness of a Subsidiary (as such terms are defined in the Indenture) held by any Grantor Party, other than any Restricted Subsidiary Indebtedness.

“Pledged Stock” has the meaning assigned to such term in Section 3(a).

“Permitted Investments” shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; and (d) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

“Secured Obligations” has the meaning assigned to such term in the recitals hereto.

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“Stock Collateral” has the meaning assigned to such term in Section 3(a)(ii).

“Trademark Collateral” means all material Trademarks, whether now owned or hereafter acquired by any Grantor Party, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, to the extent used, registered or applied for in the United States of America or in any other jurisdiction, all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the United States of America and any other jurisdiction, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or, to the extent governing or mandatorily applicable to the attachment, perfection or priority of any Lien created or evidenced (or purported to be created or evidenced) hereby in, on or with respect to any particular item(s) of Collateral subject or purported to be subject to any such Lien(s) and/or the terms and conditions of this Agreement, the Uniform Commercial Code as in effect from time to time in such other jurisdiction(s) to which such Lien(s) or Collateral is or are so governed and subject.

SECTION 1A. SUBORDINATION AGREEMENT; EFFECT ON TRUSTEE RIGHTS AND REMEDIES. THE TRUSTEE ACKNOWLEDGES AND AGREES WITH EACH GRANTOR PARTY THAT THIS AGREEMENT, TOGETHER WITH ANY AND ALL RIGHTS, REMEDIES, INTERESTS AND BENEFITS HEREIN CONFERRED ON THE TRUSTEE FOR THE BENEFIT OF THE HOLDERS, ON AND SUBJECT TO THE TERMS AND CONDITIONS OF THE INDENTURE PERTAINING TO THE OCCURRENCE AND EFFECT OF THE SUBORDINATION REQUIRED DATE DESCRIBED THEREIN, MAY BE MADE SUBJECT TO THE SUBORDINATION AGREEMENT IF AND WHEN EXECUTED ON THE SUBORDINATION REQUIRED DATE BY AND BETWEEN THE SENIOR FACILITY AGENT AND THE TRUSTEE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT B. IMMEDIATELY UPON THE SUBORDINATION REQUIRED DATE AND FOR SO LONG THEREAFTER AS THE SAME SHALL REMAIN APPLICABLE AND IN EFFECT PURSUANT TO ITS TERMS, THE SUBORDINATION AGREEMENT SHALL IN ALL RESPECTS GOVERN AND CONTROL THE RELATIVE PRIORITIES, RIGHTS, INTERESTS, LIENS AND REMEDIES AS BETWEEN THE TRUSTEE, ON THE ONE HAND, AND THE SENIOR FACILITY AGENT, ON THE OTHER HAND, AND NO ACTIONS TAKEN OR OMISSIONS MADE AT ANY AND ALL SUCH TIMES BY ANY PERSON PURSUANT TO AND IN COMPLIANCE WITH ALL APPLICABLE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT SHALL RESULT IN ANY MISREPRESENTATION, BREACH OR DEFAULT BY ANY GRANTOR PARTY HEREUNDER NOR GIVE RISE TO ANY RIGHT, REMEDY OR CLAIM OF THE TRUSTEE IN RESPECT THEREOF. UPON AND AT ALL TIMES DURING THE EFFECTIVENESS OF THE SUBORDINATION AGREEMENT, ALL TERMS AND CONDITIONS THEREOF AS ATTACHED TO THIS AGREEMENT ON THE EFFECTIVE DATE AS EXHIBIT B HERETO SHALL BE INCORPORATED INTO AND MADE A PART OF THIS AGREEMENT AS IF FULLY WRITTEN AND SET FORTH HEREIN. THE TRUSTEE FURTHER AGREES THAT, UPON AND AFTER THE SUBORDINATION REQUIRED DATE (IF AND WHEN OCCURRING), IT SHALL, AT THE SOLE COST AND EXPENSE OF THE COMPANY, COOPERATE WITH THE COMPANY IN TAKING SUCH ACTIONS AND PROVIDE SUCH ASSURANCES (INCLUDING, WITHOUT LIMITATION, THE HANDING OVER OF COLLATERAL ITEMS IN OR UNDER THE SOLE POSSESSION AND CONTROL OF TRUSTEE, AS SECURED PARTY, FOR PERFECTION PURPOSES OR OTHERWISE) AS ARE REASONABLY REQUESTED BY THE SENIOR FACILITY AGENT AS

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BEING NECESSARY TO GIVE FULL EFFECT TO THE LIEN PRIORITIES AND ASSOCIATED RIGHTS EXPRESSLY PROVIDED IN THE LATTER’S FAVOR PURSUANT TO THE SUBORDINATION AGREEMENT TERMS AS ATTACHED IN EXHIBIT B HERETO.

EACH GRANTOR PARTY ACKNOWLEDGES AND AGREES THAT: (1) THE FOREGOING PROVISIONS OF THIS SECTION 1A ARE STRICTLY LIMITED AS EXPRESSLY WRITTEN INTO THIS AGREEMENT, SUCH THAT, OTHER THAN THE LIMITED EXCEPTION MADE IN FAVOR OF THE SENIOR FACILITY AGENT PER THE SUBORDINATION AGREEMENT AS AFORESAID, THE FIRST-PRIORITY LIEN AND SECURITY INTEREST CREATED AND GRANTED TO AND IN FAVOR OF TRUSTEE SHALL AT ALL TIMES BE AND REMAIN ABSOLUTE AND UNCONDITIONAL; (2) FOR SO LONG AS ANY SECURED OBLIGATIONS SHALL REMAIN OUTSTANDING, NO PERSON OTHER THAN THE SENIOR FACILITY AGENT, ACTING IN ACCORDANCE WITH AND TO THE LIMITED EXTENT OF ITS PRIORITY RIGHTS AND INTERESTS AS EXPRESSLY STATED IN THE SUBORDINATION AGREEMENT TERMS ATTACHED TO THIS AGREEMENT, SHALL AT ANY SUCH TIME HAVE, RELATIVE TO THE LIENS AND SECURITY INTERESTS IN FAVOR OF THE TRUSTEE CREATED OR EVIDENCED HEREBY OR BY ANY OTHER TRANSACTION DOCUMENTS, ANY SENIOR, PARI PASSU OR OTHERWISE COMPETING OR CONFLICTING RIGHTS, INTERESTS, ENTITLEMENTS OR CLAIMS WHATSOEVER IN, TO OR WITH RESPECT TO THE COLLATERAL OR ANY OF THE VARIOUS RIGHTS, INTERESTS, REMEDIES AND BENEFITS OTHERWISE CONFERRED (OR PURPORTED TO BE CONFERRED) ON TRUSTEE PURSUANT HERETO; AND (3) IMMEDIATELY UPON TERMINATION OF, OR OTHERWISE TO THE EXTENT OF THE INAPPLICABILITY IN ANY INSTANCE OR CIRCUMSTANCES OF, THE PRIORITIES GRANTED TO THE SENIOR FACILITY AGENT UNDER THE SUBORDINATION AGREEMENT, THE TRUSTEE’S LIENS AND SECURITY INTERESTS CREATED OR EVIDENCED HEREBY SHALL CONTINUE IN EFFECT ON A FIRST-PRIORITY, PERFECTED BASIS AS IF SUCH SUBORDINATION AGREEMENT AND ASSOCIATED PRIORITIES HAD NEVER BEEN GRANTED OR EXISTED AT ANY TIME OR FOR ANY PURPOSE.

Section 2. Representations and Warranties. Each Grantor Party represents and warrants to the Trustee that:

(a) Title and Priority. Such Grantor Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for Permitted Liens. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Grantor Party purports to grant a security interest pursuant to Section 3, subject to no senior, equal or prior Lien except as created hereby and no other Lien whatsoever except for Permitted Liens.

(b) Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies the place of business of each Grantor Party or, if such Grantor Party has more than one place of business, the location of the chief executive office of such Grantor Party.

(c) Changes in Circumstances. Such Grantor Party has not (i) within the period of four months prior to the date hereof, changed its “location” (as defined in Section 9-307 of the Uniform Commercial Code), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

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(d) Pledged Stock. The Pledged Stock, if any, identified under the name of such Grantor Party in Annex 3 is, and all other Pledged Stock in which such Grantor Party shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational document of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any restriction contained herein or under such organizational documents).

(e) Ownership of Pledged Stock. The Pledged Stock, if any, identified under the name of such Grantor Party in Annex 3 constitutes in the case of each Issuer that is (i) a Restricted Subsidiary, 100% of all the issued and outstanding shares of capital stock of whatever class of such Restricted Subsidiary beneficially owned by such Grantor Party on the date hereof (whether or not registered in the name of such Grantor Party) and (ii) an Unrestricted Subsidiary, 65% of the issued and outstanding shares of voting stock of such Unrestricted Subsidiary and 100% of all other issued and outstanding shares of capital stock of whatever class of such Unrestricted Subsidiary beneficially owned by such Grantor Party on the date hereof (whether or not registered in the name of such Grantor Party); Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock and the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

(f) Intellectual Property. Annexes 4, 5, and 6, respectively, set forth under the name of such Grantor Party a complete and correct list of all material Copyrights, material Patents and material Trademarks (in each case to the extent encompassed within the definition of “Intellectual Property” in Section 1(b) hereof) owned by such Grantor Party on the date hereof, and all registrations listed in Annexes 4, 5, and 6, are properly issued and in full force and effect. Annex 7 sets forth under the name of such Grantor Party all licenses and other user agreements pursuant to which such Grantor Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others and material to the business of such Grantor Party.

To such Grantor Party’s knowledge, (i) except as set forth in Annex 4, 5 or 6, there is no violation by others of any right of such Grantor Party with respect to any material Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Grantor Party and (ii) such Grantor Party is not infringing in any material respect upon any copyright, patent or trademark of any other Person by virtue of the conduct of its business or, in the case of any such patent, use in connection with production at any of such Grantor Party’s facilities, as applicable; and no proceedings have been instituted or are pending against such Grantor Party or, to such Grantor Party’s knowledge, threatened, and no claim against such Grantor Party has been received by such Grantor Party, alleging any such violation, except as may be set forth in Annex 7.

As of the date hereof, such Grantor Party does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor Party hereby pledges and grants to the Trustee, for the benefit of the Holders, a first-priority Lien on and security interest in all of such Grantor Party’s right, title and interest in the following property, whether now owned by such Grantor Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

(a) the shares of voting stock of the Issuers identified in Annex 3 under the name of such Grantor Party and all other shares of capital stock of whatever class of the Issuers together with all rights,

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privileges, authority and power of such Issuer with respect to such shares, in each case together with the certificates, instruments and agreements, if any, evidencing the same (collectively, the “Pledged Stock”), together with:

(i) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights, agreements or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

(ii) in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Grantor Party itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Stock Collateral”);

provided that, notwithstanding the foregoing, the Stock Collateral of any Unrestricted Subsidiary shall be limited to 65% of the issued and outstanding shares of voting stock of such Unrestricted Subsidiary and 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer;

(b) the Pledged Debt;

(c) all Deposit Accounts (including all cash, Cash Equivalents, Investment Property, Financial Assets and other funds and assets deposited or maintained therein), Cash Equivalents and Accounts;

(d) all instruments, chattel paper (whether tangible or electronic), letter of credit rights (each as defined in the Uniform Commercial Code) of such Grantor Party, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

(e) all Inventory and all computer hardware/software, equipment and fixtures (as defined in the Uniform Commercial Code), and all improvements and accessions hereto;

(f) each contract and other agreement of such Grantor Party relating to the Permitted Business and all Intellectual Property and other Intangibles (including payment intangibles) of such Grantor Party relating to the Permitted Business;

(g) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Grantor Party covering, evidencing or representing Inventory (herein collectively called “Documents”);

(h) all rights, claims and benefits of such Grantor Party against any Person arising out of, relating to or in connection with the Permitted Business conducted by such Grantor Party;

(i) all Investment Property and Financial Assets maintained in the Collateral Account (including any Cash Equivalents constituting either of the foregoing that are so maintained);

(j) the balance from time to time in the Collateral Account; and

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(k) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor Party or any computer bureau or service company from time to time acting for such Grantor Party.

Section 4. Cash Proceeds of Collateral.

4.01 Collateral Account. The Trustee will cause to be established at a banking institution to be selected by the Trustee one or more cash collateral accounts (collectively, the “Collateral Account”), which

(i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code) in respect of which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code) and

(ii) to the extent of any cash, shall be a deposit account in respect of which the Trustee is the customer (as contemplated by Section 9-104(a)(3) of the Uniform Commercial Code) and

into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) that the Trustee requests pursuant to Section 4.02 be delivered hereunder and into which a Grantor Party may from time to time deposit any additional amounts that any of them wishes to pledge to the Trustee as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. If at any time following request by the Trustee pursuant to Section 4.02 no Event of Default shall be continuing, the Trustee shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Grantor Party as such Grantor Party through the Company shall from time to time instruct, provided that at any time during the continuance of an Event of Default, the Trustee may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of any Secured Obligation then due and payable in the manner specified in Section 5.09. In addition, the Company may at any time request that the balance from time to time standing to the credit of the Collateral Account be applied to the payment of any Secured Obligations then due and payable in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

4.02 Proceeds of Accounts and Pledged Debt. If requested by the Trustee at any time after the occurrence and during the continuance of an Event of Default, each Grantor Party shall instruct (i) all account debtors and other Persons obligated in respect of all Accounts of such Grantor Party to make all payments in respect of the Accounts of such Grantor Party either (a) directly to the Trustee (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) under arrangements, in form and substance reasonably satisfactory to the Trustee, pursuant to which such Grantor Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Trustee for deposit into the Collateral Account and (ii) all Domestic Subsidiaries obligated in respect of all Pledged Debt to make all payments in respect of the Pledged Debt directly to the Trustee. All payments made to the Trustee, as provided in the preceding sentence, shall be immediately deposited by the Trustee in the Collateral Account. In addition to the foregoing, each Grantor Party agrees that after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts and Pledged Debt) shall be received by it, such Grantor Party shall, upon the request of the Trustee, as promptly as possible deposit

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such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Grantor Party for and as the property of the Trustee and shall not be commingled with any other funds or property of such Grantor Party.

4.03 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Grantor Party through the Company (or, after the occurrence and during the continuance of a Default, the Trustee) shall determine, which Permitted Investments shall be held in the name and be under the control of the Trustee (and, if the Collateral Account is a securities account, credited to the Trustee), provided that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

4.04 Designated Account Control Agreement. Each Grantor Party hereby agrees to execute and deliver to and in favor of the Trustee and the Securities Intermediary referred to therein, a Designated Account Control Agreement (the “Control Agreement”) in substantially the form attached as Exhibit A hereto. Such Control Agreement shall apply to and in all respects govern and control any and all items of Collateral meeting the definition of “Article 8 Collateral” as contained therein and not otherwise subject to perfection of Liens in accordance with the methods and procedures of perfection as contemplated hereby.

Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Grantor Parties hereby jointly and severally agree with the Trustee as follows:

5.01 Delivery and Other Perfection. Each Grantor Party shall:

(a) if any of the shares, securities, moneys or property required to be pledged by such Grantor Party under clauses (a)(i) or (a)(ii) of Section 3 are received by such Grantor Party forthwith, transfer and deliver to the Trustee such shares or securities so received by such Grantor Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Trustee, pursuant to the terms of this Agreement, as part of the Collateral;

(b) deliver and pledge to the Trustee any and all Instruments constituting part of the Collateral in which such Grantor Party purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request; provided, that so long as no Event of Default shall have occurred and be continuing, such Grantor Party may retain for collection in the ordinary course any Instruments received by such Grantor Party in the ordinary course of its business and the Trustee shall, promptly upon request of such Grantor Party through the Company, make appropriate arrangements for making any Instrument pledged by such Grantor Party available to such Grantor Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document);

(c) deliver and pledge to the Trustee any and all promissory notes or other instruments evidencing any of the Pledged Debt, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request;

(d) give, execute, deliver, file, register and record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or other papers, and take such other action, as

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may be necessary or desirable (in the reasonable judgment of the Trustee) to create, preserve, publish notice of, perfect, validate or preserve the perfection and priority of the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Stock Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the respective Grantor Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Grantor Party hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (h) below;

(e) keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement;

(f) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, during the continuance of an Event of Default, permit representatives of the Trustee to be present at such Grantor Party’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor Party with respect to the Collateral, all in such manner as the Trustee may reasonably require;

(g) execute and deliver and, subject to the execution thereof by the Trustee, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and

(h) without limiting the provisions of Section 4.02 hereof, upon the occurrence and during the continuance of any Default, upon request of the Trustee, promptly notify (and such Grantor Party hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee.

5.02 Perfection Certificates and Updated Collateral Reporting. The Company hereby represents, warrants and covenants as follows, for itself and on behalf of each of the Subsidiary Guarantors, to and in favor of the Trustee for its express reliance in taking or refraining from taking action with respect to the Secured Obligations and/or the Collateral for and on behalf of the Holders:

(a) the Perfection Certificate truly, accurately and completely reflects, in all material respects on and as of the Effective Date, the composition, location, nature, ownership and other requested data with respect to all assets, rights and interests of the Company and/or the Subsidiary Guarantors that are or may be subject to definition as, or purported or otherwise required to be pledged for the benefit of the Trustee as, part of the Collateral subject to this Agreement and the other Security Documents;

(b) the Perfection Certificate initially delivered on and with respect to the Effective Date shall thereafter be updated (including, in the case of any updates of a material nature or scope such as would be required, for example, upon the Merger Closing, by means of restatement of the Perfection Certificate in its entirety in order to truly, accurately and completely reflect any and all Collateral as then constituted and existing) simultaneously with any additions to, subtractions from or other changes in or to the Collateral occurring on or after the Effective Date (including by reason of the Merger Closing and the immediate and automatic inclusion among the Collateral subject hereto of the various assets, rights, interests or Capital Stock acquired by applicable Grantor Parties simultaneously therewith), except, in each case, for such additions, subtractions and/or other changes as relate to Collateral items having de minimus value relative to the properly-reflected Collateral as a whole; and

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(c) matters set forth with respect to the Collateral in the Perfection Certificate and/or applicable updates as and when required thereto shall constitute representations and warranties made and, with each such update, affirmed in and pursuant to the Security Documents and, accordingly, any misrepresentation, inaccuracy or incompleteness therein or thereof shall constitute, except as and unless (x) relating to Collateral items having de minimus value relative to the properly-reflected Collateral as a whole or (y) otherwise fully and promptly remedied (by the Company’s written delivery of true, accurate and complete updating data and the taking of all appropriate Company/Subsidiary Guarantor actions as requisite to the valid attachment and due perfection of the Trustee’s first-priority Liens as required hereby in and on all Collateral as reflected among such updates) within fifteen (15) Business Days following Trustee’s notice, an Event of Default as described in Section 6.01(5) or, to the extent that the Notes are not then accelerated by virtue thereof, Section 6.01(4) of the Indenture.

5.03 Preservation of Rights. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral or to create, perfect or maintain the perfection or priority of any security interest in any of the Collateral.

5.04 Special Provisions Relating to Certain Collateral.

(a) Stock Collateral.

(1) Percentage Pledged. The Grantor Parties will cause the Stock Collateral to constitute at all times, in the case of all Issuers that are (i) Restricted Subsidiaries, 100% of all the total number of shares of capital stock of each such Issuer then issued and outstanding and (ii) Unrestricted Subsidiaries, 65% of the total number of shares of the voting stock and 100% of the total number of shares of all other classes of capital stock of such Issuer then issued and outstanding.

(2) Voting and Other Rights. So long as no Event of Default shall have occurred and be continuing, the Grantor Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement; provided that the Grantor Parties jointly and severally agree that they will not vote the Stock Collateral in any manner that results in a violation of the terms of this Agreement; and the Trustee shall execute and deliver to the Grantor Parties or cause to be executed and delivered to the Grantor Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantor Parties may reasonably request for the purpose of enabling the Grantor Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

(3) Dividends. Unless and until an Event of Default has occurred and is continuing, the Grantor Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(4) Rights Following Default. If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Trustee exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under or in respect of this Agreement or the Indenture, all dividends and other distributions on the Stock Collateral shall be paid directly to the Trustee and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Trustee shall so request in writing, the Grantor Parties jointly and severally agree to execute and deliver to the Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Trustee shall, upon

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request of the Grantor Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Trustee to the Grantor Parties.

(b) Intellectual Property.

(1) For the purpose of enabling the Trustee to exercise rights and remedies under Section 5.05 at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor Party hereby grants to the Trustee, to the extent assignable, an irrevocable, non-exclusive right (exercisable without payment of royalty or other compensation to such Grantor Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor Party, wherever the same may be located, including in such right reasonable access to all media in which any of the Intellectual Property may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2) Notwithstanding anything contained herein to the contrary, the Grantor Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Trustee shall from time to time, upon the request of the respective Grantor Party, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor Party through the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the right provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Trustee shall grant back to the Grantor Parties the right granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor Parties in accordance with the first sentence of this clause (2).

(3) The Grantor Parties will furnish to the Trustee from time to time upon its request (but, unless a Default (as defined in the Indenture) shall have occurred and be continuing, no more frequently than semi-annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Trustee may reasonably request, all in reasonable detail; and promptly upon request of the Trustee, following receipt by the Trustee of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending Annexes 4, 5 and/or 6, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

(4) Until termination of this Agreement pursuant to Section 5.12 upon payment in full of all Secured Obligations, each Grantor Party hereby undertakes to, at its own cost and expense, submit or deliver to, and/or file or record with, the United States Patent and Trademark Office such notices, statements and other filings and recordings as may be necessary or appropriate to evidence the Liens and security interests in favor of Trustee for the benefit of the Holders on, in or with respect to the Copyright Collateral, the Patent Collateral and the Trademark Collateral and appoints, constitutes and empowers the Trustee, as its agent and attorney-in-fact, to effect any or all of the foregoing actions in such Grantor Party’s name and stead and on its behalf, which appointment shall be coupled with and interest and irrevocable until such termination as aforesaid.

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5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Grantor Party shall, at the request of the Trustee, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Grantor Party, designated in the Trustee’s request;

(b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and each Grantor Party agrees to take all such action as may be appropriate to give effect to such right);

(d) the Trustee in its discretion may, in its name or in the name of any Grantor Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Trustee may, upon 10 Business Days’ prior written notice to the Grantor Parties of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor Parties, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Grantor Parties shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09.

The Grantor Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the

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Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor Parties shall remain liable for any deficiency.

5.07 Locations; Names. Without at least 30 days’ prior written notice to the Trustee, no Grantor Party shall change its “location” (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

5.08 Private Sale. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Grantor Party hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under this Section 5, shall be applied by the Trustee:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Trustee in connection therewith;

Second, to the payment in full of the Secured Obligations in such manner of application as required under the Indenture, the Notes and/or the other Transaction Documents; and

Finally, to the payment to the respective Grantor Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed the attorney-in-fact of each Grantor Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 5 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor Party shall (i) file such financing statements and other documents in such offices as the Trustee may reasonably request to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the Trustee

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all certificates evidencing any of the Pledged Stock, accompanied by undated stock powers duly executed in blank, and, to the extent required by Section 3(b), all promissory notes and other instruments evidencing any Pledged Debt identified in Annex 8 and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Trustee may reasonably request. Without limiting the foregoing, each Grantor Party consents that Uniform Commercial Code financing statements may be filed describing the Collateral as set forth in Section 3.

5.12 Termination. When all Secured Obligations shall have been paid in full, this Agreement, together with all security interests and Liens created or evidenced hereby, shall immediately and automatically terminate and be of no further force or effect, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor Party. The Trustee shall, at the expense of the Company, also execute and deliver to the respective Grantor Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Grantor Party to effect the termination and release of the Liens on the Collateral.

5.13 Further Assurances. Each Grantor Party agrees that, from time to time upon the written request of the Trustee, such Grantor Party will execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

Section 6. Miscellaneous.

6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the respective parties hereto in the manner and at the locations specified for such parties in Section 12.02 of the Indenture.

6.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor Party and the Trustee.

6.04 Expenses. The Grantor Parties jointly and severally agree to reimburse the Trustee for all reasonable costs and expenses incurred by the Trustee (including the expenses and reasonable fees of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Grantor Parties in respect of the Collateral that the Grantor Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

15

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor Party, the Trustee and each holder of any of the Secured Obligations; provided that no Grantor Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Trustee.

6.06 Additional Subsidiary Guarantors. New Subsidiaries of the Company formed or acquired by the Company after the date hereof and any Subsidiary that ceases to be an “Unrestricted Subsidiary” (as defined in the Indenture) which become a Subsidiary Guarantor under the Indenture shall become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Trustee an instrument of assumption of guaranty and accession hereto in form and substance reasonably satisfactory to the Trustee. Accordingly, upon such execution and delivery by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Grantor Party” for all purposes of this Agreement.

6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

6.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.10 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with due care.

6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signatures appear on following pages]

16

EXHIBIT 10.7

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

THE COMPANY

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS

VELOCITY EXPRESS, INC
VXP MID-WEST, INC.
CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.
VELOCITY EXPRESS LEASING, INC.
VXP LEASING MID-WEST, INC.
CD&L ACQUISITION CORP.

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

THE `TRUSTEE

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

Signature Page to

Security Agreement

ANNEX 1

FILING DETAILS

Current Legal Name (no trade names)	Type of Organization (corporation, limited liability company, etc.)	Jurisdiction of Organization	Organizational ID Number (if applicable)	Current Mailing Address	Place of Business or Location of Chief Executive Officer
Velocity Express Corporation	Corporation	Delaware	87-0355929	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Velocity Express, Inc.	Corporation	Delaware	76-0424426	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

CD&L Acquisition Corp.	Corporation	Delaware	4177343	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

VXP Leasing Mid-West, Inc.	Corporation	Delaware	76-0660846	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

VXP Mid-West, Inc.	Corporation	Delaware	76-0660845	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Velocity Express Leasing, Inc.	Corporation	Delaware	76-0486733	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Corporate Express Distribution Services, Inc.	Corporation	Michigan	38-1889687	One Morningside Drive, Westport, CT 06880	One Morningside Drive, Westport, CT 06880

Annex 1 to Security Agreement

ANNEX 2

“NEW DEBTOR” EVENTS

None.

Annex 2 to Security Agreement

ANNEX 3

PLEDGED STOCK

Pledgor Party: VELOCITY EXPRESS CORPORATION

Issuer	Certificate No(s).	Registered Owner	Authorized Shares/ Outstanding Shares	Number of Shares Pledged (100% of total authorized shares)
Velocity Express, Inc.	1	Velocity Express Corporation	10,000†	10,000 shares common stock, par value $0.01 per share

CD&L Acquisition Corp. (f/k/a Cobra Acquisition Corp.)	1	Velocity Express Corporation	1,000†	1,000 shares common stock, par value $0.004 per share

CD&L Inc.	Pending	Velocity Express Corporation	30,000,000 (auth’d)/ 22,803,970 (outstg)††	9,185,886 shares common stock, par value $0.001 per share

Pledgor Party: VELOCITY EXPRESS, INC.

Issuer	Certificate No(s).	Registered Owner	Authorized Shares	Number of Shares Pledged (100% of total authorized shares)
Velocity Express Leasing, Inc. (f/k/a Velocity Express Leasing Southwest, Inc.)	1	Velocity Express, Inc.	1,000†	1,000 shares common stock, par value $1.00 per share

VXP Mid-West, Inc.	1	Velocity Express, Inc.	1,000†	1,000 shares common stock, par value $0.01 per share

Corporate Express Distribution Services, Inc.	1	Velocity Express, Inc.	1,000†	1,000 shares common stock, par value $1.00 per share

†	Denotes that all authorized stock is issued and outstanding.
††	Based solely on Company’s reliance upon Target representations/warranties made in Target Merger Agreement, without Company investigation or inquiry.

Annex 3 to Security Agreement

Pledgor Party: VELOCITY EXPRESS, INC. (cont’d)

Issuer	Certificate No(s).	Registered Owner	Authorized Shares	Number of Shares Pledged (65% of total authorized shares)
USDS Canada Ltd.	A-3	Velocity Express, Inc.	100,000†	65,000 shares Class A Common Stock

	B-7	Velocity Express, Inc.	22,410†	14,566.5 shares of Class B Common Stock

	C-5	Velocity Express, Inc.	23,323†	15,159.95 shares of Class C Common Stock

	D-4	Velocity Express, Inc.	15,872†	10,316.8 shares of Class D Common Stock

Pledgor Party: VXP Mid-West, Inc.

Issuer	Certificate No(s).	Registered Owner	Authorized Shares	Number of Shares Pledged (100% of total authorized shares)
VXP Leasing Mid-West, Inc.	1	VXP Mid-West, Inc.	1,000†	1,000 shares common stock, par value $0.01 per share

†	Denotes that all authorized stock is issued and outstanding.

Annex 3 to Security Agreement

ANNEX 4

LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND

APPLICATIONS FOR COPYRIGHT REGISTRATIONS

NONE

Annex 4 to Security Agreement

ANNEX 5

LIST OF PATENTS AND PATENT APPLICATIONS

NONE

Annex 5 to Security Agreement

ANNEX 6

LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,

TRADEMARK AND SERVICE MARK REGISTRATIONS AND

APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

VELOCITY EXPRESS CORPORATION / VELOCITY EXPRESS INC.

Material U.S. Trademark Applications

NONE

Material Non-US Trademark Applications

NONE

Material U.S. Trademark Registrations

Owner	Trademark	Country	Registration No.
Velocity Express Corporation	Relentless Reliability	U.S.	2765219
Velocity Express Inc.	VXP	U.S.	2660102
Velocity Express Inc.	Velocity	U.S.	2817675
Velocity Express Inc.	Velocity Express	U.S.	2684089

Material Non-U.S. Trademark Registrations

NONE

Annex 6 to Security Agreement

ANNEX 7

LIST OF MATERIAL LICENSES AND OTHER USER AGREEMENTS

NONE

PROCEEDINGS / CLAIMS

On November 30, 2000, Velocity Express, Inc. entered into a Settlement Agreement with Velocity Courier, Inc. in connection with the parties’ use of certain “Velocity” trademarks. Pursuant to the terms of the settlement, Velocity Express, Inc. is permitted to use the Velocity trademarks anywhere in the United States except the City of Chicago and the territory that extends 50 miles from the Chicago city limits, but within the State of Illinois. The Settlement Agreement required Velocity Express, Inc. to amend its trademark applications to reflect this exclusion. The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express).

Annex 7 to Security Agreement

ANNEX 8

PLEDGED DEBT

CD&L, Inc. Series A Convertible Subordinated Debentures in an aggregate principal amount of $4,000,000 acquired by the Company simultaneously with the Effective Date pursuant to the Series A Convertible Subordinated Debenture Purchase Agreement entered into by the Company of even date with the various holders thereof.

EXHIBIT A

to Security Agreement

FORM OF

DESIGNATED ACCOUNT CONTROL AGREEMENT

This DESIGNATED ACCOUNT CONTROL AGREEMENT (this “Control Agreement”) dated as of June 30, 2006 (the “Effective Date”) by and among (A) VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Pledgor”), and each of the several Subsidiary Guarantors referred to in the Security Agreement described (and defined) below (each, a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgor” and, together with Pledgor, the “Pledgor Parties”) (B) WELLS FARGO BROKERAGE SERVICES, LLC, a Delaware limited liability company, in its capacity as securities intermediary (the “Securities Intermediary”) hereunder and (C) WELLS FARGO BANK, N.A., a national banking association, as Trustee (the “Trustee”) for the benefit of the Holders under (and as defined in) the even-dated Indenture (as defined in the Security Agreement hereinafter referred to) and the even-dated Security Agreement by the Pledgor Parties to and in favor of the Trustee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement or, to the extent not so defined therein, in the Indenture referred to (and defined) therein. This Control Agreement is for the purpose of perfecting, with regard to certain Collateral items that are securities, securities entitlements or other property underlying any financial assets, or are otherwise of a nature or type such that, as directed by applicable provisions of UCC Article 8, a security interest therein may only be (or is otherwise most-effectively) perfected by means of a control agreement entered into along the lines hereof (any and all Collateral items of any such nature or type that are at any time after the Effective Date owned, held or maintained by any Pledgor Party, collectively, the “Article 8 Collateral”), the Liens granted by the Pledgor Parties in favor of the Trustee pursuant to the Security Agreement. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1. Confirmation of Establishment and Maintenance of the Designated Account. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established for the Pledgor Parties on or prior to the Effective Date and, as of such date, maintains and shall thereafter maintain the Designated Account listed in Schedule I attached hereto (such account, the “Designated Account”), for the purpose of receiving deposits and credits of, and otherwise maintaining therein as subject to the first-priority, perfected Liens of the Trustee pursuant to the Security Agreement, the Article 8 Collateral, (ii) the Designated Account is a “securities account” as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, unless it shall have received contrary written instruction from the Trustee to the effect that the applicable Pledgor Parties are not so entitled under specified Transaction Document provisions and as otherwise subject to the terms of this Control Agreement and the Security Agreement, treat each Pledgor Party as entitled to the benefit, exercise and enforcement of voting, divident or other rights that comprise or appertain to any Article 8 Collateral credited to the Designated Account and (iv) all Article 8 Collateral credited to the Designated Account as of the Effective Date is and, for so long as any Secured Obligations shall remain outstanding, shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities or other designated account maintained in the name of the Securities Intermediary and in no case will Article 8 Collateral credited to the Designated Account be registered in the name of any Pledgor Party, payable to the order of any Pledgor Party or indorsed to any Pledgor Party, except to the extent the foregoing have been indorsed to the Securities Intermediary or in blank.

2. Pledgor Party Deposits/Credits to Designated Account. Each Pledgor Party represents, warrants and covenants to and for the benefit of the Trustee that such Pledgor Party has, on or prior to the Effective Date, duly deposited or caused to be duly deposited or credited to the Designated Account and, for so long as any Secured Obligations shall remain outstanding, shall at all times thereafter deposit or cause to be so deposited or credited any and all Article 8 Collateral at any and all such times owned, held or maintained by such Pledgor Party.

3. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of Article 8 Collateral credited to the Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

4. Entitlement Order. If at any time the Securities Intermediary shall receive an “entitlement order”(within the meaning of Section 8-102(a)(8) of the UCC) from the Trustee and relating to the Designated Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Company or any other Person.

5. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary subsequently obtains by agreement, operation of law or otherwise a security interest or other Lien in, on or with respect to the Designated Account or any Collateral, the Securities Intermediary hereby agrees that such Lien shall be subordinate to the Liens in favor of the Trustee, except as provided herein with respect to Securities Intermediary’s liens securing fees and charges, and payment for open trade commitments. The financial assets and other items deposited to the Designated Account will not be subject to deduction, set-off, banker’s lien, or any other right or Lien in favor of any Person other than the Trustee for the benefit of the Holders (except for Securities Intermediary’s liens securing: (i) fees and charges owed by Pledgor with respect to the holding of the Article 8 Collateral, (ii) payment owed to Securities Intermediary for open trade commitments with respect to the Article 8 Collateral; and (iii) except that the Securities Intermediary may set off the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

6. Choice of Law. Both this Control Agreement and the Designated Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Account (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

7. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor Parties with respect to the Designated Account or any security entitlements or other financial assets credited thereto (other than the Security Agreement and standard and customary documentation with respect to the establishment and maintenance of the Designated Account). The Securities Intermediary and the Pledgor Parties will not enter into any other agreement with respect to the Designated Account unless the Trustee shall have received prior written notice thereof. The Securities Intermediary and the Pledgor Parties will not enter into any other agreement with respect to creation or perfection of any security interest or other Lien in or on, or control of security entitlements maintained in the Designated Account without the prior written consent of the Trustee acting in its sole discretion. In the event of any conflict with respect to “control” over the Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

8. Certain Agreements.

(a) The Trustee has delivered to the Securities Intermediary a list, signed by its authorized representative, of the officers of the Trustee authorized (each, an “Authorized Trustee Representative”) to give approvals or instructions under this Control Agreement (including notices and other instructions under Section 9 hereof) and the Securities Intermediary shall be entitled to rely on communications from such Authorized Trustee Representatives until the earlier of (i) the termination of this Control Agreement in accordance with the terms hereof, (ii) notification by an Authorized Trustee Representative of a change in the Authorized Trustee Representatives and (iii) the assignment of the rights of the Trustee in accordance with Section 11 hereof.

(b) Notice of Adverse Claims. Except for the Trustee’s Liens pursuant to the Security Agreement, the Securities Intermediary on the date hereof does not know of any claim to, or security interest or other Lien in or on, the Designated Account or in any “financial asset” (as defined in Section

8-102(a) of the UCC) credited thereto and does not know of any claim that any Person other than the Trustee has been given “control” of the Designated Account or any such financial asset. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process and any claim of “control”) against any financial asset or other Article 8 Collateral carried in the Designated Account, the Securities Intermediary will promptly notify the Trustee and the Pledgor Parties thereof.

(c) Maintenance of the Designated Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Account as follows:

(d) Notice of Sole Control. If at any time the Trustee delivers to the Securities Intermediary a notice of sole control, signed by an Authorized Trustee Representative, in substantially the form set forth in Exhibit A attached hereto (the “Notice of Sole Control”) with respect to the Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to the Designated Account solely from the Trustee (without consent from the Pledgor Parties). Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence. Without limiting the generality of the first sentence of this paragraph, upon receipt of a Notice of Sole Control, the Securities Intermediary shall (x) no longer permit any trading with respect to the applicable Article 8 Collateral to be initiated by the Pledgor Parties or any representative of, or investment manager appointed by, the Pledgor Parties and the Securities Intermediary shall follow all instructions given by an Authorized Trustee Representative, including without limitation instructions for distribution or transfer of any Article 8 Collateral in the Designated Account to be made to the Trustee and (y) follow all instructions given by an Authorized Trustee Representative, including, without limitation, instructions for distribution or transfer of any funds in the Designated Account to be made to the Trustee.

(e) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) required under this Agreement, in Section 2(g) or elsewhere in the Security Agreement or otherwise concerning the Designated Account or any financial assets constituting Collateral credited thereto simultaneously to each of the Pledgor Parties and the Trustee at their respective addresses as provided in Section 12.

9. Voting Rights; Dispositions. Except to the extent expressly permitted by the Security Agreement, Pledgor Parties shall have no right to direct the Securities Intermediary with respect to the sale, exchange or transfer of such Article 8 Collateral held in the Designated Account. At such time as the Securities Intermediary receives a Notice of Sole Control pursuant to Section 8(e) of this Section, the Trustee exclusively shall direct the Securities Intermediary with respect to the matters contemplated in the immediately preceding sentence.

10. Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as Article 8 Collateral in the Designated Account, the Securities Intermediary shall retain possession of the same for the benefit of the Trustee (and such act shall cause the Securities Intermediary to be deemed a bailee for the Trustee, if necessary) to perfect the Trustee’s Liens in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement as notice to the Securities Intermediary regarding notice of a Lien in favor of Trustee in collateral held by a bailee.

11. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Designated Account has been established as set forth in Section 1 hereof and the Designated Account will be maintained in the manner set forth herein and in the Security Agreement until termination of this Control Agreement and the Security Agreement. The Securities Intermediary

shall not change the name or account number of the Designated Account without the prior written consent of the Trustee.

(b) No financial asset constituting Collateral is or will be registered in the name of the applicable Pledgor Party, payable to its order or indorsed to it, except to the extent such financial asset has been indorsed to the Securities Intermediary (or its nominee) or in blank.

(c) This Control Agreement is the valid and legally binding obligation of the Securities Intermediary.

(d) The Securities Intermediary has not entered into any agreement with any other Person pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) with respect to the financial assets credited to the Designated Account, except for the Security Agreement. Until the termination of this Control Agreement and the Security Agreement, the Securities Intermediary will not, without the written approval of the Trustee, enter into any agreement with any Person relating to the Designated Account or any financial assets credited thereto pursuant to which it agrees to comply with entitlement orders of such Person, except for the Security Agreement.

(e) The Securities Intermediary has not entered into any other agreement with the Pledgor Parties or Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to the Designated Account as set forth in Section 3 hereof other than the Security Agreement.

12. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

13. Notices; Wiring Instructions. All notices, instructions and communications required to be given hereunder shall be in writing in English and shall be deemed sufficiently given when received by hand or courier delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested at the addresses specified below each party’s signature hereto (with all notices to any Subsidiary Pledgor to be sent care of and to be deemed duly delivered if transmitted to Pledgor) until such time as the parties hereto designate a different or additional address or addresses in the manner provided herein or therein. Wiring instructions for each of the parties hereto are either contained in the Security Agreement or will be provided to the Securities Intermediary in a timely written notice signed by an Authorized Trustee Representative.

14. Termination. The obligations of the Securities Intermediary hereunder shall continue in effect until the Liens in favor of the Trustee for the benefit of the Noteholders with respect to the Article 8 Collateral and other Collateral have been terminated in accordance with the provisions of the Security Agreement and an Authorized Trustee Representative has notified the Securities Intermediary of such termination in writing; or until thirty (30) days after Trustee’s receipt of notice from any Pledgor Party or the Securities Intermediary of the termination of the Designated Account and Securities Intermediary’s delivery of all Article 8 Collateral to Trustee or its designee in accordance with Trustee’s written instructions.

15. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

16. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

17. EFFECT OF SUBORDINATION AGREEMENT. UPON AND DURING EFFECTIVENESS OF THE SUBORDINATION AGREEMENT REFERRED TO IN SECTION 1A OF THE SECURITY AGREEMENT,

SUCH SUBORDINATION AGREEMENT SHALL IN ALL RESPECTS GOVERN AND CONTROL ALL RIGHTS, INTERESTS, REMEDIES AND OBLIGATIONS TO THE SAME EXTENT AS PROVIDED IN SUCH SECTION 1A AS IF THIS ENTIRE CONTROL AGREEMENT WERE FULLY INCORPORATED INTO AND SET FORTH WITHIN THE BODY OF THE SECURITY AGREEMENT ITSELF.

18. AGREEMENT OF THE PLEDGOR PARTIES. Pledgor Parties agree to indemnify and hold harmless Securities Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorney’s fees) arising out of Securities Intermediary’s compliance with any instructions from Trustee with respect to the Designated Account, except if such claims, liabilities or expenses are caused by Securities Intermediary’s negligence or willful misconduct.

[Singature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Control Agreement as of the day first written above.

SECURITIES INTERMEDIARY

WELLS FARGO BROKERAGE SERVICES, LLC, as Securities Intermediary

By:
Name:
Title:

Address for Notices: Wells Fargo Brokerage Services, LLC
Institutional Brokerage & Sales
MAC N9303-050, Suite 500
608 Second Avenue South
Minneapolis, MN 55479
Attn:
Fax:

TRUSTEE

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:
Address for Notices:
Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth and Marquette, Mac N9303-120
Minneapolis, MN 55479
Attn: Lynn M. Steiner, Vice President
Fax No. 612-667-9825

with copies to each of:

	Morgan, Lewis & Bockius LLP	Kelley Drye & Warren LLP
	101 Park Avenue	8000 Towers Crescent Dr., Suite 1200
	New York, New York 10178	Vienna, VA 22182
	Attn: Stephen P. Farrell, Esq.	Attn: Jay Schifferli
	Fax No. 212-309-6001	Fax No. 703-918-2450

Signature Page to

Designated Account Control Agreement

PLEDGOR

VELOCITY EXPRESS CORPORATION
By:

Name:
Title:

Address for Notices:
Velocity Express Corporation
One Morningside Drive North
Building B Suite 300
Westport, CT 06880
Attn: Ted Stone
Fax No. (952) 835-4997 with copies to each of:
	Briggs and Morgan, P.A.	Budd Larner
	2200 IDS Center	150 John F. Kennedy Parkway
	80 South Eighth Street	Short Hills, New Jersey 07078
	Minneapolis, MN 55402	Attn: Mark Larner
	Attn: Avron L. Gordon	Fax No. 973-379-7734
Fax No. 612-977-8650

SUBSIDIARY PLEDGORS

VELOCITY EXPRESS, INC.
VXP MID-WEST, INC.
CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.
VELOCITY EXPRESS LEASING, INC.
VXP LEASING MID-WEST, INC.
CD&L ACQUISITION CORP. (f/k/a Cobra Acquisition Corp.)

By:

Name:
Title:

Address for Notices:
All notices to name applicable Subsidiary Pledgor addressee(s) and be sent care of Pledgor at its address set forth above.

Signature Page to

Designated Account Control Agreement

SCHEDULE I

Designated Account

Velocity Express Corporation Pledge Security Account

Account No.: 12907473

EXHIBIT A

to

Designated Account Control Agreement

FORM OF NOTICE OF SOLE CONTROL

[LETTERHEAD OF TRUSTEE]

Dated [                        ]

Wells Fargo Brokerage Services, LLC

Institutional Brokerage & Sales

MAC N9303-050, Suite 500

608 Second Avenue South

Minneapolis, MN 55479

Attn:

Re: Notice of Sole Control—Velocity Express Corporation Designated Account No. 12907473

Dear [                    ]:

As referenced in Section 7(e) of the Designated Account Control Agreement dated as of June 30, 2006 (the “Control Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement, a copy of which is attached) among Wells Fargo Brokerage Services, LLC, a Delaware limited liability company, as Securities Intermediary, Wells Fargo Bank, N.A., a national banking association, as Trustee, and Velocity Express Corporation, a Delaware corporation, as Pledgor, we hereby give you notice of our sole control over Article 8 Collateral maintained in the Designated Account, account number 12907473 (the “Designated Account”). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to the Article 8 Collateral maintained in the Designated Account or the financial assets constituting Article 8 Collateral credited thereto from any Person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

Very truly yours,
Wells Fargo Bank, N.A., as Trustee
By:
Name:
Title:

EXHIBIT 10.4

STOCK PURCHASE AGREEMENT

Velocity Express Corporation

One Morningside Drive North, Bldg. B, Suite 300

Westport, CT 06880

The undersigned (the “Purchasers”), hereby confirm their agreement with you as follows:

1. This Stock Purchase Agreement (the “Agreement”) is made as of the date set forth below among Velocity Express Corporation, a Delaware corporation (the “Company”), and each of the Purchasers listed on Exhibit A hereto and named on the signature page of this Agreement.

2. The Company has authorized the sale and issuance of up to 4,000,000 shares of Series Q Convertible Preferred Stock of the Company, $0.004 par value per share (the “Shares”), to the Purchasers in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) and Regulation D thereunder. The Shares are initially convertible into 36,363,637 shares (the “Conversion Shares”) of the Company’s Common Stock, $0.004 par value (the “Common Stock”), subject to adjustment in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of the Company. The proceeds from the sale of the Shares, the Notes (as defined below) and the Warrants (as defined below), net of transaction expenses, will be used (i) to fund the Company’s acquisition and integration of CD&L, Inc., (ii) to refinance certain existing indebtedness of the Company, (iii) for the payment of fees and expenses in connection with the financing of the acquisition of CD&L, Inc. and (iv) for general corporate purposes.

3. On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchasers, and each Purchaser severally and not jointly, agrees to purchase from the Company the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto at a purchase price of $10.00 per Share, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by any Purchaser, certificates representing the Shares purchased by such Purchaser will be registered in such Purchaser’s name and address as set forth on Exhibit A hereto.

4. This Agreement and the funds to be delivered to the Company by the Purchasers upon the execution and delivery of this Agreement will be held in escrow by Wells Fargo Bank, N.A., as escrow agent (“Escrow Agent”), pursuant to an escrow agreement (the “Escrow Agreement”). It is expected that this Agreement and such funds will be released concurrently with (i) the Company’s concurrent or prior sale of $75,000,000 principal amount of its 12% Senior Secured Notes due 2010 (the “Notes”) and detachable warrants (“Warrants”), (ii) the Company’s concurrent or prior execution of (a) all agreements with respect to the Company’s acquisition of 49% of the outstanding common stock (on a fully-diluted basis) of CD&L, Inc. (the “CD&L Purchase Agreements”), (b) agreements with the holders of at least an additional 2% of CD&L, Inc.’s outstanding common stock to vote their shares in favor of the merger under the CD&L Merger Agreement (as defined below) (the “Voting Agreement”) and (c) the Agreement and Plan of Merger by and among the Company, CD&L Acquisition Corp. and CD&L, Inc. (the

“CD&L Merger Agreement” and, together with the CD&L Purchase Agreements and the Voting Agreement, the “CD&L Agreements”), (iii) the Company’s execution and delivery of Registration Rights Agreement in the form attached hereto as Exhibit B with respect to the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants and (iv) filing of the Certificate of Designations for the Shares. The Company has heretofore made available to each Purchaser a copy of the Indenture with respect to the issuance of the Notes, the form of Warrant and the CD&L Agreements. Purchaser is aware that the Indenture relating to the Notes contains restrictions on the Company’s ability to pay dividends and other restricted payments.

5. Jefferies & Company, Inc. joins this Agreement only for purposes of Section 2.1(f) and Section 10 hereof and solely in its capacity as Closing Agent (as defined in Section 2.1(f)).

2

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Scorpion Capital Partners LP

By:
Name:
Title:

Investment Amount: $

Tax ID No.: 20-1155319

ADDRESS FOR NOTICE

c/o Kevin McCarthy 245 Fifth Ave, 25th Floor New York, NY 10016 USA

E-Mail: kmccarthy@scorpioncap.com Tel: 212-213-8916 Fax: 212-213-9167

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Scorpion Acquisition LLC

By:	/s/ Kevin R. McCarthy
	Name:	Kevin R. McCarthy
	Title:	Manager

Investment Amount: $200,000.00

Tax ID No.: 13-3983835

ADDRESS FOR NOTICE

c/o Kevin McCarthy 245 Fifth Ave, 25th Floor New York, NY 10016 USA

E-Mail: kmccarthy@scorpioncap.com Tel: 212-213-8916 Fax: 212-213-9167

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Marshall & Ilsley Trust Company NA, trustee of Lapp Libra 401(k) Daily Plan, f/b/o William Lapp

By:	/s/ Stephanie L. Napier
	Name:	Stephanie L. Napier
	Title:	Vice President

By:	/s/ Lori Harding
	Name:	Lori Harding
	Title:	Officer

Investment Amount: $220,000

Tax ID No.: 39-6767467

ADDRESS FOR NOTICE

c/o Melissa Hisek 651 Nicollet Mall, 3rd Floor Minneapolis, MN 55402 USA

E-Mail: Melissa.hisek@micorp.com Tel: 612-904-8175 Fax: 612-904-8008

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

William S. Lapp

By:	/s/ William S. Lapp
	Name:	William S. Lapp

Investment Amount: $132,000

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o William Lapp One Financial Plaza, Suite 2500 Minneapolis, MN 55402 USA

E-Mail: wlapp@lapplibra.com Tel: 612-338-5815 Fax: 612-338-6651

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Linden Capital, LP

By:	/s/ Craig Jarvis
	Name:	Craig Jarvis
	Title:	Authorized Signatory

Investment Amount: $6,000,000

Tax ID No.: 98-0430338

ADDRESS FOR NOTICE

c/o Craig Jarvis 18 Church Street Skandia House Hamilton, HM11 Bermuda

E-Mail: cjarvis@lindenlp.com Tel: 646-840-3510 Fax: 646-840-3625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Third Point Partners L.P.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	CFO, Third Point LLC

Investment Amount: $619,590.00

Tax ID No.: 22-3352246

ADDRESS FOR NOTICE

c/o Justin Nadler 390 Park Avenue, 18th Floor New York, NY 10022 USA

E-Mail: jnadler@thirdpoint.com Mobile Tel: 212-925-4770 Fax: 212-224-7401

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Third Point Partners Qualified L.P.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	CFO, Third Point LLC

Investment Amount: $406,740.00

Tax ID No.: 74-3110449

ADDRESS FOR NOTICE

c/o Justin Nadler 390 Park Avenue, 18th Floor New York, NY 10022 USA

E-Mail: jnadler@thirdpoint.com Mobile Tel: 212-925-4770 Fax: 212-224-7401

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Third Point Offshore Fund, Ltd.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	CFO, Third Point LLC

Investment Amount: $3,558,340.00

Tax ID No.:

ADDRESS FOR NOTICE

390 Park Avenue, 18th Floor

New York, NY 10022

E-Mail: jnadler@thirdpoint.com Mobile Tel: 212-925-4770 Fax: 212-224-7401

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Third Point Ultra Ltd.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	CFO, Third Point LLC

Investment Amount: $415,330.00

Tax ID No.:

ADDRESS FOR NOTICE

390 Park Avenue, 18th Floor

New York, NY 10022

E-Mail: jnadler@thirdpoint.com Mobile Tel: 212-925-4770 Fax: 212-224-7401

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

LibertyView Funds, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized signatory

Investment Amount: $600,000

Tax ID No.: 98-0388959

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

LibertyView Special Opportunities Fund, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Investment Amount: $100,000

Tax ID No.: 98-0366030

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Trust “D” for a Portion of the Assets of the Kodak Retirement Income Plan

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Investment Amount: $300,000

Tax ID No.: 04-3306562

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TH Lee Putnam Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $6,691,545.61

Tax ID No.: 06-1561851

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212 951-8600
Fax:	212 951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TH Lee Putnam Parallel Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $4,895,004.60

Tax ID No.: 06-1564965

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

THLi Coinvestment Partners, LLC

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $391,838.43

Tax ID No.: 13-4119409

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Thomas H. Lee

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee
Title:

Investment Amount: $151,611.36

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Crestview Capital Master, LLC

By:	Crestview Capital Partners, LLC
Its:	Sole Manager

By:	/s/ Ted Wachtell
	Name:	Ted Wachtell
	Title:	Manager

Investment Amount: $750,000.00

Tax ID No.: 20-0512894

ADDRESS FOR NOTICE

c/o John Schmit 95 Revere Drive, Suite A Northbrook, IL 60062 USA

E-Mail: john@crestviewcap.com
Tel: 847-559-0060
Fax: 847-559-5807

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Selz Family Trust

By:	/s/ Lisa P. Selz
	Name:	Lisa P. Selz
	Title:	Trustee

Investment Amount: $

Tax ID No.: 13-7106451

ADDRESS FOR NOTICE

c/o Bernard Selz 600 5th Avenue, 25th Floor New York, NY 10020 USA

E-Mail:	bselz@selzcapital.com
Tel:	212-218-8280
Fax:	212-218-8270

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Bernard Selz

By:	/s/ Bernard Selz
	Name:	Bernard Selz
Title:

Investment Amount: $

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o Bernard Selz 600 5th Avenue, 25th Floor New York, NY 10020 USA

E-Mail:	bselz@selzcapital.com
Tel:	212-218-8280
Fax:	212-218-8270

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TPR Investment Associates, Inc.

By:	/s/ Sergi Genger
	Name:	Sergi Genger
	Title:	President

Investment Amount: $100,000

Tax ID No.: 13-3506464

ADDRESS FOR NOTICE

200 West 57th Street, Suite 1208 New York, NY 10019 USA

E-Mail:
Tel:
Fax:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Richard Neslund

By:	/s/ Richard Neslund
	Name:	Richard Neslund

Investment Amount: $

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

11370 Longwater Chase Court Fort Myers, FL 33901 USA

E-Mail:
Tel:	239-466-8900
Fax:	952-646-3517

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

George Furla

By:	/s/ George Furla
	Name:	George Furla

Investment Amount: $444,000.00

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

8530 Wilshire #420 Beverly Hills, CA 90211 USA

E-Mail:	georgefurla@aol.com
Tel:	213-923-9338
Fax:	310-659-9412

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Longview Fund L.P.

By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	CFO & Investment Advisor

Investment Amount: $3,000,000.00

Tax ID No.: 94-3386893

ADDRESS FOR NOTICE

600 Montgomery Street, 44th Floor San Francisco, CA 94111

E-Mail:	agreen@rwgem.com
smrudolph@rwgem.com
Tel:	415-981-5300
Fax:	415-981-5302

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Pequot Scout Pund, L.P. Name of Purchaser: By Pequot Capital Management, Inc. Investment Manager

By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	COO

Investment Amount:

Tax ID No.: 13-3741801

ADDRESS FOR NOTICE

c/o Pequot Capital Management, Inc. Attn: Amber Tercic 500 Nyala Farm Road Westport, CT 06880

E-Mail:	amber@PequotCap.com
Tel:
Fax:	203-557-5551

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Pequot Mariner Master Fund, L.P. Name of Purchaser: By Pequot Capital Management, Inc. Investment Advisor

By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	COO

Investment Amount:

Tax ID No.: 98-0460593

ADDRESS FOR NOTICE

c/o Pequot Capital Management, Inc. Attn: Amber Tercic 500 Nyala Farm Road Westport, CT 06880

E-Mail:	amber@PequotCap.com
Tel:
Fax:	203-557-5551

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Pequot Navigator Offshore Fund, Inc. Name of Purchaser: By Pequot Capital Management, Inc. Investment Advisor

By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	COO

Investment Amount:

Tax ID No.:

ADDRESS FOR NOTICE

E-Mail:
Tel:
Fax:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Pequot Diversified Master Fund, Ltd. Name of Purchaser: By Pequot Capital Management, Inc. Investment Advisor

By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	COO

Investment Amount:

Tax ID No.:

ADDRESS FOR NOTICE

E-Mail:
Tel:
Fax:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Premium Series PCC Limited-Cell 33 Name of Purchaser:

By:	/s/ Chris Mueller
	Name:	Chris Mueller
	Title:	Attorney in Fact

Investment Amount:

Tax ID No.:

ADDRESS FOR NOTICE

E-Mail:
Tel:
Fax:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Scorpion Capital Partners LP
By:	Scorpion Cap, LLC, its general partner

By:	/s/ Kevin R. McCarthy
	Name:	Kevin R. McCarthy
	Title:	Manager

Investment Amount: $3,000,000.00

Tax ID No.: 20-1153319

ADDRESS FOR NOTICE

c/o Kevin McCarthy 245 Fifth Ave., 25th Floor New York, NY 10016 USA

E-Mail:	kmccarthy@scorpioncap.com
Tel:	212-213-8916
Fax:	212-213-9167

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

JEFFERIES & COMPANY, INC., As Closing Agent

By:	/s/ Jonathan Cunningham
Name:	Jonathan Cunningham
Title:	Executive Vice President

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

4

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Agreement to Sell and Purchase the Shares; Subscription Date.

1.1 Purchase and Sale. At the Closing (as hereinafter defined), the Company will sell to each Purchaser, and such Purchaser will purchase from the Company severally, not jointly, upon the terms and conditions hereinafter set forth, the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto at a purchase price of $10.00 per Share. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing Date (as hereinafter defined) the Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock in the form attached hereto as Exhibit C hereto (the “Certificate of Designations”).

1.2 Placement Agent. The Company has engaged Broadband Capital Management LLC (the “Placement Agent”) in connection with the sale of the Shares. The Company agrees and acknowledges that any and all fees and commissions payable or previously paid to the Placement Agent in respect of the sale of Shares shall be the sole and exclusive responsibility of the Company. Other than the Placement Agent, the fees of which shall be paid by the Company on the Closing Date, the Company shall not be obligated to pay any fee or commission to any broker, finder or other intermediary for or on account of the transactions contemplated by this Agreement. The Company further agrees that it shall indemnify and hold harmless each Purchaser from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting or alleging to act on behalf of the Company hereunder.

2. Deliveries at Closing; Closing Obligations. The purchase and sale of the Shares (the “Closing”) shall occur on a date to be specified by the Company and the Placement Agent (the “Closing Date”), which date shall be concurrent with or immediately following (a) the execution and delivery of the CD&L Agreements and (b) the Company’s sale and issuance of the Notes and Warrants.

2.1 Certain Closing Deliveries

(a) At the Closing, the Company shall deliver to each Purchaser one or more stock certificates representing the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto, each such certificate to be registered in the name of the Purchaser or, if so indicated on the signature page hereto, in the name of a nominee designated by the Purchaser.

(b) On or prior to the Closing Date, the Company shall deliver to the Purchasers a legal opinion from the Company’s Special Counsel, Briggs and Morgan, P.A., in the form attached hereto as Exhibit D.

(c) At the Closing, the Company shall deliver to the Purchasers:

(1) an executed copy of the Registration Rights Agreement;

(2) an executed copy of the Merger Agreement;

(3) an executed copy of each of the Voting Agreement;

(4) an executed copy of the opinion of Jefferies & Company, Inc. as to the fairness of the merger consideration;

(5) evidence reasonably satisfactory to counsel to the Purchasers regarding the consummation and sale of the Notes and the Warrants;

(6) evidence reasonably satisfactory to counsel to the Purchasers of the Company’s receipt of each of the consents and approvals referred to in Section 2.3 hereof;

(7) an executed copy of each of (a) the Voting, Consent, Amendment and Waiver Agreement with holders of the Company’s Series M Convertible Preferred Stock, the Company’s Series N Convertible Preferred Stock and the Company’s Series O Convertible Preferred Stock (the “Series M, N and O Consent”) and (b) the Voting, Consent, Amendment and Waiver Agreement with holders of the Company’s Series P Convertible Preferred Stock (the “Series P Consent”); and

(8) evidence reasonably satisfactory to counsel to the Purchasers regarding the execution and delivery of the CD&L Agreements and the consummation of the transactions contemplated thereby, other than those transactions to be consummated after Closing as contemplated by the CD&L Agreements.

(d) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchasers a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the date of this Agreement, to the effect that each of such persons has carefully examined this Agreement and each of the other Transaction Documents, and that:

(1) the representations and warranties of the Company in this Agreement and each of the other Transaction Documents are true and correct;

(2) no stop order suspending the qualification or exemption from qualification of the Shares shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

(3) since the date of the most recent financial statements included in the SEC Filings, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole;

(4) none of the SEC Filings or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact

2

required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(5) subsequent to the respective dates as of which information is given in the SEC Filings: (A) neither the Company nor any of the Subsidiaries has incurred up to and including the date of this Agreement, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (C) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock (other than securities covered by the Registration Rights Agreement or pursuant to the Company’s stock option plan or stock purchase plan or the exercise of warrants outstanding on such respective dates) or the short-term or long-term debt of the Company or any of the Subsidiaries; (E) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (F) there is no litigation which is pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of its Affiliates which would, if decided adversely, have a Material Adverse Effect.

(e) Concurrently with the execution and delivery of this Agreement, the Company shall have delivered to the Purchasers a certificate signed on behalf of the Company by the Secretary of the Company, in his capacity as such, dated the date of this Agreement, as to:

(1) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets, other than the transactions contemplated by the CD&L Agreements;

(2) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

(3) resolutions adopted by the Board of Directors of the Company authorizing the Shares and the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents (with copies of such resolutions attached); and

(4) the incumbency, authorization and signatures of those officers of the Company signing this Agreement, each of the other Transaction Documents and/or any certificate delivered in connection therewith.

(f) On the Closing Date, (i) subject to the satisfaction (or waiver by a Purchaser) of the conditions to Closing described in Section 2.3 of this Agreement, each Purchaser shall pay to the Escrow Agent on or prior to such date the aggregate purchase price for the number of Shares set forth opposite such Purchaser’s name on Exhibit A to this Agreement by wire transfer of immediately available funds in accordance with the wire instructions provided by the Escrow Agent and (ii) the Company shall deliver or cause to be delivered the Shares that such Purchaser is purchasing to the Purchaser (or for the account of the Purchaser as

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the Purchaser shall instruct). Prior to the Closing, Jefferies & Company, Inc., as closing agent (in such capacity, the “Closing Agent” ), will contact the contact person for each Purchaser listed on Exhibit A hereto to confirm (A) that the Closing is to take place, the wire transfer instructions and the closing mechanics set forth herein and (B) the receipt from the Company of duly executed signature pages (as applicable) to the Transaction Documents. The receipt of funds by the Escrow Agent from a Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied. In accordance with the foregoing, the Closing Agent shall instruct the Escrow Agent to disburse the funds referred to above by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on the Closing Date. Following the Closing Date, the Closing Agent shall deliver to each Purchaser duly executed signature pages to the Transaction Documents of the Company.

2.2 Company Obligations to Close. The Company’s obligation to issue and sell the Shares to the Purchasers shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company from each Purchaser of the purchase price for the Shares being purchased hereunder as set forth next to such Purchaser’s name on Exhibit A hereto; (b) consummation of the sale of the Notes and Warrants; (c) the execution of the CD&L Agreements; and (d) the accuracy of the representations and warranties made by the Purchasers herein and the fulfillment the covenants and agreements of the Purchasers to be fulfilled hereunder prior to the Closing.

2.3 Purchasers Obligations to Close. The obligation of each Purchaser to purchase the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto shall be subject to the following conditions, any one or more of which may be waived in writing by the Purchasers: (a) the Company’s issuance and sale to all Purchasers, pursuant to this Agreement, on the Closing Date of an aggregate of no less than 4,000,000 Shares; (b) the Company’s concurrent issuance and sale of the Notes and Warrants; (c) the Company’s concurrent execution and delivery of the CD&L Agreements; (d) the delivery to the Purchasers of a legal opinion in the form attached hereto as Exhibit D; (e) the delivery of written consents from the holders of a majority of the Company’s outstanding Common Stock approving the issuance of the Conversion Shares; (f) the delivery of the executed MNO Consent and P Consent; (g) the Company’s filing of the Certificate of Designations for the Shares; (h) the representations and warranties of the Company contained in Section 3 being true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (except with respect to representations and warranties which are made as of a specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered); (i) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; (j) delivery to each Purchaser by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions of this Section 2.3 have been fulfilled; and (k) delivery to each Purchaser by the Company of an executed copy of the Registration Rights Agreement in the form attached hereto as Exhibit B.

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3. Representations, Warranties of the Company. In addition to those terms defined above and elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Common Stock Equivalent” means any preferred stock, option, warrant, convertible bond, debt instrument or any other convertible instrument that can be converted into Common Stock.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PIK Shares” means shares of the Company’s Series Q Convertible Preferred Stock issued as payment-in-kind dividends on the Shares or any previously issued PIK Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement and the CD&L Agreements.

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The Company hereby represents and warrants to each Purchaser that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the other Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this Agreement and the other Transaction Documents, and (iii) the authorization, issuance, reservation for issuance and delivery, and the conversion of the Series Q Convertible Preferred Stock, the Shares and the PIK Shares and the authorization, issuance, reservation for issuance and delivery of the Conversion Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Capitalization. All of the issued and outstanding shares of the Company’s and its subsidiaries capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities law and any rights of third parties; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.4 Valid Issuance. The Shares are duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and will be entitled to the relative rights, powers and preferences set forth in the Certificate of Designations. The PIK Shares are duly and validly authorized and, when issued pursuant to the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and will be entitled to the

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relative rights, powers and preferences set forth in the Certificate of Designations. Upon the conversion of the Shares and/or the PIK Shares, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Purchasers. Prior to Closing, the Company will have reserved not less than 150% of the amount of shares of Common Stock issuable upon conversion of the Shares, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Purchasers.

3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares and Conversion Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, which were not required to be made prior to Closing and (iii) such consents as have been previously obtained. Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Conversion Shares, (ii) the issuance of the PIK Shares in accordance with the Certificate of Designations, (iii) the issuance of the Conversion Shares upon due conversion of the Shares and the PIK Shares, and (iv) the other transactions contemplated by the Transaction Documents, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Conversion Shares, Shares and the ownership, disposition or voting of the Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to the Transaction Documents. The Company has received confirmation from that number of voting stockholders sufficient to approve conversion of the Shares and the PIK Shares.

3.6 SEC Filings; Business.

(a) The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Purchaser through the EDGAR system true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 (and any amendments thereto filed prior to the date of this Agreement), the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended October 1, 2005, December 31, 2005 and April 1, 2006, each of the Company’s Current Reports on Form 8-K filed since July 2, 2005, and the Company’s proxy statement pertaining to its annual meeting of stockholders to be held on June 28, 2006 and each other filing made by the Company with the Securities and Exchange Commission (the “Commission”) under the Exchange Act since July 2, 2005 (collectively, the “SEC Filings”). The Company has not made any filings with the Commission under the Exchange Act since July 2, 2005 except for the SEC Filings and documents that are only required to be furnished to the Commission. The SEC

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Filings, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

(b) Each registration statement and any amendment thereto filed by the Company and which has become effective since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company will continue to make such filings as is necessary to comply with the obligations of a company with a class of shares registered pursuant to Rule 12(g) of the Exchange Act.

(c) Each filing required to be made by the Company pursuant to the Securities Act or the Exchange Act in connection with the acquisition of CD&L, Inc. or the acquisition of any interest in CD&L, Inc. shall, when filed with the Commission, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and will not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

For purposes of clarity, when any of the following representations and warranties of the Company in this Section 3 are qualified by reference to disclosures in the SEC Filings, such qualification shall apply only to express statements set forth in the body of the relevant SEC Filings and will not include disclosures set forth in exhibits included in the SEC Filings.

3.7 Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. There are no Subsidiaries other than those set forth on Schedule 3.7. None of the Subsidiaries owns or controls directly or indirectly, any corporation, association or other entity. Except as described in the Annual Report on Form 10-K included among the SEC Filings, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other

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restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws.

3.8 Power and Authority. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the SEC Filings, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where the failure to be in compliance would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

3.9 Use of Proceeds. The net proceeds of the sale of the Shares, the Notes and the Warrants shall only be used by the Company (i) to fund the Company’s acquisition and integration of CD&L Inc., (ii) to refinance existing indebtedness of the Company, (iii) for the payment of fees and expenses in connection with the financing of the acquisition of CD&L Inc., and (iv) for and general corporate purposes in accordance with financial budgets approved from time to time by the Board of Directors of the Company.

3.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares and Conversion Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

3.11 Title to Properties. Except as disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and do not impair the Company’s ownership or use of such properties, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

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3.12 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.13 ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

3.14 Labor Matters.

(a) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3.12 hereto, to the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

(b) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(c) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of their employees as independent contractors or leased employees.

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3.15 Intellectual Property.

(a) Except as set forth in Schedule 3.13 hereto, all Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.13 hereto, no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

3.16 Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, statute, rule, regulatory decision or order of any governmental agency or body or any court, domestic or foreign relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or

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toxic substances (collectively, “Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the knowledge of the Company, no disposal, release or discharge of “Hazardous Material” has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the knowledge of the Company: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

3.17 Litigation. There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which questions the validity of any of the capital stock of the Company (including, without limitation, the Shares) or any of the Subsidiaries, this Agreement or any of the other Transaction Documents, or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or any of the other Transaction Documents. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties involving an amount in controversy in excess of $150,000; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

3.18 Financial Statements. The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings fairly present in all material respects the financial position, income, changes in stockholders’ equity, cash flow and results of operations of the Company and the Subsidiaries at

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the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Act). Except as set forth in the financial statements of the Company set forth in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings, since the date of the latest financial statements included in the most recent Quarterly Report on Form 10-Q included among the SEC Filings: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business; and (iv) the Company has not declared or paid any dividend or made any other distribution on or in respect of its capital stock. The outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings.

3.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.20 Compliance with Nasdaq Continued Listing Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing on the Nasdaq Capital Market under the symbol “VEXP”. The Company is, and after giving effect to the issuance of the Notes, the Warrants and the Series Q Preferred Stock and the entering into of the Transaction Documents will be, in compliance with applicable Nasdaq continued listing requirements following the Company’s filing and distribution of the Information Statement in accordance with Section 5.1 below. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Capital Market. The Company has taken no action that was designed to terminate trading of the Common Stock on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such trading.

3.21 No Directed Selling Efforts or General Solicitation. Neither the Company, nor, to the knowledge of the Company, any Affiliate of the Company, nor any Person acting on

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its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

3.22 No Integrated Offering. Neither the Company nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, or otherwise taken any action or abstained from taking any action, under circumstances that would adversely affect reliance by the Company on Section 4(2) and/or Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

3.23 Private Placement. Assuming the truth and accuracy of the applicable Purchasers’ representations set forth in Section 4 of this Agreement, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.24 Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

3.25 Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement by and between the Company and TH Lee Putnam, none of the officers, directors or 5% or greater stockholders of the Company, and to the knowledge of the Company none of their respective Affiliates and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.26 Internal Controls. Except as described in the SEC filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded

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as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Filings, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-13 and 15d-13) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.27 Lockup. Prior to Closing the Company will have entered into written agreements with each executive officer of the Company whereby each such Person shall agree that he or she will not directly or indirectly (including through any entity within his or her control) sell, dispose of any Common Stock, Series Q Convertible Preferred Stock or other equity securities of the Company for the period beginning on the Closing Date and ending on the date three (3) months following the effective date of the Registration Statement (as hereinafter defined). Schedule 3.27 attached hereto contains an accurate list of the parties to these agreements.

3.28 Stabilization. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any Affiliate of the Company or any Subsidiary, has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

3.29 Taxes. Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company’s financial statements (in accordance with GAAP). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, are threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

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3.30 No Transfer Tax. No transfer tax, stamp duty or other similar tax is payable by or on behalf of any Purchaser in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by such Purchaser of Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

3.31 Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the knowledge of the Company, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.32 Solvency. All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Shares was incurred for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) able to pay its debts as they mature.

3.33 Non-Contravention.

(a) None of the Company’s issue and sale of the Shares, the execution or delivery of the Transaction Documents, its performance hereunder and thereunder or its consummation of the transactions contemplated herein and therein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries’ properties or assets is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which, with respect to the foregoing clauses (B) and (C) only, breach, violation or default would have a Material Adverse Effect.

(b) Neither the Company nor any of the Subsidiaries (A) is in violation of its certificate of incorporation or by-laws, (B) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage,

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installment sale agreement, lease, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (B) or (C) as would not have a Material Adverse Effect.

(c) Except as disclosed in Schedule 3.33 to this Agreement, none of: (A) the execution, delivery or performance of the CD&L Purchase Agreements, (B) the consummation of the transactions contemplated therein or (C) the execution and delivery of the Merger Agreement conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of CD&L, Inc. pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or other agreement or instrument pertaining to indebtedness of CD&L, Inc. or any of its subsidiaries to which CD&L, Inc. or any of its subsidiaries is a party or by which CD&L, Inc. or any of its subsidiaries is or may be bound or to which CD&L Inc. or any of its subsidiaries’ properties or assets is or may be subject.

3.34 Minute Books Complete. The minute books of each of the Company and the Subsidiaries have been made available to counsel for the Placement Agent and summarize in all material respects all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation.

3.35 Payment Restrictions. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

3.36 Transaction Structure. The solicitation of the holders of the capital stock and debt securities of CD&L, Inc. to be acquired by the Company with the proceeds from the sale of the Shares, the capital stock and debt securities of CD&L, Inc. acquired pursuant to the CD&L Purchase Agreements, the issue and sale of Series Q Preferred Stock hereunder and the consummation of the sale of Units each have been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws, rules and regulations. The solicitation, delivery and performance of the Voting Agreement has been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws.

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3.37 Representations in Other Transaction Documents. To the knowledge of the Company, each representation and warranty set forth in the Transaction Documents of each party to the Transaction Documents, other than the Purchasers, which is not qualified by a materiality standard is true and correct in all material respects, and each such representation and warranty that is qualified by a materiality standard is true and correct in all respects.

3.38 No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Shares contemplated by this Agreement, and the transactions contemplated by the other Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) day prior to the date that this representation is made.

4. Representations, Warranties and Covenants of the Purchasers.

4.1 Purchaser Knowledge and Status. Each Purchaser severally and not jointly with any other Purchaser represents and warrants to, and covenants with, the Company that: (i) such Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares; (ii) such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the Exhibit A hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) such Purchaser will notify the Company promptly of any change in any of such information until such time as such Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (iv) such Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein. Each Purchaser understands that the Shares to be issued to such Purchaser have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein, and such Purchaser is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete loss of its investment. The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Shares, and no person is authorized to provide any representation which is inconsistent or in addition to those in the SEC Reports. Each Purchaser acknowledges that it has not received or relied on any such representations.

4.2 International Actions. Each Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the

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Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States. If such Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3 Registration Required. Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and the Registration Rights Agreement, and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. Each Purchaser acknowledges that as set forth in, and subject to the provisions of, the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.

4.4 Power and Authority. Each Purchaser severally and not jointly with any other Purchaser further represents and warrants to, and covenants with, the Company that (i) if an entity, such Purchaser is duly organized and in good standing in the jurisdiction of its organization, (ii) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser, which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).

4.6 No Tax or Legal Advice. Each Purchaser understands that nothing in this Agreement, or any other materials presented to such Purchaser in connection with the purchase and sale of Shares hereunder constitutes legal, tax or investment advice. Each Purchaser has

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consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.7 Risk Factors. Each Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the Purchaser’s entire investment. Among others, each Purchaser has carefully considered each of the risks described under the headings “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended July 2, 2005 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended October 1, 2005, December 31, 2005 and April 1, 2006.

5. Company Covenants.

5.1 Stockholder Approval. Promptly after the Closing Date, but in no event later than the 20th business day following the Closing Date, the Company will prepare and file with the Securities and Exchange Commission an Information Statement in compliance with Regulation 14C and Schedule 14C under the Exchange Act with respect to the approvals by the holders of the Company’s Common Stock and Outstanding Preferred of the matters set forth in Section 2.3 to comply with applicable Nasdaq Marketplace Rules. The stockholder approval shall be deemed given after 20 days has elapsed following the date the Company mails the Information Statement to stockholders pursuant to Regulation 14C under the Exchange Act. Within two (2) business days after stockholder approval of the matters set forth in the Information Statement is effective, the Company will send written notification to each Purchaser of such stockholder approval and that such Purchaser may exercise its conversion rights in accordance with the Certificate of Designations. The Company shall file the Information Statement with the Securities and Exchange Commission prior to or concurrent with the Company’s filing of the Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission pursuant to Section 2(a)(i) of the Registration Rights Agreement.

5.2 Press Release. The Company will not issue a press release naming any Purchaser without the prior written approval of such Purchaser, which approval will not be unreasonably withheld or delayed.

5.3 Prohibition on Certain Forms of Financing. For as long as any of the Shares purchased by the Purchasers hereunder are outstanding, the Company will not enter into or consummate any agreement providing for an equity line of credit, variable or “future-priced” resetting, self-liquidating, adjusting or conditional fund raising, or similar financing arrangements.

5.4 Maintain Listing. The Company will use best efforts to maintain the listing of its common stock on the Nasdaq Capital Market or a recognized securities exchange registered with the Securities and Exchange Commission.

5.5 Regulation D Notice. The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption

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on Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

5.6 Restriction on Integrated Offering. The Company shall not, and it shall use best efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act

5.7 Maintain Corporate Existence. The Company will keep in full force and effect its corporate existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the normal conduct of its business.

5.8 SEC Information. During the five-year period following the Closing Date, the Company shall furnish to the Purchasers holding Shares all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Exchange Act or the rules and regulations thereunder.

5.9 Rule 144A Information. During the two-year period following the date of this Agreement, for so long as and at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Shares, the Company shall furnish to such holder, and to any prospective purchaser or purchasers of the Shares designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Shares, and prospective purchasers of the Shares designated by such holders.

5.10 Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the amount of shares of Common Stock issuable upon conversion of the Shares issued at the Closing (without taking into account any limitations on the conversion of the Shares set forth in the Certificate of Designations).

6. Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York City Time, on the first business day following the date of this Agreement, issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated by this Agreement, but not disclosing the identity of any of the Purchasers, and announcing the acquisition of the Company’s interest in CD&L, Inc. and the execution of the CD&L Merger Agreement and, to the extent permitted by applicable law, disclosing the material terms of such acquisition and merger. On or before 5:00 p.m., New York City Time, on the fourth business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and all schedules and exhibits to this Agreement), as exhibits to such filing. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except as expressly

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provided in the foregoing sentence, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy available to the Purchasers, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, that the Purchaser shall give to the Company notice at least twenty four (24) hours prior to making any such disclosure and allow the Company the option of making such public disclosure during such twenty four (24) hour period. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

7. Indemnification

7.1 The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and the officers, directors, managers, members, partners, employees and agents of such Purchaser and its Affiliates, and any other persons or entities controlling such Purchaser or any of its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Purchasers and such other persons and entities each an “Indemnified Person”), to the fullest extent lawful, from and against any and all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred (“Losses”), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Shares have been offered, or at common law or otherwise (including settlement of any litigation), insofar as such Losses (or actions in respect thereof as contemplated below) arises out of or is based:

(a) upon any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to the Purchasers by, or with the approval in writing of, the Company in connection with the marketing of the Shares, including any investor presentations made to investors by the Company (whether in person, in writing or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained in this Agreement.

7.2 With respect to expenses, the indemnification provided in Section 7.1 shall include, but not be limited to, reimbursement of each Indemnified Person for all expenses (including, without limitation, reasonable fees and expenses of counsel), as such expenses are incurred, in connection with investigating, preparing, defending or settling any action or claim for which indemnification has or is reasonably likely to be sought by such Indemnified Person,

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whether or not in connection with litigation in which such Indemnified Person is a named party. For this purpose, the Company will only be responsible for the expense of one legal counsel (in addition to local counsel) for all Indemnified Persons who suffered Losses in connection with such action or claim, which counsel will be selected by the Indemnified Persons who hold a majority of the outstanding Shares held by all such Indemnified Persons.

7.3 The indemnity agreement set forth in this Section 7 shall be in addition to any liabilities that the Company may otherwise have.

7.4 Notwithstanding the foregoing provisions of this Section 7, no Indemnified Person shall be entitled to indemnification under this Section 7 for any Loss caused by the gross negligence or willful misconduct of such Indemnified Person.

8. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement, the delivery to each Purchaser of the Shares being purchased and the payment therefore.

9. Closing Agent Matters.

9.1 The Closing Agent shall have no duties or obligations other than those specifically set forth herein.

9.2 The Closing Agent shall not be required to make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any certificates or documentation delivered pursuant to this Agreement.

9.3 The Closing Agent shall be able to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to it by the Company or any Purchaser.

9.4 The Closing Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

9.5 The Company agrees to indemnify and hold harmless Jefferies & Company, Inc. for acting as Closing Agent hereunder from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and other professionals) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or which may arise out of or in connection with the administration and performance of its duties under this Agreement.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered

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or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or electronic mail, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention: Chief Financial Officer

Telephone: (203) 349-4199

Telecopy: (203) 349-4198

With a copy to:     Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Telephone: (612) 977-8400

Telecopy: (612) 977-8650

Email: agordon@briggs.com

(b) if to any Purchaser, at such Purchaser’s address on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

12. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for

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any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Service of process in connection with any suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding and to the laying of venue exclusively in New York. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchasers holding a majority of the then outstanding Shares purchased hereunder.

17. Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement may also be executed and delivered via facsimile, which shall be deemed an original.

18. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and any Purchaser in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers holding a majority of the then outstanding Shares purchased hereunder. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns and transfers the Shares, provided that such transferee (i) makes the

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representations of such Purchaser under this Agreement, and (ii) agrees in writing to be bound with respect to the transferred Shares, by the provisions hereof that apply to such Purchaser.

20. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

21. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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EXHIBIT A

PURCHASER LIST

Purchaser	Shares
Bernard Selz	200,200
Selz Family Trust	200,200
Scorpion Capital Partners LP	300,000
Scorpion Acquisition LLC	20,000
Vincal Holdings, Ltd.	10,000
George Furla	44,400
Marshall & Ilsley Trust Company NA, trustee of Lapp Libra 401(k) Daily Plan, f/b/o William Lapp	22,000
William S. Lapp	13,200
Third Point Partners Qualified LP	40,674
Third Point Partners LP	61,959
Third Point Offshore Fund, Ltd.	355,834
Third Point Ultra Ltd	41,533
TPR Investment Associates, Inc.	10,000
Richard Neslund	100,000
Crestview Capital Master LLC	75,000
Linden Capital, LP	600,000
Pequot Scout Fund, LP	134,630
Pequot Mariner Master Fund, LP	110,817
Pequot Navigator Offshore Fund, Inc	43,895
Pequot Diversified Master Fund, Ltd	5,133
Premium Series PCC Limited	5,525
Longview Fund LP	300,000
Libertyview Funds, LP	60,000
Libertyview Special Opportunities Fund, LP	10,000
Trust “D” for a Portion of the Assets of the Kodak Retirement Income Plan	30,000

TH Lee Putnam Ventures, L.P.	664,741

TH Lee Putnam Parallel Ventures, L.P.	486,272

THLi Coinvestment Partners, LLC	38,925

Thomas H. Lee	15,062

EXHIBIT B

Registration Rights Agreement

EXHIBIT C

Certificate of Designations

EXHIBIT D

Legal Opinion

Schedule 3.7

Subsidiaries

Velocity Express, Inc.

Corporate Express Distribution Services, Inc.

Velocity Express Leasing, Inc.

VXP Leasing Mid-West, Inc.

VXP Mid-West, Inc.

Schedule 3.12

Labor Matters

The California EDD is conducting an investigation of the classification of the Company’s independent contractors.

Schedule 3.13

Intellectual Property

On November 30, 2000, Velocity Express, Inc. entered into a Settlement Agreement with Velocity Courier, Inc. in connection with the parties’ use of certain “Velocity” trademarks. Pursuant to the terms of the settlement, Velocity Express, Inc. is permitted to use the Velocity trademarks anywhere in the United States except for the City of Chicago and the territory that extends 50 miles from the Chicago city limits, but within the State of Illinois. The Settlement Agreement required Velocity Express, Inc. to amend its trademark applications to reflect this exclusion. The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express).

Schedule 3.27

Lock-up Agreements

Vincent A. Wasik

Edward W. Stone

Andrew B. Kronik

Kay Perry Durbin

Jeffrey Hendrickson

Schedule 3.33

Non-Contravention

A.	Contraventions:

See below.

B.	Consents:

The proposed transaction with CD&L, Inc. is restricted under the terms of a credit facility of DC&L with Bank of America N.A. (“BOA”). BOA’s consent or waiver of the proposed merger with the Company will be required to avoid a default under such facilities.

EXHIBIT 10.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 3rd day of July, 2006, by and among Velocity Express Corporation, a Delaware corporation (the “Company”), and each of the persons party hereto as named on the signature page of this Agreement (collectively, the “Investors”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” means the closing date for the Company’s issuance and sale of the Preferred Stock (as defined below) pursuant to the Stock Purchase Agreement (as defined below), and for the Company’s issuance and sale of the Senior Notes (as defined below) and the Unit Warrants (as defined below) pursuant to the Note Purchase Agreements (as defined below).

“Common Stock” means (a) the Company’s common stock, par value $0.004 per share, and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock.

“Existing Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any shares of Existing Preferred Stock, including shares issuable pursuant to the antidilution adjustment provisions of the Existing Preferred Stock or otherwise by agreement with the Company, to the extent such shares have not been included in a Registration Statement previously.

“Existing PIK Shares” means all shares of Existing Preferred Stock issued as pay-in-kind dividends on the Existing Preferred Stock.

“Existing Preferred Stock” means, collectively, the Company’s Series M Convertible Preferred Stock, par value $.004 per share, Series N Convertible Preferred Stock, par value $.004 per share, Series O Convertible Preferred Stock, par value $.004 per share, and Series P Convertible Preferred Stock, par value $.004 per share.

“Holders” means (a) the Investors and (b) any Permitted Transferee of an Investor and (c) any subsequent Permitted Transferee of a Holder referred to in (b) above.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Note Purchase Agreements” means, collectively, (i) the Purchase Agreement dated as of the date hereof by and among the Company and the Investors party thereto with respect to the issuance and sale of Senior Notes and Unit Warrants and (ii) the Unit Purchase Agreement dated as of the date hereof by and between the Company and Exeter Capital Partners IV, L.P. with respect to the issuance and sale of Senior Notes and Unit Warrants.

“Permitted Transferee” means a transferee of Registrable Securities (a) who acquires the Registrable Securities in a transaction that meets the requirements set forth in the proviso of the second sentence of Section 7(c) hereof and (b) who agrees in writing to be bound by the restrictions applicable to Holders contained in this Agreement.

“PIK Shares” means all shares of Preferred Stock issued as pay-in-kind dividends on the Preferred Stock.

“Preferred Stock” means (a) the Company’s Series Q Convertible Preferred Stock, par value $.004 per share and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, other than Conversion Shares.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Conversion Shares, (ii) the Unit Warrant Shares (as defined below), (iii) the Service Warrant Shares, (iv) PIK Shares, (v) Existing Conversion Shares, (vi) Existing PIK Shares, (vii) approximately 462,000 shares of Common Stock issuable to two advisors to CD&L, Inc., (viii) approximately 2,465,418 shares of Common Stock issuable to Exeter Capital Partners IV, L.P. and (ix) any other securities issued or issuable in respect of or in exchange for Registrable Securities; provided, however, that, a security shall cease to be a Registrable Security upon (A) the sale of such security pursuant to a Registration Statement or pursuant to Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction pursuant to Rule 144(k) under the 1933 Act.

“Registration Statement” shall mean any registration statement filed by the Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4 or successor forms, or any registration statement relating solely to transactions under Rule 145 of the 1933 Act).

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“Required Holders” means (i) Holders holding a majority of the Registrable Securities in respect of the Conversion Shares and the PIK Shares, (ii) Holders holding a majority of the Registrable Securities in respect of the Unit Warrant Shares, (iii) Holders holding a majority of the Registrable Securities in respect of the Service Warrant Shares, (iv) Holders holding a majority of the Registrable Securities in respect of the Existing Preferred Stock (the “Existing Holders”) and (v) Holders holding a majority of the Registrable Securities consisting of Common Stock, in each case voting separately as a class.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

“Senior Notes” means the Company’s 12% Senior Secured Notes due 2010.

“Service Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Service Warrants.

“Service Warrants” means the Common Stock purchase warrants issued to placement agents, affiliates, financial advisors in exchange for services rendered, including, without limitation, TH Lee Putnam Ventures and Scura Rise & Partners, LLC.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of the date hereof by and among the Company and the Investors party thereto with respect to the issuance and sale of 4,000,000 shares of the Preferred Stock.

“Unit Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Unit Warrants.

“Unit Warrants” means the Common Stock purchase warrants issued to purchasers of the Company’s Senior Notes pursuant to the Note Purchase Agreements.

“Warrants” means, collectively, the Unit Warrants and the Service Warrants.

2. Registration.

(a) Shelf Registration.

(i) Initial Registrable Securities. Promptly following the Closing Date, but no later than one hundred twenty (120) days thereafter (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-1 or, if available, Form S-3, covering the resale of the Registrable Securities in an amount at least equal to (1) the number of Conversion Shares initially issuable upon conversion of the outstanding Preferred Stock, (2) the number of Unit Warrant Shares initially issuable upon exercise of the outstanding Unit Warrants, (3) the number of Service Warrant Shares initially issuable upon exercise of the outstanding Service Warrants and (4) the number of shares initially issuable in respect of paragraphs (iv) through (viii) in the definition of Registrable Securities above. Such Registration Statement shall not be an underwritten offering and shall include the plan of distribution in substantially the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

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(ii) Additional Registrable Securities. Upon any change in (a) the Conversion Price with respect to the Preferred Stock (as defined in the Certificate of Designations, Preferences and Rights of the Preferred Stock filed with the Secretary of State of Delaware (the “Certificate”)) or upon the issuance of any PIK Shares such that additional shares of Common Stock become issuable upon the conversion of the outstanding Preferred Stock or (b) the Exercise Price of the Warrants (as defined in the Warrants) such that additional shares of Common Stock become issuable upon the exercise of the outstanding Warrants (such additional shares of Common Stock referenced in (a) and (b) above shall be referred to herein as “Additional Shares”), prior to the issuance of any PIK Shares or any other Additional Shares, the Company shall prepare and file, as soon as practicable but in any event within 90 days of such change, with the SEC one or more Registration Statements on Form S-1, or, if available, Form S-3, or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective, covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement; provided, however, that the Company may, pursuant to Regulation D under the 1933 Act, issue (i) PIK Shares prior to filing a Registration Statement covering the related Conversion Shares in accordance with Section 2(b) of the Certificate and (ii) Common Stock in payment of the Redemption Premium (as defined in the Certificate) prior to filing a Registration Statement covering such Common Stock in accordance with Section 4B; provided, that the Company shall in such event prepare and file, as soon as practicable but in any event within 90 days of the issuance of such PIK Shares or Common Stock, as the case may be, with the SEC one or more Registration Statements on Form S-1, or, if available, Form S-3, or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective, covering the resale of the Additional Shares related to such PIK Shares or Common Stock, as the case may be. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holders prior to its filing or other submission.

(b) Piggyback Registration.

(i) Whenever the Company proposes to file a Registration Statement with respect to an offering for its own securities or for the account of others of any class of securities of the Company (a “Piggyback Registration”), the Company will give written notice to all holders of Registrable Securities of its intention to effect such a registration at least thirty (30) days before the anticipated filing date (a “Piggyback Notice”). The Piggyback Notice shall describe the intended method of distribution and offer each Holder the opportunity to register pursuant to such Registration Statement, such Registrable Securities as the Holder may request in writing to the Company within twenty (20) days after the date the Holder first received the Piggyback Notice; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

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(ii) If the Piggyback Registration involves an underwritten offering and, in the opinion of the managing underwriter the registration of all, or part of, the Registrable Securities that the holders thereof have requested to be included in a Piggyback Registration would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, that the managing underwriter believes may be sold without causing such adverse effect, the Registrable Securities so included to include first the Registrable Securities apportioned pro rata in accordance with the total ownership of such Registrable Securities held by those Holders who have requested registration, if necessary, and then any remaining availability shall be allocated among such other requesting stockholders of the Company pro rata based on their proportionate ownership of registerable securities.

(iii) If such Piggyback Registration includes a primary offering of the Company’s securities and involves an underwritten offering, the managing underwriter shall be selected for such underwriting by the Company. If such Piggyback Registration is a secondary offering of the Company’s securities held by others and involves an underwritten offering, the managing underwriter(s) for such offering and the terms thereof shall be determined by the Company, subject to the approval, which shall not be unreasonably withheld, by the holders of a majority of the Registrable Securities held by holders that have requested to be included in such Piggyback Registration.

(c) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and the fees and expenses of one counsel for the Holders who were former holders of Warrant Shares and one counsel for the Holders who were former holders of shares of Preferred Stock, but excluding all other expenses of the Holders, including discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(d) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable, and in any event, (A) within ten (10) business days of being advised by the SEC that the Registration Statement will not be reviewed or is not subject to further review and (B) at 5:00 p.m. (New York City time) on the effective date. The Company shall notify the Holders by facsimile or e-mail as promptly as practicable, and in any event, by 9:30 a.m. (New York City time) on the date immediately following the effective date, after any Registration Statement is declared effective and shall by 9:30 a.m. (New York City time) on the date immediately following the effective date provide the Holders with an electronic copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not filed by the Filing Deadline, or declared effective by the SEC within 180 days following the Closing Date, or (B) after a Registration Statement has been

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declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason other than an Allowed Delay (as defined below) (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Holder to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Holder of Registrable Securities not so registered, or a Holder of Registrable Securities who was unable to use such Registration Statement for a reason other than an Allowed Delay, as liquidated damages and not as a penalty, in an amount equal to (i) for any Registrable Securities other than Unit Warrant Shares, one percent (1%) of the aggregate purchase price paid for such Registrable Securities then held by such Holder (which amount shall include, with respect to Registrable Securities issued or issuable upon the conversion of the Preferred Stock, the original purchase price paid pursuant to the Stock Purchase Agreement for the shares of Preferred Stock) or (ii) for any Registrable Securities that are Unit Warrant Shares, one half of one percent (0.5%) of the aggregate purchase price paid for such Registrable Securities (which shall equal $2.898551 per Warrant Share, which amount will be adjusted from time to time after the date of this Agreement in proportion to any adjustment to the ‘Exercise Price’ pursuant to Section 12 of the Unit Warrants), for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Holder in cash.

(ii) For not more than twenty (20) consecutive trading days, or for a total of not more than forty-five (45) trading days, in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any registration contemplated by this Section 2 (an “Allowed Delay”); provided, however, that the Company shall (a) promptly notify the Holders in writing of the existence of the Allowed Delay (but in no event, without the prior written consent of a Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information giving rise to an Allowed Delay), (b) promptly advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable and (d) keep the Registration Statement effective for an additional period of time equal to the period of time of the Allowed Delay.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold thereunder, pursuant to any other Registration Statement or pursuant to

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Rule 144 under the 1933 Act and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144(k) of the 1933 Act as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (assuming for this purpose each Warrant will be exercised for cash) (the “Effectiveness Period”);

(b) promptly following the date the Registration Statement is declared effective by the SEC, prepare and file with the SEC a prospectus pursuant to Rule 424 under the 1933 Act;

(c) prepare and file with the SEC as soon as practicable such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act, the 1934 Act, any applicable state securities or blue sky laws and the rules and regulations of any securities exchange on which the Registrable Securities may be traded or included for quotation, with respect to the distribution of all of the Registrable Securities covered thereby;

(d) provide (via email or facsimile) copies to and permit the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) business days prior to their filing with the SEC and not file any document to which a Holder’s counsel reasonably objects;

(e) furnish to the Holders (via email or facsimile) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;

(f) use (i) commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness and (ii) best efforts to, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(g) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

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(h) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(i) notify the Holders (via email or facsimile), at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such holders a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(l) with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell shares of Common Stock to the public without registration: (i) make and keep current public information available, as that term is understood and defined in Rule 144, until the expiration of the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) copies of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and subject to the Company’s obligations pursuant to SEC Regulation FD, cause the Company’s officers and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any

8

of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Holders.

(a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities held by such Holder included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(e)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its officers, directors, members,

9

employees and agents, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereof or any “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any other law, including any state, provincial or foreign securities law, or any rule or regulation thereunder, applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any material violation of this Agreement by the Company; or (vi) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Holder’s behalf and will reimburse such Holder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon a material untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Holders. Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or any “free writing prospectus” as defined in Rule 405 under the 1933 Act or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

10

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Holders.

11

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Note Purchase Agreements and Stock Purchase Agreement.

(c) Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person; provided, however, that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a reorganization of the Company, a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Holders, after notice duly given by the Company to each Holder.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered via facsimile, or Adobe PDF, either of which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

12

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Service of process in connection with any suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding and to the laying of venue exclusively in New York. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, for such purpose.

13

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

14

INVESTOR:

Portside Growth & Opportunity Fund

By:	/s/ Jeff Smith
	Name:	Jeff Smith
	Title:	Authorized Signatory

Address:

c/o Ramius Capital Group LLC Attn: Jeff Smith 666 Third Avenue, 26th Floor New York, NY 10016 USA

Email Address: jsmith@ramius.com and olittman@ramius.com

Telephone Number: 212-845-7955 Facsimile Number: 212-201-4802

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Scorpion Capital Partners LP

By:	/s/ Kevin R. McCarthy
	Name:	Kevin R. McCarthy
	Title:	Manager

Address:

Attn: Kevin McCarthy 245 Fifth Avenue, 25th Floor New York, NY 10016 USA

Email Address: kmccarthy@scorpioncap.com

Telephone Number: 212-213-8916 Facsimile Number: 212-213-9167

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Scorpion Acquisition LLC

By:	/s/ Kevin R. McCarthy
	Name:	Kevin R. McCarthy
	Title:	Manager

Address:

Attn: Kevin McCarthy 245 Fifth Avenue, 25th Floor New York, NY 10016 USA

Email Address: kmccarthy@scorpioncap.com

Telephone Number: 212-213-8916 Facsimile Number: 212-213-9167

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Marshall & Ilsley Trust Company NA, trustee of Lapp Libra 401(k) Daily Plan, f/b/o William Lapp, 93-5008-12-3

By:	/s/ Stephanie L. Napier
	Name:	Stephanie L. Napier
	Title:	Vice President

By:	/s/ Lori Harding
	Name:	Lori Harding
	Title:	Officer

Address:

Attn: Melissa Hisek 651 Nicollet Mall, 3rd Floor Minneapolis, MN 55402 USA

Email Address: melissa.hisek@micorp.com

Telephone Number: 612-904-8157 Facsimile Number: 612-904-8008

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

William S. Lapp

By:	/s/ William S. Lapp
	Name:	William S. Lapp

Address:

Attn: William Lapp One Financial Plaza Suite 2500 Minneapolis, MN 55402 USA

Email Address: wlapp@lapplibra.com

Telephone Number: 612-338-5815 Facsimile Number: 612-338-6651

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Silver Oak Capital, L.L.C.

By:	/s/ Joseph R. Wekelblatt
	Name:	Joseph R. Wekelblatt
	Title:	Manager

Address:

Attn: Gary Wolf 245 Park Avenue, 26th Floor New York, NY 10167 USA

Email Address: gwolf@angelogordon.com

Telephone Number: 212-692-2058 Facsimile Number: 212-867-6395

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Third Point Partners L.P.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	Chief Financial Officer, Third Point LLC

Address:

Attn: Justin Nadler 390 Park Avenue, 18th Floor New York, NY 10022 USA

Email Address: jnadler@thirdpoint.com

Telephone Number: 201-925-4770 Facsimile Number: 212-224-7401

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Third Point Partners Qualified L.P.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	Chief Financial Officer, Third Point LLC

Address:

Attn: Justin Nadler 390 Park Avenue, 18th Floor New York, NY 10022 USA

Email Address: jnadler@thirdpoint.com

Telephone Number: 201-925-4770 Facsimile Number: 212-224-7401

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Third Point Offshore Fund, Ltd.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	Chief Financial Officer, Third Point LLC

Address:

Attn: Justin Nadler

390 Park Avenue, 18th Floor New York, NY 10022 USA
Email Address: jnadler@thirdpoint.com

Telephone Number: 201-925-4770 Facsimile Number: 212-224-7401

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Third Point Ultra Ltd.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	Chief Financial Officer, Third Point LLC

Address:

Attn: Justin Nadler

390 Park Avenue, 18th Floor New York, NY 10022 USA
Email Address: jnadler@thirdpoint.com

Telephone Number: 201-925-4770
Facsimile Number: 212-224-7401

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

LibertyView Funds, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Email Address: ghartigan@libertyview.com

Telephone Number: 201-216-8606
Facsimile Number: 201-216-8625

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

LibertyView Special Opportunities Fund, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Email Address: ghartigan@libertyview.com

Telephone Number: 201-216-8606
Facsimile Number: 201-216-8625

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Trust “D” for a Portion of the Assets of the Kodak Retirement Income Plan

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Address:

c/o LibertyView Capital Management Attn: George Hartigan 111 River Street, Suite 1000 Hoboken, NJ 07030 USA

Email Address: ghartigan@libertyview.com

Telephone Number: 201-216-8606
Facsimile Number: 201-216-8625

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.
By:	RGC Management Company, LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Managing Director

Address:

c/o RG Capital Management, LP Attn: Gerald Stahlecker 3 Bala Plaza, Suite 501 Bala Cynwyd, PA 19004 USA

Email Address: ops@radcliffefunds.com

Telephone Number: 601-617-5900
Facsimile Number:

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Longview Fund, LP

By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	Chief Financial Officer, Investment Advisor

Address:

Attn: S. Michael Rudolph 600 Montgomery Street, 44th Floor San Francisco, CA 94111 USA

Email Address: smrudolph@rwgcm.com

Telephone Number: 415-981-5300
Facsimile Number: 415-981-5301

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

ADAR Investment Fund Ltd

By:	ADAR Investment Management LLC, its Investment Manager

By:	/s/ Aaron Morse
	Name:	Aaron Morse
	Title:	COO

Address:

Attn: Aaron Morse 156 W. 56th Street, Suite 801 New York, NY 10019 USA

Email Address: operations@adarinvest.com

Telephone Number: 212-373-8930
Facsimile Number: 212-373-8901

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

TH Lee Putnam Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Address:

Attn: Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

Email Address: fred.coulson@thlpv.com

Telephone Number: 212-951-8600
Facsimile Number: 212-951-8655

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

TH Lee Putnam Parallel Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Address:

Attn: Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

Email Address: fred.coulson@thlpv.com

Telephone Number: 212-951-8600
Facsimile Number: 212-951-8655

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

THLi Coinvestment Partners LLC

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Address:

Attn: Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

Email Address: fred.coulson@thlpv.com

Telephone Number: 212-951-8600
Facsimile Number: 212-951-8655

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Thomas H. Lee

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee

Address:

Attn: Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

Email Address: fred.coulson@thlpv.com

Telephone Number: 212-951-8600
Facsimile Number: 212-951-8655

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Crestview Capital Master, LLC

By:	Crestview Capital Partners, LLC
Its:	Sole Manager

By:	/s/ Ted Wachtell
	Name:	Ted Wachtell
Title: Manager

Address:

Attn: John Schmit
95 Revere Drive, Suite A
Northbrook, IL 60062
USA

Email Address: john@crestviewcap.com

Telephone Number: 847-559-0060 Facsimile Number: 847-559-5807

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

LB I Group, Inc.

By:	/s/ Eric C. Salzman
	Name:	Eric C. Salzman
	Title:	Senior Vice President

Address:

Attn: Will Yelsits 399 Park Avenue, 9th Floor New York, NY 10022 USA

Email Address: wyelsits@lehman.com

Telephone Number: 212-526-2431 Facsimile Number: 646-758-1630

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

CAMOFI Master LDC

By:	/s/ Jeffrey M. Haas
	Name:	Jeffrey M. Haas
	Title:	Authorized Signatory

Address:

c/o Centrecourt Asset Management Attn: Jeffrey Haas 350 Madison Avenue, 8th Floor New York, NY 10017 USA

Email Address: jhaas@centrecourtam.com

Telephone Number: 646-758-6754 Facsimile Number: 646-758-6751

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Context Advantage Fund, LP

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen 12626 High Bluff Drive, Suite 440 San Diego, CA 92130 USA

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Context Offshore Advantage Fund, Ltd.

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen Walkers (SPV) Limited, Walker House P.O. Box 908GT George Town Cayman Islands

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

AHFP Context

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
Title:

Address:

M&C Corporate Services Limited Attn: Michael S. Rosen Ugland House, South Church Street Grand Cayman Cayman Islands

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Finch Tactical Plus Class B

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen P.O. Box 1350 75 Fort Street, George Town Grand Cayman Cayman Islands

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Lyxor/Context Fund Ltd.

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen 18 The Explanade St. Helier, Jersey JE48RT Channel Islands

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

ALTMA Fund SICAV PLC in Respect of the Grafton Sub Fund

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen 171 Old Bakery Street Valletta Malta

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Institutional Benchmarks

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Olympia Capital Bermuda Limited Attn: Michael S. Rosen 20 Reid Street, Williams House Hamilton Bermuda

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Worldwide Transactions Limited

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen
Washington Mall-Phase I Church Street, 4th Floor Hamilton Bermuda

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Context Opportunistic Master Fund, L.P.

By:	/s/ Michael S. Rosen
	Name:	Michael S. Rosen
	Title:	CEO & Co-Chairman

Address:

Attn: Michael S. Rosen 12626 High Bluff Drive, Suite 440 San Diego, CA 92026 USA

Email Address: mrosen@contextfunds.com

Telephone Number: 858-481-3666 Facsimile Number: 858-481-3667

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Whitebox Hedged High Yield Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer/ Director

Address:

Attn: Jonathan Wood 3033 Excelsior Blvd. Minneapolis, MN 55416 USA

Email Address: jwood@whiteboxadvisors.com

Telephone Number: 612-253-6012 Facsimile Number: 612-253-6100

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Whitebox Convertible Arbitrage Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer/ Director

Address:

Attn: Jonathan Wood 3033 Excelsior Blvd. Minneapolis, MN 55416 USA

Email Address: jwood@whiteboxadvisors.com

Telephone Number: 612-253-6012 Facsimile Number: 612-253-6100

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Whitebox Intermarket Partners LP

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer/ Director

Address:

Attn: Jonathan Wood 3033 Excelsior Blvd. Minneapolis, MN 55416 USA

Email Address: jwood@whiteboxadvisors.com

Telephone Number: 612-253-6012 Facsimile Number: 612-253-6100

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Guggenheim Portfolio Company XXXI, LLC

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer/ Director

Address:

Attn: Jonathan Wood 3033 Excelsior Blvd. Minneapolis, MN 55416 USA

Email Address: jwood@whiteboxadvisors.com

Telephone Number: 612-253-6012 Facsimile Number: 612-253-6100

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Selz Family Trust

By:	/s/ Lisa P. Selz
	Name:	Lisa P. Selz

Address:

Attn: Bernard Selz 600 5th Avenue, 25th Floor New York, NY 10020 USA

Email Address: bselz@selzcapital.com

Telephone Number: 212-218-8280 Facsimile Number: 212-218-8270

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Bernard Selz

By:	/s/ Bernard Selz
	Name:	Bernard Selz

Address:

Attn: Bernard Selz 600 5th Avenue, 25th Floor New York, NY 10020 USA

Email Address: bselz@selzcapital.com

Telephone Number: 212-218-8280 Facsimile Number: 212-218-8270

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

George Furla

By:	/s/ George Furla
	Name:	George Furla

Address:

8530 Wilshire, #420 Beverly Hills, CA 90211

Email Address: georgefurla@aol.com

Telephone Number: 213-923-9338 Facsimile Number: 310-659-9412

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

Richard Neslund

By:	/s/ Richard Neslund
	Name:	Richard Neslund

Address:

11370 Longwater Chase Court Fort Myers, FL 33901

Email Address:

Telephone Number: 239-466-8900 Facsimile Number: 952-646-3517

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

GPC LIX, LLC

By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Financial Officer/ Director

Address:

Attn: Jonathan Wood 3033 Excelsior Blvd. Minneapolis, MN 55416 USA

Email Address: jwood@whiteboxadvisors.com

Telephone Number: 612-253-6012 Facsimile Number: 612-253-6100

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. The warrants may also be exercised by delivery of our 12% Senior Secured Notes due 2010, having a deemed value equal to 100% of the principal amount of such notes.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act (assuming for this purpose each Warrant will be exercised for cash).

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EXHIBIT 10.6

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

VELOCITY EXPRESS CORPORATION

Warrant for the Purchase of Shares of Common Stock,

par value $0.004 per Share

No.	Shares

THIS CERTIFIES that, for value received,                                         , whose address is                                          (the “Holder”), is entitled to purchase from Velocity Express Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein,                                          (            ) shares of the Company’s Common Stock, par value $0.004 per share (“Common Stock”), at an initial exercise price of $.01 per share, subject to adjustment as provided in Section 10 (the “Exercise Price”).

The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as provided in Section 10. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in the Registration Rights Agreement dated concurrently herewith by and among the Company, the initial Holder and the other parties named therein (the “Registration Rights Agreement”).

1. Exercise Rights and Exercise Period.

(a) Exercise Rights. This Warrant may be exercised at the option of the Holder at the Exercise Price at any time or from time to time during the period commencing on approval by the stockholders of the Company of the issue of the Warrant Shares in accordance with the requirements of the Nasdaq Stock Market and Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, and (ii) ending at 5:00 P.M. Eastern time on July 3, 2010 (the “Exercise Period”). The Company will deliver a notice to the Holder promptly, and any event within three (3) Business Days (as defined below) after this Warrant first becomes exercisable. An exercise of this Warrant at the option of the Holder shall be made in accordance with the procedures set forth in Section 2.

(b) Delay in Exercise Period. If the stockholder approval referred to in Section 1(a) is not effective on or before October 27, 2006 (the “Approval Deadline”), then the Company will pay to the Holder, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the aggregate Exercise Price for the Warrant Shares subject to this Warrant for each thirty (30) day period (and prorated for any portion thereof) after the Approval Deadline. Such payment shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this Section 1(b) shall be paid monthly within three (3) Business Days after the last day of each calendar month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to the Holder in cash.

2. Procedure for Exercise by the Holder; Effect of Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any Business Day (as defined below) during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed notice of exercise, in the form attached to this Warrant (the “Notice of Exercise”), specifying the number of Warrant Shares to be purchased and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.

(a) For purposes of this Warrant, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are required or authorized by law or other governmental action to be closed.

3. Payment of the Exercise Price. The Exercise Price shall be paid by the Holder by delivery to the Company of cash, paid by wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check payable to the Company.

4. Cashless Exercise. Notwithstanding any provision in this Warrant to the contrary, if, at any time following the Filing Deadline (as defined in the Registration Rights Agreement) but during the Exercise Period, the Warrant Shares are not available for immediate resale without restriction by the Holder without registration (or pursuant to an effective registration statement) under the Securities Act, the Holder may exercise this Warrant, in whole or in part, by a cashless exercise by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise. The number of Warrant Shares to be delivered upon exercise of this Warrant pursuant to this Section 4 shall be computed using the following formula:

	X =	Y (B-A)

B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise.

	A =	the Exercise Price on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

	B =	the volume weighted average price of one share of Common Stock on the date the on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

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5. Effect of Exercise.

(a) Upon receipt by the Company of this Warrant, a Notice of Exercise and proper payment of the Exercise Price as provided in Section 2 and Section 3 (or a Notice of Exercise designating a cashless exercise as provided in Section 4), the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which such receipt occurs, and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares issuable upon such exercise of this Warrant shall be delivered to the Holder as promptly as practicable, and in any event within three (3) Business Days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise.

(b) The Company understands that a delay in the delivery of the certificates representing the Warrant Shares upon exercise of this Warrant could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late delivery of Warrant Shares upon exercise of this Warrant the amount of $100 per Business Day after the third Business Day after the Holder has properly exercised this Warrant for each $10,000 of Common Stock (measured by the Current Market Price as of the date the Holder has properly exercised this Warrant and pro rated for amounts other than $10,000), and continuing until the date on which the certificate representing such Warrant Shares are delivered to the Holder (or its designee). The Company shall pay any payments incurred under this Section 5(b) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery as stated in Section 5(a), the Holder will be entitled to revoke all or part of the relevant notice of exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

(c) In addition to any other rights available to the Holder, if the Company fails to make timely delivery in accordance with the provisions of Section 5(b) to the Holder of a certificate or certificates representing the Warrant Shares for which this Warrant has been exercised, and if within seven (7) Business Days thereafter the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by

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the Holder of the Common Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) Business Days after written notice from the Holder, the amount by which (i) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Exercise Price of the Common Stock for which such exercise was not timely honored (as in effect on the date the Warrant Shares are deemed issued in accordance with Section 5(a)) together with interest thereon at a rate of fifteen percent (15%) per annum, accruing from such dated of deemed issue until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares having an aggregate Exercise Price of $10,000 on the date of exercise, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

6. Partial Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

7. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register maintained by the Company or its designee as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by such Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person or entity entitled thereto. Subject to Section 6, this Warrant may be exchanged, at the option of the Holder, for another Warrant or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company.

8. (a) Transfer Restricted Security. The Holder, as of the date of issuance of this Warrant, represents to the Company that such Holder is acquiring this Warrant for the Holder’s own account, for investment purposes and not with a present view to the distribution thereof or of the Warrant Shares.

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(b) Notice of Intention to Transfer; Conditions to Transfer. The Holder may not transfer this Warrant or any of the Warrant Shares prior to the date which is two (2) years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act (or any successor provision) after the later of the original issue date of this Warrant (or any predecessor of this Warrant) or such Warrant Share (or any predecessor of such Warrant Share, including this Warrant to the extent the holding period of this Warrant may be tacked thereto under the Securities Act) and the last date on which the Company or any of its Affiliates was the owner of this Warrant or such Warrant Share (such period being the “Restriction Period”), except to:

(i) the Company or any of its subsidiaries;

(ii) pursuant to a registration statement which has been declared effective under the Securities Act;

(iii) for so long as this Warrant is eligible for resale under Rule 144A under the Securities Act, to a person or entity the Holder reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(iv) pursuant to offers and sales to non-U.S. Purchasers that occur outside the United States within the meaning of Regulation S under the Securities Act, pursuant to Rule 904 of Regulation S;

(v) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Warrant for its own account, or for the account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

(vi) pursuant to another available exemption from the registration requirements of the Securities Act and the securities laws of any other jurisdiction, including any state of the United States,

subject to the Company’s right, prior to any such transfer pursuant to the foregoing clauses (iv), (v) or (vi) to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to the Company.

(c) Legend. During the applicable Restriction Period, this Warrant and each certificate representing any Warrant Share issued upon exercise or exchange of this Warrant shall bear the following legend or an equivalent to such legend:

“THIS SECURITY HAS AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED,

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PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

(d) Legend Removal. At the expiration of the Restriction Period, or upon the sooner effectiveness of a registration statement covering all of the Warrant Shares, the Company shall remove the restrictive legend promptly upon the request of the holder of the Warrant Shares.

9. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient to satisfy the Company’s obligation to issue Warrant Shares upon the exercise of this Warrant. The Company covenants that any and all Warrant Shares, as and when issuable in accordance with this Warrant against the Company’s receipt of the Exercise Price or other specified consideration therefor, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

10. Adjustments. The Exercise Price, the number of shares purchasable hereunder is subject to adjustment from time to time as provided in this Section 11.

(a) Exempt Issues. No adjustment shall be made pursuant to this Section 11 with respect to any issue of Common Stock:

(i) upon conversion of shares of the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case at the exercise price in effect on July 3, 2006 (without giving any effect to the antidilution provisions thereof except to the extent the same may be adjusted in a manner consistent with Section 11(c) of this Warrant regarding stock splits and dividends);

(ii) as payment of dividends in lieu of cash with respect to the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006;

(iii) (A) upon the exercise of warrants outstanding as of July 3, 2006 to purchase up to 30,630,538 shares of Common Stock (as the same may be adjusted in accordance with the antidilution provisions thereof, if any; provided, however, if any such antidilution provisions are based on the exercise price of such warrants instead of fair market value of the securities or other property sold or distributed, then no such

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adjustment will be taken into account except to the extent the same may be adjusted in a manner consistent with Section 11(c) of this Warrant), in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006; or

(iv) upon the exercise of options or other rights to purchase up to 3,361,365 shares of Common Stock outstanding as of July 3, 2006 under the Company’s 1995 Stock Option Plan, 2000 Stock Option Plan, 1996 Director Stock Option Plan, and 2004 Stock Option Plan, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006.

(b) Adjustment of Exercise Price. If the Company shall issue or sell, or is, in accordance with Sections 11(b)(1) through 11(b)(6), deemed to have issued or sold, any shares of capital stock of the Company (“Capital Stock”) without consideration (which shall include any issuance of Capital Stock that triggers the antidilution adjustments of the securities listed in Section 11(a)(i) except as set forth in that Section) or for a consideration per share less than the Current Market Price of such Capital Stock in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to such Trigger Issuance by:

(i) a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock which could be purchased at the Current Market Price on the date of such Trigger Issuance with the aggregate consideration (based on the fair market value thereof as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate delivered to each Holder) received or receivable by the Company in connection with such Trigger Issuance (the “Aggregate Consideration”), and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock to be so issued or sold.

(ii) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issuance minus an amount equal to (A) the sum of (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued minus (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance, and the denominator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issue.

For purposes of this Section 10 and for the avoidance of doubt, if the Company issues any shares of Capital Stock that trigger the antidilution protection provisions of the securities listed in Section 10(a)(i), then such issuance will be deemed to have been done without consideration (as that term is used in the first sentence of Section 10(b)) such that the Aggregate Consideration attributable to that issuance will be zero ($0) and the Exercise Price of the Warrants will be adjusted as contemplated by this Section 10(b).

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For purposes of this Section 10, a Trigger Issue shall be deemed to occur upon the earliest of (A) the date the Company enters into a firm contract for the issuance or sale of the Capital Stock, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or (C) the date of actual issuance or sale of such Capital Stock. Any references to a different date or dates in Sections 11(b)(1) to (6) below are for convenience only and this provision shall control over any such other reference.

For purposes of this Warrant, “Current Market Price” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the Nasdaq Stock Market or, if the security is not listed or admitted to trading on the Nasdaq Stock Market, as reported for consolidated transactions with respect to such security listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company. “Current Market Price” means, when used with respect to a security as to which none of the above-mentioned prices are available and with respect to any property other than a security, as of any date, the market value of such security or property on such date as determined by the Board of Directors of the Company in good faith, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or appraisers having familiarity with such property; provided, however, that if the Holder objects to a determination of Current Market Price by the Board of Directors of the Company, the Company and the Holder shall engage an investment banking firm or appraisal firm of recognized national standing selected by the Company and acceptable to the Holder to make such determination (the fees and expenses of such investment banking firm or appraisal firm to be shared equally by the Company and the Holder).

For purposes of this 10(b), the following Sections 10(b)(1) to 10(b)(6) shall be applicable.

(1) Issue of Rights or Options. If the Company at any time grants or issues in any manner any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Capital Stock or for any stock or security convertible into or exchangeable for Capital Stock (such warrants, rights or options being called “Options”, and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the exercise of such Options or upon the additional conversion or exchange of such Convertible Securities (in each case as calculated in accordance with Section 10(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the grant or issue of such Options, then the total number of shares of Common Stock issuable upon the exercise of such

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Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 10(b)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issue of Convertible Securities. If the Company at any time issues or sells in any manner or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon such conversion or exchange (in each case as calculated in accordance with Section 10(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 10(b)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Capital Stock upon conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 10(b)(1).

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Right or Option referred to in Section 10(a)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 10(a)(l) or 10(a)(2), or the rate at which Convertible Securities referred to in Sections 10(a)(l) or 10(a)(2) are convertible into Capital Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 10(b) or any right to convert Convertible Securities for which any adjustment was made pursuant to this Section 10(b) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five (5) calendar days notice to the Holder, the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. Subject to the provisions of this Section 10(b), if the Company declares a dividend or makes any other distribution upon any Capital Stock of the Company (other than the Common Stock) payable in Capital Stock, Options or Convertible Securities, then any Capital Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

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(5) Consideration for Stock.

(i) Options. For purposes of Section 10(b)(1), the price per share for which an Option is exercisable or for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 10(b)) of (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (II) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (III), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, divided by (B) the total maximum number of shares of Capital Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options).

(ii) Convertible Securities. For purposes of Section 10(b)(2), the price per share for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 10(b)) of (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Security, plus (II) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, divided by (B) the total number of shares of Capital Stock issuable upon the conversion or exchange of such Convertible Security.

(iii) Generally. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder).

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The Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 10(b).

(c) Stock Splits and Dividends. In the event that the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, pay a dividend or make a distribution on its Common Stock in shares of Common Stock or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto each shall be proportionately decreased in the case of a subdivision or increased in the case of a combination. An adjustment made pursuant to this Section 10(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the date of such subdivision or combination, as the case may be. Such adjustments shall be made successively whenever any event listed above in this Section 10(c) shall occur.

(d) Distributions. In case the Company shall fix a payment date for the making of a distribution to all Holders of Capital Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 10(c)), the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share of Common Stock immediately prior to such payment date, less the Current Market Price of such assets or evidences of indebtedness so distributed, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(e) Reorganization or Reclassification. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for

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Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of this Warrant a supplemental warrant providing that the Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon full exercise of this Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance. The supplemental warrant referred to in the preceding sentence shall provide for adjustments (without regard to limitations on the exercisability of this Warrant) which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10. The above provision of this Section 10(e) shall similarly apply to successive consolidations or mergers.

(f) Reductions by the Company. Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 10, as it in its discretion shall determine to be advisable.

(g) Other Adjustments. In case any event shall occur as to which the other provisions of Section 10(b) to (f) are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights represented by this Section 10 in accordance with the essential intent and principles hereof then, in each such case, the Holder and the Company shall cooperate to agree upon an appropriate adjustment under this Section 10. If the Holder and the Company are unable to agree upon such an adjustment, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(h) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 10, Holders become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the exercise of the Warrants shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained herein.

(i) Calculations. All calculations under this Section 10 shall be made to the nearest four decimal points.

(j) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 10(b), (c), (d) or (e), the number of shares of Common Stock issuable upon exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to such adjustment (without regard to limitations on the exercisability of this Warrant) and dividing the product so obtained by the adjusted Exercise Price.

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(k) Minimum Adjustment. No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided that any adjustments which by reason of this Section 10(k) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $0.01 in the Exercise Price then in effect hereunder. If, after one or more adjustments to the Exercise Price pursuant to this Section 10, the Exercise Price cannot be reduced further without falling below $.01 per share, the Company will make such further adjustments in the number of Warrant Shares issuable upon exercise of the Warrant to compensate the Holders.

(l) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 10 by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment, including without limitation taking all such action from time to time as may be necessary or appropriate to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price in effect at such time.

(m) Validity of Warrant Certificate. Irrespective of any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holder shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

11. Notices to Holders.

(a) After each adjustment of the Exercise Price or the amount of Warrant Shares purchasable upon exercise of Warrants pursuant to Section 10, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Shares purchasable upon exercise of this Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be delivered to each Holder.

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(b) In the event:

(i) that the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) that the Company shall authorize the distribution to holders of shares of Common Stock of cash, evidences of its indebtedness or assets;

(iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for shares of Common Stock;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) that the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be delivered to the Holder, at least fifteen (15) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

12. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person(s) or entity(ies) requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

13. Loss or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this

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Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

14. Obtaining Stock Exchange Listings. The Company shall from time to time take all action which may be reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

15. No Rights as a Stockholder. The Holder shall not have, solely on account of the Holder’s status as a holder of a Warrant, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

16. Miscellaneous

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express (or comparable service), two (2) Business Days after so mailed, (D) if delivered by facsimile, upon electric confirmation of receipt on the first Business Day after the transaction and shall be delivered as addressed as follows:

(i)	if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention: Chief Financial Officer

Telephone: (203) 349-4160

Telecopy: (203) 349-4198

(ii)	if to the Holder, at such Holder’s address on the Warrant Register, or at such other address or addresses as may have been furnished to the Company in writing.

(b) Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder. No other person or entity shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions contained in this Warrant.

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(c) Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Headings. The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed to be part of this Warrant.

(e) Severability. In case any provision contained in this Warrant should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Warrant shall not in any way be affected or impaired thereby.

(f) Amendments; Waivers; No Additional Consideration. No provision of this Warrant may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

(h) Consent to Jurisdiction, etc.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT IN THE CITY AND STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN THE NEW YORK COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW

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OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW YORK COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17(a). NOTHING IN THIS WARRANT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(i) Interpretation. The language used in this Warrant shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(j) Counterparts and Facsimiles. This Warrant may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Warrant may also be executed and delivered via facsimile, which shall be deemed an original.

Dated: July 3, 2006	VELOCITY EXPRESS CORPORATION

By:
Edward W. Stone
Chief Financial Officer

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FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                                          hereby sells, assigns, and transfers unto                                          a Warrant to purchase              shares of Common Stock, par value $0.004 per share, of Velocity Express Corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                          attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

By:
Signature

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

NOTICE OF EXERCISE

To:	Velocity Express Corporation
One Morningside Drive North,
Bldg. B, Suite 300
Westport, Connecticut 06880
Attention: President

The undersigned hereby exercises the accompanying Warrant to either (you must check a box):

☐	Purchase Warrant Shares covered by the accompanying Warrant and tenders payment herewith pursuant to Section 3 of the Warrant in the amount of $ ; or

☐	Effect a non-cash exercise pursuant to Section 4 of the Warrant, and the undersigned elects to apply Warrant Shares to such exercise;

and, in each case, requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

By:
Print Name

Signature

Address:

EXHIBIT 10.7

VOTING AGREEMENT

VOTING AGREEMENT dated July 3, 2006 (as amended, this “Voting Agreement”) is by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation (“Parent”) and the individuals listed on Schedule A annexed hereto (collectively, the “Stockholders” and each individually is a “Stockholder”).

RECITALS

WHEREAS, the Stockholders are the record and beneficial owners of shares of common stock, par value $0.001 per share the (“Shares”), of CD&L, Inc., a Delaware corporation (the “Company”) in the amounts set forth opposite the Stockholder’s name on Schedule A hereto; and

WHEREAS, prior to the execution and delivery of this Voting Agreement, the Board of Directors of the Company has taken all actions required to: (a) approve the execution and delivery of that certain Agreement and Plan of Merger of even date herewith, by and between the Company, Buyer and CD&L Acquisition Corp., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent (the “Merger”); (b) prevent any right issued pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 27, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (the “Stockholder Protection Rights Agreement”) from being exercisable pursuant to the Stockholder Protection Rights Agreement as a result of the transactions contemplated herein and under the Merger Agreement or Purchase Agreement (as defined below); (c) prevent any Flip-in Date, Flip-over Transaction or Event, Stock Acquisition Date or Separation Time (as each such term is defined in the Stockholder Protection Rights Agreement) from occurring as a result of the transactions contemplated herein or under the Merger Agreement or Purchase Agreement (as defined below); and (d) waive the applicability of Section 203 of the Delaware General Corporation Law with respect to the acquisition by the Company, Newco and their affiliates and associates of 15% or more of the Company’s outstanding voting stock;

WHEREAS, concurrent with the execution of this Voting Agreement, Parent and the Stockholders have entered into a Series A Convertible Subordinated Debenture Purchase Agreement dated of even date herewith (as amended from time to time, the “Purchase Agreement”) pursuant to which Parent is acquiring from Stockholders all of their Series A Convertible Subordinated Debentures;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement and the Purchase Agreement, Parent requires that each of the Stockholders agree, and each of the Stockholders is willing to agree, to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and each of the Stockholders, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

(a)	“Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(b)	“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

2. Disclosure. Each of the Stockholders hereby agrees to permit the Company and Parent to publish and disclose in the Company’s Proxy Statement, and any press release or other disclosure document which Parent and the Company reasonably determine to be necessary or desirable in connection with the Merger and any transactions related thereto, each Stockholder’s identity and ownership of the Shares and the nature of each Stockholder’s commitments, arrangements and understandings under this Voting Agreement.

3. Voting of Company Stock.

(a) Each of the Stockholders hereby agrees that, during the period commencing on the Closing of the Purchase Agreement and continuing until the first to occur of (x) the Effective Time of the Merger, (y) the date of a Company Adverse Recommendation Change by the Board of Directors of the Company (the “Board”) in connection with a Superior Competing Transaction and a termination of the Merger Agreement as a result thereof in accordance with the terms of the Merger Agreement, or (z) the date of termination of the Merger Agreement for any reason in accordance with its terms (whichever date is first, the “Termination Date”), at any meeting of the holders of the Shares, however called, or in connection with any written consent of the holders of the Shares, he shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Stockholder, whether now owned or hereafter acquired:

(i) in favor of approval of the Merger, adoption of the Merger Agreement and any actions required in furtherance thereof and hereof,

(ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Merger Agreement or any Stockholder under this Voting Agreement, and

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(iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement):

(A)	any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;

(B)	a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; or

(C)	(1) any change in a majority of the individuals who constitute the Company’s board of directors;

(2) any change in the present capitalization of the Company or any amendment of the Company’s Certificate of Incorporation or By-Laws;

(3) any material change in the Company’s corporate structure or business; or

(4) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement;

provided, however, that the restrictions in this clause (iii) shall not apply to a vote in connection with a Superior Competing Offer if such vote is made subsequent to a Company Adverse Recommendation Change by the Board attributable to such Superior Competing Transaction.

(b) Each of the Stockholders agrees that the Stockholder’s obligations under this Voting Agreement are unconditional and will remain in full force and effect notwithstanding that the Company may have received a proposal for a Competing Transaction unless there is a termination of the Merger Agreement for any reason in accordance with its terms, in which case this Voting Agreement shall terminate, or unless the offer constitutes a Superior Competing Transaction and there has been a Company Adverse Recommendation Change. Further, none of the Stockholders will enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 3. Nothing in this Section 3 shall require any Stockholder to exercise any options or warrants with respect to the Shares or to convert any convertible notes or other convertible securities.

(c) Contemporaneously with the execution of this Agreement, each Stockholder, severally and not jointly, agrees to deliver to Purchaser a proxy in the form attached hereto as Exhibit A, which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

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4. Covenants, Representations and Warranties of each Stockholder. Each of the Stockholders hereby represents and warrants (with respect to such Stockholder only and not with respect to each other Stockholder) to, and agrees with, Parent as follows:

(a)	Ownership of Securities. Such Stockholder is the sole record and Beneficial Owner of the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto. On the date hereof, the Shares set forth opposite the Stockholder’s name on Schedule A hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder or with respect to which such Stockholder has voting power by proxy, voting agreement, voting trust or other similar instrument. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3 hereof, sole power of disposition, sole power of conversion, sole power to demand and waive appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder’s name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Voting Agreement.

(b)	Authorization. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Voting Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder’s Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such person in accordance with its terms.

(c)

No Conflicts. (i) Except as may be required under Section 13 of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby

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and (ii) none of the execution and delivery of this Voting Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder (if applicable), (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

(d)	No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 3 hereof, such Stockholder’s Shares at all times during the term hereof will be Beneficially Owned by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

(e)	No Solicitation. Such Stockholder agrees not to take any action in his capacity as a record or beneficial owner of Shares inconsistent with or in violation of Section 6.2 of the Merger Agreement, provided that this paragraph (e) shall not apply to actions which would otherwise be permitted to be taken by the Company under Section 6.2 of the Merger Agreement.

(f)	Restriction on Transfer; Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly (i) except for a Permitted Transfer (as defined below) and except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of any such Stockholder’s Shares or any interest therein, (ii) except as contemplated by this Voting Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to the Shares, or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under this Voting Agreement.

(g)	Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement and the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Voting Agreement.

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(h)	Permitted Transfer. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, any Stockholder may sell or transfer any Shares to any Stockholder or any other Person who executes and delivers to Parent an agreement, in form and substance acceptable to Parent, to be bound by the terms of this Agreement to the same extent as the transferring Stockholder (any such transfer, a “Permitted Transfer”).

5. Waiver of Appraisal Rights. Each of the Stockholders hereby irrevocably waives any and all appraisal, dissenter or other similar rights which the Stockholder may otherwise have with respect to the consummation of the Merger, including without limitation, any rights pursuant to Section 262 of the Delaware General Corporation Law. Each of the Stockholders acknowledges that it has been afforded a reasonably opportunity to review information and ask questions regarding the Merger Agreement and the Merger.

6. Stop Transfer Legend.

(a)	Each of the Stockholders agrees and covenants to Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Voting Agreement.

(b)	Without limiting the covenants set forth in paragraph (a) above, in the event of a stock dividend or distribution, or any change in Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term “Shares” shall be deemed to refer to and include the Shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

7. Further Assurances. From time to time, at Parent’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

8. Stockholder Capacity. If any Stockholder is or becomes during the term hereof a director or an officer of the Company, such Stockholder makes no agreement or understanding herein in his capacity as such director or officer. Each of the Stockholders signs solely in his or her capacity as the record and Beneficial Owner of the Stockholder’s Shares.

9. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (a) the Termination Date regardless of the circumstances or (b) the Effective Time of the Merger.

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10. Miscellaneous.

(a)	Entire Agreement. This Voting Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)	Certain Events. Subject to Section 4(f) hereof, each of the Stockholders agrees that this Voting Agreement and the obligations hereunder shall attach to each such Stockholder’s Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, each Stockholder’s heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Voting Agreement.

(c)	Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Parent in the case of an assignment by any Stockholder and each Stockholder in the case of any assignment by Parent; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

(d)	Amendment and Modification. This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

(e)	Notices. Any notice or other communication required or which may be given hereunder shall be in writing and delivered (i) personally, (ii) via telecopy, (iii) via overnight courier (providing proof of delivery) or (iv) via registered or certified mail (return receipt requested). Such notice shall be deemed to be given, dated and received (i) when so delivered personally, via telecopy upon confirmation, or via overnight courier upon actual delivery or (ii) two days after the date of mailing, if mailed by registered or certified mail. Any notice pursuant to this section shall be delivered as follows:

If to the Stockholder, to the address set forth for the Stockholder on Schedule A to this Voting Agreement.

If to Parent:

Velocity Express Corporation
One Morningside Drive North
Building B, Suite 300
Westport, CT 06880
Attn: General Counsel
Facsimile: 952.835.4997

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with copies to:

Budd Larner, PC
150 John F. Kennedy Parkway
Short Hills, NJ 07078
Attention: James F. Fitzsimmons, Esq.
Fax: 973.379.7734

and to

Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Avron L. Gordon, Esq.
Fax: 612.977.8650

(f)	Severability. Whenever possible, each provision or portion of any provision of this Voting Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Voting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Voting Agreement in such jurisdiction, and this Voting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g)	Specific Performance. Each of the parties hereto agrees, recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach any aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements (without any requirement to post bond or other security and without having to prove actual damages) and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(h)	Remedies Cumulative. All rights, powers and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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(i)	No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(j)	No Third Party Beneficiaries. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(k)	Governing Law. This Voting Agreement will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

(l)	Submission to Jurisdiction. Each party to this Voting Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located within the jurisdiction of the United States District Court for the Southern District of New York, and, by execution and delivery of this Voting Agreement, each party to this Voting Agreement hereby irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Voting Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 10(e). Each party to this Voting Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Voting Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 10(l) shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

(m)	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS VOTING AGREEMENT.

(n)	Description Headings. The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Voting Agreement.

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(o)	Counterparts. This Voting Agreement may be executed in counterparts, each of which will be considered one and the same Voting Agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(p)	No Survival. No representations, warranties and covenants of the Stockholder in this Agreement shall survive the Merger. The Stockholder shall have no liability hereunder except for any willful and material breach of this Agreement by the Stockholder.

(q)	Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder’s capacity as the beneficial owner of such Stockholder’s Shares and, notwithstanding anything herein to the contrary, nothing in this Agreement in any way restricts or limits any action taken by such Stockholder or any designee or related party of such Stockholder in his or her capacity as a director or officer of the Company and the taking of any actions in his or her capacity as an officer or director of the Company will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Parent and each of the Stockholders have caused this Voting Agreement to be duly executed as of the day and year first above written.

Parent:

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Stockholders:

/s/ Albert W. Van Ness, Jr.
Albert W. Van Ness, Jr.

/s/ William T. Brannan
William T. Brannan

/s/ Michael Brooks
Michael Brooks

/s/ Russell J. Reardon
Russell J. Reardon

/s/ Matthew J. Morahan
Matthew J. Morahan

/s/ Vincent P. Brana
Vincent P. Brana

/s/ Jack McCorkell
Jack McCorkell

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SCHEDULE A

Stockholders

Stockholder Name and Address	Number of Shares
Albert W. Van Ness, Jr. 89 Silver Oaks Circle, Unit 5104 Naples, FL 34119	136,160

William T. Brannan 2 Carmella Court Cedar Grove, NJ 07009	113,796

Michael Brooks 3986 N W 52nd Place Boca Raton, Fl 33496	251,955

Russell J. Reardon 11 Old Quarry Road Cedar Grove, NJ 07009	74,238

Matthew J. Morahan 18126 Southeast Village Circle Tequesta, FL 33469	360,512

Vincent P. Brana 527 Eastgate Road Ho-ho-kus, NJ 07423	357,000

Jack McCorkell 125 County Park Drive Cranford, NJ 07016	52,609

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EXHIBIT A

IRREVOCABLE PROXY

Reference is made to that certain Voting Agreement dated the date hereof (the “Voting Agreement”) by and among Velocity Express Corporation, a Delaware corporation (“Purchaser”), CD&L Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), and the stockholders of the Company signatory thereto.

1. Irrevocable Proxy.

(a) The undersigned stockholder (the “Stockholder”) of CD&L, Inc., a Delaware corporation (the “Company”) hereby irrevocably appoints and constitutes each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary of Purchaser (collectively the “Proxyholders”), as the agents, attorneys and proxies of the undersigned Stockholder, with full power of substitution and resubstitution, to the full extent of the undersigned Stockholder’s rights with respect to the shares of Common Stock of the Company that are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this Irrevocable Proxy terminates, to vote the Shares as set forth in this paragraph 1.

(b) The Proxyholders are empowered at any time prior to termination of this Irrevocable Proxy to exercise all voting rights with respect to such Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned Stockholder at every annual, special or other meeting of stockholders of the Company and at any adjournment or postponement thereof, however called, or pursuant to any written consent in lieu of a meeting or otherwise (such rights, the “Proxy Rights”) in accordance with Section 3(a) of the Voting Agreement.

(c) The Proxyholders may not exercise these Proxy Rights with respect to any matter except as specifically authorized herein. The Stockholder may vote the Shares on all such other matters, subject to such other agreements as the Stockholder may be subject or by which the Stockholder or the Shares may be bound. The Proxy Rights granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of such Stockholder set forth in Section 3(a) of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations.

2. Termination. This Irrevocable Proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

3. Miscellaneous.

a. Upon the execution hereof, all prior proxies, voting agreements or powers-of-attorney given by the undersigned Stockholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, or which are other inconsistent herewith, are hereby revoked and no subsequent proxies or powers-of attorney will be given, nor voting agreements made until such time as this Irrevocable Proxy shall be terminated in accordance with its terms.

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b. All authority conferred herein shall survive the insolvency, liquidation, death or incapacity of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

c. The undersigned Stockholder authorizes the Proxyholders to file this Irrevocable Proxy and any substitution or revocation of substitution with the Secretary of the Company and with any inspector of elections at any meeting of stockholders of the Company.

d. The Provisions of Section 10 of the Voting Agreement, to the extent applicable, shall be incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned Stockholder has caused this Irrevocable Proxy to be executed personally or by a duly authorized representative thereof as of the day and year set forth below.

DATED: June     , 2006

Signature

Name:

Title:

Address:

Number of Shares Held Beneficially and of Record by Stockholder:

             Shares owned beneficially

             Shares owned of record

[SIGNATURE PAGE TO IRREVOCABLE PROXY]

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EXHIBIT 10.8

SERIES A PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 3rd day of July, 2006, by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Buyer”) and BNP PARIBAS (the “Seller”).

W I T N E S S E T H:

WHEREAS, Seller is the record owner of 262,467 shares (the “Shares”) of Series A Preferred Stock, of CD&L, Inc., a Delaware corporation (the “Company”) which may be converted into a total of 2,624,670 shares of Common Stock in the Company; and

WHEREAS, Seller has been issued and currently holds a Warrant pursuant to a Warrant Agreement (as defined below) (the “Warrant”) entitling Seller to purchase up to 337,500 shares of Common Stock of the Company; and

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase and acquire from Seller, all of the Shares and the Warrant, all upon the terms and conditions hereinafter set forth; and

WHEREAS, prior to the execution and delivery of this Agreement, the Board of Directors of the Company has taken all actions required to: (a) approve the execution and delivery of that certain Agreement and Plan of Merger of even date herewith, by and between the Company, Buyer and CD&L Acquisition Corp., a Delaware corporation (the “Merger Agreement”); (b) prevent any right issued pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 27, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (the “Stockholder Protection Rights Agreement”) from being exercisable pursuant to the Stockholder Protection Rights Agreement as a result of the transactions contemplated herein and under the Merger Agreement; (c) prevent any Separation Time (as such term is defined in the Stockholder Protection Rights Agreement) from occurring as a result of the transactions contemplated herein or under the Merger Agreement; (d) waive any rights which the Company may own or possess to redeem the Shares under that certain Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc. filed with the Secretary of State of the State of Delaware on April 14, 2004 (the “Certificate of Designations”) until the later of: (i) the expiration of the First Purchaser Restricted Period (as defined in the Merger Agreement); or (ii) ten (10) days after the expiration of the Second Purchaser Restricted Period (as defined in the Merger Agreement), if any; (e) waive the applicability of Section 203 of the Delaware General Corporation Law with respect to the Company and the transactions contemplated herein and under the Merger Agreement; (f) waive any and all rights the Company may have under that certain Warrant Agreement dated as of January 29, 1999 by and among the Company, Seller, the Investor (as defined below) and Exeter Venture Lenders, L.P. (“Exeter

Venture”) (the “Warrant Agreement”) which could restrict, prevent or inhibit the consummation of the transactions contemplated under this Agreement or otherwise require the Company’s consent or allow the Company to participate in connection therewith, including, without limitation, any right to request a legal opinion from Seller or the Investor (as defined below) with respect to the transactions contemplated in this Agreement pursuant to Section 14(b) of the Warrant Agreement and any rights of first offer pursuant to Section 14(d) of the Warrant Agreement; and (g) waive any and all rights the Company may have under that certain Restructuring and Exchange Agreement dated as of April 14, 2004 by and among the Company, Seller, the Investors (as defined below), Exeter Venture and the individuals listed therein as “Investors” (the “Restructuring Agreement”) which could restrict, prevent or inhibit the consummation of the transactions contemplated under this Agreement, including, without limitation, any obligation of Seller or the Investor (as defined below) to provide an opinion of counsel under Section 5.9 of the Restructuring Agreement in connection with the transactions contemplated in this Agreement and the obligation of any holder (“Holders”) of Series A Convertible Subordinated Debentures (the “Debentures”) to provide an opinion of counsel under Section 6.9 of the Restructuring Agreement with respect to the sale and transfer of the Debentures by the Holders to Buyer in connection the transactions contemplated in that certain Series A Convertible Subordinated Debenture Purchase Agreement by and between the Holders and Buyer; and

WHEREAS, prior to the execution and delivery of this Agreement, Exeter Capital Partners IV, L.P., a Delaware limited partnership (“Exeter Capital” or the “Investor”) has (a) consented to the sale and transfer of the Shares and the Warrant from Seller to Buyer, as contemplated by this Agreement, (b) waived any and all rights of co-sale which the Investor may have in connection with the transactions contemplated hereunder pursuant to that certain Stockholders Agreement dated April 14, 2004 by and among the Company and certain stockholders of the Company (the “Stockholders Agreement”) including, without limitation, any rights of co-sale under Section 2.1 of the Stockholders Agreement; (c) waived any and all tag along rights which Investor may have pursuant to the Warrant Agreement, including, without limitation, any tag along rights under Section 15 of the Warrant Agreement; and (d) as a holder of Preferred Stock and in connection with Section 5.2(b) of the Stockholders Agreement, consented to the Company entering into the Merger Agreement (the foregoing collectively referred to as the “Consent and Waiver”); and

WHEREAS, prior to the execution and delivery of this Agreement, the Investor and other Stockholders (as such term is defined in the Stockholders Agreement) have waived any and all rights of first refusal the Investor or other Stockholder may have in connection with the transactions contemplated hereunder pursuant to the Stockholders Agreement, including, without limitation, all rights of first refusal provided for under Section 3.1 of the Stockholders Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:

1. Purchase of Shares and the Warrant; Purchase Price. Subject to the terms and conditions hereinafter set forth, Seller hereby assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller’s right, title and interest in and to all the Shares and the Warrant in exchange for $6,217,182.00 (the “Purchase Price”) as full consideration for said purchase.

2. Closing.

(a) Closing. The closing (the “Closing”) of the transactions contemplated under this Agreement shall take place upon execution and delivery of this Agreement and each document or instrument to be delivered hereunder by each of the parties hereto and delivery by Buyer of the Purchase Price to Seller and the simultaneous execution and delivery of the Merger Agreement and funding of the Paying Agent with the Merger Consideration as required thereunder (the “Closing Date”).

(b) Seller Closing Deliveries. At the Closing, Seller shall deliver to Buyer the following:

(i) an executed original of this Agreement;

(ii) the certificates representing the Shares and the Warrant (or to the extent that the certificates representing the Shares or the Warrant have been lost or destroyed, an affidavit of lost stock certificate or warrant representing the Shares or the Warrant), together with a duly executed Stock and Warrant Power in the form attached hereto as Exhibit “A” (the “Stock and Warrant Power”); and

(iii) a counterpart to the Consent and Waiver, duly executed by Seller

(c) Buyer Closing Deliveries. At Closing, Buyer shall deliver: (i) to Seller, the Purchase Price by wire transfer to an account designated by Seller and an executed copy of this Agreement; and (ii) to the Company, the Waiver, duly executed.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

3.1 Authorization. Seller is duly organized, validly existing and in good standing under the laws of its state of organization. Seller has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained and to assign to Buyer the Seller’s interest in the Accompanying Agreements. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction. Seller is not currently subject to any voluntary and to its knowledge any involuntary, bankruptcy or solvency proceedings.

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3.2 Title to Shares and the Warrant. Seller is the sole owner of the Shares and the Warrant. Subject to the consents and waivers being obtained as provided in the recitals to this Agreement, (a) Seller has the right to sell and transfer the Shares and the Warrant to Buyer and to Seller’s knowledge, has the right to assign its rights pursuant to the Accompanying Agreements (as defined below) to Buyer, and (b) pursuant to the terms hereof Seller will transfer and deliver to the Buyer the Shares and the Warrant free and clear of all liens, encumbrances, options, or other adverse claims (as defined in Article 8 of the Uniform Commercial Code as in effect in the State of New York) except for those set forth in the Certificate of Designation, Accompanying Agreements and under applicable securities laws.

3.3 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Shares and the Warrant by Seller to Buyer and the performance by Seller of its respective obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not: (i) contravene any provision of the Certificate of Incorporation or Formation, of Seller; or (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, the Warrant themselves, any contract or agreement which is applicable to, binding upon or enforceable against the Seller.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

4.1 Authorization. Buyer is duly organized, validly existing and in good standing under the laws of its state of organization and was not organized for the specific purpose of acquiring the Shares or the Warrant. Buyer has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained. This Agreement has been duly executed and delivered by Buyer and constitutes Buyer’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction. Buyer is not currently subject to any voluntary and to its knowledge any involuntary, bankruptcy or solvency proceedings.

4.2 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Purchase Price by Buyer to Seller and the performance by Buyer of its respective obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not: (i) contravene any provision of the Certificate of Incorporation of Buyer; or (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate any contract or agreement which is applicable to, binding upon or enforceable against the Buyer.

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4.3 Purchase Entirely for Own Account. Buyer hereby represents and warrants that the Shares and the Warrant are being purchased for Buyer’s own account and for investment and without the intention of reselling or redistributing the same, that Buyer has made no agreement with others regarding any of such Shares and the Warrant and that Buyer’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Shares and the Warrant in the foreseeable future. Buyer is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares and the Warrant with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares or the Warrant and for which the Shares and the Warrant were pledged as security, would represent an intent inconsistent with the representations set forth above.

4.4 Reliance Upon Seller’s Representations. Buyer understands that the Shares and Warrant will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), based on one or more exemptions therefrom, and that Buyer’s reliance on such exemption is predicated on Seller’s representations set forth herein. Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations Buyer intends to acquire the Shares or the Warrant for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

4.5 Acknowledgement by Buyer. Buyer hereby acknowledges and agrees that it has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Seller and the Company, which investigation, review and analysis was conducted by Buyer to the extent Buyer deemed appropriate, by its representatives. Buyer has had the opportunity to review the public filings with the Securities and Exchange Commission relating to Seller and the Company and all documents delivered therewith (the “SEC Filings”). In entering into this Agreement, Buyer hereby acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinion of Seller or any persons affiliated with Seller, with respect to matters and operations of Seller and the Company and Buyer acknowledges and agrees, to the fullest extent permitted by law, that:

(a) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied (except the specific representations and warranties of the Seller as set forth in this Agreement), as to the accuracy or completeness of any of the information reviewed by Buyer; and

(b) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Buyer or its directors, officers, partners, employees, affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under United States securities laws or otherwise) based upon any information provided or made available, to Buyer or its directors, officers, employees, partners, members, affiliates,

5

controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to Seller insofar as the Seller has made specific representations and warranties set forth in this Agreement.

4.6 No Further Representations. Buyer acknowledges that neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives has made any representations as to the business, properties, financial condition or operating history of the Company or the success or viability of the business proposed to be conducted by the Company after the Closing Date.

4.7 Investment Experience; Risks. Buyer is able to bear the economic risk of the investment in the Shares and the Warrant. Buyer has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrant and is able to bear such risks. Buyer understands that an investment in the Shares and the Warrant is highly speculative but believes that the investment is suitable for Buyer based upon the investment objectives and financial needs of Buyer, and has adequate means for providing for its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares and the Warrant. Buyer recognizes that the prospective investment in the Shares and the Warrant involves a high degree of risk, including, but not limited to, the risks described in the SEC Filings.

4.8 Accredited Investor. Buyer is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

4.9 Restricted Securities. Buyer realizes that (i) the purchase of the Shares and the Warrant is a long-term investment; (ii) Buyer must bear the economic risk of investment in the Shares and the Warrant for an indefinite period of time because the Shares and Warrant have not been registered under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act, or an exemption from such registration is available; and (iii) the transferability of the Shares and the Warrant is restricted. Buyer is aware that the Shares and the Warrant may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless the conditions of that Rule are met.

5. Assignment of Rights Under Accompanying Agreements. By execution and delivery of this Agreement, Seller hereby grants, assigns and transfers to Buyer Seller’s full right, title and interest in and to (a) the Stockholders Agreement, (b) that certain Registration Rights Agreement dated as of April 14, 2004 by and between the Company and the Investors and certain other investors referenced therein (the “Company Registration Rights Agreement”), and (c) the Warrant Agreement (collectively the “Accompanying Agreements”). Buyer hereby assumes all of the obligations of Seller pursuant to the Accompanying Agreements.

6. Delivery of Waiver. In addition to any other condition provided for herein, the Closing of this Agreement is expressly conditioned upon Buyer executing and delivering to the Company that certain Waiver (the “Waiver”), in the form attached hereto as Exhibit “B”.

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7. Miscellaneous.

7.1 Notice.

(a) Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on (i) the date of service if served personally; (ii) three (3) business days after the date of mailing, if mailed by first class mail, registered or certified, postage prepaid, return receipt requested; or (iii) one (1) business day after delivery to the courier if sent by private courier guaranteeing next day delivery, delivery charges prepaid.

(b) Notices shall be sent to the following addresses: (i) if to Buyer, to One Morningside Drive North, Building B, Suite 300, Westport, Connecticut, 06880, Attention: General Counsel, or such other address as may hereafter be designated in writing by Buyer, with a copy to Budd Larner, P.C., 150 John F. Kennedy Parkway, Short Hills, New Jersey 07078, Attn: James F. Fitzsimmons, Esq.; and (ii) if to Seller, to: 787 Seventh Avenue, New York, NY 10019 Attn: Steve Alexander, or such other address as may hereafter be designated in writing by the applicable Seller, with a copy to White & Case, 1155 Avenue of the Americas, New York, New York 10036-2787, Attn: Daniel M. Latham, Esq.

7.2 Severability. The invalidity of any provision of this Agreement, or part thereof, shall not affect the validity or enforceability of the remainder of such provision and/or this Agreement.

7.3. Benefit. All the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Buyer and the respective successors and assigns of each Seller.

7.4. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same Agreement. A facsimile signature to this Agreement of any party shall be considered to have the same binding legal effect as an original signature

7.5. Headings. The headings of the paragraphs of this Agreement are for convenience and reference only and do not constitute a part of this Agreement and in no way modify, interpret or construe the understanding of the parties hereto.

7.6. Governing Law; Jurisdiction.

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b) Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the federal or state courts located within the

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exclusive jurisdiction of the United Stated District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 7.1 hereof. Each party to this Agreement hereby irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in any of the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court is an inconvenient forum. Nothing in this Section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

7.7. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may not be changed, nor modified orally, but only by the amendment to the Agreement in writing, signed by the party against whom enforcement of any change or modification in sought.

7.8. Integration. This Agreement supersedes all prior agreements and understandings among the parties to this Agreement with respect to the subject matter hereof and contains the full understanding of the parties hereto with respect to the subject matter hereof; and there are no representations, warranties, agreements or undertakings other than expressly contained herein or therein.

7.9 Interpretation. In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the context may require.

7.10 Assignments and Successors. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

7.11 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns; provided, however, the Company shall be a third party beneficiary of this Agreement for purposes of the last sentence of Section 5 herein.

7.12 Survival. Except to Seller’s representations and warranties contained within Section 3.2, all representations and warranties made herein shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any representation and warranty made herein for any misrepresentation or inaccuracy with respect thereto shall be commenced after the Closing.

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7.13 Further Assurances. Each Seller and Buyer, at their own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

7.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

[Signature on Following Page]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Series A Preferred Stock and Warrant Purchase Agreement as of the date first above written.

BUYER:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name:	Edward W. Stone
Print Title:	Chief Financial Officer

SELLER:

BNP Paribas

By:	/s/ M.S. Alexander
Print Name:	M.S. Alexander
Print Title:	Managing Director

[Signature Page to Series A Preferred Stock and Warrant Purchase Agreement (Paribas)]

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EXHIBIT A

STOCK AND WARRANT POWER

FOR VALUE RECEIVED, the undersigned, does, effective as of July 3, 2006 hereby sell, assign and transfer unto VELOCITY EXPRESS CORPORATION: (i) Two Hundred Sixty Two Thousand Four Hundred Sixty Seven (262,467) shares of Series A Preferred Stock of CD&L, Inc., a Delaware corporation; and (ii) a Warrant entitling the undersigned to purchase up to Three Hundred Thirty Seven Thousand Five Hundred (337,500) shares of Common Stock of CD&L, a Delaware corporation represented by Stock Certificate No.          and Warrant No.         , respectively, and does hereby irrevocably constitute and appoint the Secretary of the said corporation as attorney to transfer said stock on the books of said corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of July, 2006.

BNP Paribas

By:
Print Name:
Print Title:

11

EXHIBIT B

WAIVER

12

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Third Point Ultra Ltd.

By:	/s/ Justin Nadler
	Name:	Justin Nadler
	Title:	CFO, Third Point LLC

Investment Amount: $415,330.00

Tax ID No.:

ADDRESS FOR NOTICE

390 Park Avenue, 18th Floor

New York, NY 10022

E-Mail: jnadler@thirdpoint.com Mobile Tel: 212-925-4770 Fax: 212-224-7401

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

LibertyView Funds, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized signatory

Investment Amount: $600,000

Tax ID No.: 98-0388959

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

LibertyView Special Opportunities Fund, L.P.

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Investment Amount: $100,000

Tax ID No.: 98-0366030

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Trust “D” for a Portion of the Assets of the Kodak Retirement Income Plan

By:	/s/ Steven S. Rogers
	Name:	Steven S. Rogers
	Title:	Authorized Signatory

Investment Amount: $300,000

Tax ID No.: 04-3306562

ADDRESS FOR NOTICE

c/o George Hartigan Libertyview Capital Management 111 River St., Suite 1000 Hoboken, NJ 07030 USA

E-Mail: ghartigan@libertyview.com
Tel: 201-216-8606
Fax: 201-216-8625

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TH Lee Putnam Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $6,691,545.61

Tax ID No.: 06-1561851

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212 951-8600
Fax:	212 951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TH Lee Putnam Parallel Ventures, LP

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $4,895,004.60

Tax ID No.: 06-1564965

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

THLi Coinvestment Partners, LLC

By:	/s/ Jim Brown
	Name:	Jim Brown
	Title:	Managing Director

Investment Amount: $391,838.43

Tax ID No.: 13-4119409

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Thomas H. Lee

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee
Title:

Investment Amount: $151,611.36

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o Fred Coulson 200 Madison Avenue, Suite 1900 New York, NY 10016 USA

E-Mail:	fred.coulson@thlpv.com
Tel:	212-951-8600
Fax:	212-951-8655

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the 3rd day of July, 2006.

NAME OF PURCHASER:

Crestview Capital Master, LLC

By:	Crestview Capital Partners, LLC
Its:	Sole Manager

By:	/s/ Ted Wachtell
	Name:	Ted Wachtell
	Title:	Manager

Investment Amount: $750,000.00

Tax ID No.: 20-0512894

ADDRESS FOR NOTICE

c/o John Schmit 95 Revere Drive, Suite A Northbrook, IL 60062 USA

E-Mail: john@crestviewcap.com
Tel: 847-559-0060
Fax: 847-559-5807

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

7.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

7.15 Recitals. The recitals to this Agreement are incorporated herein by this reference and shall be construed as if they are a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Series A Preferred Stock, Common Stock and Warrant Purchase Agreement as of the date first above written.

BUYER:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name:	Edward W. Stone
Print Title:	Chief Financial Officer

SELLER:

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P.,
General Partner

By:	Exeter IV Advisors, Inc.,
General Partner

By:	/s/ Kurt Bergquist
Print Name:	Kurt Bergquist
Print Title:	Vice President

[Signature Page to Series A Preferred Stock, Common Stock and Warrant Purchase Agreement – Exeter Capital (Note Purchase Price)]

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EXHIBIT A

DEBT FINANCING AGREEMENTS

Unit Purchase Agreement

Indenture

Registration Rights Agreement

12

EXHIBIT B

STOCK AND WARRANT POWER

FOR VALUE RECEIVED, the undersigned, does, effective as of July 3, 2006 hereby sell, assign and transfer unto VELOCITY EXPRESS CORPORATION: (i) Sixty Five Thousand Six Hundred Seventeen (65,617) shares of Series A Preferred Stock of CD&L, Inc., a Delaware corporation; (ii) Three Hundred Twenty Eight Thousand Eighty Four (328,084) shares of Common Stock of CD&L, Inc., a Delaware corporation; and (iii) a Warrant entitling the undersigned to purchase up to Eighty Four Thousand Three Hundred Seventy Five (84,375) shares of Common Stock of CD&L, Inc., a Delaware corporation, represented by Stock Certificates No.          and No          and Warrant No.         , respectively, and does hereby irrevocably constitute and appoint the Secretary of the said corporation as attorney to transfer said stock and warrant on the books of said corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of July, 2006.

[Medallion Guarantee]		Exeter Capital Partners IV, L.P., a Delaware limited partnership

		By:	Exeter IV Advisors, L.P.,
General Partner

		By:	Exeter IV Advisors, Inc.,
General Partner

By:	/s/ Edmund Go	By:	/s/ Kurt Bergquist
		Print Name:	Kurt Bergquist
		Print Title:	Vice President

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EXHIBIT C

WAIVER

14

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Bernard Selz

By:	/s/ Bernard Selz
	Name:	Bernard Selz
Title:

Investment Amount: $

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

c/o Bernard Selz 600 5th Avenue, 25th Floor New York, NY 10020 USA

E-Mail:	bselz@selzcapital.com
Tel:	212-218-8280
Fax:	212-218-8270

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

TPR Investment Associates, Inc.

By:	/s/ Sergi Genger
	Name:	Sergi Genger
	Title:	President

Investment Amount: $100,000

Tax ID No.: 13-3506464

ADDRESS FOR NOTICE

200 West 57th Street, Suite 1208 New York, NY 10019 USA

E-Mail:
Tel:
Fax:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

Richard Neslund

By:	/s/ Richard Neslund
	Name:	Richard Neslund

Investment Amount: $

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

11370 Longwater Chase Court Fort Myers, FL 33901 USA

E-Mail:
Tel:	239-466-8900
Fax:	952-646-3517

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the      day of June, 2006.

NAME OF PURCHASER:

George Furla

By:	/s/ George Furla
	Name:	George Furla

Investment Amount: $444,000.00

Tax ID No.: ###-##-####

ADDRESS FOR NOTICE

8530 Wilshire #420 Beverly Hills, CA 90211 USA

E-Mail:	georgefurla@aol.com
Tel:	213-923-9338
Fax:	310-659-9412

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

JEFFERIES & COMPANY, INC., As Closing Agent

By:	/s/ Jonathan Cunningham
Name:	Jonathan Cunningham
Title:	Executive Vice President

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Agreement to Sell and Purchase the Shares; Subscription Date.

1.1 Purchase and Sale. At the Closing (as hereinafter defined), the Company will sell to each Purchaser, and such Purchaser will purchase from the Company severally, not jointly, upon the terms and conditions hereinafter set forth, the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto at a purchase price of $10.00 per Share. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing Date (as hereinafter defined) the Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock in the form attached hereto as Exhibit C hereto (the “Certificate of Designations”).

1.2 Placement Agent. The Company has engaged Broadband Capital Management LLC (the “Placement Agent”) in connection with the sale of the Shares. The Company agrees and acknowledges that any and all fees and commissions payable or previously paid to the Placement Agent in respect of the sale of Shares shall be the sole and exclusive responsibility of the Company. Other than the Placement Agent, the fees of which shall be paid by the Company on the Closing Date, the Company shall not be obligated to pay any fee or commission to any broker, finder or other intermediary for or on account of the transactions contemplated by this Agreement. The Company further agrees that it shall indemnify and hold harmless each Purchaser from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting or alleging to act on behalf of the Company hereunder.

2. Deliveries at Closing; Closing Obligations. The purchase and sale of the Shares (the “Closing”) shall occur on a date to be specified by the Company and the Placement Agent (the “Closing Date”), which date shall be concurrent with or immediately following (a) the execution and delivery of the CD&L Agreements and (b) the Company’s sale and issuance of the Notes and Warrants.

2.1 Certain Closing Deliveries

(a) At the Closing, the Company shall deliver to each Purchaser one or more stock certificates representing the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto, each such certificate to be registered in the name of the Purchaser or, if so indicated on the signature page hereto, in the name of a nominee designated by the Purchaser.

(b) On or prior to the Closing Date, the Company shall deliver to the Purchasers a legal opinion from the Company’s Special Counsel, Briggs and Morgan, P.A., in the form attached hereto as Exhibit D.

(c) At the Closing, the Company shall deliver to the Purchasers:

(1) an executed copy of the Registration Rights Agreement;

(2) an executed copy of the Merger Agreement;

(3) an executed copy of each of the Voting Agreement;

(4) an executed copy of the opinion of Jefferies & Company, Inc. as to the fairness of the merger consideration;

(5) evidence reasonably satisfactory to counsel to the Purchasers regarding the consummation and sale of the Notes and the Warrants;

(6) evidence reasonably satisfactory to counsel to the Purchasers of the Company’s receipt of each of the consents and approvals referred to in Section 2.3 hereof;

(7) an executed copy of each of (a) the Voting, Consent, Amendment and Waiver Agreement with holders of the Company’s Series M Convertible Preferred Stock, the Company’s Series N Convertible Preferred Stock and the Company’s Series O Convertible Preferred Stock (the “Series M, N and O Consent”) and (b) the Voting, Consent, Amendment and Waiver Agreement with holders of the Company’s Series P Convertible Preferred Stock (the “Series P Consent”); and

(8) evidence reasonably satisfactory to counsel to the Purchasers regarding the execution and delivery of the CD&L Agreements and the consummation of the transactions contemplated thereby, other than those transactions to be consummated after Closing as contemplated by the CD&L Agreements.

(d) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchasers a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the date of this Agreement, to the effect that each of such persons has carefully examined this Agreement and each of the other Transaction Documents, and that:

(1) the representations and warranties of the Company in this Agreement and each of the other Transaction Documents are true and correct;

(2) no stop order suspending the qualification or exemption from qualification of the Shares shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

(3) since the date of the most recent financial statements included in the SEC Filings, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole;

(4) none of the SEC Filings or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact

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required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(5) subsequent to the respective dates as of which information is given in the SEC Filings: (A) neither the Company nor any of the Subsidiaries has incurred up to and including the date of this Agreement, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (C) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock (other than securities covered by the Registration Rights Agreement or pursuant to the Company’s stock option plan or stock purchase plan or the exercise of warrants outstanding on such respective dates) or the short-term or long-term debt of the Company or any of the Subsidiaries; (E) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (F) there is no litigation which is pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of its Affiliates which would, if decided adversely, have a Material Adverse Effect.

(e) Concurrently with the execution and delivery of this Agreement, the Company shall have delivered to the Purchasers a certificate signed on behalf of the Company by the Secretary of the Company, in his capacity as such, dated the date of this Agreement, as to:

(1) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets, other than the transactions contemplated by the CD&L Agreements;

(2) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

(3) resolutions adopted by the Board of Directors of the Company authorizing the Shares and the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents (with copies of such resolutions attached); and

(4) the incumbency, authorization and signatures of those officers of the Company signing this Agreement, each of the other Transaction Documents and/or any certificate delivered in connection therewith.

(f) On the Closing Date, (i) subject to the satisfaction (or waiver by a Purchaser) of the conditions to Closing described in Section 2.3 of this Agreement, each Purchaser shall pay to the Escrow Agent on or prior to such date the aggregate purchase price for the number of Shares set forth opposite such Purchaser’s name on Exhibit A to this Agreement by wire transfer of immediately available funds in accordance with the wire instructions provided by the Escrow Agent and (ii) the Company shall deliver or cause to be delivered the Shares that such Purchaser is purchasing to the Purchaser (or for the account of the Purchaser as

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the Purchaser shall instruct). Prior to the Closing, Jefferies & Company, Inc., as closing agent (in such capacity, the “Closing Agent” ), will contact the contact person for each Purchaser listed on Exhibit A hereto to confirm (A) that the Closing is to take place, the wire transfer instructions and the closing mechanics set forth herein and (B) the receipt from the Company of duly executed signature pages (as applicable) to the Transaction Documents. The receipt of funds by the Escrow Agent from a Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied. In accordance with the foregoing, the Closing Agent shall instruct the Escrow Agent to disburse the funds referred to above by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on the Closing Date. Following the Closing Date, the Closing Agent shall deliver to each Purchaser duly executed signature pages to the Transaction Documents of the Company.

2.2 Company Obligations to Close. The Company’s obligation to issue and sell the Shares to the Purchasers shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company from each Purchaser of the purchase price for the Shares being purchased hereunder as set forth next to such Purchaser’s name on Exhibit A hereto; (b) consummation of the sale of the Notes and Warrants; (c) the execution of the CD&L Agreements; and (d) the accuracy of the representations and warranties made by the Purchasers herein and the fulfillment the covenants and agreements of the Purchasers to be fulfilled hereunder prior to the Closing.

2.3 Purchasers Obligations to Close. The obligation of each Purchaser to purchase the number of Shares set forth next to such Purchaser’s name on Exhibit A hereto shall be subject to the following conditions, any one or more of which may be waived in writing by the Purchasers: (a) the Company’s issuance and sale to all Purchasers, pursuant to this Agreement, on the Closing Date of an aggregate of no less than 4,000,000 Shares; (b) the Company’s concurrent issuance and sale of the Notes and Warrants; (c) the Company’s concurrent execution and delivery of the CD&L Agreements; (d) the delivery to the Purchasers of a legal opinion in the form attached hereto as Exhibit D; (e) the delivery of written consents from the holders of a majority of the Company’s outstanding Common Stock approving the issuance of the Conversion Shares; (f) the delivery of the executed MNO Consent and P Consent; (g) the Company’s filing of the Certificate of Designations for the Shares; (h) the representations and warranties of the Company contained in Section 3 being true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (except with respect to representations and warranties which are made as of a specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered); (i) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; (j) delivery to each Purchaser by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions of this Section 2.3 have been fulfilled; and (k) delivery to each Purchaser by the Company of an executed copy of the Registration Rights Agreement in the form attached hereto as Exhibit B.

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application to list the Notes on the Private Offerings, Resale and Trading through Automated Linkages Market (“Portal”), the filing of an application to list the Warrant Shares on the Nasdaq Stock Market or as may be required under state securities or Blue Sky laws.

(o) Matters.

(i) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

(ii) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(iii) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of such employees as independent contractors or leased employees.

(p) ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

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(q) Stabilization. None of the Company, any of the Subsidiaries or any Affiliate (as defined below) of the Company or any Subsidiary has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Series Q Preferred Stock, the Exchange Shares or otherwise. For purposes of this Agreement, an “Affiliate” is any person or entity who, directly or indirectly, controls, is controlled by or is under common control with subject person or entity, where the term ‘control’ has the meaning ascribed to it under the Exchange Act.

(r) Intellectual Property.

(i) All trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property, (collectively, the “Intellectual Property”) of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and except as described on Annex VIII to this Agreement. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Except as set forth on Annex VIII to this Agreement, the Company has no reason to believe, and has not received any written notice, that the conduct by the Company and the Subsidiaries of their respective businesses infringe or conflict with any such rights of others with respect to any of the foregoing.

(ii) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

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(iii) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(s) Real and Personal Property. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects except those disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them

(t) Qualification of the Securities.

(i) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. Application has been made to designate the Notes as Portal- eligible securities in accordance with the rules and regulations of the NASD. The Company has been advised by the NASD that the Notes have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

(ii) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq Stock Market under the symbol “VEXP”. The Warrant Shares have been approved for listing on the Nasdaq Stock Market. The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such trading. The Company is, and after giving effect to the issuance of the Notes, the Warrants, the Exchange Shares and the Series Q Preferred Stock and the entering into of the Transaction Documents will be, in compliance with applicable Nasdaq continued listing requirements following the Company’s filing and distribution of the Required Information Statement (as defined below). There are no proceedings pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from Nasdaq.

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(u) Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(v) Security Interests. The Security Documents, upon execution and delivery thereof, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable, and upon filing of financing statements of the Collateral (as such term is defined in the Indenture) with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to the Trustee in accordance with the provisions of the Security Documents, perfected security interests in the Collateral. Except as expressly contemplated by the Security Documents, the security interests in the Collateral will be senior to all other security interests in any existing or after acquired collateral of the Company and its Subsidiaries.

(w) Minute Books Complete. The minute books of each of the Company and the Subsidiaries have been made available to Kelley Drye & Warren LLP and summarize in all material respects all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation.

(x) Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law (“Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company’s knowledge, no disposal, release or discharge of Hazardous Material has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the Company’s knowledge: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or

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solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

(y) Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the Company’s knowledge, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) Private Offering.

(i) Neither the Company nor any Affiliate of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act), which is or will be integrated with the sale of the Units in a manner that would require the registration of any of the Securities under the Securities Act.

(ii) None of the Company, any Affiliate of the Company or any other person acting on its or their behalf has engaged in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act in connection with any offer or sale of the Securities.

(iii) None of the Company, any Affiliate of the Company or any other person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of the Company and its Affiliates have complied with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

(iv) Assuming (A) the accuracy of the representations, warranties and agreements of the Purchaser contained in Section 3 of this Agreement and (B) compliance by the Purchaser with the offering and transfer procedures and restrictions described in the Indenture and the Warrants, and after giving effect to the offer and sale of the Series Q Preferred Stock and the Additional Units occurring concurrently with the offer and sale of the Securities contemplated by this Agreement, it is not necessary, in connection with the issuance and sale of the Units in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

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(aa) Payment Restrictions. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(bb) Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement with TH Lee Putnam Ventures, none of the officers, directors or 5% or greater stockholders of the Company, none of their respective Affiliates and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(cc) Internal Controls. Except as described in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Filings, the Company has established disclosure controls and procedures (as defined in Securities Act Rules 13a-13 and 15d-13) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Securities Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed Quarterly Report on Form 10-Q included among the SEC Filings and the Company presented in its most recently filed periodic report under the Securities Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Securities Act.

(dd) Credit Compliance. To the knowledge of the Company, neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

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(ee) Transaction Structure. The solicitation of the holders of the capital stock and debt securities of CD&L Inc. to be acquired by the Company with the proceeds from the sale of the Units, the acquisition of the CD&L Securities, the related issue and sale of the Exchange Shares, the concurrent issue and sale of Series Q Preferred Stock and the consummation of the sale of Units each have been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws, rules and regulations. The solicitation, delivery and performance of the Voting Agreements has been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws.

(ff) Representations in Other Transaction Documents. To the knowledge of the Company, each representation and warranty set forth in the Transaction Documents of each party to the Transaction Documents, other than the Purchaser, which is not qualified by a materiality standard is true and correct in all material respects, and each such representation and warranty that is qualified by a materiality standard is true and correct in all respects.

3. Representations and Warranties of Purchaser. By executing and delivering this Agreement, Purchaser represents to the Company as follows:

(a) Purchaser Knowledge and Status.

(i) Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Securities, and to protect its own interests in connection with the purchase of the Securities and is able to bear the risks of an investment in the Securities;

(ii) Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and Purchaser is acquiring the Units in the ordinary course of Purchaser’s business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities;

(iii) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

(iv) Purchaser has, in connection with its decision to purchase the Units, relied only upon the representations and warranties of the Company

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contained in this Agreement. Purchaser understands that the Securities to be issued to Purchaser have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement, and Purchaser is able to bear the economic risk of holding the Securities for an indefinite period of time and can afford a complete loss of its investment; and

(v) In connection with the private placement of the Units, no person has been authorized to provide any representation which is inconsistent or in addition to those in the SEC Filings. Purchaser acknowledges that it has not received or relied on any such representations.

(b) International Actions. Purchaser acknowledges and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States. If Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

(c) Registration Required. Purchaser hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, the Indenture and the Warrants and, with respect to the Warrant Shares, the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless Purchaser is selling such Shares in a transaction not subject to the prospectus delivery requirement), and Purchaser acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith.

(d) Power and Authority.

(i) Purchaser is duly organized and in good standing in the jurisdiction of its organization;

(ii) Purchaser has the full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(iii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as

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enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of Purchaser in this Agreement may be legally unenforceable.

(e) Prohibited Transactions. During the thirty (30) day period preceding the date of this Agreement, neither Purchaser nor any Affiliate of Purchaser, which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to Purchaser’s investments or trading or information concerning Purchaser’s investments, including in respect of the Securities, or (iii) is subject to Purchaser’s review concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock, in each case for (A) the account for which Warrants have been acquired or (B) any other account in which the beneficial owners of the account for which Warrants have been acquired are the beneficial owners of at least fifty percent (50%) of such account (each, a “Prohibited Transaction”). Prior to the earliest to occur of (A) the effective date for the registration of the Warrant Shares or (B) 180 days after the date of this Agreement, Purchaser shall not engage, and shall not permit any Affiliate controlled by it to engage, directly or indirectly, in a Prohibited Transaction.

(f) No Tax or Legal Advice. Purchaser understands that nothing in this Agreement, or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4. Covenants and Agreements of the Company. The Company covenants and agrees with Purchaser as follows:

(a) During the five-year period following the Closing Date, provided any of the Notes remain outstanding, the Company shall furnish to Purchaser all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Trust Indenture Act, the Exchange Act or the Rules and Regulations.

(b) During the two-year period following the date of this Agreement, for so long as and at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Notes, the Company shall furnish to such holder, and to any prospective purchaser or purchasers of the Notes designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Notes, and prospective purchasers of the Notes designated by such holders.

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(c) The Company shall not, and it shall use reasonable efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Notes or the Warrants in a manner that would require the registration of the Notes or the Warrants under the Securities Act.

(d) The Company shall not, so long as the Notes are outstanding, be or become (and use its best efforts not to be or become owned by) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and the Company shall not be or become (and use its best efforts not to be or become owned by) a closed-end investment company required to be registered, but not registered under the Investment Company Act.

(e) The Company shall comply with the all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Notes for “book-entry” transfers.

(f) For a period ending on the earlier of five (5) years from the date of this Agreement or the date on which the aggregate principal amount of the Note (together with notes issued in connection with the sale of Additional Units simultaneous herewith) outstanding is less than $1,000,000, the Company shall maintain the Portal (or, alternatively national securities exchange listing) listing of the Notes, and the Nasdaq Stock Market (or another national securities exchange) listing of the Common Stock.

(g) The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing.

(h) For a period of ninety (90) trading days (being a day on which the Nasdaq Stock Market is open for trading equity securities) after the effectiveness of the Shelf Registration Statement (the “Lock Up Period”), the Company will not, directly or indirectly, (A) announce an offering of, or file a registration statement with the Commission relating to, any equity securities of the Company (other than the offering and registration contemplated by the Registration Rights Agreement) or, without the prior written consent of the holders of a majority of the principal amount of Notes then outstanding, offer for sale, sell, assign, transfer, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or debt securities (other than short term debt securities) or securities convertible into or exercisable or exchangeable for shares of Common Stock or debt securities (other than short term debt securities), or sell or grant options, warrants or rights with respect to any shares of Common Stock or debt securities (other than short term debt securities) or securities convertible into or exercisable or exchangeable for Common Stock, debt securities (other than short term debt securities) or substantially similar securities (other than the grant of options, warrants, convertible debenture or rights that are currently authorized pursuant to option plans existing on the date hereof), or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of

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such shares of Common Stock, whether any such transaction described in the foregoing clauses (A) or (B) is to be settled by delivery of Common Stock, debt securities (other than short term debt securities) or other securities, in cash or otherwise. Notwithstanding anything to the contrary contained herein, during the Lock Up Period (I) the Company may issue (x) the Securities as contemplated by this Agreement, (y) shares of Common Stock (and rights to purchase such shares) under the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants, convertible debentures or other rights to purchase or acquire Common Stock and (z) equity securities in one or more private placements by the Company, so long as the Company does not file a registration statement with the Commission on behalf of the private placement investors until the Commission has declared effective the Shelf Registration Statement and (II) the Company may file one or more registration statements that include only securities issuable under employee plans approved by the Board of Directors and registered on Form S-8.

(i) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York City Time, on the first Business Day following the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to Context Capital, disclosing all material terms of the transactions contemplated by this Agreement, but not disclosing the identity of any of the Purchaser, and announcing the acquisition of the Company’s interest in CD&L Inc. and the execution of the merger agreement with CD&L Inc. and, to the extent permitted by applicable law, disclosing the material terms of such acquisition and merger. On or before 9:00 a.m., New York City Time, on the second Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and all schedules and exhibits to this Agreement), as exhibits to such filing. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except as expressly provided in the foregoing sentence, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy available to the Purchaser, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, that the Purchaser shall give to the Company notice at least twenty four (24) hours prior to making any such disclosure and allow the Company the option of making such public disclosure during such twenty four (24) hour period. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

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(j) In connection with the receipt of the written consent of the holders of at least 62.5 % of each class of outstanding preferred stock of the Company (separately by class) and the holders of a majority of the issued and outstanding shares of Common Stock, which consent was obtained prior to the execution and delivery of this Agreement, approving the issuance of Common Stock upon exercise of the Warrants and upon conversion of the Series Q Preferred Stock, the Company will prepare and file with the Commission an information statement pursuant to Rule 14c-2 of the Exchange Act regarding such matters (the “Required Information Statement”) as soon as possible, and in any event within twenty (20) days (but if such twentieth (20th) day is not a Business Day, then on the next succeeding Business Day), after the date of this Agreement and thereafter mail such Required Information Statement to its other stockholders as soon as practicable as such mailing is permitted in compliance with the Exchange Act. If the Commission reviews such information statement, the Company will seek to resolve all comments made by the Commission so that the Information Statement can be mailed as expeditiously as possible.

5. Closing Deliveries.

(a) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to Purchaser a copy of each Transaction Document, executed by each party thereto other than Purchaser.

(b) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchaser the legal opinion of Briggs and Morgan P.A., counsel to the Company, addressed to the Purchaser and dated concurrently with this Agreement, in substantially the form attached hereto as Annex V to this Agreement.

(c) Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Purchaser a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the date of this Agreement, to the effect that each of such persons has carefully examined this Agreement and each of the other Transaction Documents, and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement and each of the other Transaction Documents are true and correct;

(ii) no stop order suspending the qualification or exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

(iii) since the date of the most recent financial statements included in the SEC Filings, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole;

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(iv) none of the SEC Filings or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(v) subsequent to the respective dates as of which information is given in the SEC Filings: (A) neither the Company nor any of the Subsidiaries has incurred up to and including the date of this Agreement, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (C) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock (other than pursuant to the Company’s stock option plan or stock purchase plan or the exercise of warrants outstanding on such respective dates) or the short-term or long-term debt of the Company or any of the Subsidiaries; (E) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (F) there is no litigation which is pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of its Affiliates which would, if decided adversely, have a Material Adverse Effect.

(d) Concurrently with the execution and delivery of this Agreement, the Company shall have delivered to Purchaser a certificate signed on behalf of the Company by the secretary of the Company, in his capacity as such, dated the date of this Agreement, as to:

(i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

(ii) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

(iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the Securities and the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents (with copies of such resolutions attached); and

(iv) the incumbency, authorization and signatures of those officers of the Company signing this Agreement, each of the other Transaction Documents and/or any certificate delivered in connection therewith.

6. Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, except as otherwise provided in this Section 6. For clarity, the Company acknowledges (a) it will pay the fees payable to the NASD, CUSIP Service Bureau and DTC incurred in connection with the listing of the Notes for trading on Portal, and (b) it will pay the fees and expenses required to be paid by it under the other Transaction Documents and any other related agreements entered into by it on the date hereof in connection with the transactions contemplated by this Agreement.

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7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser, the Company, or of the Subsidiaries, and shall survive the issuance and delivery of the Units to Purchaser.

8. Reliance by the Placement Agent. The parties agree and acknowledge that Jefferies & Company, Inc., as placement agent, may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the Purchaser set forth in Sections 3(a), (b), (c) and (f) of this Agreement as if such representations, warranties, agreements and covenants, as applicable, were made directly to Jefferies & Company, Inc. The parties further agree that Jefferies & Company, Inc. may rely on or, if Jefferies & Company, Inc. so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 5(c) of this Agreement.

9. Allocation of Purchase Price to Notes and Warrants. The Company and Purchaser agree that for U.S. federal income tax purposes: (a) the purchase price for each Unit ($943.40 and $3,023,597 in the aggregate) shall be allocated between the Note and the Warrants which comprise such Unit based on their relative fair market values on the date of issuance of the Units; (b) the fair market value of the Warrants is equal to $1.094 per Warrant Share initially issuable upon exercise thereof ($1,209,663.15 in the aggregate for all of the Warrants) and the fair market value of each $1,000 principal amount of Notes is $565.97; (c) the aggregate “issue price” of the Notes under section 1273(b) and (c) of the Code is $1,813,933.85 and (d) the “yield to maturity” of the Notes under section 1272(a) of the Code is 24.37%. The Company and Purchaser agree to use such allocation of the purchase price between the Notes and the Warrants and the resulting issue price of the Notes for all relevant U.S. federal income tax purposes.

10. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (C) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (D) if delivered by facsimile, upon electric confirmation of receipt on the first business day after the transaction and shall be delivered as addressed as follows:

if to the Company or the Guarantors, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention: Chief Financial Officer

Telephone: (612) 337-4525

Telecopy: (612) 337-4588

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if to Purchaser, to:

Exeter Capital Partners IV, L.P.
10 East 53rd Street, 32nd Floor
New York, New York 10022
Attention:
Telephone:
Telecopy:

or, in each case, or at such other address or addresses as may have been furnished in writing in accordance with this Section 9(a) by the party to be so notified.

(b) Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon Purchaser, the Company, the Guarantors, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions contained in this Agreement.

(c) Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(e) Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

(f) Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

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(g) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Consent to Jurisdiction, etc.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT IN THE CITY AND STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN THE NEW YORK COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW YORK COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(i) Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(j) Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement may also be executed and delivered via facsimile, which shall be deemed an original.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement as of the date first above written.

The Company:

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

The Guarantors:

CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

VELOCITY EXPRESS LEASING, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

[Signature Page to Unit Purchase Agreement]

The Guarantors (continued):

VELOCITY EXPRESS, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

VXP LEASING MID-WEST, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

VXP MID-WEST, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Purchaser:

EXETER CAPITAL PARTNERS IV, L.P.

BY:	EXETER IV ADVISORS, L.P. GENERAL PARTNER

BY:	EXETER IV ADVISORS, INC., GENERAL PARTNER

By:	/s/ Kurt Bergquist
Name:	Kurt Bergquist
Title:	Vice President

[Signature Page to Unit Purchase Agreement]

EXHIBIT 10.12

Annex I

Units Purchased

Name of Purchaser	Number of Units

EXHIBIT 10.12

Annex II

Guarantors

Corporate Express Distribution Services, Inc.

Velocity Express Leasing, Inc.

Velocity Express, Inc.

VXP Leasing Mid-West, Inc.

VXP Mid-West, Inc.

EXHIBIT 10.12

Annex III

Jurisdictions in which Qualified

EXHIBIT 10.12

Annex IV

Capitalization

Annex V

Form of Briggs & Morgan P.A. Opinion

Annex VI

Contraventions and Consents

A.	Contraventions:

B.	Consents:

Annex VII

IP Disclosures

On November 30, 2000, Velocity Express, Inc. entered into a Settlement Agreement with Velocity Courier, Inc. in connection with the parties’ use of certain “Velocity” trademarks. Pursuant to the terms of the settlement, Velocity Express, Inc. is permitted to use the Velocity trademarks anywhere in the United States except for the City of Chicago and the territory that extends 50 miles from the Chicago city limits, but within the State of Illinois. The Settlement Agreement required Velocity Express, Inc. to amend its trademark applications to reflect this exclusion. The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express).

The Company hereby represents and warrants to each Purchaser that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the other Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this Agreement and the other Transaction Documents, and (iii) the authorization, issuance, reservation for issuance and delivery, and the conversion of the Series Q Convertible Preferred Stock, the Shares and the PIK Shares and the authorization, issuance, reservation for issuance and delivery of the Conversion Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Capitalization. All of the issued and outstanding shares of the Company’s and its subsidiaries capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities law and any rights of third parties; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.4 Valid Issuance. The Shares are duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and will be entitled to the relative rights, powers and preferences set forth in the Certificate of Designations. The PIK Shares are duly and validly authorized and, when issued pursuant to the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and will be entitled to the

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relative rights, powers and preferences set forth in the Certificate of Designations. Upon the conversion of the Shares and/or the PIK Shares, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Purchasers. Prior to Closing, the Company will have reserved not less than 150% of the amount of shares of Common Stock issuable upon conversion of the Shares, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Purchasers.

3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares and Conversion Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, which were not required to be made prior to Closing and (iii) such consents as have been previously obtained. Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Conversion Shares, (ii) the issuance of the PIK Shares in accordance with the Certificate of Designations, (iii) the issuance of the Conversion Shares upon due conversion of the Shares and the PIK Shares, and (iv) the other transactions contemplated by the Transaction Documents, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Conversion Shares, Shares and the ownership, disposition or voting of the Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to the Transaction Documents. The Company has received confirmation from that number of voting stockholders sufficient to approve conversion of the Shares and the PIK Shares.

3.6 SEC Filings; Business.

(a) The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Purchaser through the EDGAR system true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 (and any amendments thereto filed prior to the date of this Agreement), the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended October 1, 2005, December 31, 2005 and April 1, 2006, each of the Company’s Current Reports on Form 8-K filed since July 2, 2005, and the Company’s proxy statement pertaining to its annual meeting of stockholders to be held on June 28, 2006 and each other filing made by the Company with the Securities and Exchange Commission (the “Commission”) under the Exchange Act since July 2, 2005 (collectively, the “SEC Filings”). The Company has not made any filings with the Commission under the Exchange Act since July 2, 2005 except for the SEC Filings and documents that are only required to be furnished to the Commission. The SEC

7

Filings, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

(b) Each registration statement and any amendment thereto filed by the Company and which has become effective since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company will continue to make such filings as is necessary to comply with the obligations of a company with a class of shares registered pursuant to Rule 12(g) of the Exchange Act.

(c) Each filing required to be made by the Company pursuant to the Securities Act or the Exchange Act in connection with the acquisition of CD&L, Inc. or the acquisition of any interest in CD&L, Inc. shall, when filed with the Commission, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and will not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

For purposes of clarity, when any of the following representations and warranties of the Company in this Section 3 are qualified by reference to disclosures in the SEC Filings, such qualification shall apply only to express statements set forth in the body of the relevant SEC Filings and will not include disclosures set forth in exhibits included in the SEC Filings.

3.7 Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. There are no Subsidiaries other than those set forth on Schedule 3.7. None of the Subsidiaries owns or controls directly or indirectly, any corporation, association or other entity. Except as described in the Annual Report on Form 10-K included among the SEC Filings, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other

8

restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws.

3.8 Power and Authority. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the SEC Filings, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where the failure to be in compliance would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

3.9 Use of Proceeds. The net proceeds of the sale of the Shares, the Notes and the Warrants shall only be used by the Company (i) to fund the Company’s acquisition and integration of CD&L Inc., (ii) to refinance existing indebtedness of the Company, (iii) for the payment of fees and expenses in connection with the financing of the acquisition of CD&L Inc., and (iv) for and general corporate purposes in accordance with financial budgets approved from time to time by the Board of Directors of the Company.

3.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares and Conversion Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

3.11 Title to Properties. Except as disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and do not impair the Company’s ownership or use of such properties, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

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3.12 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.13 ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

3.14 Labor Matters.

(a) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3.12 hereto, to the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

(b) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(c) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of their employees as independent contractors or leased employees.

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3.15 Intellectual Property.

(a) Except as set forth in Schedule 3.13 hereto, all Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.13 hereto, no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

3.16 Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, statute, rule, regulatory decision or order of any governmental agency or body or any court, domestic or foreign relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or

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toxic substances (collectively, “Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the knowledge of the Company, no disposal, release or discharge of “Hazardous Material” has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the knowledge of the Company: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

3.17 Litigation. There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which questions the validity of any of the capital stock of the Company (including, without limitation, the Shares) or any of the Subsidiaries, this Agreement or any of the other Transaction Documents, or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or any of the other Transaction Documents. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties involving an amount in controversy in excess of $150,000; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

3.18 Financial Statements. The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings fairly present in all material respects the financial position, income, changes in stockholders’ equity, cash flow and results of operations of the Company and the Subsidiaries at

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the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Act). Except as set forth in the financial statements of the Company set forth in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings, since the date of the latest financial statements included in the most recent Quarterly Report on Form 10-Q included among the SEC Filings: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business; and (iv) the Company has not declared or paid any dividend or made any other distribution on or in respect of its capital stock. The outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings.

3.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.20 Compliance with Nasdaq Continued Listing Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing on the Nasdaq Capital Market under the symbol “VEXP”. The Company is, and after giving effect to the issuance of the Notes, the Warrants and the Series Q Preferred Stock and the entering into of the Transaction Documents will be, in compliance with applicable Nasdaq continued listing requirements following the Company’s filing and distribution of the Information Statement in accordance with Section 5.1 below. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Capital Market. The Company has taken no action that was designed to terminate trading of the Common Stock on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such trading.

3.21 No Directed Selling Efforts or General Solicitation. Neither the Company, nor, to the knowledge of the Company, any Affiliate of the Company, nor any Person acting on

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its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

3.22 No Integrated Offering. Neither the Company nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, or otherwise taken any action or abstained from taking any action, under circumstances that would adversely affect reliance by the Company on Section 4(2) and/or Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

3.23 Private Placement. Assuming the truth and accuracy of the applicable Purchasers’ representations set forth in Section 4 of this Agreement, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.24 Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

3.25 Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement by and between the Company and TH Lee Putnam, none of the officers, directors or 5% or greater stockholders of the Company, and to the knowledge of the Company none of their respective Affiliates and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.26 Internal Controls. Except as described in the SEC filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded

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7.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

7.15 Recitals. The recitals to this Agreement are incorporated herein by this reference and shall be construed as if they are a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Series A Preferred Stock, Common Stock and Warrant Purchase Agreement as of the date first above written.

BUYER:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name: Edward W. Stone
Print Title: Chief Financial Officer

SELLER:

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P., General Partner

By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Signature Page to Series A Preferred Stock, Common Stock and Warrant Purchase Agreement – Exeter Capital (Share Consideration)]

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EXHIBIT A

TERMS AND CONDITIONS

TERMS AND CONDITIONS FOR EXCHANGE OF SHARES

1. Agreement to Exchange the Shares; Closing Date.

1.1 Purchase and Sale. At the Closing (as hereinafter defined), the Company will exchange with Exeter Capital Partners IV, L.P. (“Exeter Capital”) 2,465,418 shares of Common Stock (the “Shares”) of the Company for the Velocity Shares and Warrant.

2. Deliveries at Closing; Closing Obligations. The purchase and sale of the Shares (the “Closing”) shall occur (the “Closing Date”) concurrent with or immediately following the execution and delivery of Purchase Agreement to which these Terms and Conditions are attached.

2.1 Certain Closing Deliveries

(a) At the Closing, the Company shall deliver to Exeter Capital one or more stock certificates representing the Shares, each such certificate to be registered in the name of Exeter Capital.

(b) At the Closing, the Company shall deliver to Exeter Capital an executed copy of the Registration Rights Agreement.

3. Representations, Warranties of the Company. In addition to those terms defined above and elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Common Stock Equivalent” means any preferred stock, option, warrant, convertible bond, debt instrument or any other convertible instrument that can be converted into Common Stock.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and

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Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

The Company hereby represents and warrants to Exeter Capital that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the other Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this the Transaction Documents, and (iii) the authorization, issuance and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Capitalization. All of the issued and outstanding shares of the Company’s and its subsidiaries capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities law

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and any rights of third parties; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

3.4 Valid Issuance. The Shares are duly and validly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, which were not required to be made prior to Closing and (iii) such consents as have been previously obtained.

3.6 SEC Filings; Business.

(a) The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to Exeter Capital through the EDGAR system true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 (and any amendments thereto filed prior to the date of this Agreement), the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended October 1, 2005, December 31, 2005 and April 1, 2006, each of the Company’s Current Reports on Form 8-K filed since July 2, 2005, and the Company’s proxy statement pertaining to its annual meeting of stockholders to be held on June 28, 2006 and each other filing made by the Company with the Securities and Exchange Commission (the “Commission”) under the Exchange Act (collectively, the “SEC Filings”). The Company has not made any filings with the Commission under the Exchange Act since July 2, 2005 except for the SEC Filings and documents that are only required to be furnished to the Commission. The SEC Filings, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

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(b) Each registration statement and any amendment thereto filed by the Company and which has become effective since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company will continue to make such filings as is necessary to comply with the obligations of a company with a class of shares registered pursuant to Rule 12(g) of the Exchange Act.

3.7 Intentionally Omitted.

3.8 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to Exeter Capital through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

3.9 Title to Properties. Except as disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and do not impair the Company’s ownership or use of such properties, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.10 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

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3.11 ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

3.12 Labor Matters.

(a) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3.12 hereto, to the Company’s Knowledge, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company’s Knowledge, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s Knowledge, is imminent.

(b) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(c) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of their employees as independent contractors or leased employees.

3.13 Intellectual Property.

(a) Except as set forth in Schedule 3.13 hereto, all Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.13 hereto, no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s

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and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

3.14 Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, statute, rule, regulatory decision or order of any governmental agency or body or any court, domestic or foreign relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or

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contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company’s Knowledge, no disposal, release or discharge of “Hazardous Material” has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the Company’s Knowledge: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the Company’s Knowledge, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

3.15 Litigation. There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the Company’s Knowledge, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which questions the validity of any of the capital stock of the Company (including, without limitation, the Shares) or any of the Subsidiaries, this Agreement or any of the other Transaction Documents, or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or any of the other Transaction Documents. Except as described on Schedule 3.15, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties involving an amount in controversy in excess of $150,000; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.16 Financial Statements. The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings fairly present in all material respects the financial position, income, changes in stockholders’ equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Act). Except as set forth in the financial statements of the Company set forth in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings, since the date of the latest financial statements included in the most recent Quarterly Report on Form 10-Q included among

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the SEC Filings: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business; and (iv) the Company has not declared or paid any dividend or made any other distribution on or in respect of its capital stock. The outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings.

3.17 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.18 Compliance with Nasdaq Continued Listing Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing on the Nasdaq Capital Market under the symbol “VEXP”. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq Capital Market. The Company has taken no action that was designed to terminate trading of the Common Stock on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such trading.

3.19 No Directed Selling Efforts or General Solicitation. Neither the Company, nor, to the Company’s Knowledge, any Affiliate of the Company, nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

3.20 No Integrated Offering. Neither the Company nor, to the Company’s Knowledge, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) and/or Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

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3.21 Private Placement. Assuming the truth and accuracy of Exeter Capital’s representations set forth in Section 4 of this Agreement, the offer and sale of the Securities to Exeter Capital as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.22 Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the Company’s Knowledge, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

3.23 Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement by and between the Company and TH Lee Putnam Ventures, none of the officers, directors or 5% or greater stockholders of the Company, and to the Company’s Knowledge none of their respective Affiliates and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.24 Internal Controls. Except as described in the SEC filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Filings, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-13 and 15d-13) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by

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the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.25 Stabilization. None of the Company, any of the Subsidiaries or, to the Company’s Knowledge, any Affiliate of the Company or any Subsidiary, has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

3.26 Taxes. Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company’s financial statements (in accordance with GAAP). No tax deficiency has been asserted and no tax proceedings are pending or, to the Company’s Knowledge, are threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the Company’s Knowledge, no such deficiency or proceeding is contemplated.

3.27 No Transfer Tax. No transfer tax, stamp duty or other similar tax is payable by or on behalf of Exeter Capital in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by Exeter Capital of Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

3.28 Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the Company’s Knowledge, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4. Representations, Warranties and Covenants of Exeter Capital.

4.1 Exeter Capital Knowledge and Status. Exeter Capital represents and warrants to, and covenants with, the Company that: (i) it is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares; (ii) it understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on

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the Exhibit A hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) it has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein. Exeter Capital understands that the Shares to be issued to it have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein, and it is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete loss of its investment.

4.2 International Actions. Exeter Capital acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States.

4.3 Registration Required. Exeter Capital hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless Exeter Capital is selling such Shares in a transaction not subject to the prospectus delivery requirement), and it acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. Exeter Capital acknowledges that as set forth in, and subject to the provisions of, the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.

4.4 Power and Authority. Exeter Capital further represents and warrants to, and covenants with, the Company that (i) it is duly organized and in good standing in the jurisdiction of its organization, (ii) it has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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4.5 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Exeter Capital nor any Affiliate of Exeter Capital, which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Exeter Capital’s investments or trading or information concerning Exeter Capital’s investments, including in respect of the Shares, or (z) is subject to Exeter Capital’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the effective date for the registration of the Shares, or (iii) 180 days after the Closing Date, Exeter Capital shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

4.6 No Tax or Legal Advice. Exeter Capital understands that nothing in this Agreement, or any other materials presented to Exeter Capital in connection with the purchase and sale of Shares hereunder constitutes legal, tax or investment advice. Exeter Capital has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5. Company Covenants.

5.1 Maintain Listing. The Company will use commercially reasonable efforts to maintain the listing of its common stock on the Nasdaq Capital Market or a recognized securities exchange registered with the Securities and Exchange Commission.

5.2 Regulation D Notice. The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Exeter Capital promptly after such filing.

5.3 Restriction on Integrated Offering. The Company shall not, and it shall use reasonable efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act

6. Filing of Form 8-K. To the extent required by law, no later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the Commission or Nasdaq.

7. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and Exeter Capital herein shall survive the execution of this Agreement, the delivery to Exeter Capital of the Shares being purchased and the payment therefore.

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8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or electronic mail, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)     if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention:

Telephone: (952)

Telecopy: (952)

With a copy to:    Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Telephone: (612) 977-8400

Telecopy: (612) 977-8650

Email: agordon@briggs.com

Budd Larner, PC

150 John F. Kennedy Parkway

Short Hills, NJ 07078

Attn: James F. Fitzsimmons Esq.

Telephone (973) 315-4800

Telecopy: (973) 379-7734

(b) if to Exeter Capital, at its address on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Exeter Capital.

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10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Service of process in connection with any suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding and to the laying of venue exclusively in New York. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Exeter Capital.

14. Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement may also be executed and delivered via facsimile, which shall be deemed an original.

15. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and Exeter Capital in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Exeter Capital. Exeter Capital may assign any or all of its rights under this Agreement to any Person to whom Exeter Capital assigns and transfers the Shares, provided that such transferee (i) makes the representations of Exeter Capital under this Agreement, and (ii) agrees in writing to be bound with respect to the transferred Shares, by the provisions hereof that apply to Exeter Capital.

[Signature on Following Page]

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IN WITNESS WHEREOF, the undersigned have read and hereby agree to the Terms and Conditions for Exchange of Shares:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name: Edward W. Stone
Print Title: Chief Financial Officer

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P., General Partner

By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Signature Page for Terms and Conditions for Exchange of Shares]

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Schedule 3.12

Labor Matters

The California EDD is conducting an investigation of the classification of the Company’s independent contractors.

1

Schedule 3.13

Intellectual Property

The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express). See attached correspondence from Keith B. Willhelm to James C. Lindvall dated March 31, 2006 and Settlement Agreement by and between Velocity Courier, Inc. and Velocity Express, Inc. dated November 30, 2000.

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Schedule 3.15

Litigation

[To be completed]

2

EXHIBIT B

STOCK AND WARRANT POWER

FOR VALUE RECEIVED, the undersigned, does, effective as of July 3, 2006 hereby sell, assign and transfer unto VELOCITY EXPRESS CORPORATION: (i) Sixty Five Thousand Six Hundred Seventeen (65,617) shares of Series A Preferred Stock of CD&L, Inc., a Delaware corporation; (ii) Three Hundred Twenty Eight Thousand Eighty Four (328,084) shares of Common Stock of CD&L, Inc., a Delaware corporation; and (iii) a Warrant entitling the undersigned to purchase up to Eighty Four Thousand Three Hundred Seventy Five (84,375) shares of Common Stock of CD&L, Inc., a Delaware corporation, represented by Stock Certificates No.          and No         and Warrant No.         , respectively, and does hereby irrevocably constitute and appoint the Secretary of the said corporation as attorney to transfer said stock and warrant on the books of said corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of July, 2006.

[Medallion Guarantee]		Exeter Capital Partners IV, L.P., a Delaware limited partnership

		By:	Exeter IV Advisors, L.P., General Partner

		By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Edmund Go	By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Stock and Warrant Power for Exeter Capital Series A Purchase Agreement (Share Consideration)]

3

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

4

EXHIBIT D

WAIVER

5

3.30 No Transfer Tax. No transfer tax, stamp duty or other similar tax is payable by or on behalf of any Purchaser in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by such Purchaser of Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

3.31 Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the knowledge of the Company, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.32 Solvency. All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Shares was incurred for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares) able to pay its debts as they mature.

3.33 Non-Contravention.

(a) None of the Company’s issue and sale of the Shares, the execution or delivery of the Transaction Documents, its performance hereunder and thereunder or its consummation of the transactions contemplated herein and therein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries’ properties or assets is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which, with respect to the foregoing clauses (B) and (C) only, breach, violation or default would have a Material Adverse Effect.

(b) Neither the Company nor any of the Subsidiaries (A) is in violation of its certificate of incorporation or by-laws, (B) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage,

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installment sale agreement, lease, deed of trust, voting trust agreement, stockholders’ agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (B) or (C) as would not have a Material Adverse Effect.

(c) Except as disclosed in Schedule 3.33 to this Agreement, none of: (A) the execution, delivery or performance of the CD&L Purchase Agreements, (B) the consummation of the transactions contemplated therein or (C) the execution and delivery of the Merger Agreement conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in a right of acceleration of performance or the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of CD&L, Inc. pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or other agreement or instrument pertaining to indebtedness of CD&L, Inc. or any of its subsidiaries to which CD&L, Inc. or any of its subsidiaries is a party or by which CD&L, Inc. or any of its subsidiaries is or may be bound or to which CD&L Inc. or any of its subsidiaries’ properties or assets is or may be subject.

3.34 Minute Books Complete. The minute books of each of the Company and the Subsidiaries have been made available to counsel for the Placement Agent and summarize in all material respects all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation.

3.35 Payment Restrictions. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

3.36 Transaction Structure. The solicitation of the holders of the capital stock and debt securities of CD&L, Inc. to be acquired by the Company with the proceeds from the sale of the Shares, the capital stock and debt securities of CD&L, Inc. acquired pursuant to the CD&L Purchase Agreements, the issue and sale of Series Q Preferred Stock hereunder and the consummation of the sale of Units each have been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws, rules and regulations. The solicitation, delivery and performance of the Voting Agreement has been and will be made in compliance with the reporting, disclosure and procedural requirements of the Securities Act, the Exchange Act, Delaware General Corporation Law, the Nasdaq Stock Market and all other applicable laws.

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3.37 Representations in Other Transaction Documents. To the knowledge of the Company, each representation and warranty set forth in the Transaction Documents of each party to the Transaction Documents, other than the Purchasers, which is not qualified by a materiality standard is true and correct in all material respects, and each such representation and warranty that is qualified by a materiality standard is true and correct in all respects.

3.38 No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Shares contemplated by this Agreement, and the transactions contemplated by the other Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) day prior to the date that this representation is made.

4. Representations, Warranties and Covenants of the Purchasers.

4.1 Purchaser Knowledge and Status. Each Purchaser severally and not jointly with any other Purchaser represents and warrants to, and covenants with, the Company that: (i) such Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares; (ii) such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the Exhibit A hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) such Purchaser will notify the Company promptly of any change in any of such information until such time as such Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (iv) such Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein. Each Purchaser understands that the Shares to be issued to such Purchaser have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein, and such Purchaser is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete loss of its investment. The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Shares, and no person is authorized to provide any representation which is inconsistent or in addition to those in the SEC Reports. Each Purchaser acknowledges that it has not received or relied on any such representations.

4.2 International Actions. Each Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the

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Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States. If such Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3 Registration Required. Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and the Registration Rights Agreement, and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. Each Purchaser acknowledges that as set forth in, and subject to the provisions of, the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.

4.4 Power and Authority. Each Purchaser severally and not jointly with any other Purchaser further represents and warrants to, and covenants with, the Company that (i) if an entity, such Purchaser is duly organized and in good standing in the jurisdiction of its organization, (ii) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser, which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).

4.6 No Tax or Legal Advice. Each Purchaser understands that nothing in this Agreement, or any other materials presented to such Purchaser in connection with the purchase and sale of Shares hereunder constitutes legal, tax or investment advice. Each Purchaser has

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consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.7 Risk Factors. Each Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the Purchaser’s entire investment. Among others, each Purchaser has carefully considered each of the risks described under the headings “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended July 2, 2005 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended October 1, 2005, December 31, 2005 and April 1, 2006.

5. Company Covenants.

5.1 Stockholder Approval. Promptly after the Closing Date, but in no event later than the 20th business day following the Closing Date, the Company will prepare and file with the Securities and Exchange Commission an Information Statement in compliance with Regulation 14C and Schedule 14C under the Exchange Act with respect to the approvals by the holders of the Company’s Common Stock and Outstanding Preferred of the matters set forth in Section 2.3 to comply with applicable Nasdaq Marketplace Rules. The stockholder approval shall be deemed given after 20 days has elapsed following the date the Company mails the Information Statement to stockholders pursuant to Regulation 14C under the Exchange Act. Within two (2) business days after stockholder approval of the matters set forth in the Information Statement is effective, the Company will send written notification to each Purchaser of such stockholder approval and that such Purchaser may exercise its conversion rights in accordance with the Certificate of Designations. The Company shall file the Information Statement with the Securities and Exchange Commission prior to or concurrent with the Company’s filing of the Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission pursuant to Section 2(a)(i) of the Registration Rights Agreement.

5.2 Press Release. The Company will not issue a press release naming any Purchaser without the prior written approval of such Purchaser, which approval will not be unreasonably withheld or delayed.

5.3 Prohibition on Certain Forms of Financing. For as long as any of the Shares purchased by the Purchasers hereunder are outstanding, the Company will not enter into or consummate any agreement providing for an equity line of credit, variable or “future-priced” resetting, self-liquidating, adjusting or conditional fund raising, or similar financing arrangements.

5.4 Maintain Listing. The Company will use best efforts to maintain the listing of its common stock on the Nasdaq Capital Market or a recognized securities exchange registered with the Securities and Exchange Commission.

5.5 Regulation D Notice. The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption

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on Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

5.6 Restriction on Integrated Offering. The Company shall not, and it shall use best efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act

5.7 Maintain Corporate Existence. The Company will keep in full force and effect its corporate existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the normal conduct of its business.

5.8 SEC Information. During the five-year period following the Closing Date, the Company shall furnish to the Purchasers holding Shares all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Exchange Act or the rules and regulations thereunder.

5.9 Rule 144A Information. During the two-year period following the date of this Agreement, for so long as and at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Shares, the Company shall furnish to such holder, and to any prospective purchaser or purchasers of the Shares designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Shares, and prospective purchasers of the Shares designated by such holders.

5.10 Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the amount of shares of Common Stock issuable upon conversion of the Shares issued at the Closing (without taking into account any limitations on the conversion of the Shares set forth in the Certificate of Designations).

6. Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York City Time, on the first business day following the date of this Agreement, issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated by this Agreement, but not disclosing the identity of any of the Purchasers, and announcing the acquisition of the Company’s interest in CD&L, Inc. and the execution of the CD&L Merger Agreement and, to the extent permitted by applicable law, disclosing the material terms of such acquisition and merger. On or before 5:00 p.m., New York City Time, on the fourth business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and all schedules and exhibits to this Agreement), as exhibits to such filing. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except as expressly

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provided in the foregoing sentence, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy available to the Purchasers, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, that the Purchaser shall give to the Company notice at least twenty four (24) hours prior to making any such disclosure and allow the Company the option of making such public disclosure during such twenty four (24) hour period. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

7. Indemnification

7.1 The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and the officers, directors, managers, members, partners, employees and agents of such Purchaser and its Affiliates, and any other persons or entities controlling such Purchaser or any of its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Purchasers and such other persons and entities each an “Indemnified Person”), to the fullest extent lawful, from and against any and all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred (“Losses”), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Shares have been offered, or at common law or otherwise (including settlement of any litigation), insofar as such Losses (or actions in respect thereof as contemplated below) arises out of or is based:

(a) upon any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to the Purchasers by, or with the approval in writing of, the Company in connection with the marketing of the Shares, including any investor presentations made to investors by the Company (whether in person, in writing or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained in this Agreement.

7.2 With respect to expenses, the indemnification provided in Section 7.1 shall include, but not be limited to, reimbursement of each Indemnified Person for all expenses (including, without limitation, reasonable fees and expenses of counsel), as such expenses are incurred, in connection with investigating, preparing, defending or settling any action or claim for which indemnification has or is reasonably likely to be sought by such Indemnified Person,

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whether or not in connection with litigation in which such Indemnified Person is a named party. For this purpose, the Company will only be responsible for the expense of one legal counsel (in addition to local counsel) for all Indemnified Persons who suffered Losses in connection with such action or claim, which counsel will be selected by the Indemnified Persons who hold a majority of the outstanding Shares held by all such Indemnified Persons.

7.3 The indemnity agreement set forth in this Section 7 shall be in addition to any liabilities that the Company may otherwise have.

7.4 Notwithstanding the foregoing provisions of this Section 7, no Indemnified Person shall be entitled to indemnification under this Section 7 for any Loss caused by the gross negligence or willful misconduct of such Indemnified Person.

8. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement, the delivery to each Purchaser of the Shares being purchased and the payment therefore.

9. Closing Agent Matters.

9.1 The Closing Agent shall have no duties or obligations other than those specifically set forth herein.

9.2 The Closing Agent shall not be required to make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any certificates or documentation delivered pursuant to this Agreement.

9.3 The Closing Agent shall be able to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to it by the Company or any Purchaser.

9.4 The Closing Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

9.5 The Company agrees to indemnify and hold harmless Jefferies & Company, Inc. for acting as Closing Agent hereunder from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and other professionals) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or which may arise out of or in connection with the administration and performance of its duties under this Agreement.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered

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or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or electronic mail, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention: Chief Financial Officer

Telephone: (203) 349-4199

Telecopy: (203) 349-4198

With a copy to:     Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Telephone: (612) 977-8400

Telecopy: (612) 977-8650

Email: agordon@briggs.com

(b) if to any Purchaser, at such Purchaser’s address on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

12. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for

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EXHIBIT “A”

Seller Name and Address	Principal Amount of Note	Allocation of Purchase Price to be received by each Seller
Albert W. Van Ness, Jr. 89 Silver Oaks Circle, Unit 5104 Naples, FL 34119	$600,000.00	$1,919,291.34
William T. Brannan 2 Carmella Court Cedar Grove, NJ 07009	$600,000.00	$1,919,291.34
Michael Brooks 3986 N W 52nd Place Boca Raton, Fl 33496	$600,000.00	$1,919,291.34
Russell Reardon 11 Old Quarry Road Cedar Grove, NJ 07009	$600,000.00	$1,919,291.34
Matthew Morahan 18126 Southeast Village Circle Tequesta, FL 33469	$200,000.00	$639,763.78
Mark T. Carlesimo 4 White Plains Road Bronxville, NY 10708	$100,000.00	$319,881.89
Vincent P. Brana 527 Eastgate Road Ho-ho-kus, NJ 07423	$600,000.00	$1,919,291.34
Martin C. Galinsky 13310 N.W. 11th Lane Sunrise, FL 33323	$100,000.00	$319,881.89
Peter Young 2427 Bay Street San Francisco, CA 94123	$100,000.00	$319,881.89
Jack McCorkell 125 County Park Drive Cranford, NJ 07016	$50,000.00	$159,940.94
Curtis G Hight 3 Flower Lane Roslyn Heights, NY 11577	$100,000.00	$319,881.89
J. Daniel Ayer 293 Inwood Drive Rochester, NY 14625	$100,000.00	$319,881.89
Dominick Simone 159 Vreeland Ave Midland Park, NJ 07432	$50,000.00	$159,940.94
Ralph M. Bahna 111 Cascade Road Stamford, CT 06903	$200,000.00	$639,763.78

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EXHIBIT “B”

Form of Assignment

THIS ASSIGNMENT (the “Assignment”) by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Assignee”) and the undersigned Assignor is effective as of the              day of June, 2006. Reference is hereby made to that certain Series A Convertible Note Purchase Agreement of even date herewith by and among the Assignee, as Buyer and the Assignor, as a Seller (the “Note Purchase Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to it in the Note Purchase Agreement.

FOR VALUE RECEIVED, Assignor hereby grants, transfers and assigns to Assignee all of his respective right, title and interest in and to the respective Note held and owned by him, as specified below, including, without limitation all rights, title and interest: (i) to convert such Note into shares of Common Stock as provided within the Note, together with any rights that may attach thereto pursuant to the Stockholder Protection Rights Agreement; (ii) under the Stockholders Agreement; (iii) under the Registration Rights Agreement; and (iv) under the Loan Agreement and Assignee hereby accepts such assignment. This Assignment arises out of the Note Purchase Agreement, the applicable terms and conditions of which are hereby incorporated herein by this reference.

This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and their respective successors and assigns. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same Assignment. A facsimile signature to this Assignment of any party shall be considered to have the same binding legal effect as an original signature hereto.

Face Amount of Note:

ASSIGNEE	ASSIGNOR

Velocity Express Corporation,
a Delaware corporation

By:
Name:	Name:
Title:

Signature Page to Assignment (Exhibit B to Debenture Purchase Agreement)

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EXHIBIT “C”

Voting Agreement

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EXHIBIT 99

VELOCITY EXPRESS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE CD&L, INC.

MERGER WILL MAKE VELOCITY THE MARKET LEADER

IN TIME-CRITICAL LOGISTICS SOLUTIONS

WESTPORT, CT, July 5, 2006 — Velocity Express Corporation (NASDAQ: VEXP) and CD&L, Inc. (AMEX:CDV) today announced that they had signed a definitive agreement for Velocity to acquire CD&L, Inc. in a fully-financed, two-step, all cash transaction for $3.00 per share. The acquisition will make Velocity the largest time-critical logistics company in North America, with more than $450 million in annual revenues and 5,500 independent contractor drivers, operating from 150 locations in leading markets across the United States and Canada.

“This transaction makes enormous economic and operating sense, and will enable us to fully capitalize on the many capabilities of both companies,” said Vincent Wasik, Chairman and CEO of Velocity Express. “Velocity Express and CD&L operate in many of the same geographies and serve similar Fortune 500 and local customers, utilizing a proven independent-contractor business model. The combination of the two companies will allow Velocity to leverage its technology and operating infrastructure across CD&L’s diverse and loyal customer base and to identify and deploy ‘best practices’ representing the operating strengths of both companies. The Company will be strongly positioned financially to satisfy the national logistics needs of corporations looking for an outsourced service provider in the time critical market, and also one devoted to the highest levels of customer care.”

Al Van Ness, Chairman and CEO of CD&L said, “This transaction recognizes the value that has been created in CD&L. It is rewarding to know that the CD&L Management that were responsible for CD&L’s success will be partnering with the key people at Velocity in order that the combined company will be able to create the same value proposition for the shareholders of the combined entity and the enlarged customer base. I am sure, under the stewardship of Mr. Wasik, that the shareholder valuation and customer care will be maximized.”

“Velocity Express has assembled a strong integration team comprised of members of Velocity Express, CD&L, and consultants from Alvarez & Marsal to ensure a smooth transition and rapid value creation to shareholders,” said Mr. Wasik. With the combined company, route density will be enhanced, providing existing as well as new customers with a competitive service offering. The Company also believes that it will be able to gain numerous operating efficiencies as it eliminates many duplicate costs. As part of the integration, CD&L Board Director Thomas E. Durkin III has been named Lead Integration Director of CD&L. During the transition period, prior to formal shareholder approval, Durkin will coordinate integration efforts on the CD&L end. Once shareholder approval is complete, Durkin will be asked to join the combined company’s Board and continue to play an integral role in the integration.

A key element in the acquisition will be the strengthening of Velocity’s excellent managerial team with the addition of the senior management team from CD&L, as well as a talented sales and operational team. Bill Brannan (President and COO), Michael Brooks (Group President), Russ Reardon (CFO), and Mark Carlesimo (General Counsel), all will be joining Velocity in key executive positions. Mr. Wasik stated, “Our vision is to double the size of the company within the next few years as we use our proprietary track and trace technology and electronic signature capture, together with our industry-leading service metrics, to satisfy the time critical demands of customers in industry sectors such as healthcare, retail, service parts replenishment and financial institutions.”

Velocity has acquired in private transactions CD&L convertible securities that account for 49% of that company’s common shares and executed voting agreements with fewer than ten selling note holders holding an additional 8% of CD&L common shares to vote their shares in favor of a merger with Velocity Express Corporation. Velocity has agreed to certain restrictions on its ability to exercise its voting rights to enable CD&L’s Board to exercise its fiduciary duties. A meeting of CD&L shareholders will be held for the purpose of approving the Merger. A date for the meeting has not been set. There are approximately 22 million fully diluted shares of CD&L. The combined entity will operate under the Velocity Express name and be headquartered in Westport, CT. The transaction is anticipated to close in mid August.

In connection with the signing of the acquisition agreement, the Company sold 4 million shares of its Series Q Convertible Preferred Stock for a total consideration of $40 million and 75,000 units of its 12% Senior Secured Notes due 2010 for a total consideration of $70.7 million. The 12% Senior Secured Notes consist of a Note with a face value of $1,000 and 345 Warrants to purchase Velocity Express common shares at an exercise price of $1.45 per share. Simultaneously with this financing, the Company paid off and terminated its revolving credit facility and Senior Subordinated Note.

Velocity Express Corporation

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system. Visit www.velocityexpress.com for more information.

About CD&L, Inc.

CD&L, Inc. operates from 98 locations in 25 states, including operations in 28 customer owned facilities, providing last mile delivery solutions to various industries. The company has over 1,500 employees and utilizes approximately 2,900 independent contractor drivers to provide time-sensitive delivery services to thousands of customers across the country.

For purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, readers should be aware that this press release includes certain “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the industry in which Velocity and CD&L operate. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of successful integration of the two companies, the ability to achieve enhanced route density, the ability to retain customers, independent contractors and employees, the ability to achieve operating efficiencies and eliminate duplicate costs, the ability to double the size of the company, as well as the risks and uncertainties detailed from time to time in the Velocity Express and CD&L’s filings with the Securities and Exchange Commission, including their most recently filed reports on Form 10-Q and 10-K. Velocity Express and CD&L disclaim any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release or to conform them to actual results.

NOTE: In connection with the proposed merger, CD&L intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). CD&L’s stockholders are urged to read the proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. CD&L’s stockholders will be able to obtain free copies of the proxy statement, when it becomes available, as well as the other relevant materials, without charge, at the SEC’s Web site (http://www.sec.gov). Copies of CD&L’s filings may also be obtained without charge from CD&L at CD&L’s Web site (www.cdl.net) or by directing a request to CD&L, Inc., Secretary, 80 Wesley Street, South Hackensack, New Jersey 07606.

CD&L and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding CD&L’s directors and executive officers is available in CD&L’s 2005 Annual Report on Form 10-K filed with the SEC on April 4, 2006 and CD&L’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement, and the other relevant documents filed with the SEC when they become available.

Contact:

Velocity Express, Inc.

Edward W. (Ted) Stone, 203-349-4199

tstone@velocityexp.com

or

Steven S. Anreder, 212-532-3232

steven.anreder@anreder.com

For CD&L:

Russell Reardon, 201-487-7740

russ.reardon@cdl.net

Source: Velocity Express, Inc.

VELOCITY EXPRESS CORPORATION

One Morningside Drive North,

Bldg. B, Suite 300

Westport, Connecticut 06880

(203) 349-4160

July 10, 2006

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Velocity Express Corporation
Prospectus Supplement No. 2 Filed Pursuant to Rule 424(b)(3)
File No. 333-132132

Ladies and Gentlemen:

On behalf of Velocity Express Corporation (the “Company”), attached please find an EDGAR transmission of the above-referenced prospectus supplement. If you have any questions, please call me at (203) 349-4199.

Sincerely,

/s/ Edward W. Stone
Edward W. Stone Chief Financial Officer